     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1999


                                                      REGISTRATION NO. 333-76333
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         UNITY FIRST ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    6770                                   13-3899021
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                            ------------------------

                          245 FIFTH AVENUE, SUITE 1500
                            NEW YORK, NEW YORK 10016
                                 (212) 696-4282
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                          LAWRENCE BURSTEIN, PRESIDENT
                         UNITY FIRST ACQUISITION CORP.
                          245 FIFTH AVENUE, SUITE 1500
                            NEW YORK, NEW YORK 10016
                                 (212) 696-4282
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

         IRA I. ROXLAND, ESQ.                       CURTIS L. MO, ESQ.
       JOSEPH H. SCHMITT, ESQ.                 JONATHAN P. SHANBERGE, ESQ.
      COOPERMAN LEVITT WINIKOFF                    PAUL L. SIEBEN, ESQ.
        LESTER & NEWMAN, P.C.                BROBECK, PHLEGER & HARRISON LLP
           800 THIRD AVENUE                       TWO EMBARCADERO PLACE
       NEW YORK, NEW YORK 10022                       2200 GENG ROAD
            (212) 688-7000                     PALO ALTO, CALIFORNIA 94303
         FAX: (212) 755-2839                          (650) 424-0160
                                                   FAX: (650) 496-2885

                                            (SEE CALCULATION TABLE ON NEXT PAGE)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement and the effective time of the merger of GraphOn with and into the registrant.

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                           --------------------------


    PURSUANT TO RULE 429, PROMULGATED UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FORMING A PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO (I)(A) 1,250,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 1,250,000 CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS AND (B) 1,250,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 1,250,000 CLASS B REDEEMABLE COMMON STOCK PURCHASE WARRANTS (COLLECTIVELY, THE "IPO SECURITIES"), (II)(A) 125,000 SHARES OF COMMON STOCK, (B) 125,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 125,000 CLASS A COMMON STOCK PURCHASE WARRANTS AND (C) 125,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 125,000 CLASS B COMMON STOCK PURCHASE WARRANTS ALL ISSUABLE TO THE MANAGING UNDERWRITERS OF THE IPO SECURITIES UPON THE EXERCISE OF THE UNDERWRITERS' UNIT PURCHASE OPTION, AND (III)(A) 200,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 200,000 CLASS A COMMON STOCK PURCHASE WARRANTS AND (B) 200,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 200,000 CLASS B COMMON STOCK PURCHASE WARRANTS ISSUED TO OFFICERS AND DIRECTORS OF REGISTRANT, ALL INITIALLY INCLUDED IN THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-11165) DECLARED EFFECTIVE ON DECEMBER 12, 1996.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO BE          OFFERING PRICE          AGGREGATE
                TO BE REGISTERED                       REGISTERED              PER SHARE          OFFERING PRICE
Common Stock, $.0001 par value..................  9,086,961 shares(1)                N/A            $6,513,070(2)
Common Stock, $.0001 par value..................  876,790 shares(3)            $    1.79            $1,569,454
Common Stock, $.0001 par value..................  250,000 shares(4)            $    5.50            $1,375,000
    Total.......................................                                     N/A            $9,457,524


       TITLE OF EACH CLASS OF SECURITIES               AMOUNT OF
                TO BE REGISTERED                   REGISTRATION FEE
Common Stock, $.0001 par value..................       $1,810.64
Common Stock, $.0001 par value..................       $  436.31
Common Stock, $.0001 par value..................       $  382.25
    Total.......................................       $2,629.20(5)

(1) Reflects the maximum number of shares of registrant's common stock to be issued pursuant to the merger in exchange for GraphOn's common stock on the basis of 0.5576 shares of registrant's common stock for each share of GraphOn's common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2). Since there is no current market for GraphOn's common stock, market value was based on the book value per share of GraphOn's common stock at December 31, 1998 multiplied by 16,363,959, the number of shares of GraphOn's common stock being acquired by the registrant as of April 15, 1999.

(3) Reflects the maximum number of shares of registrant's common stock issuable upon exercise of GraphOn's warrants that will be assumed by registrant pursuant to the merger on the basis of 0.5576 shares of registrant's common stock for each share of GraphOn's common stock.

(4) Reflects 250,000 shares of Unity common stock issuable upon exercise of the Class A redeemable common stock purchase warrants.

(5) Previously paid.

                         UNITY FIRST ACQUISITION CORP.
                                245 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE   , 1999

                            ------------------------

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Unity First
Acquisition Corp., a Delaware corporation, will be held on June   , 1999,
commencing at 10:00 A.M., local time, at 800 Third Avenue, 30th Floor, New York, New York, for the following purposes:

    1. To consider and vote upon, as a single proposal, the following amendments to Unity's certificate of incorporation:

    - To delete provisions in the certificate of incorporation that prevent the amendment of other provisions prior to consummation of a merger or similar business combination;

    - To delete the provision which called for the liquidation of Unity and the distribution of its net assets to stockholders by January 11, 1999 if Unity had not consummated a merger or other business combination by November 12, 1998; and

    - To add a provision that, in the event Unity does not consummate the merger with GraphOn Corporation, a California corporation, by July 31, 1999, Unity will be liquidated and its net assets distributed to its public stockholders no later than September 29, 1999.

    2. To consider and vote upon a proposal to approve and adopt an agreement and plan of merger and reorganization, dated as of February 1, 1999, as amended as of June 1, 1999, between Unity and GraphOn providing for, among other things, the merger of GraphOn with and into Unity, and the issuance by Unity of approximately 9,086,961 shares of its common stock to GraphOn's shareholders, all upon the terms and conditions described in the merger agreement. A vote in favor of the merger of GraphOn with and into Unity will also constitute approval of Unity's assumption of the GraphOn 1998 Stock Option/Stock Issuance Plan and all of the outstanding options issued under such plan and of the amended and restated certificate of incorporation of Unity which will be adopted upon consummation of the merger if the merger is approved.

    3. To approve an adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the special meeting to approve proposals 1 and 2, above.

    4. To transact any other business incidental to the special meeting that may properly come before such meeting or any adjournment or postponement of such meeting.

    Copies of the proposed amendment to Unity's certificate of incorporation, the merger agreement and the proposed amended and restated certificate of incorporation of Unity to be adopted upon consummation of the merger are attached as Exhibits A, B and C to the accompanying joint proxy statement/prospectus. STOCKHOLDER APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE ISSUANCE OF UNITY COMMON STOCK WILL RESULT IN A CHANGE OF THE MAJORITY EQUITY OWNERSHIP, THE BUSINESS AND THE MANAGEMENT OF UNITY.

    June   , 1999 is the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. The affirmative vote of the holders of a majority of all outstanding shares of Unity common stock entitled to vote at the special meeting is necessary to approve and adopt the merger agreement and the changes to Unity's certificate of incorporation.

    HOLDERS OF UNITY COMMON STOCK ARE ENTITLED TO APPRAISAL RIGHTS UNDER DELAWARE LAW IN CONNECTION WITH THE MERGER. HOLDERS OF UNITY COMMON STOCK ARE ALSO ENTITLED TO CASH CONVERSION RIGHTS PURSUANT TO UNITY'S CERTIFICATE OF INCORPORATION. If 20% or more of the public shares of Unity common stock are offered to Unity for conversion into cash and the holders of such shares vote against the approval and adoption of the merger agreement, the merger will not be consummated.

    Whether or not you plan to attend the special meeting, please complete, date and sign the accompanying proxy card and mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States. The proxy card may be revoked at any time prior to the vote at the special meeting by following the procedures set forth in this joint proxy statement/prospectus.

                                        Norman Leben
                                        SECRETARY

June   , 1999

                              GRAPHON CORPORATION
                              150 HARRISON AVENUE
                           CAMPBELL, CALIFORNIA 95008
                                 (408) 370-4080
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE   , 1999
                            ------------------------

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of GraphOn
Corporation, a California corporation, will be held on June   , 1999, commencing
at 10:00 A.M., local time, at 150 Harrison Avenue, Campbell, California, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt an agreement and plan of merger and reorganization, dated as of February 1, 1999, as amended as of June 1, 1999, between Unity First Acquisition Corp., a Delaware corporation, and GraphOn, providing for, among other things, the merger of GraphOn with and into Unity upon the terms and conditions described in the merger agreement. A vote in favor of the merger of GraphOn with and into Unity also will constitute approval of Unity's assumption of the GraphOn 1998 Stock Option/ Stock Issuance Plan and all of the outstanding options issued under such plan and of the amended and restated certificate of incorporation of Unity which will be adopted upon consummation of the merger if the merger is approved.

    2. To approve an adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the special meeting to approve proposal 1, above.

    3. To transact any other business incidental to the special meeting that may properly come before such meeting or any adjournment or postponement of the special meeting.

    A copy of the merger agreement is attached as Exhibit B to the accompanying joint proxy statement/prospectus. Shareholder approval and adoption of the merger agreement means that GraphOn will cease to exist and all of its shareholders will become stockholders of Unity, Unity will change its name to "GraphOn Corporation" and its business, management and board of directors will be identical to those of GraphOn prior to the merger, except that Lawrence Burstein will be added to the board of directors of the surviving corporation. GraphOn has determined that the merger will constitute an "initial public offering" within the meaning of contracts by and between GraphOn and its shareholders who purchased shares pursuant to its private placement of common stock in 1998 and early 1999. Accordingly, if the merger is completed, such shareholders of GraphOn no longer will be entitled to preemptive and information rights received in connection with their original purchases of GraphOn common stock. See "Description of GraphOn's Securities--Preemptive Rights" and "--Information Rights."

    June   , 1999 is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. The affirmative vote of the holders of a majority of all outstanding shares of GraphOn common stock entitled to vote at the special meeting is necessary to approve and adopt the merger agreement.

    Holders of GraphOn common stock are entitled to dissenters' rights under California law in connection with the merger.

 Whether or not you plan to attend the special meeting, please complete, date and sign the accompanying proxy card and mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States. The proxy card may be revoked at any time prior to the vote at the special meeting by following the procedures set forth in this joint proxy statement/prospectus.

                                          Thomas A. Bevilacqua

                                          SECRETARY

June   , 1999

                                                                   June 15, 1999


To the Stockholders of each of
  Unity First Acquisition Corp. and GraphOn Corporation:

    The Boards of Directors of Unity First Acquisition Corp. and GraphOn Corporation have agreed to merge these two companies. In the merger, GraphOn shareholders will receive 0.5576 of a share of Unity common stock for each share of GraphOn common stock that they own. Upon completion of the merger, the GraphOn shareholders will own approximately 82.9% of the combined company and the Unity stockholders will own approximately 17.1% of the combined company. Unity is currently a shell company with no operating business and was formed for the purpose of acquiring another company. Unity common stock is publicly-traded on the OTC Bulletin Board.

    The merger cannot be completed unless the holders of Unity common stock and GraphOn common stock approve the matters described in this document. The Boards of Directors of the companies have unanimously approved the merger and recommend that stockholders approve the matters described in this document at the special meetings described below.

    If these matters are not approved or, notwithstanding such approvals, the merger is not completed by July 31, 1999, Unity will be liquidated and its net assets of approximately $5.28 per share will be mailed to its public
stockholders no later than August   , 1999.


    Unity stockholders should take note of the fact that the terms of Unity's initial public offering required Unity to liquidate by November 12, 1998 if Unity had not consummated a merger by that date. In the event of liquidation, Unity was required to make a per share cash distribution by January 11, 1999. This may be construed as a contractual commitment by Unity to the persons who acquired their Unity shares either in the initial public offering or subsequently in the public market. Unity's failure to liquidate and make this per share payment may be viewed as a breach of this contractual commitment.


    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your special meeting, please take the time to vote by completing and mailing the enclosed proxy card.

    You may vote at your special meeting if you own shares as of the close of
business on June   , 1999. The dates, times and places of the special meetings are stated in the Notice of Special Meeting of Stockholders for Unity and the Notice of Special Meeting of Shareholders for GraphOn.

    This joint proxy statement/prospectus provides you with detailed information about the proposed merger. Unity provided the information concerning Unity. GraphOn provided the information concerning GraphOn. Please see "Where You Can Find More Information" on page 87 for additional information on Unity and GraphOn.

    WE STRONGLY URGE YOU TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING AT PAGE XIII.

Norman Leben, Secretary     Walter Keller,
Unity First Acquisition     President
Corp                        GraphOn Corporation

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We are first mailing this joint proxy statement/prospectus dated June   ,
1999 on or about June   , 1999.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------

JOINT PROXY STATEMENT/PROSPECTUS SUMMARY...................................................................          I

  The Companies............................................................................................          i
  The Special Meetings.....................................................................................         ii
  Record Dates for Voting..................................................................................         ii
  Voting...................................................................................................         ii
  The Charter Amendment....................................................................................        iii
  The Amended and Restated Certificate of Incorporation....................................................        iii
  What You Will Receive in the Merger......................................................................         iv
  What Will Happen if the Merger is Not Approved...........................................................         iv
  Board Recommendations....................................................................................         iv
  Interests of Certain Persons in the Merger...............................................................          v
  Possible Disadvantages of the Merger.....................................................................          v
  Directors and Management of Unity Following the Merger...................................................         vi
  Assumption of GraphOn Stock Option/Stock Issuance Plan...................................................         vi
  Conditions to the Merger.................................................................................         vi
  Termination of the Merger Agreement......................................................................         vi
  Regulatory Approval......................................................................................        vii
  Appraisal Rights.........................................................................................        vii
  Tax Consequences of the Merger...........................................................................        vii
  Accounting Treatment.....................................................................................       viii
  Exchange of Stock Certificates...........................................................................       viii

SUMMARY HISTORICAL FINANCIAL INFORMATION...................................................................         IX

SUMMARY PRO FORMA FINANCIAL INFORMATION....................................................................         XI

COMPARATIVE PER SHARE INFORMATION..........................................................................        XII

RISK FACTORS...............................................................................................       XIII

TRADEMARKS.................................................................................................       XXII

DILUTION...................................................................................................       XXII

INTRODUCTION...............................................................................................          1

SOLICITATION OF PROXIES....................................................................................          1

THE UNITY SPECIAL MEETING..................................................................................          1

  Purposes of Meeting......................................................................................          1
  Date, Time and Place; Record Date........................................................................          2
  Voting Rights............................................................................................          2

THE GRAPHON SPECIAL MEETING................................................................................          3
  Purposes of Meeting......................................................................................          3
  Date, Time and Place; Record Date........................................................................          3
  Voting Rights............................................................................................          4

THE CHARTER AMENDMENT......................................................................................          4

THE MERGER.................................................................................................          5
  General..................................................................................................          5
  Amended and Restated Certificate of Incorporation........................................................          6
  Exchange Ratio...........................................................................................          8
  Unity Exchange Options...................................................................................          9
  Unity Merger Warrants....................................................................................          9
  Class A Redeemable Common Stock Purchase Warrants........................................................          9
  Closing; Effective Time..................................................................................          9
  Exchange of Stock Certificates...........................................................................         10
  No Fractional Shares.....................................................................................         10
  Background of the Merger.................................................................................         10
  Recommendations of the Boards of Directors and Reasons for the Merger....................................         15
  Interests of Certain Persons in the Merger...............................................................         16

                                                                                                               PAGE
                                                                                                             ---------
  Tax Consequences of the Merger...........................................................................         17
  The Merger Agreement.....................................................................................         17
  Absence of Regulatory Filings and Approvals..............................................................         22
  Restrictions on Sales by Affiliates and Other Shareholders...............................................         22
  Accounting Treatment.....................................................................................         22
  Expenses.................................................................................................         22
  Conversion Rights........................................................................................         22
  Appraisal Rights.........................................................................................         24
  Operations after the Merger..............................................................................         28

PRICE RANGES OF SECURITIES.................................................................................         29
  Unity....................................................................................................         29
  GraphOn..................................................................................................         29

SELECTED HISTORICAL FINANCIAL DATA OF GRAPHON..............................................................         30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GRAPHON...........         31
  Overview.................................................................................................         31
  Three Months Ended March 31, 1999 Versus Three Months Ended March 31, 1998...............................         32
  Year Ended December 31, 1998 Versus Year Ended December 31, 1997.........................................         33
  Year Ended December 31, 1997 Versus Year Ended December 31, 1996.........................................         34
  Liquidity and Capital Resources..........................................................................         34
  Year 2000 Compliance.....................................................................................         35
  Quantitative and Qualitative Disclosures about Market Risk of GraphOn....................................         36
  Adoption of New Accounting Pronouncements................................................................         36
  Recently Issued Accounting Standards and Pronouncements Not Yet Adopted..................................         36

SELECTED HISTORICAL FINANCIAL DATA OF UNITY................................................................         37

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UNITY.............         38

GRAPHON AND UNITY PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)...............................................         39
  Introduction to Pro Forma Financial Statements (Unaudited)...............................................         39
  GraphOn and Unity Pro Forma Balance Sheet As of March 31, 1999 (GraphOn) and April 30, 1999 (Unity)
    (Unaudited)............................................................................................         40
  GraphOn and Unity Pro Forma Statement of Operations For the Years Ended December 31, 1998 (GraphOn) and
    January 31, 1999 (Unity) (Unaudited)...................................................................         41
  GraphOn and Unity Pro Forma Statement of Operations For the Three Months Ended March 31, 1999 (GraphOn)
    and April 30, 1999 (Unity) (Unaudited).................................................................         42
  Notes to Pro Forma Financial Statements (Unaudited)......................................................         43
BUSINESS OF GRAPHON........................................................................................         45
  GraphOn..................................................................................................         45
  Industry Background......................................................................................         45
  The GraphOn Approach.....................................................................................         46
  Products.................................................................................................         48
  Target Markets...........................................................................................         48
  Strategic Relationships..................................................................................         49
  Sales, Marketing and Support.............................................................................         51
  Research and Development.................................................................................         51
  Operations...............................................................................................         52
  Competition..............................................................................................         52
  Proprietary Technology...................................................................................         52
  Employees and Facilities.................................................................................         53
  Legal Proceedings........................................................................................         53

MANAGEMENT OF GRAPHON......................................................................................         54
  General..................................................................................................         54
  GraphOn Board and Committees.............................................................................         56
  Executive Compensation and Employment Agreements.........................................................         57
  1998 Stock Option/Stock Issuance Plan....................................................................         58

                                                                                                               PAGE
                                                                                                             ---------
CERTAIN RELATIONSHIPS AND TRANSACTIONS.....................................................................         60

PRINCIPAL SHAREHOLDERS OF GRAPHON..........................................................................         62

DESCRIPTION OF GRAPHON'S SECURITIES........................................................................         65
  General..................................................................................................         65
  Common Stock.............................................................................................         65
  Preferred Stock..........................................................................................         65
  Dividends................................................................................................         65
  Preemptive Rights........................................................................................         66
  Spencer Trask Warrants and Similar Warrants..............................................................         66
  Corel Warrant and Similar Warrant........................................................................         66
  Registration Rights......................................................................................         67
  Shares Eligible for Future Sale..........................................................................         68
  Information Rights.......................................................................................         69
  Transfer Agent...........................................................................................         70

BUSINESS OF UNITY..........................................................................................         70

MANAGEMENT OF UNITY........................................................................................         70
  Prior to the Merger......................................................................................         70
  Stock Option Plan........................................................................................         71
  After the Merger.........................................................................................         72

PRINCIPAL STOCKHOLDERS OF UNITY............................................................................         73

DESCRIPTION OF UNITY'S SECURITIES..........................................................................         75

  General..................................................................................................         75
  Common Stock.............................................................................................         75
  Preferred Stock..........................................................................................         75
  Dividends................................................................................................         75
  Transfer Agent...........................................................................................         75
  IPO Warrants.............................................................................................         76
  Underwriters' IPO Securities.............................................................................         77
  Directors' Warrants......................................................................................         77

COMPARISON OF RIGHTS OF HOLDERS OF UNITY COMMON STOCK AND GRAPHON COMMON STOCK.............................         78
  General..................................................................................................         78
  Application of the General Corporation Law of California to Delaware Corporations........................         86
  Comparison of Proposed Amended and Restated Certificate of Incorporation and Bylaws of Unity and Articles
    of Incorporation and Bylaws of GraphOn.................................................................         86

LEGAL MATTERS..............................................................................................         87

EXPERTS....................................................................................................         87

WHERE YOU CAN FIND MORE INFORMATION........................................................................         87

INDEX TO FINANCIAL STATEMENTS..............................................................................        F-1

EXHIBITS
  Excerpts from Restated Certificate of Incorporation of Unity First Acquisition Corp......................        A-1
  Agreement and Plan of Merger and Reorganization, as amended..............................................        B-1
  Amended and Restated Certificate of Incorporation of Unity...............................................        C-1
  Section 262 of the Delaware General Corporation Law......................................................        D-1
  Sections 1300-1312 of the California Corporations Code...................................................        E-1

    No person has been authorized by Unity or GraphOn to give any information or to make any representation not contained in this joint proxy statement/prospectus in connection with the solicitation of proxies or the offering of securities made pursuant to this joint proxy statement/prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Unity or GraphOn. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered by this joint proxy statement/prospectus or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it would be unlawful to make such an offer or solicitation.

    Neither the delivery of this joint proxy statement/prospectus nor any distribution of the securities to which this joint proxy statement/prospectus relates shall, under any circumstances, create an implication that there has been no change in the information contained in this joint proxy statement/prospectus since the date of this joint proxy statement/prospectus.

                    JOINT PROXY STATEMENT/PROSPECTUS SUMMARY

    This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the amendments to the Unity certificate of incorporation (the "charter amendment"), the merger and the amended and restated certificate of incorporation fully and for a more complete description of their legal terms, you should carefully read this entire document and the documents to which we have referred you. See "Where You Can Find More Information." The charter amendment, the merger agreement and amended and restated certificate of incorporation are attached as Exhibits A, B and C to this joint proxy statement/prospectus. We encourage you to read these attachments. They are the legal documents that govern the merger.

THE COMPANIES

    UNITY FIRST ACQUISITION CORP.

    245 Fifth Avenue

    New York, New York 10016

    (212) 696-4282

    Unity was formed in May 1996 to serve as a vehicle to merge with an operating business which Unity believes has significant growth potential.

    In November 1996, Unity successfully completed a public offering of units, each consisting of one share of common stock and two common stock purchase warrants.

    Approximately 93.8% of such offering proceeds, including interest, is presently held in a trust account awaiting the result of the vote that you are being asked to cast upon the proposed charter amendment. If you approve the charter amendment and the merger, these funds will be released to Unity once the merger is completed. The balance of such offering proceeds, now virtually exhausted, comprise Unity's day to day working capital. If the merger is consummated, the expenses of the merger attributable to Unity will be paid from the offering proceeds, including proceeds that were held in the trust account. However, the payment of these expenses is limited since $6,000,000 of the offering proceeds, without giving effect to the exercise of any conversion rights, must remain with Unity after payment of such expenses. If the merger is not consummated, none of the offering proceeds held in the trust account will be used to pay expenses of the merger.

    One of the conditions to the completion of Unity's public offering was Unity's agreement with the underwriters of such offering that if Unity was unable to complete a merger with a business concern by November 12, 1998, Unity would be liquidated. Unity's board of directors has determined that the merger is more advantageous to the Unity stockholders than liquidation, and is seeking your approval to proceed with the merger. If Unity had been liquidated within 60 days of November 12, 1998, as provided in Unity's certificate of incorporation, you would have received a cash distribution of approximately $5.28 per share.

    GRAPHON CORPORATION

    150 Harrison Avenue

    Campbell, California 95008

    (408) 370-4080

    GraphOn develops, markets, sells and supports server-based software for the enterprise computing environment. Server-based computing, sometimes referred to as thin-client computing, is a computing model where traditional desktop software applications are relocated to run entirely on a server or host computer. GraphOn's technology uses a small software program at each desktop, which allows the user to interface with an application as if it were running on the user's desktop computer. This centralized deployment and management of applications reduces the complexity and total costs associated with enterprise computing. In addition, the ability to access such applications over the Internet creates new operational models and sales channels. GraphOn provides the technology to access applications over the Internet. GraphOn's server-based technology works on today's most powerful personal computer or low-end network computer, without application rewrites or changes to the corporate computing infrastructure.

    GraphOn has established strategic alliances with technology leaders such as IBM, Sun Microsystems and Corel, who have licensed GraphOn's technology. Using GraphOn technology, Sun Microsystems and IBM provide their network computers access to UNIX applications. Corel currently plans to use GraphOn's technology to provide access to some of its applications, such as WordPerfect-TM-, over the Internet.

    GraphOn is headquartered in Campbell, California with offices in Bellevue, Washington and Concord, New Hampshire.

THE SPECIAL MEETINGS

    UNITY STOCKHOLDERS

    There will be a special meeting of Unity stockholders at 800 Third Avenue,
30th Floor, New York, New York on June   , 1999, at 10:00 A.M., local time. At
this meeting, Unity stockholders will be asked to approve both the charter amendment and the merger agreement.

    GRAPHON SHAREHOLDERS

    There will be a special meeting of GraphOn shareholders at 150 Harrison
Avenue, Campbell, California on June   , 1999, at 10:00 A.M., local time. At
this meeting, GraphOn shareholders will be asked to approve the merger agreement.

RECORD DATES FOR VOTING

    UNITY STOCKHOLDERS

    The close of business on June   , 1999 was the record date for determining
which holders of Unity common stock are entitled to vote at the Unity special meeting. At the record date, there were 1,875,000 shares of Unity common stock entitled to vote at the Unity special meeting.

    GRAPHON SHAREHOLDERS

    The close of business on June   , 1999 was the record date for determining
which holders of GraphOn common stock are entitled to vote at the GraphOn special meeting. At the record date, there were 16,296,559 shares of GraphOn common stock entitled to vote at the GraphOn special meeting.

VOTING

    UNITY STOCKHOLDERS

    You will have one vote for each share of Unity common stock that you owned on the record date. An affirmative vote of a majority of the outstanding shares of Unity common stock is required to approve each of the charter amendment and the merger.

    Unity stockholders who acquired Unity common stock prior to Unity's initial public offering in November 1996 have agreed to vote such common stock, representing approximately 33.3% of the outstanding Unity common stock, in the same manner as the majority of those Unity stockholders who acquired their Unity shares either in such initial public offering or at any time after such initial public offering.

    GRAPHON SHAREHOLDERS

    You will have one vote for each share of GraphOn common stock that you owned on the record date. An affirmative vote of a majority of the outstanding shares of GraphOn common stock is required to approve the merger.

    As of the record date, GraphOn's directors, executive officers and their affiliates hold an aggregate of approximately 54.9% of the outstanding shares of GraphOn common stock.

THE CHARTER AMENDMENT

    The proposed charter amendment:

    - deletes provisions in Unity's certificate of incorporation that prevent the amendment of other provisions prior to consummation of a merger or other business combination,

    - deletes the provision of Unity's certificate of incorporation which called for the liquidation of Unity and the distribution of its net assets to stockholders by January 11, 1999 if Unity had not consummated a merger or other business combination by November 12, 1998 and

    - adds a provision that, in the event Unity does not consummate the merger with GraphOn by July 31, 1999, Unity will be liquidated and its net assets distributed to its public stockholders no later than September 29, 1999.

    If the charter amendment is not approved, Unity will be liquidated. If the charter amendment is approved but you do not approve the merger, Unity also will be liquidated. In either such event, you would each receive a cash distribution of approximately $5.28 per share.

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    Upon consummation of the merger, the Unity certificate of incorporation, as amended, will be amended and restated entirely. The amended and restated certificate of incorporation of Unity will contain provisions which are not included in the current certificate of incorporation of Unity. These provisions will:

    - prohibit stockholder actions by written consent in lieu of meetings;

    - require the approval of the holders of two-thirds of the outstanding shares of capital stock to amend the certificate of incorporation or bylaws of Unity;

    - increase the amount of authorized shares of common stock of Unity from 20,000,000 to 45,000,000 and the authorized shares of preferred stock from 5,000 to 5,000,000;

    - require the approval of the holders of two thirds of the outstanding shares of capital stock to remove a director from office;

    - allow special shareholder meetings to be called only by the board of directors or the holders of at least 50% of the outstanding capital stock of the combined company;

    - classify the board of directors into three classes, one of which is elected at each annual meeting of stockholders to hold office for a three-year term; and

    - clarify that the corporation is authorized to advance expenses to persons entitled to indemnity by the Corporation and provide a mechanism for such persons to recover on any unpaid indemnity claims.

    This is a brief summary of the material features of the amended and restated certificate of incorporation. The text of the amended and restated certificate of incorporation is attached to this joint proxy statement/prospectus as Exhibit
C. To understand it fully, you should carefully read the text of it.

WHAT YOU WILL RECEIVE IN THE MERGER

    UNITY STOCKHOLDERS

    Upon completion of the merger, each share of Unity common stock that you own will remain outstanding and will represent one share of the combined company, which will be called "GraphOn Corporation." Unity stockholders, who currently own 100% of Unity, will own approximately 17.1% of the combined company. However, Unity will assume or issue in connection with the merger warrants and options to purchase up to 1,583,185 shares of Unity common stock. If all of such warrants and options were exercised and assuming none of Unity's warrants were exercised, current Unity stockholders would own approximately 14.9% of the combined company.

    Unity's certificate of incorporation provides that should you object to the merger, you may request Unity to convert your shares of Unity common stock into cash. The amount of cash you would be entitled to receive, approximately $5.28 per share, will be payable to you only if you vote against the merger and the merger is completed. The steps that you must take to receive such payment are set out in full in "The Merger-Conversion Rights."

    GRAPHON SHAREHOLDERS

    Upon completion of the merger, each share of GraphOn common stock that you own will be cancelled. In exchange, you will receive for each such share .5576 of a share of Unity common stock. You will not receive fractional shares of Unity common stock. Instead, you will be paid cash equal to the market value on the merger date of any fractional shares of Unity common stock you otherwise would have received.

    The total number of shares of Unity common stock to be issued in the merger will be approximately 9,086,961, which would represent approximately 82.9% of the outstanding shares of Unity common stock immediately after the completion of the merger. However, warrants and options exercisable for up to 4,858,185 shares of Unity common stock also will be outstanding. Thus, on a fully-diluted basis, current GraphOn shareholders would hold shares representing only 65.9% of the combined company.

WHAT WILL HAPPEN IF THE MERGER IS NOT APPROVED

    If the Unity stockholders do not approve the charter amendment and the merger agreement or if the GraphOn shareholders do not approve the merger agreement:

    - Unity will be liquidated and its net assets, which are estimated to be $5.28 per common share, will be distributed to its public stockholders no
      later than August   , 1999 and

    - GraphOn will need to find additional financing elsewhere and there are no assurances that such financing will be available on terms acceptable to GraphOn.

BOARD RECOMMENDATIONS

    UNITY

    The Unity board believes that a merger with GraphOn is a better alternative than the liquidation of Unity and the distribution of its net assets to public stockholders of Unity. The net assets are estimated to be $5.28 per common share.

    The Unity board also took note of the fact that GraphOn satisfied, or could be expected to satisfy prior to or upon completion of the merger, nearly all of Unity's acquisition criteria, discussed elsewhere in this joint proxy statement/prospectus.

    The Unity board unanimously has determined that each of the proposed charter amendment and the merger is in the best interests of Unity and its stockholders and has approved both the amendment to Unity's certificate of incorporation implementing the charter amendment and the merger agreement. The Unity board unanimously recommends that Unity stockholders vote "FOR" both the charter amendment and the merger.

    GRAPHON

    GraphOn's board of directors believes that the merger will enable GraphOn to access at least $6,000,000, less a fee of up to $575,000 payable to Spencer Trask Securities, Inc. upon consummation of the merger, of Unity's pre-merger cash assets without the costs and market uncertainties that would be inherent in any attempt by GraphOn to conduct a public offering of like magnitude of its own securities. The amount of Unity's pre-merger cash assets assumes no conversions of Unity common stock into cash.

    The GraphOn board unanimously has determined that the merger is in the best interests of GraphOn and its shareholders and recommends that the GraphOn shareholders vote "FOR" the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the GraphOn and Unity boards to approve the merger, you should be aware that GraphOn's officers and directors will become post-merger officers and directors of Unity and that Lawrence Burstein, the President and a director of Unity, will continue as a director of Unity subsequent to the merger.

POSSIBLE DISADVANTAGES OF THE MERGER

    In determining whether to vote for the merger, you should understand that it may be more economically advantageous for Unity stockholders to sell their Unity shares or to disapprove of the merger or the charter amendment and receive cash upon a liquidation instead of owning the shares of the combined company.

    You should also understand that there are numerous risks and uncertainties relating to the present and proposed operations of GraphOn which may directly impact its prospects following completion of the merger, including:

    - GraphOn has a limited operating history and has a history of operating losses which it expects will continue and increase;

    - GraphOn's operating results are likely to fluctuate significantly and may fail to meet or exceed the expectations of securities analysts or investors;

    - GraphOn's failure to adequately protect its proprietary rights may adversely affect us;

    - GraphOn's business significantly benefits from the existence of strategic relationships and there can be no assurance that such relationships will continue into the future;

    - Because GraphOn's market is new and emerging, GraphOn cannot accurately predict its future growth rate or its ultimate size, and widespread acceptance of its product is uncertain;

    - GraphOn may need additional capital in the future and may not be able to secure adequate funds on terms acceptable to it;

    - GraphOn relies on indirect distribution channels for its products and needs to continue to develop reseller relationships;

    - GraphOn's future success will depend in part upon its ability to enhance its existing products and to develop and introduce, on a timely basis, new products and features that meet changing customer requirements and emerging industry standards;

    - GraphOn may be required to pay additional amounts to its creditors as a result of its 1991 bankruptcy;

    - GraphOn's failure to manage expanding operations could adversely affect it;

    - The market in which GraphOn participates is highly competitive and has more-established competitors;

    - GraphOn's failure to be year 2000 compliant would negatively impact its business; and

    - The trading market for the post-merger common stock may not be active.

    There can be no assurance that Unity common stock, after the merger, will trade at price levels in excess of the estimated $5.28 per share payable to Unity stockholders upon liquidation of Unity if the merger were not effected.

DIRECTORS AND MANAGEMENT OF UNITY FOLLOWING THE MERGER

    In accordance with the merger agreement, three of the four current members of the Unity board will resign immediately prior to the effective time of the merger. Immediately following the merger, one of the current directors of Unity and the six current directors of GraphOn will become the sole members of the Unity board.

    Walter Keller, who presently is President of GraphOn, will be President of Unity after the merger is completed. Additionally, all of GraphOn's other officers will continue in a like capacity with Unity after the merger is completed.

ASSUMPTION OF GRAPHON STOCK OPTION/STOCK ISSUANCE PLAN

    As part of the merger, Unity will assume the GraphOn 1998 Stock Option/Stock Issuance Plan and all outstanding options under that plan. As a result, the 2,746,444 shares of GraphOn common stock currently reserved for issuance under the plan will be converted into a reserve of 1,531,417 shares of Unity common stock available for issuance after the merger, and the outstanding options for approximately 818,500 shares of GraphOn common stock, as of the record date, will be converted into options to purchase approximately 456,395 shares of the Unity common stock reserve at exercise prices ranging from $0.13 to $5.85 per share.

CONDITIONS TO THE MERGER

    The merger will not be completed unless a number of conditions are satisfied or waived. These include, but are not limited to:

    - approval of the proposed charter amendment and the merger by the stockholders of Unity;

    - approval of the merger by the shareholders of GraphOn;

    - the absence of any injunction prohibiting the merger;

    - the absence of any material adverse change with respect to GraphOn; and

    - the absence of any material adverse change with respect to Unity.

TERMINATION OF THE MERGER AGREEMENT

    Unity and GraphOn can mutually agree to terminate the merger agreement at any time.

    Either of Unity or GraphOn can terminate the merger agreement if:

    - the merger is not completed by July 31, 1999; or

    - a governmental authority, such as a court, permanently prohibits the merger or refuses to grant an approval that is required.

    Unity can terminate the merger agreement if there is a material breach by GraphOn of its representations or warranties in the merger agreement or GraphOn fails to comply with or satisfy any material condition.

    GraphOn can terminate the merger agreement if there is a material breach by Unity of its representations or warranties in the merger agreement or Unity fails to comply with or satisfy any material condition.

    Unity is required to terminate the merger prior to the Unity special meeting if public Unity stockholders, owning 20% or more of Unity's outstanding common stock prior to the merger, request conversion of their shares into cash.

REGULATORY APPROVAL

    No submissions to the Antitrust Division of the Department of Justice and the Federal Trade Commission are required of either Unity or GraphOn pursuant to the Hart-Scott-Rodino Act.

APPRAISAL RIGHTS

    UNITY STOCKHOLDERS

    You have the right to demand appraisal of your shares and to receive an amount that the Delaware Court of Chancery decides is the "fair value" of your Unity shares. This amount may be more or less than the cash conversion value of your shares. This right is known as an "appraisal right".

    If you wish to exercise your appraisal right, you must not vote in favor of the merger and must take a series of steps, which are set out in full in Exhibit D to this joint proxy statement/prospectus. If you exercise your appraisal right, you will be obliged to bear your own expenses, including attorneys' fees.

    GRAPHON SHAREHOLDERS

    You have the right to demand appraisal of your shares and to receive an amount that the California Superior Court decides is the "fair value" of your GraphOn shares. This amount may be more or less than the value of the Unity shares you would receive pursuant to the merger agreement. This right is known as your "dissenter's right".

    If you wish to exercise your dissenter's right, you must not vote in favor of the merger and must take a series of steps which are set out in full in Exhibit E to this joint proxy statement/prospectus. If you exercise your dissenter's right, you will be obliged to bear your own expenses, including attorneys' fees, if a court determines that you did not act in good faith in demanding payment of the fair value of your shares.

TAX CONSEQUENCES OF THE MERGER

    The merger has been structured so that neither Unity nor GraphOn nor our shareholders will recognize any gain or loss for Federal income tax purposes in the merger, except for tax payable because of cash received instead of fractional shares by GraphOn shareholders. The merger has been conditioned on receipt of legal opinions that such is the case.

ACCOUNTING TREATMENT

    Unity and GraphOn expect that the merger will be accounted for as a capital transaction equivalent to the issuance of stock by GraphOn for Unity's net monetary assets of approximately $6,000,000, less a fee of up to $575,000 payable to Spencer Trask upon consummation of the merger. See "Certain Relationships and Transactions."

EXCHANGE OF STOCK CERTIFICATES

    UNITY STOCKHOLDERS

    After the merger is completed, you may but will not be required to exchange your current Unity stock certificates for new Unity stock certificates.

    GRAPHON SHAREHOLDERS

    After the merger is completed, you will be sent written instructions for exchanging your GraphOn stock certificates for new Unity stock certificates.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

    The following tables show financial results actually achieved by each of GraphOn and Unity (the "historical" figures).

    GraphOn's historical figures as of and for the years ended December 31, 1998, 1997 and 1996 have been derived from GraphOn financial statements audited by BDO Seidman, LLP and Unity's historical figures as of and for the fiscal years ended July 31, 1998 and 1997 and the period from May 30, 1996 (inception) to July 31, 1996, have been derived from Unity financial statements audited by Arthur Andersen LLP.

    GraphOn's historical figures as of and for the three months ended March 31, 1999 and 1998 and as of and for the years ended December 31, 1995 and 1994 are unaudited, but GraphOn believes that its figures reflect all normal recurring adjustments necessary for a fair presentation of its financial position and results of operations for those periods. You should not assume that results for a portion of the year ending December 31, 1999 will be repeated in later periods.


    Unity's historical figures as of and for the nine months ended April 30, 1999 and 1998 are unaudited, but Unity believes that its figures reflect all normal recurring adjustments necessary for a fair presentation of its financial position and results of operations for those periods. You should not assume that results for a portion of the fiscal year ending July 31, 1999 will be repeated in later periods.


GRAPHON

                                       THREE MONTHS ENDED
                                            MARCH 31,                       FOR THE YEAR ENDED DECEMBER 31,
                                     -----------------------  -----------------------------------------------------------
                                        1999         1998        1998         1997      1996(1)     1995(1)     1994(1)
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA:
Revenues...........................  $   639,500  $  453,500  $ 2,124,200  $1,926,100  $  594,800  $  588,117  $1,096,910
Costs of Revenues..................       89,300      79,800      344,200     463,300     335,600     213,502     349,693
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
Gross Profit.......................      550,200     373,700    1,780,000   1,462,800     259,200     374,615     747,217
Operating Expenses:
  Selling and marketing............      755,600     222,000    1,440,300     827,300     192,700          --          --
  General and administrative.......    1,316,700     107,000    1,118,600     324,700     218,900     388,637     646,656
  Research and development.........      509,400     119,000      840,200     190,500      41,700      58,979      67,150
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
      Total Operating Expenses.....    2,581,700     448,000    3,399,100   1,342,500     453,300     447,616     713,806
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
(Loss) Income from Operations......   (2,031,500)    (74,300)  (1,619,100)    120,300    (194,100)    (73,001)     33,411
Other Income (Expense):
  Interest and other income........       14,900       2,500        9,800       7,200       6,400          --          --
  Interest expense.................       (6,600)    (20,000)    (521,900)     (2,100)         --          --          --
  Other expense....................           --          --      (16,500)         --          --          --          --
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
(Loss) Income before Provision for
  Income Taxes.....................   (2,023,200)    (91,800)  (2,147,700)    125,400    (187,700)    (73,001)     33,411
Provision for Income Taxes.........          800         800          800         900         800          --      15,369
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
Net (Loss) Income..................  $(2,024,000) $  (92,600) $(2,148,500) $  124,500  $ (188,500) $  (73,001) $   18,042
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
Pro forma (Loss) Income per share
  (2)..............................  $     (0.13) $    (0.01) $     (0.32) $     0.02  $    (0.03) $    (0.01) $       --
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
Weighted average common shares.....   15,779,199   6,066,667    6,762,667   6,000,000   6,000,000   6,000,000   6,000,000
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------
                                     -----------  ----------  -----------  ----------  ----------  ----------  ----------

                                                             MARCH 31, 1999  DECEMBER 31, 1998  DECEMBER 31, 1997
                                                             --------------  -----------------  -----------------
BALANCE SHEET DATA:
Total Assets...............................................   $  6,623,500     $   7,110,500       $   733,300
Total Liabilities..........................................        933,900         1,202,200           615,100
Working Capital............................................      1,777,400         1,193,000            22,700
Shareholders' Equity.......................................      5,689,600         5,908,300           118,200

------------------------

(1) During the years ended December 31, 1996, 1995 and 1994, GraphOn was engaged in the business of manufacturing, marketing and selling computer terminal hardware in an industry significantly different from that in which it presently does business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of GraphOn--Overview."

(2) Pro forma (Loss) Income per share is reflected as if GraphOn had been a public company since inception.

UNITY


                                                NINE MONTHS ENDED                                PERIOD FROM
                                                    APRIL 30,          YEAR ENDED JULY 31,      MAY 30, 1996
                                             ------------------------  --------------------   (INCEPTION)(1) TO
                                                1999         1998        1998      1997(1)      JULY 31, 1996
                                             -----------  -----------  ---------  ---------  -------------------
STATEMENT OF OPERATIONS DATA:
Revenues...................................   $      --    $      --   $      --  $      --       $      --
                                             -----------  -----------  ---------  ---------        --------
                                             -----------  -----------  ---------  ---------        --------
Net (loss) income..........................   $(226,744)   $ (35,290)  $(315,991) $   6,637       $ (15,000)
                                             -----------  -----------  ---------  ---------        --------
                                             -----------  -----------  ---------  ---------        --------
(Loss) income per common share (basic and
  diluted).................................   $   (0.12)   $   (0.02)  $   (0.17) $      --       $   (0.02)
                                             -----------  -----------  ---------  ---------        --------
                                             -----------  -----------  ---------  ---------        --------
Weighted average common shares.............   1,875,000    1,875,000   1,875,000  1,515,000         625,000
                                             -----------  -----------  ---------  ---------        --------
                                             -----------  -----------  ---------  ---------        --------



                                                                          JULY 31,      JULY 31,      JULY 31,
                                                       APRIL 30, 1999       1998          1997          1996
                                                       ---------------  ------------  ------------  ------------
                                                         (UNAUDITED)
BALANCE SHEET DATA:
Total Assets.........................................   $   6,658,412    $6,489,903    $6,465,021    $  250,563
Total Liabilities....................................   $     807,335    $  412,082    $   71,209    $  265,500
Stockholders' Equity(2)..............................   $   4,520,140    $4,780,520    $5,154,432    $  (14,937)


------------------------

(1) Unity was inactive during the period May 30, 1996 (inception) through November 19, 1996.


(2) Does not include shares subject to possible conversion at conversion value at April 30, 1999 and July 31, 1998.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION


    The following tables show results as if the companies had been combined for the periods shown (the "pro forma combined" figures) under the following circumstances: (1) that no public Unity stockholders exercised their right to have their shares converted into cash upon consummation of the merger and (2) that 19.99% of interest in Unity common stock held by public Unity stockholders elected to have their shares converted into cash upon consummation of the merger at the conversion value of $5.28 per share, based on the amount held in the Unity trust account, inclusive of interest income to date thereon, at January 31, 1999 and at April 30, 1999, with an adjustment to the pro forma statement of operations to reflect a corresponding reduction of interest income for the period.


    The pro forma statement of operations presented below assumes the merger occurred on the first day of the fiscal years presented. The pro forma balance sheet presented below assumes the merger occurred as of the balance sheet date presented. You should not assume that GraphOn and Unity would have achieved the combined pro forma results if they had actually been combined during the periods shown.

PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:


                                      (ASSUMING NO     (ASSUMING 19.99%      (ASSUMING NO       (ASSUMING 19.99%
                                    CASH CONVERSION)   CASH CONVERSION)    CASH CONVERSION)     CASH CONVERSION)
                                    -----------------  -----------------  -------------------  -------------------
                                       YEARS ENDED        YEARS ENDED
                                    DECEMBER 31, 1998  DECEMBER 31, 1998  THREE MONTHS ENDED   THREE MONTHS ENDED
                                      (GRAPHON) AND      (GRAPHON) AND      MARCH 31, 1999       MARCH 31, 1999
                                    JANUARY 31, 1999   JANUARY 31, 1999   (GRAPHON) AND APRIL  (GRAPHON)AND APRIL
                                         (UNITY)            (UNITY)        30, 1999 (UNITY)     30, 1999 (UNITY)
                                    -----------------  -----------------  -------------------  -------------------
Total revenues....................     $ 2,124,200        $ 2,124,200         $   639,500          $   639,500
Operating expenses................       4,203,593          4,203,593           2,719,941            2,719,941
Operating loss....................      (2,079,939)        (2,079,939)         (2,080,441)          (2,080,441)
Other (expense) income............        (336,078)          (375,711)             69,532               59,550
Net loss..........................      (2,411,424)        (2,451,057)         (2,011,709)          (2,021,691)
Net loss per weighted average
  common share (basic and
  diluted)........................     $     (0.22)       $     (0.23)        $     (0.18)         $     (0.19)
Weighted average common shares
  outstanding(1)..................      10,961,961         10,712,086          10,961,961           10,712,086


------------------------

(1) Gives effect to the issuance of approximately 9,086,961 shares of Unity Common Stock to the GraphOn shareholders in connection with the merger.

PRO FORMA COMBINED BALANCE SHEET DATA:


                                              (ASSUMING NO CASH CONVERSION)     (ASSUMING 19.99% CASH CONVERSION)
                                            ----------------------------------  ----------------------------------
                                            AS OF MARCH 31, 1999 (GRAPHON) AND  AS OF MARCH 31, 1999 (GRAPHON) AND
                                                  APRIL 30, 1999 (UNITY)              APRIL 30, 1999 (UNITY)
                                            ----------------------------------  ----------------------------------
Working Capital...........................             $  6,395,460                        $  5,196,555
Current Assets............................                8,136,695                           6,937,790
Total Assets..............................               12,048,895                          10,849,990
Current Liabilities.......................                1,741,235                           1,741,235
Total Liabilities.........................                1,741,235                           1,741,235
Stockholders' equity......................               10,307,660                           9,108,755

                       COMPARATIVE PER SHARE INFORMATION

    The following table sets forth unaudited data concerning the net loss, dividends and book value per share for GraphOn and Unity on a pro forma basis after giving effect to the merger.

                                               (ASSUMING NO       (ASSUMING 19.99%         (ASSUMING NO
                                                CONVERSION)          CONVERSION)            CONVERSION)
                                            -------------------  -------------------  -----------------------
                                                YEARS ENDED          YEARS ENDED
                                             DECEMBER 31, 1998    DECEMBER 31, 1998     THREE MONTHS ENDED
                                               (GRAPHON) AND        (GRAPHON) AND         MARCH 31, 1999
                                             JANUARY 31, 1999     JANUARY 31, 1999    (GRAPHON) AND APRIL 30,
                                                  (UNITY)              (UNITY)             1999 (UNITY)
                                            -------------------  -------------------  -----------------------
Net loss per share (basic and diluted)....       $   (0.22)           $   (0.23)             $   (0.18)
Dividends declared per share..............              --                   --                     --
Book value per share at end of
  period(1)...............................                                                   $    0.94

                                               (ASSUMING 19.99%
                                                  CONVERSION)
                                            -----------------------

                                              THREE MONTHS ENDED
                                                MARCH 31, 1999
                                            (GRAPHON) AND APRIL 30,
                                                 1999 (UNITY)
                                            -----------------------
Net loss per share (basic and diluted)....         $   (0.19)
Dividends declared per share..............                --
Book value per share at end of
  period(1)...............................         $    0.85


------------------------

(1) The information is not presented for the years ended December 31, 1998 (GraphOn) and January 31, 1999 (Unity) as pro forma balance sheets were not prepared as of these dates.

    The following tables set forth data concerning the historical net (loss) income, dividends and book value per share for GraphOn and Unity:

GRAPHON:

                                                    THREE MONTHS ENDED
                                                        MARCH 31,                      FOR THE YEAR ENDED DECEMBER 31,
                                                   --------------------  -----------------------------------------------------------
                                                     1999       1998       1998       1997       1996(1)      1995(1)      1994(2)
                                                   ---------  ---------  ---------  ---------  -----------  -----------  -----------
HISTORICAL PER SHARE DATA (1):
Net (loss) income per share (basic and
  diluted).......................................  $   (0.13) $   (0.01) $   (0.32) $    0.02   $   (0.03)   $   (0.01)   $      --
Dividends declared per share.....................         --         --         --         --          --           --           --
Book value per share at end of period(2).........  $    0.35  $    0.01  $    0.41  $    0.02   $      --    $    0.03    $    0.04

--------------------------

(1) Per share information is based upon the respective shares outstanding at the end of the period, which have been obtained from historical data previously presented.

(2) Per share information for 1994 is unaudited.

                                                    THREE MONTHS ENDED
                                                        MARCH 31,                      FOR THE YEAR ENDED DECEMBER 31,
                                                   --------------------  -----------------------------------------------------------
                                                     1999       1998       1998       1997       1996(1)      1995(1)      1994(2)
                                                   ---------  ---------  ---------  ---------  -----------  -----------  -----------
EQUIVALENT PER SHARE DATA (1):
Net income per share (basic and diluted).........  $   (0.23) $   (0.02) $   (0.57) $    0.04   $   (0.05)   $   (0.02)   $   (0.01)
Dividends declared per share.....................         --         --         --         --          --           --           --
Book value per share at end of period............  $    0.63  $    0.02  $    0.74  $    0.04   $      --    $    0.05    $    0.07

--------------------------

(1) Per share information is based upon the application of the exchange ratio to the number of shares actually outstanding for each period.

(2) Per share information for 1994 is unaudited.

UNITY:


                                                                 FOR THE NINE MONTHS                            PERIOD FROM
                                                                                             YEAR ENDED        MAY 30, 1996
                                                                   ENDED APRIL 30,            JULY 31,          (INCEPTION)
                                                                 --------------------  ----------------------   TO JULY 31,
                                                                   1999       1998       1998       1997(1)       1996(1)
                                                                 ---------  ---------  ---------  -----------  -------------
HISTORICAL PER SHARE DATA:
Net (loss) income per share....................................  $   (0.12) $   (0.02) $   (0.17)         --     $   (0.02)
Dividends declared per share...................................         --         --         --          --            --
Book value per share at end of period..........................  $    3.12  $    3.41  $    3.24   $    3.41     $   (0.02)


--------------------------

(1) Unity was inactive during the period May 30, 1996 (inception) through November 19, 1996.

                                  RISK FACTORS

    In addition to the other information contained in this joint proxy statement/prospectus, shareholders of each of Unity and GraphOn should carefully review the following factors in deciding whether to vote in favor of approval of the merger agreement, and whether to execute and return a proxy card. You may lose all or part of your investment. The risks and uncertainties described below are not the only ones facing GraphOn and Unity. Additional risks and uncertainties not presently known to us or risks that we do not consider significant may also impair either of our businesses or the combined company's business. If any of the following risks actually occur, they could have a severe negative impact on our financial results and stock price.

RISKS RELATING TO GRAPHON

WE RECENTLY CHANGED OUR CORPORATE STRATEGY AND HAVE A LIMITED HISTORY OPERATING
  UNDER OUR CURRENT BUSINESS MODEL

    Although GraphOn was founded in 1982, we have a relatively brief operating history as a provider of server-based software. We changed our strategic focus in early 1996 from manufacturing and selling computer terminal hardware to developing server-based software. This change in strategic focus required us to make changes to our business processes and to make a number of significant personnel changes, including changes and additions to our engineering and management teams. As a result of our relatively brief operating history as a provider of server-based software, you must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. These risks include our:

    - substantial dependence on products with only limited market acceptance;

    - need to expand our sales and support organizations;

    - competition with established and emerging companies;

    - need to manage changing operations;

    - reliance upon strategic relationships; and

    - dependence upon key personnel.

    We also depend to a significant degree on the continued growing use of the Internet for commerce and communication. We cannot be certain that our business strategy will be successful or that we will successfully address these risks.

GRAPHON HAS A HISTORY OF OPERATING LOSSES AND EXPECTS THESE LOSSES TO CONTINUE
  AND INCREASE, AT LEAST FOR THE NEAR FUTURE

    GraphOn has experienced significant losses since it began operations. It expects to continue to incur significant losses for the foreseeable future. GraphOn incurred net losses of approximately $2,148,500 for the year ended December 31, 1998. GraphOn expects its expenses to increase as it expands its business but cannot assure you that its revenues will increase as a result of increased spending. If revenues grow more slowly than anticipated, or if operating expenses exceed expectations, GraphOn may not become profitable. Even if we become profitable, we may be unable to sustain profitability.

OUR OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS ARE LIKELY TO FLUCTUATE
  SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS

    Our operating results are likely to fluctuate significantly in the future on a quarterly and on an annual basis due to a number of factors, many of which are outside our control. Factors that could cause our revenues to fluctuate include the following:

    - the degree of success of our recently introduced products;

    - variations in the timing of and shipments of our products;

    - variations in the size of orders by our customers;

    - increased competition;

    - the proportion of overall revenues derived from different sales channels such as distributors, OEMs and others;

    - changes in our pricing policies or those of our competitors;

    - the financial stability of major customers;

    - new product introductions or enhancements by us or by competitors;

    - delays in the introduction of products or product enhancements by us or by competitors;

    - the degree of success of new products;

    - any changes in operating expenses; and

    - general economic conditions and economic conditions specific to the software industry.

    In addition, our royalty and license revenues are impacted by fluctuations in OEM licensing activity from quarter to quarter which may involve one-time royalty payments and license fees. Our expense levels are based, in part, on expected future orders and sales. Therefore, if orders and sales levels are below expectations, our operating results are likely to be materially adversely affected. Additionally, because a significant portion of our expenses are fixed, a reduction in sales levels may disproportionately affect our net income. Also, we may reduce prices or increase spending in response to competition or to pursue new market opportunities. Because of these factors, our operating results in one or more future periods may fail to meet or exceed the expectations of securities analysts or investors. In that event, the trading price of our common stock would likely decline.

OUR FAILURE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS MAY ADVERSELY AFFECT US

    Our commercial success is dependent, in large part, upon our ability to protect our proprietary rights. We rely on a combination of patent, copyright and trademark laws, and on trade secrets and confidentiality provisions and other contractual provisions to protect our proprietary rights. These measures afford only limited protection. We cannot assure you that measures we have taken will be adequate to protect us from misappropriation or infringement of our intellectual property.

    We license essential components of our core technology from three different parties to whom we pay royalties, although we hold an option, which is exercisable in the year 2001 or in connection with the merger, to purchase the technology under such licenses. These licenses may be terminated upon material breach of the agreements, and if they are terminated our business will be harmed.

    Despite our efforts to protect proprietary rights, it may be possible for unauthorized third parties to copy aspects of our products or obtain and use information that we regard as proprietary. See "Business of GraphOn-Legal Proceedings." In addition, the laws of some foreign countries do not protect our intellectual property rights as fully as do the laws of the United States. Furthermore, we cannot assure you that the existence of any proprietary rights will prevent the development of competitive products. The infringement upon or loss of any proprietary rights, or the development of competitive products despite such proprietary rights, could have a material adverse effect on our business.

WE FACE RISKS OF CLAIMS FROM THIRD PARTIES FOR INTELLECTUAL PROPERTY
  INFRINGEMENT THAT COULD ADVERSELY AFFECT OUR BUSINESS

    We could be faced with infringement claims. At any time, we may receive communications from third parties asserting that features or content of our products may infringe upon their intellectual property rights. Any such claims, with or without merit, and regardless of their outcome, may be time consuming and costly to defend. We may not have sufficient resources to defend such claims and they could divert management's attention and resources, cause product shipment delays or require us to enter into new royalty or licensing agreements. New royalty or licensing agreements may not be available on beneficial terms, and may not be available at all. If a successful infringement claim is brought against us and we fail to license the infringed or similar technology, our business could be materially adversely affected.

OUR BUSINESS SIGNIFICANTLY BENEFITS FROM STRATEGIC RELATIONSHIPS AND THERE CAN
  BE NO ASSURANCE THAT SUCH RELATIONSHIPS WILL CONTINUE IN THE FUTURE

    Our business and strategy relies to a significant extent on our strategic relationships with other companies. There is no assurance that we will be able to maintain or develop any of these relationships or to replace them in the event any of these relationships are terminated. In addition, any failure to renew or extend any licenses between us and any third party may adversely affect our business.

BECAUSE OUR MARKET IS NEW AND EMERGING, WE CANNOT ACCURATELY PREDICT ITS FUTURE
  GROWTH RATE OR ITS ULTIMATE SIZE, AND WIDESPREAD ACCEPTANCE OF OUR PRODUCTS IS UNCERTAIN

    The market for server-based software, which enables programs to be accessed and run with minimal memory resident on a desktop computer or remote user device, still is emerging, and we cannot assure you that our products will receive broad-based market acceptance or that this market will continue to grow. Additionally, we cannot accurately predict our market's future growth rate or its ultimate size. Even if server-based software products achieve market acceptance and the market for these products grows, we cannot assure you that we will have a significant share of that market. If we fail to achieve a significant share of the server-based software market or if such market does not grow as anticipated, our business, results of operations and financial condition may be adversely affected.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE AND MAY NOT BE ABLE TO SECURE
  ADEQUATE FUNDS ON TERMS ACCEPTABLE TO US

    In the future, we may need to raise additional funds to meet our obligations, cover operating expenses, pursue business strategies, respond to financial, technological or marketing hurdles or take advantage of new opportunities. However, we cannot assure you that any additional funds required will be available at the time or times needed, or available on terms acceptable to us. If adequate funds are not available, or are not available on acceptable terms, we may not be able to meet our obligations, pursue business strategies, take advantage of market opportunities, develop new products or otherwise respond to competitive pressures. Such inability could have a material adverse effect on our business, financial condition and results of operations.

WE RELY ON INDIRECT DISTRIBUTION CHANNELS FOR OUR PRODUCTS AND MAY NOT BE ABLE
  TO RETAIN EXISTING RESELLER RELATIONSHIPS OR TO DEVELOP NEW RESELLER RELATIONSHIPS

    Our products primarily are sold through several distribution channels. An integral part of our strategy is to strengthen our relationships with resellers such as value-added resellers, distributors, OEMs, systems integrators and other vendors to encourage these parties to recommend or distribute our products and to add resellers both domestically and internationally. We currently invest in and intend to continue to invest significant resources to expand our sales and marketing capabilities. We cannot assure you that we will be able to attract and/or retain resellers to market our products effectively. Our inability to attract resellers and the loss of any current reseller relationships could have a material adverse effect on our business, results of operations and financial condition. Additionally, we cannot assure you that resellers will devote enough resources to provide effective sales and marketing support to our products.

OUR FUTURE SUCCESS WILL DEPEND IN PART UPON OUR ABILITY TO ENHANCE OUR EXISTING
  PRODUCTS AND TO DEVELOP AND INTRODUCE, ON A TIMELY BASIS, NEW PRODUCTS AND FEATURES THAT MEET CHANGING CUSTOMER REQUIREMENTS AND EMERGING INDUSTRY STANDARDS

    The server-based software market still is emerging and characterized by rapid technological change, evolving industry standards, changes in end-user requirements and frequent new product introductions and enhancements. The introduction of new technological products and the emergence of new industry standards could render our products obsolete and unmarketable. From time to time, we may develop new products, capabilities or technologies that have the potential to replace or shorten the life cycle of our existing products. Additionally, we cannot assure you that announcements of currently planned or newly introduced product offerings will not cause customers to defer purchasing our existing products.

    In addition, we cannot assure you that we will be able to develop products that keep pace with new technology, or that new technology will not obviate the need for our products. If any new or enhanced technology gains widespread acceptance and we fail to develop and provide compatible products on a timely basis, our competitive position, business, results of operations and financial condition could be adversely affected. Our future success depends in large part upon:

    - our ability to enhance our current products;

    - our ability to develop and successfully introduce new products that keep pace with technological developments; and

    - our ability to respond to evolving end-user requirements.

    We cannot assure you that we will successfully develop and market new products or product enhancements on a timely basis, or that new products or product enhancements we develop will achieve market acceptance.

WE FILED FOR BANKRUPTCY ON NOVEMBER 15, 1991 AND MAY BE REQUIRED TO PAY UP TO
  $2.23 MILLION AND INTEREST, IF ANY, TO CREDITORS.

    On November 15, 1991, we filed for reorganization under Chapter 11 of the United States Bankruptcy Code and, later, submitted a Debtor's Proposed Amended Plan of Reorganization. The plan was confirmed by order of the bankruptcy court on July 11, 1994 and the court established a plan of payment for the benefit of our creditors. Under the bankruptcy court order, we established a disbursement account into which 50% of the ongoing terminal royalties we receive from OEMs with whom we had a current relationship must be deposited to pay named creditors. See "Business of GraphOn--

Corporate History" for a more complete description of these OEMs. For all but one unsecured creditor, payments from the disbursement account were ordered to continue up to the earlier of:

    - the limit of our liability to each unsecured creditor or

    - through the year 2000.

However, the largest unsecured creditor's claim, which currently totals approximately $964,000, must be paid from available funds, if any, in the disbursement account until such amount is fully paid. Our total remaining liability under the bankruptcy, as of March 26, 1999, is limited to the lesser of:

    - approximately $2,230,000 or

    - 50% of future ongoing terminal royalties we receive from the OEMs.

    To date, only royalties received pursuant to some of GraphOn's license agreements existing at the time of the bankruptcy have been deposited into the disbursement account, and we have not deposited into such account or paid creditors out of royalties received or currently received on our subsequently developed and licensed server-based technology. We believe that our royalty payment obligations under the bankruptcy court order relate only to licenses in place as of July 11, 1994, and no payments to creditors have been made since November 14, 1997. We cannot assure you that a court will not interpret our obligation to include payments to the disbursement account from royalties earned from subsequent licenses of the server-based technology or licenses that we secure in the future, or that our current technology will not be deemed derivative of our technology existing at July 11, 1994. Consequently, we cannot assure you that we will not be required to repay creditors referenced in the bankruptcy proceedings the full amount of our liability, which is approximately $2,230,000, and interest on any payments that a court deems to be owed based upon a ruling that our interpretation is wrong. In addition, we cannot guarantee you that a creditor will not assert a claim for payment out of the royalties from subsequent licenses of the server-based technology. Such claims could be costly and time-consuming for us. If any of these events takes place, it could have a material adverse effect on our business, financial condition and results of operations. See Note 6 to the GraphOn Financial Statements.

OUR FAILURE TO MANAGE EXPANDING OPERATIONS COULD ADVERSELY AFFECT US

    To exploit the emerging server-based software market, we must rapidly execute our business strategy and further develop products while managing our anticipated growth in operations. To manage our growth, we must:

    - continue to implement and improve our operational, financial and management information systems;

    - hire and train additional qualified personnel;

    - continue to expand and upgrade core technologies; and

    - effectively manage multiple relationships with various licensees, consultants, strategic and technological partners and other third parties.

    We cannot assure you that our systems, procedures, personnel or controls will be adequate to support our operations or that management will be able to execute strategies rapidly enough to exploit the market for our products and services. Our failure to manage growth effectively or execute strategies rapidly could have a material adverse effect on our business, financial condition and results of operations.

COMPETITION FOR KEY MANAGEMENT AND OTHER PERSONNEL IN OUR INDUSTRY IS INTENSE,
  AND WE MAY NOT BE SUCCESSFUL IN ATTRACTING AND RETAINING THESE PERSONNEL

    Our success and business strategy is dependent in large part on our ability to attract and retain key management and other personnel. Such individuals are in high demand and often have competing employment offers. In particular, our success depends on our ability to retain the services of Mr. Walter Keller, our President and Chairman of the Board and Ms. Robin Ford, our Executive Vice President of Marketing and Sales. We have entered into employment agreements with these individuals that each contain non-competition and confidentiality covenants. We currently anticipate the need to attract additional sales, marketing, financial and software engineer personnel in the near future. Competition for such personnel in the computer software and services industry is intense, and therefore, we cannot assure you we will be able to attract or retain such personnel. The loss of the services of one or more members of our management group or the inability to retain or hire additional personnel as needed may have a material adverse effect on our business.

OUR PLANNED EXPANSION INTO INTERNATIONAL MARKETS MAKES US SUSCEPTIBLE TO RISKS
  FROM INTERNATIONAL OPERATIONS

    As part of our long term strategy we intend to address the global needs of our customers and expand our business to commit resources to international market expansion. In order to execute this strategy, we will need to hire and train additional personnel and recruit additional international resellers to successfully expand our international sales. We cannot assure you that we will be able to increase or maintain international sales of our products or that international reseller channels will be willing or able to adequately service and support our products. Our international operations will be subject to a number of risks including:

    - difficulties in staffing and managing foreign operations;

    - variability of foreign economic conditions and changing restrictions imposed by United States export laws;

    - unexpected changes in regulatory requirements;

    - tariffs and other trade barriers;

    - lack of acceptance of products in foreign countries;

    - the burdens of complying with a wide variety of foreign laws; and

    - foreign restrictions on the transfer of currency and variability of foreign currency exchange rates.

    We cannot assure you that such factors will not have a material adverse effect on our future international sales and, consequently, our business, results of operations and financial condition.

THE MARKET IN WHICH WE PARTICIPATE IS HIGHLY COMPETITIVE AND HAS MORE
  ESTABLISHED COMPETITORS

    The market we participate in is intensely competitive, rapidly evolving and subject to technological changes. We expect competition to increase as other companies introduce additional competitive products. In order to compete effectively, we must continually develop and market new and enhanced products and market those products at competitive prices. As markets for our products continue to develop, additional companies, including companies in the computer hardware, software and networking industries with significant market presence, may enter the markets in which we compete and further intensify competition. A number of our current and potential competitors have longer operating histories, greater name recognition and significantly greater financial, sales, technical, marketing and other resources than we do. We cannot assure you that our competitors will not develop and market competitive products that will offer superior price or performance features or that new competitors will not

                                     xviii
enter our markets and offer such products. We believe that we will need to invest increasing financial resources in research and development to remain competitive in the future. Such financial resources may not be available to us at the time or times that we need them or upon terms acceptable to us. We cannot assure you that we will be able to establish and maintain a significant market position in the face of our competition and our failure to do so would adversely affect our business.

WE ARE SUBJECT TO RISK OF UNDETECTED ERRORS WHICH COULD SUBSTANTIALLY REDUCE THE
  EFFECTIVENESS OF OUR PRODUCTS AND ADVERSELY AFFECT US

    Our complex software products may contain undetected errors or failures when first introduced or as new versions are released. We cannot assure you that errors will not be found in our products after commencement of commercial shipments. In addition, third-party products that our products depend upon, including current and future versions of operating systems and application programs provided by companies such as Sun Microsystems, IBM and Microsoft, may contain defects which could reduce the performance of our products or render them useless. Because we do not develop our own application programs and depend upon third party applications, errors in any application utilized by our customers could adversely impact the marketability of our products. Similarly, we cannot assure you that errors or defects in our products will not be discovered, causing delays in product introductions and shipments or requiring design modifications that could adversely affect our reputation, competitive position, business, results of operations and financial condition.

OUR MANAGEMENT WILL BE ABLE TO EXERT SIGNIFICANT CONTROL OVER US

    Following the consummation of the merger, our executive officers, directors and their affiliates will own or have voting control over approximately 45.8% of the outstanding shares of common stock. As a result, if they act as a group, the executive officers and directors may exercise significant influence over such matters as amendments to our charter and fundamental corporate transactions such as mergers, asset sales and the sale of post-merger GraphOn. In addition, they will be able to influence the direction of our business and the election of members to the board of directors.

WE HAVE AGREED TO CONTRACTUAL PROVISIONS THAT COULD DISCOURAGE ACQUISITION BIDS

    A number of our agreements contain express provisions that do not allow us to assign them without written consent. These provisions could deter third parties from making bids to acquire us. These provisions could also limit the price future investors are willing to pay for shares of our common stock.

OUR FAILURE TO BE YEAR 2000 COMPLIANT WOULD NEGATIVELY IMPACT OUR BUSINESS

    Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field and therefore are not designed to handle any dates beyond the year 1999. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in a relatively short time, computer systems and/or software used by many companies may need to be upgraded to comply with such "year 2000" requirements to remain functional. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. Although GraphOn currently offers software products that are designed and, in certain circumstances, are warranted to be year 2000 compliant, there can be no assurance that GraphOn's software products contain all necessary date code changes. In addition, there may be a significant amount of litigation arising out of year 2000 compliance issues. Because of the unprecedented nature of such litigation, it is uncertain whether or to what extent GraphOn may be affected by it.

    GraphOn believes that the purchasing patterns of customers and potential customers may be affected by year 2000 issues in a variety of ways. Many companies are expending significant resources to purchase new software or correct their current software systems for year 2000 compliance. These expenditures may result in reduced funds available to purchase GraphOn's products. In addition, many potential customers may choose to defer purchasing year 2000 compliant products until they believe it is absolutely necessary, thus resulting in potentially stalled market sales within the server-based software industry. Conversely, year 2000 issues may cause other companies to accelerate purchases, causing an increase in short-term demand and a consequent decrease in long-term demand for GraphOn's year 2000 compliant products. There can be no assurance that year 2000 issues will not affect GraphOn in one or more of a number of possible ways, and will not result in a material adverse effect on GraphOn's business, operating results and financial condition.

RISKS RELATING TO UNITY SUBSEQUENT TO THE MERGER

POTENTIAL PUBLIC SALES OF A SIGNIFICANT NUMBER OF SHARES OF THE UNITY COMMON
  STOCK COULD REDUCE THE MARKET PRICE OF UNITY COMMON STOCK

    If Unity stockholders sell substantial amounts of Unity common stock, including up to an aggregate of 4,858,185 shares issuable upon the exercise of outstanding options and warrants, in the public market following the merger, then the market price of the Unity common stock could fall. Restrictions under the securities laws and lock-up agreements limit the number of shares of our common stock that will be available for sale in the public market. Upon consummation of the merger, the holders of 9,717,795 shares, or approximately 88.7% of the shares of Unity common stock that will be outstanding after the merger, will have agreed not to sell any such shares for at least 180 days after the effective time of the merger.

    Following the completion of the merger, Unity intends to file a registration statement to register all shares of common stock issuable under Unity's stock option plans, including GraphOn's stock option plan that is being assumed by Unity. Until such registration statement becomes effective, shares issued upon exercise of options will be restricted under the securities laws. After the filing of such registration statement, shares issued upon exercise of stock options will be eligible for resale in the public market without restriction. Such sales could adversely affect the price of Unity's common stock.

NO DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE

    Neither GraphOn nor Unity has ever paid cash dividends on its common stock. Following the merger, we do not anticipate paying cash dividends for the foreseeable future. We intend to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the merger.

THE PRICE OF UNITY'S SECURITIES MAY FLUCTUATE

    The market price of Unity's securities is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile. Stockholders may have difficulty selling their Unity common stock following periods of volatility because of the market's adverse reaction to such volatility.

    Factors which could cause such volatility may include, among others:

    - conditions or trends in the computer software industry;

    - changes in the market valuations of other computer software companies;

    - actual or anticipated variations in quarterly operating results;

    - announcements of technological innovations;

    - capital commitments and expenditures;

    - departures of key employees; and

    - announcements by Unity or its competitors of strategic alliances, joint ventures and significant acquisitions.

Many of these factors are beyond Unity's control and may materially adversely affect the market price of Unity's common stock, regardless of Unity's future operating results.

    The trading prices of many technology companies' stocks have reached historical highs within the last 12 months and have reflected valuations substantially above historical levels. During the same period, such companies' stocks have also been highly volatile and have recorded lows well below such historical highs. We cannot assure you that Unity's securities will trade at the same levels of other technology companies or that technology stocks in general will sustain their current levels.

UNITY WARRANTS MAY NOT BE EXERCISED IF A CURRENT PROSPECTUS COVERING THE
  UNDERLYING SHARES IS NOT AVAILABLE

    Holders of warrants issued by Unity in its initial public offering cannot exercise such warrants and then sell the underlying shares of Unity common stock in the absence of an effective registration statement. The warrants are not exercisable unless, at the time of exercise, Unity has a current prospectus covering the shares of Unity common stock issuable upon exercise of the warrants, and the shares have been registered, qualified or are deemed to be exempt from registration under the securities laws of the state of residency of the warrantholder. Although Unity has agreed with the underwriter of its initial public offering to use its best efforts to keep a registration statement covering the shares underlying such warrants effective for the life of the warrants, if Unity fails to do so, the warrants may be deprived of their value. Maintaining such a registration statement may be very costly over the life of the warrants.

UNITY'S CERTIFICATE OF INCORPORATION AND BYLAWS COULD MAKE IT DIFFICULT FOR A
  THIRD PARTY TO ACQUIRE UNITY

    Unity's proposed amended and restated certificate of incorporation and bylaws could have the effect of delaying, deferring or preventing an acquisition of Unity. For example, the Unity board may issue preferred stock without stockholder approval. Additionally, such certificate of incorporation provides for a classified board, with each member having a staggered three year term. Unity's post-merger certificate of incorporation also will prohibit the stockholders from taking action by written consent and limit their ability to call special meetings and make proposals at such meetings. These provisions could make it more difficult for a third party to remove or replace Unity's post-merger management or to acquire Unity.

UNITY COMMON STOCK MAY NOT HAVE AN ACTIVE TRADING MARKET, WHICH MAY MAKE IT MORE
  DIFFICULT FOR YOU TO RESELL SHARES WHEN YOU WANT

    There has been a sporadic and at times relatively illiquid public market for the Unity securities. We cannot predict the extent to which a trading market will develop or how liquid that market will be after the completion of the merger.

                                   TRADEMARKS

    This joint proxy statement/prospectus contains trademarks of GraphOn and may contain trademarks of others. Such trademarks of GraphOn include the following:

    - jBridge-TM-

    - GO-Between-TM-

    - GO-Global-TM-

    - GO-Joe-TM-

                                    DILUTION


    The net tangible book value of Unity at April 30, January 31, 1999 was $5,851,077, or $3.12 for each of the 1,875,000 outstanding shares of Unity common stock. Net tangible book value per share represents the amount of total tangible assets of Unity less total liabilities, divided by the number of shares of Unity common stock outstanding. After giving effect to the merger, the pro forma net tangible book value of Unity would have been $6,919,260 or $0.63 per share of Unity common stock or $5,720,355, or $0.53 per share of Unity common stock, assuming the conversion into cash of 19.99% in interest of the Unity common stock held by public stockholders (as defined on page 2 of this joint proxy statement/prospectus). This represents an immediate dilution in net tangible book value of $2.49 per share of Unity common stock to the Unity stockholders prior to the merger or $2.59 per share of Unity common stock assuming 19.99% conversion. The following table illustrates the dilution in net tangible book value per share of Unity common stock to the Unity stockholders prior to the merger.



                                                                TANGIBLE BOOK    SHARES OF     TANGIBLE BOOK VALUE
                                                                  VALUE OF         UNITY       PER SHARE OF UNITY
                                                                    UNITY       COMMON STOCK      COMMON STOCK
                                                                -------------  --------------  -------------------
BEFORE MERGER.................................................   $ 5,851,077       1,875,000        $    3.12
AFTER MERGER TRANSACTION:
  ASSUMING NO CONVERSION
    Pro forma as of January 31, 1999 giving effect to the
      Merger(1)...............................................   $ 6,919,260      10,961,961        $    0.63
  ASSUMING 19.99% CONVERSION
    Pro forma as of January 31, 1999 giving effect to the
      Merger(1)...............................................   $ 5,720,355      10,712,086        $    0.53


------------------------

(1) Does not give effect to the possible exercise subsequent to the effective time of options and warrants to purchase a maximum of approximately 4,858,185 shares of Unity common stock.

                                  INTRODUCTION

    This joint proxy statement/prospectus is being furnished by Unity to holders of its shares of common stock and by GraphOn to holders of its shares of common stock in connection with the solicitation of proxies by the respective boards of directors of Unity and GraphOn for use at the special meeting of Unity stockholders and at the special meeting of GraphOn shareholders. The special meeting will be held at the times and places and for the purposes set forth in the accompanying notices of special meeting of Unity stockholders and GraphOn shareholders, respectively, or any adjournments or postponements.

    At the meetings, the Unity stockholders and the GraphOn shareholders, respectively, will consider and vote upon a proposal to approve and adopt an agreement and plan of merger and reorganization, dated as of February 1, 1999, as amended as of June 1, 1999, between Unity and GraphOn, pursuant to which, among other matters, GraphOn will merge with and into Unity. At the Unity meeting, Unity stockholders will first consider and vote upon a proposal to amend Unity's certificate of incorporation to delete a provision that required Unity to have been liquidated, and its net assets distributed to public Unity stockholders by January 11, 1999 as a consequence of Unity's failure to have effected a merger or other business combination by November 12, 1998. The net assets are estimated to be $5.28 per common share. The deleted provision will be replaced with a provision that Unity will be liquidated, and its net assets distributed to public Unity stockholders, if the proposed merger with GraphOn is not approved by Unity stockholders or, alternatively, if such merger is approved but not completed by July 31, 1999.

    At the effective time of the merger, Unity will issue approximately 9,086,961 shares of its common stock to the GraphOn shareholders in exchange for all of the then issued and outstanding shares of common stock of GraphOn. Unity also will assume GraphOn warrants exercisable for up to 876,790 shares of Unity common stock and issue 250,000 warrants exercisable for an aggregate of up to 250,000 shares of Unity common stock. As a result of the merger and the transactions contemplated by the merger agreement, GraphOn will be merged with and into Unity, Unity's name will be changed to "GraphOn Corporation," the GraphOn shareholders will collectively own approximately 82.9% of the then outstanding Unity common stock and the six present directors of GraphOn will constitute all but one of the initial members of Unity's post-merger board of directors. One of the present directors of Unity will continue as a director following the merger. The current Unity stockholders, collectively, will continue to own approximately 17.1% of the outstanding Unity common stock following the merger.

                            SOLICITATION OF PROXIES

    The costs of solicitation of Unity stockholder proxies and GraphOn shareholder proxies will be borne by Unity and GraphOn, respectively. Unity and GraphOn will reimburse the respective brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this joint proxy statement/prospectus and other proxy materials to, and obtaining instructions relating to such materials from, the respective beneficial owners of Unity common stock and GraphOn common stock. Unity and GraphOn shareholder proxies may be solicited by directors, executive officers or regular employees of, respectively, Unity and GraphOn, in person, by letter, telephone or telegram.

                           THE UNITY SPECIAL MEETING

PURPOSES OF MEETING

    At the Unity meeting, Unity stockholders who are eligible to vote will be asked to consider and vote upon a proposal to amend Unity's certificate of incorporation. If adopted, the amendment will delay Unity's liquidation pending the outcome of the vote by Unity stockholders to approve the merger. This amendment further provides that if the merger with GraphOn is approved by Unity stockholders but is not completed by July 31, 1999, Unity will be liquidated and its net assets distributed to public

Unity stockholders. A copy of the text of the charter amendment is attached as Exhibit A to this joint proxy statement/prospectus. See "--The Charter Amendment."

    If the charter amendment is not approved at the Unity meeting, Unity stockholders will not consider and vote upon the proposal to approve the merger and Unity will be liquidated.

    At the Unity meeting, eligible Unity stockholders also will be asked to consider and vote upon a proposal to approve the merger, including the merger agreement. A vote in favor of the merger of GraphOn into Unity also will constitute approval of Unity's assumption of the GraphOn 1998 Stock Option/Stock Issuance Plan and all of the outstanding options issued under such plan. A copy of the merger agreement is attached as Exhibit B to this Joint Proxy Statement/Prospectus.

    THE UNITY BOARD, WITHOUT DISSENT, HAS APPROVED THE CHARTER AMENDMENT AND THE MERGER AND RECOMMENDS THAT THE UNITY STOCKHOLDERS VOTE "FOR" THE PROPOSALS TO APPROVE AND ADOPT THE CHARTER AMENDMENT AND THE MERGER, INCLUDING THE MERGER AGREEMENT. See "The Merger--Recommendations of the Boards of Directors and Reasons for the Merger--Unity."

DATE, TIME AND PLACE; RECORD DATE

    The Unity meeting is scheduled to be held at 10:00 A.M., local time, on June , 1999, at 800 Third Avenue, 30th Floor, New York, New York. The Unity board
has fixed the close of business on May   , 1999 as the record date for the
determination of holders of Unity common stock eligible to receive notice of and to vote at the Unity meeting. On the Unity record date, there were 1,875,000 shares of Unity common stock, held of record by 37 persons, outstanding and entitled to vote. Each share of Unity common stock is entitled to one vote.

VOTING RIGHTS

    Holders of record of Unity common stock on the Unity record date are entitled to vote on the proposals to be presented to the Unity stockholders at the Unity meeting. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Unity common stock eligible to vote at the Unity meeting is necessary to constitute a quorum at the Unity meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Pursuant to Delaware law, the affirmative vote of the holders of at least a majority of Unity common stock is required to approve and adopt the charter amendment and the merger, including the merger agreement. A condition precedent to the completion of the merger requires that no more than 20% of the outstanding Unity common stock held by shareholders who acquired such common stock in Unity's initial public offering or thereafter (the "public Unity stockholders") vote against approval of the merger and thereafter offer their shares to Unity for conversion into cash.

    Unity stockholders who acquired such common stock prior to the IPO (the "non-public Unity stockholders") have agreed to vote such Unity common stock with respect to the proposals to approve the charter amendment and the merger in accordance with the vote of the majority of all public Unity stockholders. The amount of Unity common stock subject to these agreements is an aggregate of approximately 33.3% of the currently outstanding shares of Unity common stock. Consequently, if a majority of outstanding Unity common stock held and voted by public Unity stockholders is voted in favor of the charter amendment, the non-public Unity stockholders will vote their shares of Unity common stock in favor of the charter amendment. The vote upon whether to approve the merger will be governed in a like manner.

    If a Unity stockholder attends the Unity meeting, he or she may vote by ballot. However, many of the Unity stockholders may be unable to attend the Unity meeting. Therefore, the Unity board is soliciting proxies so that each holder of Unity common stock on the Unity record date has the opportunity to vote on the proposals to be considered at the Unity meeting. When a proxy card is returned properly signed and dated, the shares represented by the proxy card will be voted in accordance with the instructions on the proxy card. If a Unity stockholder does not return a signed proxy card, his or her shares will not be voted. Unity stockholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If a Unity stockholder, other than a broker which holds shares in street name for its customers, returns a signed proxy card, but does not indicate how his or her shares are to be voted, the shares represented by the proxy card will be voted FOR approval and adoption of each of the charter amendment and the merger. If a signed proxy card is returned by a Unity stockholder and expressly reflects an abstention upon any proposal or if a signed proxy card is returned by a broker with no indication of how shares are to be voted, the shares evidenced by the proxy card will be counted towards the quorum necessary to convene the Unity meeting, noted in the immediately preceding paragraph, but will not be counted towards the requisite affirmative vote upon such proposal as mandated by applicable Delaware law. The proxy card also confers discretionary authority on the individuals appointed by the Unity board and named on the proxy card to vote the shares represented by the proxy card on any other matter incidental to the Unity meeting that is properly presented for action at such meeting.

    Any Unity stockholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by:

    - notifying in writing the Secretary of Unity, at 245 Fifth Avenue, New York, New York 10016;

    - granting a subsequent proxy; or

    - appearing in person and voting at the Unity meeting.

Attendance at the Unity meeting will not in and of itself constitute revocation of a proxy.

    IF THE MERGER IS NOT APPROVED BY THE REQUISITE VOTE IMPOSED BY APPLICABLE DELAWARE LAW OR, EVEN IF SO APPROVED BUT 20% OR MORE IN INTEREST OF ALL PUBLIC UNITY STOCKHOLDERS ACTUALLY VOTE AGAINST APPROVAL OF THE MERGER AND AFFIRMATIVELY REQUEST CONVERSION OF THEIR SHARES OF UNITY COMMON STOCK INTO CASH, THE MERGER AGREEMENT WILL BE TERMINATED AND THE MERGER ABANDONED.

                          THE GRAPHON SPECIAL MEETING

PURPOSES OF MEETING

    At the GraphOn meeting, GraphOn shareholders eligible to vote thereat will be asked to consider and vote upon a proposal to approve and adopt the merger, including the merger agreement.

    THE GRAPHON BOARD, WITHOUT DISSENT, HAS APPROVED THE MERGER AND RECOMMENDS THAT THE GRAPHON SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER, INCLUDING THE MERGER AGREEMENT. See "The Merger--Recommendations of the Boards of Directors and Reasons for the Merger--GraphOn."

DATE, TIME AND PLACE; RECORD DATE

    The GraphOn meeting is scheduled to be held at 10:00 A.M., local time, on
June   , 1999, at 150 Harrison Avenue, Campbell, California. The GraphOn board
has fixed the close of business on May   , 1999 as the record date for the
determination of holders of GraphOn common stock eligible to receive notice of and to vote at the GraphOn meeting. On the GraphOn record date, there were 16,296,559 shares of GraphOn common stock, held of record by approximately 211 persons, outstanding and entitled to vote. Each share of GraphOn common stock is entitled to one vote.

VOTING RIGHTS

    Holders of record of GraphOn common stock on the GraphOn record date are entitled to vote on the proposals to be presented to the GraphOn shareholders at the GraphOn meeting. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of GraphOn common stock eligible to vote at the GraphOn meeting is necessary to constitute a quorum at the GraphOn meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, pursuant to California law, the affirmative vote of the holders of at least a majority of GraphOn common stock eligible to vote at the GraphOn meeting is required to approve and adopt the merger, including the merger agreement.

    If a GraphOn shareholder attends the GraphOn meeting, he or she may vote by ballot. However, many of the GraphOn shareholders may be unable to attend the GraphOn meeting. Therefore, the GraphOn board is soliciting proxies so that each holder of GraphOn common stock on the GraphOn record date has the opportunity to vote on the proposals to be considered at the GraphOn meeting. When a proxy card is returned properly signed and dated, the shares represented by the proxy card will be voted in accordance with the instructions on the proxy card. If a GraphOn shareholder does not return a signed proxy card, his or her shares will not be voted. GraphOn shareholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If a GraphOn shareholder, other than a broker which holds shares in street name for its customers, returns a signed proxy card, but does not indicate how his or her shares are to be voted, the shares represented by the proxy card will be voted FOR approval and adoption of the merger. If a signed proxy card is returned by a GraphOn shareholder and expressly reflects an abstention upon any proposal, the shares evidenced by the proxy card will be counted towards the quorum necessary to convene the GraphOn meeting, but will not be counted towards the requisite affirmative vote upon such proposal as mandated by applicable California law. The proxy card also confers discretionary authority on the individuals appointed by the GraphOn board and named on the proxy card to vote the shares represented by the proxy card on any other matter incidental to the GraphOn meeting that is properly presented for action at such meeting.

    Any GraphOn shareholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by:

    - notifying in writing the Assistant Secretary of GraphOn, at Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, Attn.: Curtis L. Mo, Esq.;

    - granting a subsequent proxy; or

    - appearing in person and voting at the GraphOn meeting.

Attendance at the GraphOn meeting will not in and of itself constitute revocation of a proxy.

                             THE CHARTER AMENDMENT

    The charter amendment, to be presented to the Unity stockholders as a single integral proposal, consists of three separate but inter-related amendments to the Unity certificate of incorporation, as follows:

        1. The deletion of portions of Articles SEVENTH and NINTH that preclude any amendment of Article SEVENTH prior to the consummation of a merger;

        2. The deletion of the provision set forth in paragraph (c) of Article SEVENTH that required Unity to be liquidated, and its net assets distributed to public Unity stockholders, by January 10, 1999 if Unity had not effected a merger by November 12, 1998; and

        3. The replacement of such deletion with a provision that would require Unity to be liquidated, and its net assets distributed to public Unity stockholders, if Unity does not complete the merger by July 31, 1999.

    The charter amendment is being submitted for consideration and approval by the Unity stockholders in order to defer Unity's liquidation pending the result of a vote by Unity stockholders upon the proposal to approve the merger.

    The complete text of those portions of Unity's certificate of incorporation to be effected by the charter amendment is attached to this joint proxy statement/prospectus as Exhibit A.

    Unity has obtained from its special counsel, Richards, Layton & Finger, P.A., of Wilmington, Delaware, an opinion, a copy of which has been filed as an exhibit to our registration statement, to the effect that those provisions of Unity's certificate of incorporation which prohibit the amendment of paragraph
(c) of Article SEVENTH of the certificate of incorporation during the period commencing upon consummation of the Company's initial public offering and prior to the consummation of a business combination (as defined in Unity's certificate of incorporation) are contrary to Delaware law because they eliminate the rights granted to a corporation and its shareholders by the Delaware General Corporation Law ("DGCL") to amend the corporation's certificate of incorporation if certain procedures are followed. The opinion of Richards, Layton & Finger, P.A. notes, however, that there is no Delaware case directly on point and that its conclusion is based on reasoning from decisions which are not on point.

    If the charter amendment and the merger are each approved by Unity stockholders, Unity will take all steps reasonably necessary to effect the merger in accordance with the terms of the merger agreement, as soon as practical.

    If the charter amendment is not approved by Unity stockholders, the merger will not be voted upon by Unity stockholders and Unity's board will take steps to promptly effect a liquidation of Unity and a distribution of its net assets to public Unity stockholders.

    If the charter amendment is approved and the merger is not approved by Unity stockholders or, if approved but not completed on or prior to July 31, 1999, the Unity board will take steps to promptly effect a liquidation of Unity and a distribution of its net assets to public Unity stockholders.

    In adopting the charter amendment, the Unity board believed it was beneficial for Unity stockholders to have the opportunity to consider the merger with GraphOn. The Unity board also believed that if Unity stockholders did not approve the merger with GraphOn, its efforts at seeking to find a suitable candidate for a merger or other business combination should cease with finality and the Unity board would then proceed to effect a prompt liquidation of Unity.

                                   THE MERGER

GENERAL

    The following is a brief summary of the material features of the merger. This summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement, which is attached to this joint proxy statement/prospectus as Exhibit B.

    The following table identifies those persons or groups of persons who will derive significant equity interests in Unity following completion of the merger. The following numbers include shares of common stock and shares of common stock issuable upon exercises of options and warrants. See "Principal Shareholders of GraphOn."

                                         EQUITY INTEREST IN UNITY UPON        BASIS FOR ACQUISITION OF EQUITY
NAME OF GROUP                                CONSUMMATION OF MERGER                       INTEREST
------------------------------------  ------------------------------------  ------------------------------------

Executive officers and directors of   5,149,236 shares of Unity common      In exchange for 9,234,643 shares of
  GraphOn                             stock                                 GraphOn common stock held prior to
                                                                            the merger

Principal shareholders of GraphOn     4,846,602 shares of Unity common      In exchange for 8,778,565 shares of
  (excluding Spencer Trask)           stock                                 GraphOn common stock held prior to
                                                                            the merger

Investors in GraphOn's private        2,878,815 shares of Unity common      In exchange for 5,162,868 shares of
  equity financing between October    stock                                 GraphOn common stock held prior to
  28, 1998 and January 27, 1999                                             the merger

Spencer Trask                         1,230,488 shares of Unity Common      In exchange for 2,206,759 shares of
                                      Stock, 250,000 Class A redeemable     GraphOn common stock held prior to
                                      common stock purchase warrants        the merger and in consideration for
                                      exercisable for an aggregate of up    consulting services performed in
                                      to 250,000 shares of Unity Common     connection with the merger.
                                      Stock and up to $575,000.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    At the effective time of the merger, GraphOn will be merged with and into Unity, and the Unity certificate of incorporation will be amended and restated to change Unity's name to "GraphOn Corporation" and to change other provisions which are not currently included in the certificate of incorporation of Unity. These provisions, included at the request of the GraphOn board, will:

    - prohibit stockholder actions by written consent in lieu of meetings;

    - require the approval of the holders of two-thirds of the outstanding shares of capital stock to amend the certificate of incorporation or bylaws of Unity;

    - increase the amount of authorized shares of common stock of Unity from 20,000,000 to 45,000,000 and the authorized shares of preferred stock from 5,000 to 5,000,000;

    - require the approval of the holders of two-thirds of the outstanding shares of capital stock to remove a director from office;

    - allow special stockholder meetings to be called only by the board of directors or the holders of at least 50% of the outstanding capital stock of the combined company;

    - classify the board of directors into three classes, one of which is elected at each annual meeting of stockholders to hold office for a three-year term; and

    - clarify that the Corporation is authorized to advance expenses to persons entitled to indemnity by the Corporation and provide a mechanism for such persons to recover on any unpaid indemnity claims.

    The following is a brief summary of the material features, purposes and effects of the amended and restated certificate of incorporation. The text of the amended and restated certificate of incorporation is attached to this joint proxy statement/prospectus as Exhibit C. To understand it fully, you should carefully read the text of it.

    INCREASE IN AUTHORIZED NUMBER OF SHARES OF CAPITAL STOCK

    COMMON STOCK. Unity is seeking to increase the authorized number of shares of common stock from 20,000,000 to 45,000,000.

    The principal purpose of the excess number of authorized but unissued shares of common stock is to provide Unity with flexibility in the future by assuring that there will be sufficient authorized but unissued shares of common stock available for financing requirements, possible acquisitions, future stock splits or dividends, stock option and other employee incentive programs and other corporate purposes without the necessity of further stockholder approval, except as may be required in a particular case by Unity's charter documents, applicable law or the rules of any stock exchange on which Unity's securities may then be listed. However, issuance of additional shares of common stock would have the effect of diluting the voting rights of existing holders of common stock and could have the effect of diluting earnings per share and net book value per share.

    PREFERRED STOCK. Unity is seeking to increase the authorized number of undesignated shares of preferred stock from 5,000 to 5,000,000. There are no shares of Unity preferred stock presently outstanding, and no shares of Unity preferred stock will be outstanding immediately after the merger.

    The purpose of authorizing undesignated preferred stock is to provide Unity with the flexibility to issue 5,000,000 shares of preferred stock in series, with such rights, preferences and privileges as the Unity board may determine, without the need for further stockholder approval. From time to time, the Unity board may determine that the designation and issuance of preferred stock with certain rights and preferences is necessary to serve certain corporate purposes. Because the terms of such preferred stock may be fixed by the Unity board without stockholder action, the preferred stock can be designated and issued quickly in the event Unity requires additional equity capital. The existence of authorized but undesignated preferred stock also could have an anti-takeover effect. Shares of authorized and unissued preferred stock (within the limits imposed by applicable law) could be given terms and issued in one or more transactions that would make a takeover of Unity more difficult, and therefore less likely. Shares of undesignated preferred stock could also be issued to persons who are friendly to existing management or used to make acquisitions or enter into other transactions that might frustrate potential acquirors. Under certain circumstances, this may have the effect of decreasing the market price of the Unity common stock. Furthermore, any preferred stock designated and issued could have rights equal to or superior to those of the outstanding common stock and could adversely affect the voting or other rights of the common stock. Finally, any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of all outstanding shares of common stock, in addition to diluting the stock ownership or voting rights of persons seeking to obtain control of Unity. Unity does not presently contemplate the designation and issuance of any such undesignated preferred stock.

    CLASSIFIED BOARD

    The proposed amended and restated certificate of incorporation institutes a classified board of directors, whereby each director shall be elected to a staggered three year term, and each year only one-third of the seats on the board shall be contestable. Any corporation is permitted by Delaware law to divide its board into classes in this manner.

    The division of the board into classes may have the effect of discouraging or delaying efforts to acquire control of Unity. Stockholders should recognize that this provision could render more difficult or discourage a merger, proxy contest, or the assumption of control of Unity by a large stockholder or group of stockholders. To the extent that this provision makes it more difficult to remove the board, it could enable the board to resist a takeover or change in control and make it more difficult to amend the amended and restated certificate of incorporation, approve certain acquisition proposals and remove the existing management.

    ACTION BY WRITTEN CONSENT; SPECIAL STOCKHOLDER MEETINGS; AMENDMENTS TO
     PROPOSED CERTIFICATE AND BYLAWS

    The proposed certificate and bylaws will eliminate the power of stockholders to act without a meeting by written consent after the consummation of the merger. In addition, they would require the approval of two-thirds of Unity's shares entitled to vote to amend the provisions of the proposed certificate and bylaws.

    These provisions would prevent a stockholder or stockholders owning a majority of the voting power from acting by written consent or amending the proposed certificate and bylaws after the consummation of the merger. Action by written consent, under some circumstances, may enable the taking of stockholder action opposed by management more quickly than would otherwise be possible.

    Eliminating unilateral stockholder action by written consent may have the effect of discouraging or delaying efforts to acquire control of Unity. Stockholders should recognize that these provisions could render more difficult or discourage a merger, proxy contest, or the assumption of control of Unity by a large stockholder or group of stockholders. To the extent that this provision enables the Unity board to resist a takeover or change in control by requiring that actions of the stockholders be submitted at a duly called and convened meeting, it could make it more difficult to amend the certificate, approve certain acquisition proposals and remove the existing board of directors and management.

    NOTIFICATION REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

    The proposed bylaws provide that stockholders seeking to make stockholder proposals must:

    - notify Unity of such proposal not fewer than 120 days prior to the date of the meeting;

    - disclose adequate information about such proposal; and

    - provide information about the stockholder(s) making the proposal.

In addition, the bylaws provide that stockholders' director nominations:

    - be in writing and contain adequate information about the nominee and the person participating in or organizing such nomination; and

    - be received by the Secretary of Unity not fewer than 120 days prior to the date of the meeting at which directors will be elected.

    These prior notice provisions would act to provide the Unity board with advance notice of possible dissident stockholder proposals and director nominations and provide the board with additional time to develop a response. In addition, this increase in the minimum notice period, combined with the abolition of stockholder actions by written consent and the calling by stockholders of special meetings discussed above, could have the effect of discouraging or delaying efforts to acquire control of Unity, by potentially increasing the amount of time before the stockholders may vote on an issue.

EXCHANGE RATIO

    At the effective time, each then outstanding share of GraphOn common stock will be converted into the right to receive approximately .5576 of a share of Unity common stock (the "exchange ratio"), or an approximate aggregate of 9,086,961 shares of Unity common stock (the "Unity merger stock").

No fractional shares of Unity common stock will be issued in the merger, and GraphOn shareholders whose shares are converted in the merger will be entitled to a cash payment in lieu of such fractional shares. The exchange ratio was established through arms-length negotiations between Unity and GraphOn.

UNITY EXCHANGE OPTIONS

    At the effective time, the GraphOn 1998 Stock Option/Stock Issuance Plan and all outstanding options under the plan will be assumed by Unity. A total of 2,746,444 shares of GraphOn common stock are reserved for issuance under the plan. Currently options are outstanding under the plan to purchase approximately 818,500 shares of GraphOn common stock at exercise prices ranging from $0.075 to $3.26 per share. The number of shares reserved for issuance under the plan, together with the number of shares subject to outstanding options and the exercise prices in effect under those options, will be adjusted to reflect the exchange ratio. Accordingly, after conversion, a total of 1,531,417 shares of Unity common stock will be reserved for issuance under the plan and options to purchase approximately 456,395 shares of Unity common stock at exercise prices ranging from approximately $0.13 to $5.85 per share (the "Unity exchange options") will be outstanding under the plan. The shares reserved under the plan, and all outstanding options, will be registered on a separate registration statement under the Securities Act. Unity will use its best efforts subsequent to the effective time to maintain the registered status of such shares up to and through the expiration date of the Unity exchange options and to maintain a current prospectus covering such shares.

UNITY MERGER WARRANTS

    At the effective time, warrants to purchase 1,572,437 shares of GraphOn common stock at an exercise price of $1.00 per share will be assumed by Unity and converted at the exchange ratio into warrants to purchase 876,790 shares of Unity common stock at an exercise price of approximately $1.79 per share (the "Unity merger warrants").

    The shares of Unity common stock issuable upon exercise of the Unity merger warrants are being registered under the Securities Act contemporaneously with the date of this joint proxy statement/ prospectus. Unity will use its best efforts subsequent to the effective time to have such shares of Unity common stock so registered or qualified at all times up to and through the respective expiration dates of the Unity merger warrants and to maintain a current prospectus covering their underlying shares.

CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS

    At the effective time, Unity will issue to Spencer Trask 250,000 Class A redeemable common stock purchase warrants exercisable for an aggregate of up to 250,000 shares of Unity common stock at an exercise price of $5.50 per share. The shares of Unity common stock issuable upon exercise of the warrants are being registered under the Securities Act contemporaneously with the date of this joint proxy statement/prospectus. Unity will use its best efforts subsequent to the effective time to have the shares of Unity common stock underlying the warrant so registered or qualified at all times up to and through the expiration date of the warrant and to maintain a current prospectus covering such shares. This warrant is to be issued to Spencer Trask in consideration for consulting services performed in connection with the merger.

CLOSING; EFFECTIVE TIME

    The closing of the transactions contemplated by the merger agreement will take place as soon as practicable immediately following the date on which the last of the conditions set forth in the merger agreement is satisfied or waived, or at such other time as Unity and GraphOn agree. The merger will become effective at such time as a certificate of merger and an agreement of merger reflecting the merger shall be accepted for filing by the Secretary of State of the State of Delaware, and by the Secretary of State of the State of California, respectively. Such filings will be made simultaneously with or as soon as practicable after the closing.

EXCHANGE OF STOCK CERTIFICATES

    At the effective time, the GraphOn shareholders will exchange certificates representing all of the GraphOn common stock for the Unity merger stock. No fractional shares of Unity common stock will be issued.

    Unity stockholders may but will not be required to surrender certificates evidencing shares of Unity common stock following the approval and adoption of the merger agreement and the subsequent implementation of the merger.

NO FRACTIONAL SHARES

    No certificates or scrip for fractional shares of Unity common stock will be issued upon the surrender for exchange of GraphOn certificates in the merger. No dividend, stock split or interest will be paid with respect to any fractional share of Unity common stock, and such fractional interests will not entitle the owner to vote or to any of the other rights of a holder of Unity common stock. Instead, each GraphOn shareholder who would otherwise have been entitled to a fraction of a share of Unity common stock upon surrender of GraphOn certificates for exchange will be entitled to receive a cash payment equal to such fraction multiplied by the closing price per share of Unity common stock as reported by the OTC Bulletin Board on the day preceding the effective time.

BACKGROUND OF THE MERGER

    As discussed under "Business of Unity" elsewhere in this joint proxy statement/prospectus, Unity was formed to serve as a vehicle to effect a merger with an operating business which the Unity board believed had significant growth potential.

    One of the conditions to the completion of the Unity IPO was Unity's agreement with the underwriters of the IPO, placed into Unity's certificate of incorporation at their request, to the effect that if Unity was unable to enter into a letter of intent to effect a merger by May 12, 1998, Unity would be liquidated and its net assets distributed to the public Unity stockholders. However, if Unity entered into such a letter of intent on or prior to such date, Unity would then be accorded an additional six month period to complete such merger, failing which Unity was to be liquidated. Unity's certificate of incorporation further provides that this liquidation requirement cannot be deleted prior to the completion of a merger by means of an amendment to Unity's certificate of incorporation.

    At the time of the Unity IPO, the Unity board adopted a policy that Unity would not effect a merger with any operating business unless the fair market value of such company, as determined by the Unity board based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value, would be at least 80% of the net assets of Unity at the time of such merger (the "fair market value requirement"). If the Unity board could not determine that an operating business had sufficient fair market value, the Unity board's policy dictated that Unity would have to obtain an opinion from an independent investment banking firm to such effect, absent which Unity could not proceed with the proposed merger. However, no such opinion would be required if the Unity board were to determine that the potential operating business prospective had sufficient fair market value.

    Following the consummation of Unity's IPO in November 1996, Unity's executive officers commenced an active search for an operating business. Approximately 90% of such net proceeds were placed in escrow immediately following the IPO, to be released either upon consummation of a merger or if required to facilitate a merger, as applicable.

    Excluding Worlds, Inc., a privately held company that was engaged in the business of developing applications for its three dimensional Internet technology, with particular emphasis on producing music-oriented websites in conjunction with record companies, and with which Unity previously entered into a now lapsed merger agreement, and GraphOn, during the period from November 1996 through May 1998 Unity's executive officers evaluated approximately 15 potential operating businesses in diverse industries. Serious consideration was given to effecting a merger with four of such potential operating businesses engaged in, respectively, the communications equipment, specialty chemical, computer systems and optical fiber industries. Unity conducted exploratory discussions with each of these four potential operating businesses, but did not enter into a definitive merger agreement with any of such concerns.

    In evaluating each potential operating business, Unity's executive officers and the Unity board first considered whether or not such operating business met the fair market valuation requirement and, having determined such requirement had been satisfied, then considered all or a majority of the following factors (collectively, "acquisition criteria"):

    - costs associated with effecting the merger;

    - equity interest in and opportunity for control of the operating business;

    - growth potential of the operating business and the industry in which it operates;

    - experience and skill of management and availability of additional necessary personnel of the operating business;

    - capital requirements of the operating business;

    - competitive position of the operating business;

    - stage of development of the product, process or service of the operating business;

    - degree of current or potential market acceptance of the product, process or service of the operating business;

    - proprietary features and degree of intellectual property or other protection of the product, process or service of the operating business; and

    - regulatory environment of the industry in which the operating business operates.

    All of the prospective operating businesses were rejected prior to execution of a definitive merger agreement. The primary basis or bases of rejection were as follows:

PROSPECTIVE ACQUIRED BUSINESS                                         UNSATISFIED ACQUISITION CRITERIA
--------------------------------------------------------  --------------------------------------------------------

Communications equipment (wireless telephone headsets)    Absence of demonstrable evidence of market acceptance of
                                                          products; inability to recruit and retain experienced
                                                          sales personnel and greater than projected capital
                                                          requirements (4th, 5th, 7th and 8th acquisition
                                                          criteria).

Specialty chemicals (industrial enzymes)                  Principal owner and operator of target was unwilling to
                                                          personally represent target's past and present
                                                          compliance with applicable environmental laws and
                                                          regulations (3rd, 5th and 10th acquisition criteria).

Computer systems (voter registration information          Inability to recruit chief financial officer and
  management systems for public sector use)               shortfall in target's projected revenues which, when
                                                          combined with Unity's capital resources, were believed
                                                          by Unity's executive officers to be insufficient to
                                                          assure future profitability (3rd, 4th, 5th and 6th
                                                          acquisition criteria).

Optical fibers (plastic optical fiber cables for in-      Absence of demonstrable evidence of market acceptance of
  office server/computer/ peripherals interface)          products; significant additional capital requirements;
                                                          extremely early state of product development (5th, 7th
                                                          and 8th acquisition criteria)

    The last potential operating business to be evaluated by Unity prior to its negotiation of its agreement to merge with Worlds was Boston Optical Fiber, Inc. ("BOF"), a privately held company engaged in the development of plastic optical fiber for use in the interface of computer networks and local access communications.

    On or about April 13, 1998, after approximately six weeks of intermittent discussions between an independent consultant retained by Unity to evaluate both the technological feasibility and commercial viability of BOF's second generation products, such consultant informed Lawrence Burstein, Unity's President, that he felt it would take no less than one year and possibly as long as 18 months to two years to establish such feasibility. He further stated that he was not in a position to express a firm opinion as to commercial viability until technological feasibility was established. He specifically called Mr. Burstein's attention to the fact that fiber optic technology was rapidly changing and there existed a strong possibility that existing manufacturers of both copper and glass cable would expend significant revenues during the next several years to enhance the performance and reduce the cost of their respective interface cabling products in an effort to maintain their dominant market share, to the possible detriment of plastic optical fiber cable usage. He indicated that should this occur, he questioned whether BOF would be in a position to effectively compete with such concerns.

    On April 24, 1998, cognizant of the fact that if the Unity board elected not to proceed with a merger with BOF Unity would have until May 12, 1998 to enter into a letter of intent for an alternative merger or undergo liquidation, Mr. Burstein initiated a meeting with Thomas Kidrin, Worlds' President, and Steven Greenberg, a principal stockholder of and consultant to Worlds, to explore the feasibility of a possible merger between Unity and Worlds. Mr. Burstein was familiar with Worlds and its then current and proposed business operations by reason of his status as a principal of Unity Venture

Capital Associates Ltd. ("Unity VCA"), a private investment banking firm which had become a minor shareholder in Worlds as a consequence of a previous merger between Worlds and Academic Computer Systems, Inc. ("ACS"), a dormant "blank check" company controlled by Unity VCA.

    On April 27, 1998, a meeting was held at Mr. Greenberg's office in New York City, at which time Messrs. Kidrin and Greenberg presented a comprehensive review of the progress made by Worlds in developing both its 3-D Internet technology and its potential applications.

    On April 29, 1998, Mr. Burstein telephoned each of the members of the Unity board and explained in detail his concerns over proceeding with a merger with BOF. In particular, Mr. Burstein observed that perhaps that as much as two years could elapse before the technological feasibility of BOF's second generation products could be established, with no assurance at this time as to outcome, and that even if such products were technologically feasible and they lent themselves to patent or other proprietary protection, several additional years could elapse before they could be brought to market. Each of the members of the Unity board, contacted individually by Mr. Burstein on April 29, 1998, advised Mr. Burstein that Unity should not proceed with a merger with BOF.

    On the afternoon of April 29, 1998, Mr. Burstein convened a telephonic meeting of the Unity board to apprise its members of the results of his conversations with Messrs. Kidrin and Greenberg on April 27, 1998. Like Mr. Burstein, the other members of the Unity board were generally familiar with Worlds, having been briefed from time to time by Mr. Burstein in individual conversations given the fact that each was a shareholder of Worlds by virtue of their prior equity interests in ACS. After reflecting upon Mr. Burstein's recounting of his April 27, 1998 briefing by Messrs. Kidrin and Greenberg, reviewing the several Acquisition Criteria, being also apprised by Mr. Burstein of Mr. Greenberg's apparent relationships in the pre-recorded music and entertainment industries, and noting the absence of any other operating business as a potential merger partner for Unity, the Unity board unanimously concluded that Mr. Burstein should immediately enter into the negotiation of merger terms between Unity and Worlds.

    Several meetings and telephonic discussions were held during the next several days between Mr. Burstein and persons affiliated with Worlds in an effort to negotiate the terms of a merger. On May 6, 1998, an agreement was reached between the parties and a definitive letter of intent executed. A definitive merger agreement was executed on June 25, 1998, and announced by each of Unity and Worlds on June 26, 1998.

    On July 24, 1998, a registration statement was filed by Unity with the SEC covering the Unity securities to be issued in the proposed merger with Worlds. The registration statement was declared effective by the SEC on September 14, 1998. Meetings of the respective stockholders of Unity and Worlds were held on October 29, 1998 to consider the proposed merger between Worlds and Unity. Unity stockholders voted against the proposed merger with Worlds at their October 29, 1998 meeting.

    Following the October 29, 1998 meeting of Unity stockholders, Mr. Burstein was contacted by a number of persons who expressed varying degrees of interest in locating a suitable candidate for a potential merger with Unity.

    Mr. Burstein initially informed each of such persons that Unity, under the terms of its certificate of incorporation, planned to liquidate and distribute its net assets to public Unity stockholders by January 11, 1999. Mr. Burstein also advised each of these persons that he would be willing to listen to their respective presentations and review any written materials they had because if a proposed merger candidate offered the potential of significant appreciation and benefit to Unity stockholders, he would request Unity's counsel to explore Unity's ability to amend its certificate of incorporation to defer liquidation until such time as the Unity stockholders could vote upon any such merger proposal.

    On November 25, 1998, Mr. Burstein was introduced by a minority shareholder of Unity VCA to William Dioguardi of Spencer Trask Securities Incorporated, who informed Mr. Burstein that Spencer Trask was acting as a financial advisor and placement agent to GraphOn in a private placement of

GraphOn common stock. Mr. Dioguardi informed Mr. Burstein of recent developments in GraphOn's business, particularly the possibility of GraphOn's acquisition of Corel's jBridge technology. Mr. Dioguardi expressed his belief that a merger between Unity and GraphOn, which would afford GraphOn access to Unity's cash reserves in addition to the anticipated proceeds of GraphOn's own private placement, could position GraphOn to achieve significant growth and profitability.

    Following these discussions, Mr. Burstein requested Unity's counsel to evaluate the feasibility of seeking Unity shareholder approval of an amendment to Unity's certificate of incorporation which would permit the Unity board to defer Unity's liquidation until the Unity shareholders could evaluate and vote upon a new merger transaction. Counsel considered this issue, reaching a preliminary conclusion that such an amendment should be permissible. Counsel then discussed its conclusion with Richards Layton & Finger, a Delaware law firm.

    On November 30, 1998, Richards, Layton & Finger, P.A. verbally advised Unity's counsel that such firm was of the preliminary opinion that Unity's certificate of incorporation could be amended to achieve the result desired by Mr. Burstein.

    Following receipt of this advice, telephone discussions were held between Mr. Burstein and other members of the Unity board, during the course of which Mr. Burstein informed the other board members of the preliminary opinion expressed by Richards, Layton & Finger, P.A. and of his desire to open discussions with GraphOn with a view towards negotiating a merger between GraphOn and Unity.

    On December 2, 1998, Unity's counsel prepared and circulated for review to GraphOn and GraphOn's counsel a draft letter of intent calling for a merger between Unity and GraphOn.

    On December 8, 1998, Mr. Burstein met in New York City with Walt Keller, GraphOn's president and chief executive officer, to discuss the proposed merger terms. Mr. Dioguardi was present at this meeting as were other representatives of Spencer Trask. Following this meeting, Unity's counsel prepared and circulated a revised letter of intent.


    On December 9, 1998, Mr. Burstein, accompanied by Norman Leben, one of Unity's directors, again met with Mr. Keller in New York City to discuss the contents of the revised letter of intent. Mr. Dioguardi and Robin Ford, GraphOn's executive vice president, also participated in these discussions. An agreement was reached that afternoon on the economic terms of a merger between Unity and GraphOn. In negotiating the number of shares of Unity common stock to be issued to the GraphOn shareholders in exchange for their shares of GraphOn, the respective parties placed primary emphasis upon GraphOn's prospects, particularly the opportunity to widen GraphOn's product offerings as a consequence of GraphOn's contemporaneous acquisition of Corel's jBridge technology. The parties agreed that if GraphOn was able to successfully integrate the jBridge technology into its products, they could be utilized to access Windows applications from centrally managed servers. This would enable GraphOn to offer cross platform access to Windows applications from virtually any desktop. The parties believed that this feature, which would facilitate centralized deployment and management of applications while reducing the complexity and total cost associated with enterprise computing, would substantially increase the potential appeal of GraphOn's product offerings to cost-conscious corporate purchasers. The parties also took into account the potential for GraphOn's entry into the emerging extended enterprise software market. Consideration was also given to the then imminent closure by GraphOn of an approximately $5.0 million private equity financing.



    Following the agreement between Unity and GraphOn, Unity's counsel prepared and circulated a definitive letter of intent, which was signed late in the afternoon on December 10, 1998 and announced by a press release on the following day.


    On December 22, 1998, Unity's counsel distributed a proposed merger agreement to GraphOn and its counsel.

    On January 6, 1999, Mr. Burstein, accompanied by counsel, met with Mr. Keller and his counsel in Palo Alto, California to discuss the draft merger agreement and to commence a customary "due diligence" investigation.

    On January 13, 1999, Richards, Layton & Finger, P.A. delivered its written opinion to Unity to the effect that the provisions in Unity's certificate of incorporation which prohibit the amendment of Article SEVENTH of the certificate of incorporation are contrary to Delaware law because they eliminated the rights granted to the corporation and its shareholders by the DGCL to amend the corporation's certificate of incorporation if procedures are followed.

    On January 15, 1999, Unity's counsel distributed a revised merger agreement to GraphOn and its counsel.

    On January 27, 1999, Unity's counsel distributed a further revised merger agreement to GraphOn and its counsel, reflecting comments received from GraphOn's counsel on January 26, 1999 upon the prior draft. Following negotiations between Unity's and GraphOn's respective counsel on January 28, 1999 and again on January 29, 1999, a definitive merger agreement was signed by Unity and GraphOn on February 1, 1999 and announced by press release on the following day.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER

    UNITY. In considering whether or not to approve the merger, the Unity board first concluded that GraphOn satisfied, or by the passage of time prior to the merger or upon its consummation would satisfy, the fair market value requirement and, further, would also satisfy all of the acquisition criteria, as set forth in the sixth paragraph under "--Background of Merger" above, excluding only the opportunity for acquiring operating control of GraphOn in view of the unwillingness of GraphOn's management to relinquish such control and the Unity board's lack of expertise in the software industry. The Unity board, however, did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to each of the several acquisition criteria considered in reaching its determination.

    The Unity board took note of the financial condition of GraphOn as set forth in its financial statements and related notes included elsewhere in this joint proxy statement/prospectus. The Unity board was cognizant of GraphOn's need for additional financing as expressed in such assumptions but, following discussions with GraphOn's management and with Spencer Trask, concluded that, in addition to the approximate $4,406,000 that would be made available to GraphOn through its projected private placement, Unity's cash resources of approximately $5,400,000, which would become accessible to GraphOn upon completion of the merger, would satisfy GraphOn's capital needs for at least two years thereafter.

    The Unity board also took note of the fact that the Unity certificate of incorporation required Unity to be liquidated and its net assets distributed to public Unity stockholders if Unity had not effected a merger by November 12, 1998. Notwithstanding this requirement and the possibility that a public Unity stockholder could initiate an injunctive proceeding in the Delaware Chancery Court in an effort to compel such liquidation, the Unity board believed that the public Unity stockholders should be afforded the opportunity to determine whether Unity should be liquidated, with an immediate distribution of approximately $5.28 per share, or should merge with GraphOn, with the possibility but no assurance of significant future appreciation above liquidation value. No public Unity stockholder either initiated or threatened litigation to enforce the liquidation provision of the Unity certificate of incorporation.

    For the reasons set forth above, the Unity board has determined that the merger is in the best interests of Unity and the Unity stockholders. Consequently, the Unity board has unanimously approved and adopted the merger agreement and recommends that the Unity stockholders vote FOR approval and adoption of the merger agreement and the merger which it contemplates.

    The Unity board determined not to secure an opinion from a recognized investment banking firm to the effect that the terms of the merger transaction are fair from a financial point of view to the public Unity stockholders. The Unity board does not believe that the terms of the merger give rise to any inherent conflict of interest between Unity's executive officers and directors and the public Unity stockholders, given the fact that such executive officers and directors will receive no benefit from the merger that would not otherwise be available to the public Unity stockholders as a whole. Further, the Unity board noted that none of Unity's current executive officers or directors were to become salaried employees of Unity subsequent to the completion of the merger and, in any event, the merger could be effected only if approved by a vote of a majority in interest of all public Unity stockholders.

    GRAPHON. In considering the merger, the GraphOn board noted that the merger would afford GraphOn access to approximately $5,400,000 in cash through its acquisition, by virtue of the merger, of Unity's net assets, without the anticipated cost and uncertainties attendant to GraphOn's own public offering of securities and the possibility that any such offering might not be successfully consummated in view of then prevailing market conditions or, alternatively, the negotiation and uncertain consummation of commercial lending arrangements.

    The GraphOn board also took into account the overhang on the market of the outstanding but unexercised Unity warrants issued in the Unity IPO and the potentially depressive effect of such overhang on the market price of the Unity common stock subsequent to the completion of the merger. The GraphOn board concluded that the possibility that the Unity IPO warrants would be exercised at some time prior to their scheduled expiration in November 2002, resulting in gross proceeds from such exercises of approximately $16,250,000, offset the risk of such market overhang. In making such determination, the GraphOn board took note in these regards of the fact that the respective exercise prices of the Unity IPO warrants were in excess of the price paid by many of the GraphOn shareholders for their respective interests in GraphOn and, as such, were anti-dilutive to these GraphOn shareholders. In addition, the GraphOn board also noted that the current public market for Unity common stock would afford potential liquidity for the Unity common stock to be acquired by the GraphOn shareholders in exchange for the GraphOn common stock in the merger.

    After careful consideration, the GraphOn board determined not to secure an opinion of an independent investment banker or other financial advisor to the effect that the merger would be fair, from a financial point of view, to the GraphOn shareholders due, in part, to the fact that the GraphOn board does not believe that the terms of the merger give rise to any inherent conflict of interest between GraphOn's executive officers, directors and principal shareholders and GraphOn shareholders other than as described in "--Interests of Certain Persons in the Merger."

    The GraphOn board has determined that the merger is in the best interests of GraphOn and the GraphOn shareholders. Consequently, the GraphOn board, unanimously has approved and adopted the merger agreement and recommends that the GraphOn shareholders vote FOR approval and adoption of the merger agreement and the merger which it contemplates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    As contemplated by the merger agreement, John Cattier, Barry Ridings and Norman Leben, each presently a member of the Unity board, will resign immediately prior to the effective time. Lawrence Burstein, presently a member of the Unity board, will continue as a director of Unity. Immediately following the merger, Unity has agreed to cause Walter Keller, Thomas A. Bevilacqua, Eric Kim, Robert Dilworth, August P. Klein and Michael O'Reilly, each currently a member of the GraphOn board to be elected to the Unity board. Such persons are referred to in this joint proxy statement/ prospectus as the "designated directors". The designated directors, together with Mr. Burstein, will comprise the members of the Unity board subsequent to the effective time and, consequently, will then control the business and affairs of Unity. The designated directors hold in the aggregate 2,930,688 shares of GraphOn common stock and warrants to purchase GraphOn common stock, which will be exchanged for an aggregate of 1,634,151 shares of Unity merger stock and warrants to purchase Unity common stock. See "Principal Shareholders of GraphOn."

TAX CONSEQUENCES OF THE MERGER

    The merger is intended to be a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986. As a consequence:

    - neither Unity nor GraphOn will recognize any gain or loss in the merger and

    - neither the Unity stockholders nor the GraphOn shareholders will recognize any gain or loss in the merger, except for tax payable by GraphOn shareholders because of cash received instead of fractional shares of Unity common stock.

    Cooperman Levitt Winikoff Lester & Newman, P.C., as counsel to Unity, has rendered to Unity an opinion dated as of the date of this joint proxy statement/prospectus to the effect that the merger will be treated, for federal income tax purposes, as a "reorganization" within the meaning of Section 368(a) of the code.

    Brobeck, Phleger & Harrison LLP, as counsel to GraphOn, has rendered to GraphOn an opinion dated as of the date of this joint proxy statement/prospectus to the effect that the merger will be treated, for federal income tax purposes, as a "reorganization" within the meaning of Section 368(a) of the code.

    THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH UNITY AND GRAPHON SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAW OR OTHER TAX LAWS.

THE MERGER AGREEMENT

    GENERAL. The merger agreement provides that, at the effective time, each then outstanding share of GraphOn common stock will be converted into the right to immediately receive approximately .5576 of a share of Unity Common stock, or an aggregate of approximately 9,086,961 shares of Unity common stock. The exchange ratio was established through arms-length negotiations between Unity and GraphOn.

    The merger agreement further provides that, at the effective time, GraphOn will be merged with and into Unity. The certificate of incorporation of Unity, as the surviving corporation, will be amended at the effective time to change Unity's name to "GraphOn Corporation."

    Upon completion of the merger and assuming none of the GraphOn shareholders exercise their appraisal rights, the GraphOn shareholders will own approximately 82.9% of the then outstanding shares of Unity common stock. Giving effect to the exercise of all Unity exchange options, Unity merger warrants, Unity IPO warrants, Unity directors' warrants, the Unity Underwriters' IPO securities, and the Class A redeemable common stock purchase warrant to be issued to Spencer Trask, a maximum of an additional 4,858,185 shares of Unity common stock will be issuable upon completion of the merger. On a fully diluted basis, the GraphOn shareholders would collectively own a maximum of approximately 65.9% of the then outstanding Unity common stock.

    None of the shares of Unity common stock will be converted or otherwise modified in the merger and all of such shares will continue to be outstanding capital stock of Unity after the effective time.

    REPRESENTATIONS AND WARRANTIES. The merger agreement contains various representations and warranties of GraphOn and Unity relating to, among other things:

    - each of Unity's and GraphOn's organization and similar corporate matters;

    - each of Unity's and GraphOn's capital structure;

    - the authorization, execution, delivery, performance and enforceability of the merger agreement and related documentation;

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    - the absence of any governmental or regulatory authorization, consent or approval to complete the merger;

    - the documents and reports filed by Unity with the SEC and the accuracy of the information contained in such documents or reports;

    - the absence of liabilities identified in the merger agreement;

    - the absence of material events or changes identified in the merger agreement;

    - litigation;

    - in the case of GraphOn, rights to use of its intellectual property and the functional compliance of its computer software;

    - the accuracy of the information provided by GraphOn and Unity with respect to the registration statement to be filed by Unity in connection with resales of shares of Unity merger stock by GraphOn shareholders subsequent to the merger and this joint proxy statement/prospectus;

    - compliance with laws and material agreements;

    - taxes;

    - retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

    - accounting matters identified in the merger agreement;

    - financial statements; and

    - the absence of labor controversies identified in the merger agreement.

    COVENANTS. Pursuant to the merger agreement, GraphOn and Unity have agreed with the other that, during the period from the date of the merger agreement until the effective time, except as permitted by the merger agreement, including those provisions set forth or described in this joint proxy statement/prospectus, or as consented to in writing by the other, each will:

    - conduct its business in the ordinary and usual course and consistent with past practice;

    - not split, combine or reclassify its outstanding capital stock or declare any dividend or distribution;

    - not issue, sell, pledge or dispose of any additional shares, or any options or rights to acquire additional shares, of capital stock, other than

    - in connection with the exercise of outstanding options or warrants, and

    - in the case of GraphOn it may:

     - grant options to acquire shares of GraphOn common stock to both present and future employees under GraphOn's 1998 stock option/stock issuance plan;

     - offer and sell shares of GraphOn common stock in one or more private transactions at a price of not less than $1.00 per share to an aggregate maximum of $4,175,000 and may issue warrants to acquire shares of GraphOn common stock in customary amounts to placement agents who facilitate such sales;

     - issue shares of GraphOn common stock as well as warrants to purchase shares of GraphOn common stock to non-affiliated persons and entities for the purposes of purchasing or licensing technology which, in the reasonable judgment of GraphOn's board, is necessary or desirable for GraphOn's growth and development; and

     - issue up to an aggregate maximum of 100,000 shares of GraphOn common stock to entities which currently provide services to GraphOn for services rendered;

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
    - not redeem any shares of capital stock except as permitted by the terms of such securities;

    - not acquire or dispose of any material assets or properties other than in the ordinary course of business;

    - preserve the goodwill and business relationships with its suppliers, distributors, customers and others;

    - confer on a regular basis with the other on material operational matters;

    - in the case of Unity, file with the SEC all forms, statements, reports and documents required to be filed pursuant to the Exchange Act; and

    - prior to the effective time, afford each other reasonable access during normal business hours to its properties, books, contracts, commitments and records.

    NO SOLICITATION OF OTHER TRANSACTIONS. The merger agreement provides that GraphOn and its officers, directors, representatives and agents will not solicit any proposal or offer to acquire all or any substantial part of the business or capital stock of GraphOn from any person other than Unity. In this regard, GraphOn has agreed that any person inquiring as to the availability of the business or shares of capital stock of either GraphOn or any of its subsidiaries or making an offer therefor will be told that GraphOn is bound by the provisions of the merger agreement. Each of GraphOn and its officers, directors, representatives and agents further agreed to advise Unity promptly of any such inquiry or offer. The merger agreement also provides for similar restrictions on Unity and its officers, directors, representatives and agents.

    NO INDEMNIFICATION. The merger agreement does not provide for any indemnification to either GraphOn or Unity for any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement arising out of, relating to or in connection with any misrepresentation or breach of representations, warranties or covenants contained in the merger agreement.

    CONDITIONS TO THE MERGER. The respective obligations of Unity and of GraphOn to complete the merger are subject to a number of conditions, including, but not limited to:

    - the merger agreement shall have been approved and adopted by the Unity stockholders, and the holders of no more than 19.99% in interest of the Unity common stock held by public Unity stockholders shall have voted against the merger and affirmatively requested conversion of their shares of Unity common stock into cash;

    - the merger shall have been approved and adopted by the GraphOn shareholders;

    - the charter amendment shall have been approved and adopted by the Unity stockholders;

    - the registration statement shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect;

    - no preliminary or permanent injunction or other order or decree by any federal or state court or any action by any state or federal governmental agency preventing the completion of the merger shall have been issued or taken and remain in effect; and

    - all consents, orders and approvals legally required shall have been obtained and be in effect at the effective time.

    In addition to the conditions set forth above, the obligations of Unity to complete the merger are subject to the following conditions:

    - GraphOn shall have performed in all material respects its agreements contained in the merger agreement and all representations and warranties of GraphOn contained in the merger agreement shall be true and correct in all material respects on and as of the date made and the closing date;

    - the receipt of written opinions from counsel to and independent public accountants of GraphOn and counsel to Unity;

    - the absence of material adverse changes in the business, operations, properties, assets, financial or other condition, results of operations or prospects of GraphOn;

    - GraphOn's outstanding securities shall be unchanged in amount except as contemplated by the merger agreement;

    - the officers, directors and principal shareholders of GraphOn ("GraphOn principals") shall have executed agreements pursuant to which they will agree for a period of six months following the effective time of the merger not to sell, transfer or otherwise dispose of any shares of Unity common stock acquired in the merger other than for dispositions to family members who consent to the same restrictions (the "lock-up");

    - each of the holders of the private placement shares shall be subject to the lock-up;

    - the GraphOn principals shall have executed an agreement pursuant to which, for a period of three years following the effective time of the merger, they agree to vote their shares of Unity common stock in favor of a slate of directors of Unity which includes one designee of the current Unity board, and the remaining nominees being designees of the GraphOn principals (the "voting agreement"); and

    - the holders of no greater than 10% in the aggregate in interest of GraphOn common stock shall have perfected their statutory dissenters' rights with respect to the merger.

    In addition, the obligations of GraphOn to effect the merger are subject to the following conditions:

    - Unity shall have performed in all material respects its agreements contained in the merger agreement and the representations and warranties of Unity contained in the merger agreement shall be true and correct in all material respects on and as of the date made and the closing date;

    - the receipt of written opinions from counsel to and independent public accountants of Unity and counsel to GraphOn;

    - the absence of material adverse changes in the business, operations, properties, assets, condition or prospects of Unity and Unity shall have engaged in no business activity since its IPO other than seeking to effect a merger;

    - Unity shall have at the closing date at least an aggregate of $6,000,000 in cash or cash equivalents after giving effect to the payment on the closing date of all expenses incurred by Unity attendant to the transactions contemplated by the merger agreement, including the fees and expenses of Unity's attorneys and accountants, and before giving effect to any payments required to be paid to Unity stockholders exercising their conversion rights under Unity's certificate of incorporation;

    - Unity's outstanding securities shall be unchanged in amount except as contemplated by the merger agreement;

    - the officers, directors and principal stockholders of Unity ("Unity principals") shall be subject to the lock-up;

    - the Unity principals shall have executed the voting agreement whereby they will agree to vote their shares in favor of the election of an agreed-upon slate of directors for a period of three years;

    - the holders of no greater than 19.99% in the aggregate in interest of the Unity common stock held by Unity's public stockholders shall have exercised their conversion rights under Unity's certificate of incorporation;

    - the officers and directors of Unity shall have resigned their respective positions as officers and directors of Unity, except that Lawrence Burstein shall resign only as an officer of Unity; and

    - the holders of no greater than 10% in the aggregate in interest of Unity common stock shall have perfected their statutory dissenters' rights with respect to the merger.

    TERMINATION. The merger agreement may be terminated prior to the closing date:

    - at any time by mutual consent of the boards of Unity and of GraphOn;

    - by either GraphOn or Unity after July 31, 1999, if the merger shall not have been consummated on or before such date, so long as the party terminating has not breached its obligations under the merger agreement;

    - unilaterally by Unity

     - if GraphOn materially breaches any material representation or warranty of GraphOn set forth in the merger agreement,

     - upon GraphOn's willful failure to comply with or satisfy any material covenant or condition of GraphOn contained in the merger agreement,

     - upon the occurrence of an event having a material adverse effect on the business, properties, assets, condition or results of operations of GraphOn or on its ability to consummate the merger or

     - if GraphOn shareholders fail to approve the merger agreement at the GraphOn meeting; or

    - unilaterally by GraphOn

     - if Unity materially breaches any material representation or warranty of Unity set forth in the merger agreement,

     - upon Unity's willful failure to comply with or satisfy any material covenant or condition of Unity contained in the merger agreement,

     - upon the occurrence of an event having a material adverse effect on the business, properties, assets, condition or results of operations of Unity or on its ability to consummate the merger or

     - if Unity stockholders fail to approve the merger at the Unity meeting.

    In the event of termination of the merger agreement by either GraphOn or Unity as provided above, the merger agreement shall become void and there will be no further obligation on the part of any of GraphOn or Unity, other than preserving the confidentiality of confidential information of the other provided in connection with the merger.

    AMENDMENT AND WAIVER. At any time prior to the effective time, GraphOn or Unity may

    - extend the time for the performance of any of the obligations or other acts to be performed by the other pursuant to the merger agreement;

    - waive any inaccuracies in the representations and warranties by the other contained in the merger agreement or in any other document delivered pursuant to the merger agreement; and

    - waive compliance with any of the agreements of the other or conditions precedent to their respective obligations contained in the merger agreement.

    Subject to applicable law, the merger agreement may be amended at any time before or after its approval by the Unity stockholders or the GraphOn shareholders by the written agreement of GraphOn and Unity. Under applicable law, neither GraphOn nor Unity may amend the merger agreement subsequent to obtaining approval of their respective shareholders if such amendments would

    - alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for shares of such corporation;

    - alter or change any term of the certificate of incorporation of Unity following the merger; or

    - alter or change any of the terms and conditions of the merger agreement if such alteration or change would adversely affect the Unity stockholders or the GraphOn shareholders.

ABSENCE OF REGULATORY FILINGS AND APPROVALS

    The merger is not subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated pursuant to such act, which provide that merger transactions that are within parameters set forth in such act may not be consummated until required information and materials have been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and waiting periods have expired or been terminated.

RESTRICTIONS ON SALES BY AFFILIATES AND OTHER SHAREHOLDERS

    The 9,086,961 shares of Unity common stock to be issued in the merger as well as the shares underlying the GraphOn warrants and the Class A redeemable common stock purchase warrants to be issued to Spencer Trask upon consummation of the merger are expected to be registered under the Securities Act as of the effective time. In such event, all of these securities will be freely transferable under the Securities Act. However, the merger agreement provides that all of the current officers and directors of GraphOn, the GraphOn principal shareholders and their respective affiliates, as well as the holders of the private placement shares, will enter into an agreement not to sell, pledge, transfer or otherwise dispose of any of their respective shares of Unity merger stock for a period of six months from the effective time. Thereafter, each such person may sell the balance, if any, of his, her or its Unity merger stock at any time, subject to any restrictions imposed by law. The executive officers and directors of Unity and the Unity principals and their respective affiliates have agreed to identical restrictions.

ACCOUNTING TREATMENT

    The merger will be treated as a capital transaction equivalent to the issuance of stock by GraphOn for Unity's net monetary assets of approximately $6,000,000, less of a fee of up to $575,000 payable to Spencer Trask upon consummation of the merger.

EXPENSES

    The merger agreement provides that, whether or not the merger is completed, all expenses incurred in connection with the merger agreement and the merger which it contemplates will be paid by the party incurring such expenses.

CONVERSION RIGHTS

    A condition to the completion of Unity's IPO, imposed upon Unity by the IPO underwriters, was a requirement that Unity not proceed with any merger with an operating business if 20% or more in interest of Unity common stock held by public Unity stockholders request conversion of their respective shares into cash and also vote against such merger. Consequently, each public Unity
stockholder as of the Unity record date will have the right until June   , 1999
(the "conversion notification date") to offer his or her shares of Unity common stock to Unity for conversion to cash at an amount equal to approximately $5.28 per share (the "conversion value"). Any such request for conversion, once made, may be withdrawn at any time up to and through the conversion notification date. The conversion value is equal to the amount held in a trust account, inclusive of any interest thereon, divided by the number of shares of Unity common stock held by all public Unity stockholders, as determined by Unity and audited by its independent public accountants, calculated as of the Unity record date. If less than 20% in interest of Unity common stock held by public Unity stockholders who vote against approval of the merger also elect to have their shares of Unity common stock converted into cash, and the merger is completed, Unity will convert into cash shares of Unity common stock at the conversion value from those public Unity stockholders who affirmatively requested such conversion and who actually voted against approval of the merger. If 20% or more in interest of Unity common stock held by public Unity stockholders actually vote against approval of the merger and affirmatively request conversion of their shares of Unity common stock, Unity will not proceed with the merger and will not convert such shares into cash. In such event, Unity's certificate of incorporation requires that Unity be liquidated.

    A public Unity stockholder wishing to exercise his or her conversion rights:

    - must deliver to Unity, prior to or on but in no event later than the conversion notification date, a written objection to the merger (the "notice of election"), which shall include a notice of his or her election to convert into cash his or her Unity common stock, his or her name and residence address, the number of shares of Unity common stock which he or she owns and demand for payment of the conversion value of his or her shares of Unity common stock which notice of election must be in addition to and separate from any proxy or vote against the merger and

    - must vote against the merger.

A vote against the merger, in person or by proxy, will in and of itself not constitute a written objection to the merger satisfying the requirements for exercise of the conversion rights. In addition, a proxy directing such vote for an abstention, even if accompanied by a notice of election, will not meet the requirements for exercise of the conversion rights. A public Unity stockholder who elects to convert into cash his or her shares of Unity common stock may not convert less than all of the shares of Unity common stock beneficially owned by such shareholder as of the Unity record date. Public Unity stockholders who timely file a notice of election and who vote their Unity common stock against the merger are hereinafter referred to in this joint proxy statement/prospectus as "converting shareholders."

ALL NOTICES OF ELECTION SHOULD BE ADDRESSED TO UNITY FIRST ACQUISITION CORP., 245 FIFTH AVENUE, NEW YORK, NEW YORK 10016; ATTN.: LAWRENCE BURSTEIN, PRESIDENT.

    Any public Unity stockholder whose shares are held in street name may exercise his or her conversion rights by instructing his or her broker to prepare and deliver a notice of election to Unity within the time frame and containing the information set forth in the second paragraph above, except that in lieu of setting forth the name and residence address of the public Unity stockholder, it should recite the name and address of the applicable brokerage firm and a statement to the effect that the notice of election is being submitted on behalf of a customer whose shares are held in street name, without identifying the customer. In addition, such public Unity stockholder should instruct the broker to vote his or her street name shares against the merger.

    At the effective time, each converting shareholder will cease to have any of the rights of a Unity stockholder, except the right to be paid the conversion value for his or her shares of Unity common stock. To maintain his or her position as a converting shareholder, a public Unity stockholder, or his or her broker in the case of shares held in street name, must submit the certificate representing his or her shares of Unity common stock to Unity or its transfer agent as noted below. A notice of election may be withdrawn by a public Unity stockholder, or his or her broker, with the written consent of Unity, prior to 20 days following the effective time.

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
    Within ten days after the date on which Unity stockholders approve the merger, Unity will send written notice of such approval ("notice of approval of merger"), including the per share conversion value, by certified or registered mail to each shareholder of Unity who filed a notice of election and who voted his or her shares against adoption of the merger.

    Within 20 days following the date of mailing of the notice of approval of merger, converting stockholders must submit certificates representing their shares of Unity common stock to Unity or its transfer agent. Within 30 days following the date of mailing of the notice of approval of merger, Unity will pay each converting stockholder who has submitted the certificates representing his or her shares of Unity common stock to Unity or its transfer agent the conversion value for such shares. ANY CONVERTING STOCKHOLDER WHO FAILS TO SUBMIT HIS OR HER CERTIFICATES REPRESENTING UNITY COMMON STOCK WITHIN 20 DAYS FOLLOWING THE DATE OF MAILING OF THE NOTICE OF APPROVAL OF MERGER SHALL LOSE HIS OR HER CONVERSION RIGHTS.

APPRAISAL RIGHTS

    UNITY

    Pursuant to Section 262 of the DGCL, the holder of record of any shares of Unity common stock who does not vote such holder's shares in favor of adoption and approval of the merger may assert appraisal rights and elect to have the "fair value" of such holder's shares of Unity common stock determined and paid to such holder, provided that such holder complies with the requirements of section 262 of the DGCL, summarized below. All references to and summaries of the rights of the dissenting shareholders are qualified in their entirety by reference to the text of section 262 of the DGCL which is attached to this joint proxy statement/prospectus as Exhibit D.

    Any stockholder entitled to vote on the merger who desires that Unity purchase shares of Unity common stock held by such stockholder (the "dissenting shares") must not vote in favor of adoption and approval of the merger. Shares of Unity common stock voted in favor of adoption and approval of the merger will be disqualified as dissenting shares.

    Stockholders whose shares are not voted in favor of adoption and approval of the merger and who, in all other respects, follow the procedures specified in section 262, will be entitled to have their Unity common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court. The procedures set forth in section 262 must be strictly complied with. Failure to follow any such procedures will result in a termination or waiver of appraisal rights under section 262.

    Under section 262, a holder of Unity common stock electing to exercise appraisal rights must:

        (1) Deliver to Unity, before taking of the vote on the merger, a written demand for appraisal of such holder's Unity common stock which reasonably informs Unity of the identity of the stockholder of record and that such record stockholder intends to demand appraisal of such holder's shares. Such written demand is in addition to and separate from any proxy or vote with respect to the merger. Neither a vote against or abstention from voting with respect to the merger nor a proxy directing such vote will satisfy the requirement that a written demand for appraisal be delivered to Unity before the vote on the merger. Such written demand for appraisal should be delivered either in person to the Secretary of Unity at the Unity meeting on or before the vote on the merger or in person or by mail to the Secretary, prior to the Unity meeting, at 245 Fifth Avenue, New York, New York 10016.

        (2) Not vote in favor of, or consent in writing to, the merger. A failure to vote against the merger will not constitute a waiver of appraisal rights. However, a stockholder who signs and returns a proxy without expressly directing (by checking the applicable box on the proxy card

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
    enclosed herewith) that such stockholder's shares be voted against the merger or that an abstention be registered with respect to such shares of Unity common stock in connection with such merger will effectively have waived his or her appraisal rights as to those shares because, in the absence of express contrary instructions, such shares will be voted in favor of the merger. Accordingly, a stockholder who desires to perfect appraisal rights with respect to any shares must, as one of the procedural steps involved in such perfection, either:

    - refrain from executing and returning the enclosed proxy card or voting in person in favor of Proposal No. 2 on such card or

    - check either the "Against" or the "Abstain" boxes next to such proposal on such card or vote in person against the merger or register in person an abstention with respect to such proposal.

    The written demand for appraisal must be made by or for the holder of record of shares of Unity common stock. Accordingly, such demand must be executed by or for such stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificates representing the shares. If the applicable shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity, and if the applicable shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

    A record owner, such as a broker, who holds shares as nominee for other persons may exercise appraisal rights with respect to the shares held for all or less than all of such other persons. In such case, the written demand should set forth the number of shares covered by it. Where no number of shares expressly is mentioned, the demand will be presumed to cover all shares standing in the name of such record owner.

    Within 10 days after the effective time, Unity is required to, and will, notify each stockholder who has satisfied the foregoing conditions of the date on which the effective time occurred and that appraisal rights are available with respect to shares for which a demand has been submitted. Within 120 days after the effective time, Unity, or any such stockholder who has satisfied the foregoing conditions and otherwise is entitled to appraisal rights under section 262, may file a petition in the Court demanding a determination of the value of the shares held by all stockholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all stockholders who previously had demanded appraisal of their shares. Stockholders of Unity seeking to exercise appraisal rights should not assume that Unity will file a petition with respect to the appraisal of the value of their shares or that Unity will initiate any negotiations with respect to the "fair value" of such shares. Accordingly, such stockholders should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in section 262.

    Within 120 days after the date of the effective time, any stockholder who has complied with the applicable provisions of section 262 will be entitled, upon written request, to receive from Unity a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal were received by Unity, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by Unity or within ten days after expiration of the period for delivery of demands for appraisal, whichever is later.

    If a petition for an appraisal is timely filed, at the hearing on such petition the Court will deter-mine the stockholders of Unity entitled to appraisal rights. After determining the stockholders entitled to an appraisal, the Court will appraise the value of the shares of Unity common stock owned by such stockholders, determining the "fair value" of such shares exclusive of any element of value arising from

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
the accomplishment or expectation of the merger. The Court will direct payment by Unity of the fair value of such shares together with a fair rate of interest, if any, on such fair value to stockholders entitled thereto upon surrender to Unity of Unity stock certificates. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may, in its discretion, order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal.

    Although Unity believes that the merger is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and stockholders should recognize that such appraisal could result in a determination of a value higher or lower than, or the same as, the conversion value. Moreover, Unity does not presently anticipate offering more than the conversion value to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of section 262, the "fair value" of a share of Unity common stock is less than the conversion value. In determining the "fair value" of shares of Unity common stock, the Court is required to take into account all relevant factors. Therefore, such determination could be based upon considerations other than, or in addition to, the price paid for shares of Unity common stock, including, without limitation, the market value of shares and the asset values and earning capacity of Unity. In WEINBERGER V. UOP, INC., ET AL., 457 A.2d 701,713 (Del. 1983), the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In WEINBERGER, the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Id.

    Any holder of shares of Unity common stock who has demanded an appraisal in compliance with section 262 will not, after the effective time of the merger, be entitled to vote such holder's shares for any purpose nor be entitled to the payment of dividends or other distributions on such shares other than those payable to stockholders of record as of a date prior to the effective time of the merger.

    If no petition for an appraisal is filed within 120 days after the date of the effective time or if a holder of shares delivers to Unity a written withdrawal of such holder's demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or with the written approval of Unity after such period, then the right of such stockholder to an appraisal will cease and such stockholder will remain a stockholder of Unity. Unity reserves the right to give or withhold such written approval in its sole discretion. No appraisal proceeding in the Court will be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

    Also see "--Conversion Rights" above.

    GRAPHON

    If the merger agreement is approved by the required consent or vote of GraphOn shareholders and is not abandoned or terminated, GraphOn shareholders who did not consent to or vote in favor of the merger may, by complying with Chapter 13 of the California Corporations Code (the "CCC"), be entitled to dissenters' rights as described in the CCC. The record holders of the shares of GraphOn common stock that elect to exercise their dissenters' rights with respect to the merger are referred to in this joint proxy statement/prospectus as "GraphOn dissenting shareholders," and the shares of GraphOn common stock with respect to which they exercise dissenters' rights are referred to in this joint proxy statement/prospectus as "GraphOn dissenting shares." If a GraphOn shareholder has a beneficial interest in shares of GraphOn common stock that are held of record in the name of another person, such as a broker or nominee, and such GraphOn shareholder desires to perfect whatever dissenters' rights such beneficial GraphOn shareholder may have, such beneficial GraphOn shareholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below.

    A VOTE IN FAVOR OF THE MERGER BY A GRAPHON SHAREHOLDER WILL RESULT IN A WAIVER OF SUCH HOLDER'S RIGHT TO DISSENTERS' RIGHTS.

    The following discussion is not a complete statement of the CCC relating to dissenters' rights, and is qualified in its entirety by reference to Chapter 13 of the CCC attached to this joint proxy statement/ prospectus as Exhibit E and incorporated to this joint proxy statement/prospectus by reference. This discussion and Chapter 13 of the CCC should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures in a timely manner will result in the loss of such rights.

    A GraphOn shareholder who wishes to become a GraphOn dissenting shareholder must:

    - not vote any of the shares he or she wishes to qualify as GraphOn dissenting shares in favor of the merger;

    - make written demand upon GraphOn, not later than 30 days after the date on which the notice of approval by the outstanding shares described below was mailed, setting forth in his or her demand the number and class of shares of which he or she demands that GraphOn purchase and a statement by such shareholder as to what he or she believes the fair market value of such shares to have been as of the day before the announcement of the merger; and

    - submit for endorsement, within 30 days after the date on which the notice of approval of the merger by the GraphOn shareholders described below was mailed to such shareholder, at the principal office of GraphOn, the certificates representing any shares for which demand for purchase is being made with a statement specifying that such shares are dissenting shares.

Neither a vote against approval of the merger nor the giving of a proxy directing a negative vote will be sufficient to constitute the demand described in clause (ii) above.

    Written demands, notices or other communications which a GraphOn shareholder wishes to send to GraphOn concerning the exercise of dissenters' rights should be addressed to:

                                    GraphOn Corporation
                                  150 Harrison Avenue
                                  Campbell, CA 95008
                                  Attention: Walt Keller

    Within ten days after the date of the approval of the merger, GraphOn shall mail a notice of the approval of the merger to each GraphOn shareholder who has not voted to approve the merger, together with a brief description of the procedure to be followed if the shareholder wishes to exercise his or her dissenters' rights and a statement of the price determined to represent the fair market value of the dissenting shares. If the GraphOn dissenting shareholder and GraphOn agree upon the price and that the shares qualify as GraphOn dissenting shares, the GraphOn dissenting shareholder will be entitled to the agreed upon price plus the legal rate of interest on judgments from the date of such agreement, subject to surrender, by the GraphOn dissenting shareholder, of his or her certificates representing the GraphOn dissenting shares to GraphOn. If the dissenting shareholder and GraphOn fail to agree upon the fair market value of the GraphOn dissenting shares or whether the shares qualify as GraphOn dissenting shares, the GraphOn dissenting shareholder may file a complaint with the California Superior Court within six months after the date on which notice of the approval of the merger is mailed to shareholders requesting that the court determine the fair market value of the GraphOn dissenting shares and/or whether the shares qualify as GraphOn dissenting shares.

    Under the provisions of Section 500 et seq. and Section 1306 of the CCC, a California corporation is legally prohibited from purchasing shares of stock through the payment of cash or other property, even if all dissenters rights conditions are fulfilled, unless the corporation satisfies financial conditions set forth in the CCC. Due to these legal restrictions, GraphOn may not be legally able to repurchase all or any GraphOn dissenting shares of the dissenting shareholders for cash following the merger.

    To the extent that the above-mentioned provisions of the CCC prohibit cash payments to holders of GraphOn dissenting shares who exercise and perfect their dissenters' rights, such GraphOn dissenting shareholders will become creditors of GraphOn for an amount equal to the fair market value of their shares as to which the dissenters' rights are perfected plus interest accrued thereon at the legal rate on judgments until the date of payment. The rights of such GraphOn dissenting shareholders, however, will be subordinate to the rights of all other creditors of GraphOn in any liquidation proceeding.

    GraphOn dissenting shareholders considering seeking appraisal should be aware that the fair value of their shares of GraphOn common stock, as determined under Chapter 13 of the CCC, could be more than, the same as or less than the amount that would be paid to them pursuant to the merger agreement. The costs and expenses of the appraisal proceeding will be determined by the court and assessed against GraphOn unless the court determines that the GraphOn dissenting shareholder did not act in good faith in demanding payment of the fair value of his shares, in which case such costs and expenses may be assessed against the GraphOn dissenting shareholder.

OPERATIONS AFTER THE MERGER

    DIRECTORS AND EXECUTIVE OFFICERS. In accordance with the merger agreement, three of the four current members of the Unity board will resign immediately prior to the effective time. Immediately following the merger, one of the current directors of Unity and the six current directors of GraphOn will become the sole members of the Unity board. In addition, all of Unity's executive officers will resign as of the effective time, to be replaced by GraphOn's current executive officers.

    The members of the post-merger Unity board will be classified into three classes, one of which is elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The respective members of each class of the post-merger Unity board are set forth below.

    - Class III: Walter Keller and Thomas A. Bevilacqua (3 year initial term)

    - Class II: Robert Dilworth and August Klein (2 year initial term)

    - Class I: Eric Kim, Michael O'Reilly and Lawrence Burstein (1 year initial term)

    Each of such persons is currently a director of GraphOn, except Mr. Burstein, who is currently a director of Unity.

    DIVIDENDS. Unity does not presently intend to pay any cash dividends as all available cash will be utilized to further the growth of Unity's business subsequent to the effective time for the proximate future thereafter. The payment of any subsequent cash dividends will be in the discretion of the Unity board and will be dependent upon Unity's results of operations, financial condition and other factors deemed relevant by the Unity board.

                           PRICE RANGES OF SECURITIES

UNITY

    Unity's common stock, Class A redeemable warrants and Class B redeemable warrants are each quoted on the OTC Bulletin Board under the symbols UFAC, UFACW and UFACZ, respectively. The following table sets forth the range of the high and low bid quotations of such securities on the OTC Bulletin Board for the periods indicated:

                                                                                                              CLASS A REDEEMABLE
                                                                                COMMON STOCK                       WARRANTS
                                                                             -----------------               --------------------
THREE MONTHS ENDED                                                       HIGH                  LOW                   HIGH
---------------------------------------------------------------         ------                ------                ------
January 31, 1997(1)............................................         $4  3/4        $       4  3/8        $       1  1/4
April 30, 1997.................................................          4  13/16              4  3/8                1  1/8
July 31, 1997..................................................          4  7/8                4  7/16               1  1/4
October 31, 1997...............................................          4  29/32              4  5/8                   13/16
January 31, 1998...............................................          5  1/2                5                     1
April 30, 1998.................................................          5  3/16               4  7/8                1
July 31, 1998..................................................          5  5/16               4  7/8                1  1/4
October 31, 1998...............................................          5  1/16               4  3/4                1
January 31, 1999...............................................          5  9/32               4  23/32                 7/8
April 30, 1999.................................................          7  15/16              5  1/8                2  13/16
June 30, 1999 (through May 21).................................          7  1/8                6  1/8                2  1/2


                                                                                              CLASS B REDEEMABLE WARRANTS

                                                                                                    ---------------
THREE MONTHS ENDED                                                       LOW                   HIGH                  LOW
---------------------------------------------------------------         ------                ------                 ---
January 31, 1997(1)............................................  $          7/8               $1  1/4                $  3/4

April 30, 1997.................................................             3/8                   7/8                   1/4

July 31, 1997..................................................             5/16                  7/8                   1/4

October 31, 1997...............................................             1/4                   7/16                  1/8

January 31, 1998...............................................             3/8                   9/16                  1/4

April 30, 1998.................................................             5/8                   1/2                   1/4

July 31, 1998..................................................             1/2                   7/16                  3/8

October 31, 1998...............................................             1/32                  13/32                 1/16

January 31, 1999...............................................             3/64                  1/2                   1/8

April 30, 1999.................................................             7/8                1  3/4                   1/2

June 30, 1999 (through May 21).................................          1  15/16              1  1/2                1  5/32


------------------------

(1) Unity's securities began separate trading on November 21, 1996.

    The above quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not necessarily represent actual transactions.

    On February 1, 1999, which was the last trading day prior to the public announcement of the execution of the merger agreement, the last reported closing bid prices of Unity common stock, Class A redeemable warrants and Class B redeemable warrants were $5 13/64, $ 7/8 and $ 1/2, respectively. On that date, there were 37 recordholders of Unity common stock, although Unity believes that there are other persons who are beneficial owners of shares of Unity common stock held in street name.

GRAPHON

    There is not presently, nor has there been in the past, any trading market for GraphOn common stock.

    On May 15, 1999, there were approximately 211 recordholders of GraphOn common stock.

                 SELECTED HISTORICAL FINANCIAL DATA OF GRAPHON

    The following selected historical financial data should be read in conjunction with the historical financial statements of GraphOn and the notes thereto beginning on page F-1 to this joint proxy statement/prospectus. The selected financial data of GraphOn as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996 have been derived from the financial statements of GraphOn which have been audited by BDO Seidman LLP, independent public accountants. The data as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 have been derived from GraphOn's unaudited condensed financial statements which, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth in such financial statements. The results of operations for the three months ending March 31, 1999 are not necessarily indicative of results that may be expected for the full year.

                                       THREE MONTHS ENDED
                                            MARCH 31,                      FOR THE YEAR ENDED DECEMBER 31,
                                     -----------------------  ----------------------------------------------------------
STATEMENT OF OPERATIONS DATA:           1999         1998        1998         1997      1996(1)    1995(1)     1994(1)
-----------------------------------  -----------  ----------  -----------  ----------  ---------  ----------  ----------
Revenues...........................  $   639,500  $  453,500  $ 2,124,200  $1,926,100  $ 594,800  $  588,117  $1,096,910
Costs of Revenues..................       89,300      79,800      344,200     463,300    335,600     213,502     349,693
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
Gross Profit.......................      550,200     373,700    1,780,000   1,462,800    259,200     374,615     747,217
Operating Expenses:
    Selling and marketing..........      755,600     222,000    1,440,300     827,300    192,700          --          --
    General and administrative.....    1,316,700     107,000    1,118,600     324,700    218,900     388,637     646,656
    Research and development.......      509,400     119,000      840,200     190,500     41,700      58,979      67,150
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
        Total Operating Expenses...    2,581,700     448,000    3,399,100   1,342,500    453,300     447,616     713,806
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
(Loss) Income from Operations......   (2,031,500)    (74,300)  (1,619,100)    120,300   (194,100)    (73,001)     33,411
Other Income (Expense):
    Interest and other income......       14,900       2,500        9,800       7,200      6,400          --          --
    Interest and other expense.....       (6,600)    (20,000)    (521,900)     (2,100)        --          --          --
    Other expense..................           --          --      (16,500)         --         --          --          --
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
(Loss) Income before Provision for
  Income Taxes.....................   (2,023,200)    (91,800)  (2,147,700)    125,400   (187,700)    (73,001)     33,411
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
Provision for Income Taxes.........          800         800          800         900        800          --      15,369
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
Net (Loss) Income..................  $(2,024,000) $  (92,600) $(2,148,500) $  124,500  $(188,500) $  (73,001) $   18,042
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
Pro forma (Loss) Income per share
  (2)..............................  $     (0.13) $    (0.01) $     (0.32) $     0.02  $   (0.03) $    (0.01) $       --
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
Weighted average common shares.....   15,779,199   6,066,667    6,762,667   6,000,000  6,000,000   6,000,000   6,000,000
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------
                                     -----------  ----------  -----------  ----------  ---------  ----------  ----------

BALANCE SHEET DATA:                                          MARCH 31, 1999  DECEMBER 31, 1998  DECEMBER 31, 1997
-----------------------------------------------------------  --------------  -----------------  -----------------
Total Assets...............................................   $  6,623,500     $   7,110,500       $   733,300
Total Liabilities..........................................        933,900         1,202,200           615,100
Stockholders' Equity.......................................      5,689,600         5,908,300           118,200

------------------------

(1) During the years ended December 31, 1996, 1995 and 1994, GraphOn was engaged in the business of manufacturing, marketing and selling computer terminal hardware in an industry significantly different from that in which it presently does business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of GraphOn--Overview."

(2) Pro forma (Loss) Income per share is reflected as if GraphOn had been a public company since inception.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF GRAPHON

    The following description of GraphOn's financial condition and results of operations should be read in conjunction with the information included in this joint proxy statement/prospectus. The description contains forward-looking statements that involve risks and uncertainties. GraphOn's actual results could differ significantly from the results discussed in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this joint proxy statement/prospectus.

OVERVIEW

    GraphOn develops, markets, sells and supports server-based software that is designed to enable a diverse range of desktop computers to access server-based Windows and UNIX applications from any location, over fast or slow Internet connections. GraphOn was incorporated in May 1982 and engaged in the development and manufacture of hardware computer terminals. In 1995, GraphOn started to transition from a hardware to a software manufacturer by working with three independent software developers, with whom it entered into exclusive license agreements calling for royalties aggregating 16.4%, 9.7%, 4.8% and 2.9% of net revenues from sales of software products which contain the licensed technology for the years 1997, 1998, 1999 and 2000, respectively. After December 31, 2000, GraphOn has the option, under particular circumstances, to purchase the licensed technology or exclusive rights to it. GraphOn and each software developer tentatively have agreed to amend each of these agreements. Under the terms of such proposed amendments, GraphOn will purchase the licensed technology for an aggregate payment of $520,400 payable within 30 days of the effective time of the merger, if the merger is consummated.

    Before October 1996, while GraphOn was developing its server-based software products, GraphOn's revenue was derived principally from the sale and repair of hardware computer terminals. GraphOn discontinued selling hardware products in 1996 and now provides only return-to-factory repair for the installed customer base. Software licensing revenue in 1996 was $72,900, representing only 12.3% of GraphOn's revenue. Software revenue consists of licensing fees for products sold and revenues from OEM license agreements relating to GraphOn's software products called GO-Global, GO-Joe and GO-Between, in addition to fees for training and software maintenance. Consequently, GraphOn management does not consider comparisons between 1997 and 1996 fiscal performance to be meaningful.

    In October 1996, Sun Microsystems licensed GO-Joe for distribution with its network computers, GraphOn's server software for distribution with its UNIX operating systems and GO-Global for use by its employees. GO-Global was released for sale to customers other than Sun Microsystems in March 1997. In April 1998, IBM licensed GO-Joe for distribution with its network computers and GraphOn's server software for distribution with computers using its UNIX operating systems. GO-Joe was released for sale to customers other than IBM in July 1998. In December 1998, Corel licensed GraphOn software for distribution with its WordPerfect Office Suite products.

    During 1997 and part of 1998, GraphOn concentrated its efforts on OEM opportunities and strategic alliances to establish product acceptance. OEM licensing revenue from the Sun Microsystems agreement accounted for approximately 70.0% of revenue in 1997 and licensing revenue from the Sun Microsystems, IBM and Corel agreements accounted for approximately 18.8%, 16.5% and 20.6% of revenues, respectively, in 1998. GraphOn intends to continue to commit significant financial and other resources toward its objective of expanding its strategic OEM relationships and developing reseller channels. In pursuit of this objective, in August 1998, GraphOn hired a Vice President of Sales and two sales directors to create and develop GraphOn's reseller channel.

    In May 1998, GraphOn hired eight software engineers based in Bellevue, Washington and in December 1998 added eight engineers in Concord, New Hampshire in connection with the acquisition of Corel's jBridge technology. In February 1999, GraphOn hired a Chief Financial Officer. GraphOn has more than tripled its headcount from 12 at December 31, 1997 to 42 at March 31, 1999. It is expected that the number of employees will increase following the completion of the merger.

    Product license revenues are recognized upon shipment only if no significant GraphOn obligations remain and collection of the resulting receivable is deemed probable. When product licenses require product engineering development by GraphOn, recognition of revenue is after delivery and customer acceptance of contract milestones. Revenues for training are recognized when the services are performed. Revenue from customer yearly maintenance fees, for ongoing customer support and product updates are recognized equally over the term of the contract, which typically is 12 months.

    GraphOn's limited operating history as a software developer and manufacturer makes the prediction of future operating results difficult and unreliable. Future operating results may fluctuate due to many factors, including GraphOn's ability to attract and retain strategic partners, the degree and rate of growth of the markets in which GraphOn competes and accompanying demand for GraphOn's products, the level of product and price competition, and the ability of GraphOn to establish and build its software product reseller channels.

THREE MONTHS ENDED MARCH 31, 1999 VERSUS THREE MONTHS ENDED MARCH 31, 1998

    REVENUES. Total revenues for the three months ended March 31, 1999 were $639,500, an increase of 41.0% over the same period in 1998. The most important contributing factor was a 100.0% increase in OEM licensing revenues to $400,000 in 1999 as compared to $200,000 in 1998. GraphOn's software revenues have been derived primarily from two sources: GO-Global product sales and OEM licensing revenues for GO-Joe, GO-Global and GraphOn's server software.

    COST OF GOODS SOLD. Cost of goods sold was reduced to 14.0% of revenue for the three months ended March 31, 1999, as compared to 17.6% in 1998. This primarily is attributed to the continued reduction in the royalty rate paid to outside software developers under GraphOn's exclusive licensing agreements.

    SALES AND MARKETING EXPENSES. Sales and marketing expenses primarily consist of salaries, sales commissions, travel expenses, trade show related activities and promotional costs. Sales and marketing expenses increased 240.4% to $755,600, or 118.2% of revenue for the three months ended March 31, 1999 from $222,000, or 49.0% of revenue, in 1998. This increase primarily is attributable to the addition of sales and marketing personnel and a substantial increase in trade show, promotional and public relations activities.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses primarily consist of salaries and legal and professional services. In addition, GraphOn's corporate rent, utilities and administrative employee benefits are included in general and administrative expenses. General and administrative expenses increased 1,130.6% to $1,316,700, or 205.9% of revenue for the three months ended March 31, 1999, from $107,000, or 23.6% of revenue, in 1998. This increase is primarily due to amortization and depreciation expense recorded in connection with the acquisition of technology and assets from Corel Corportation in the approximate amount of $813,600, an increase in legal services, hiring additional administrative personnel and increased utilities expenses necessary to support expanding operations.

    RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of salaries and benefits to software engineers, supplies and payments to contract programmers and rent on facilities. Research and development expenses increased by 328.1% to $509,400, or 79.7% of revenue for the three months ended March 31, 1999, from $119,000, or 26.2% of revenue, in 1998.

YEAR ENDED DECEMBER 31, 1998 VERSUS YEAR ENDED DECEMBER 31, 1997

    REVENUES. Total revenues for the year ended December 31, 1998 were $2,124,200, an increase of 10.3% over the same period in 1997. The most important contributing factor was a 10.4% increase in software-related revenues to $1,971,000 in 1998 as compared to $1,785,000 in 1997. GraphOn's software revenues have been derived primarily from two sources: GO-Global product sales and OEM licensing revenues for GO-Joe, GO-Global and GraphOn's server software. Revenues from the Sun Microsystems OEM licensing agreement represented 70.0% of total revenue in 1997 and from OEM license agreements with Sun Microsystems, IBM and Corel, collectively, represented 67.0% of revenues in 1998.

    Revenues also include service fees from maintenance contracts and training services. The maintenance program was started in June 1997 to provide product updates and support from the time of purchase. It is expected that many of the maintenance programs will be renewed by customers to assure continued product updates and support. Service revenue was $116,000 in 1998, or 5.5% of revenue, as compared to a nominal amount of revenue in 1997.

    COST OF GOODS SOLD. Cost of goods sold consists primarily of royalties, materials such as manuals, media and packaging, expenses associated with product maintenance and enhancements such as software corrections and updates, and amortization of capitalized researched and development expenses. Research and development costs for new product development, after technological feasibility is established, are treated as "capitalized software" on GraphOn's balance sheet and subsequently expensed as cost of goods sold over the shorter of three years or the remaining estimated life of the products, whichever produces the higher expense for the period.

    Cost of goods sold was reduced to 16.2% of revenue in 1998, as compared to 24.1% in 1997. This primarily is attributed to the reduction in the royalty rate paid to outside software developers under GraphOn's exclusive licensing agreements.

    SALES AND MARKETING EXPENSES. Sales and marketing expenses primarily consist of salaries, sales commissions, travel expenses, trade show related activities and promotional costs. Sales and marketing expenses increased 74.1% to $1,440,300, or 67.8% of revenue, in 1998 from $827,300, or 43.0% of revenue, in 1997. This increase primarily is attributable to the addition of sales and marketing personnel and a substantial increase in trade show, promotional and public relations activities. GraphOn expects that sales and marketing expenses will continue to increase in dollar amounts, but decline as a percentage of total revenues, as it continues to hire additional sales and marketing personnel, establish reseller channels and expand promotional activities.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses primarily consist of salaries and legal and professional services. In addition, GraphOn's rent, utilities and administrative employee benefits are included in general and administrative expenses. General and administrative expenses increased 244.5% to $1,118,600, or 52.7% of revenue, in 1998, from $324,700, or 16.9% of revenue, in
1997. This increase primarily is attributed to legal services, hiring additional administrative personnel and increased rent, utilities and benefit expenses necessary to support expanding operations.

    INTEREST EXPENSE. Interest expense increased in the amount of $519,800 in 1998 primarily due to the recording of interest expense in the amount of $475,000 on the convertible note payable as a result of the issuance of 500,000 shares of common stock at $0.05 per share in connection with such note.

    RESEARCH AND DEVELOPMENT. Research and development expenses consist primarily of salaries and benefits to software engineers, supplies and payments to contract programmers. Research and development expenses increased by 341.1% to $840,200, or 39.6% of revenue, in 1998, from $190,500, or 9.9% of revenue, in
1997. GraphOn believes that a significant level of investment for research and development is required to remain competitive and that such expenses are expected to continue to increase over the foreseeable future.

    PROVISION FOR INCOME TAXES. At December 31, 1998, GraphOn had approximately $2.8 million in federal net operating loss carryforwards. The federal net operating loss carryforwards will expire through 2018, if not utilized. In addition, the Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available for use in any given period upon the occurrence of various events, including a significant change in ownership interests. In 1998, GraphOn experienced a "change of ownership" as defined by the provisions of the Tax Reform Act of 1986. As such, GraphOn's utilization of its net operating loss carryforwards will be limited to approximately $400,000 per year until such carryforwards are fully utilized. To date, GraphOn has utilized a portion of its net operating loss carryforwards to reduce its overall income tax liability.

YEAR ENDED DECEMBER 31, 1997 VERSUS YEAR ENDED DECEMBER 31, 1996

    Before October 1996, while GraphOn was developing its server-based software products, GraphOn's revenue was derived principally from the sale and repair of hardware computer terminals. GraphOn discontinued selling hardware products in 1996 and now provides only return-to-factory repair for the installed customer base. Software licensing revenue in 1996 was $72,900, representing only 12.3% of revenue as compared to 92.7% in 1997. Accordingly, the comparison of the year ended December 31, 1997 to the year ended December 31, 1996 is considered not meaningful by management.

    REVENUES. Total revenues for the year ended December 31, 1997 were $1,926,100, an increase of 223.8% over the same period in 1996. GraphOn believes the most important contributing factor was a $1,712,000 increase in software-related revenues to $1,785,000 in 1997 versus $72,900 in 1996 due to GraphOn's change from selling hardware products in 1996 to software products in 1997.

    COST OF GOODS SOLD. Cost of goods sold was reduced to 24.1% of revenue in 1997, versus 50.4% in 1996. This reduction primarily is attributable to GraphOn's change in products from hardware to software as discussed above.

    SALES AND MARKETING EXPENSES. Sales and marketing expenses increased 329.3% to $827,300, or 43.0% of revenue, in 1997 from $192,700, or 32.4% of revenue, in
1996. This increase primarily is attributable to the addition of sales and marketing personnel and a substantial increase in trade show, promotional and public relations activities.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased by 48.4% to $324,700, or 16.9% of revenue, in 1997 from $218,900, or 36.8% of revenue, in 1996. This increase primarily is attributed to hiring additional administrative personnel, legal services and benefit expenses necessary to support expanding operations.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased by 356.8% to $190,500, or 9.9% of revenue, in 1997 from $41,700, or 7.0% of revenue, in 1996 due to the change in GraphOn's products as discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Prior to 1998, GraphOn funded its operations, working capital needs and capital expenditures primarily through cash flow from operations. In 1998, GraphOn received $775,000 from the issuance of notes convertible into shares of GraphOn common stock and, in October and December of 1998, received aggregate net proceeds of $2,697,400 in connection with the first and second closings of a private placement offering. On December 31, 1998, a $200,000 note converted into 200,000 shares of GraphOn common stock and a note in the amount of $100,000 was repaid by GraphOn. As of December 31, 1998, GraphOn had cash and cash equivalents of $1,798,400 as compared to total liabilities of $614,600, exclusive of deferred revenue of $112,600 and, $475,000 convertible note payable.

    In January 1999, the above convertible note was repaid from the net proceeds of the final closing of GraphOn's private placement of securities whereby GraphOn received additional net proceeds of $1,708,600 in consideration of 1,963,868 shares of our common stock. In February 1999, GraphOn sold 112,132 shares of its common stock for gross proceeds of $97,200. As of March 31, 1999, GraphOn had cash and cash equivalents of $2,065,900 as compared to total liabilities of $848,700, exclusive of deferred revenue of $85,200.

    Without considering the merger, GraphOn anticipates that cash balances as of March 31, 1999, as well as anticipated revenue from operations, will be sufficient to meet GraphOn's working capital and capital expenditure needs through December 31, 1999. However, GraphOn would be forced to modify its growth strategy or obtain additional capital to maintain such strategy if the merger was not consumated. GraphOn may not be able to obtain such additional capital on acceptable terms.

YEAR 2000 COMPLIANCE

    GraphOn is aware of problems associated with computer systems as the year 2000 approaches.
Many existing computer systems and applications and other control devices use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. Others do not correctly process "leap year" dates. As a result, such systems and applications could fail or create erroneous results unless corrected so that they can correctly process data related to the year 2000 and beyond. These problems are expected to increase in frequency and severity as the year 2000 approaches, and are commonly referred to as the "year 2000 problem."

    GraphOn is continuing to assess the impact that the year 2000 problem may have on its operations and has identified the following three key areas of its business that may be affected:

    - PRODUCTS. GraphOn has evaluated each of its most current products and older versions and believes that each is substantially year 2000 compliant. However, GraphOn believes that it is not possible to determine whether all of its customers' products into which the GraphOn products are incorporated or connected will be year 2000 complaint because GraphOn has little or no control over the design, production and testing of its customers' products.

    - INTERNAL INFRASTRUCTURE. The year 2000 problem could affect the systems, transaction processing computer applications and devices used by GraphOn to operate and monitor all major aspects of its business, including financial systems, customer services, infrastructure, materials requirement planning, master production scheduling, networks and telecommunications systems. GraphOn believes that it has identified substantially all of the major systems, software applications and related equipment used in connection with its internal operations that must be modified or upgraded in order to minimize the possibility of a material disruption to its business. GraphOn has modified and upgraded all affected systems. Because most of the software applications used by GraphOn are recent versions of vendor supported, commercially available products, GraphOn has not incurred, and does not expect in the future to incur, significant costs to upgrade these applications as year 2000 complaint versions are released by the respective vendors.

    - FACILITY SYSTEMS. Systems such as heating, sprinklers, test equipment and security systems at GraphOn's facilities also may be affected by the year 2000 problem. GraphOn currently is assessing the potential effect of and costs of remediating the year 2000 problem on its facility systems. GraphOn estimates that the total cost to the company of completing any required modifications, upgrades or replacements of these systems will not have a material adverse effect on GraphOn's business or results of operations.

    GraphOn presently estimates that the total cost of addressing its year 2000 issues will be less than approximately $10,000. This estimate was derived utilizing numerous assumptions, including the assumption that GraphOn already has identified its most significant year 2000 issues. However, there can be no guarantee that these assumptions are accurate, and actual results could differ materially from those anticipated.

    GraphOn currently is developing contingency plans to address the year 2000 issues that may pose a significant risk to its on-going operations. Such plans could include accelerated replacement of affected equipment or software, temporary use of back-up equipment or software or the implementation of manual procedures to compensate for system deficiencies. However, there can be no assurance that any contingency plans implemented by GraphOn would be adequate to meet GraphOn's needs without materially impacting its operations, that any such plan would be successful or that the company's results of operations would not be materially and adversely affected by the delays and inefficiencies inherent in conducting operations in an alternative manner.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK OF GRAPHON

    GraphOn is not exposed to financial market risks from changes in foreign currency exchange rates or changes in interest rates and does not use derivative financial instruments. A substantial majority of GraphOn's revenue and capital spending is transacted in U.S. dollars. However, in the future, GraphOn may enter into transactions in other currencies. An adverse change in exchange rates would result in a decline in income before taxes, assuming that each exchange rate would change in the same direction relative to the U.S. dollar. In addition to the direct effects of changes in exchange rates, such changes typically affect the volume of sales or foreign currency sales price as competitors' products become more or less attractive.

ADOPTION OF NEW ACCOUNTING PRONOUNCEMENTS

    In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 132, "EMPLOYER'S DISCLOSURE ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS," which standardizes the disclosure requirements for pension and other post-retirement benefits. The adoption of SFAS No. 132 did not impact GraphOn's disclosures.

RECENTLY ISSUED ACCOUNTING STANDARDS AND PRONOUNCEMENTS NOT YET ADOPTED

    In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Under the provisions of this standard, software development is divided into three phases: the preliminary project state, which includes conceptual formulation and selection of alternatives; the application development stage, which includes design of chosen path, coding, installation of hardware and testing; and the post-implementation/operation stage, which includes training and application maintenance. Generally, only internal and external costs incurred during the second phase, the application development stage, are capitalizable, with the exception of data conversion and training costs, which are to be expensed when incurred during this phase. This standard is not effective for GraphOn's 1998 financial statements. Management does not expect this standard to have a significant impact on GraphOn's financial statements.

    In April 1998, the AICPA issued statement of Position 98-5, "Reporting on the Costs of Start-up Activities." This standard requires the cost of start-up activities, including organizational costs, be expensed as incurred and is not effective for GraphOn's fiscal 1998 financial statements. Management does not expect this standard to have a significant impact on GraphOn's financial statements.

    In June 1998, FASB issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard requires that every derivative instrument, including derivative instruments embedded in other contracts, be recorded on the balance sheet as either an asset or liability measured at its fair value. The standard is effective for all fiscal years beginning after June 15, 2000. As GraphOn currently is not a party to any derivative financial instruments and does not anticipate becoming a party to any derivative instruments, management does not expect this standard to have a significant impact on the GraphOn financial statements.

                  SELECTED HISTORICAL FINANCIAL DATA OF UNITY


    The following selected historical financial data should be read in conjunction with the historical financial statements of Unity and the notes thereto appearing elsewhere in this joint proxy statement/ prospectus. The selected financial data of Unity as of July 31, 1998 and 1997, for the years ended July 31, 1998 and 1997 and for the period from inception (May 30, 1996) to July 31, 1998 have been derived from the financial statements of Unity, which have been audited by Arthur Andersen LLP, independent public accountants. The data as of and for the nine months ended April 30, 1999 and 1998 have been derived from Unity's unaudited condensed financial statements included elsewhere in this joint proxy statement/prospectus and which, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information set forth in such financial statements. The results of operations for the nine months ended April 30, 1999 are not necessarily indicative of the results that may be expected for the full year.


UNITY

    STATEMENTS OF OPERATIONS DATA:


                                                                                              PERIOD FROM MAY
                                                NINE MONTHS ENDED           YEAR ENDED            30, 1996
                                                    APRIL 30,                JULY 31,         (INCEPTION) (1)
                                              ----------------------  ----------------------         TO
                                                 1999        1998        1998      1997(1)     JULY 31, 1996
                                              ----------  ----------  ----------  ----------  ----------------
Revenues....................................  $       --  $       --  $       --  $       --    $         --
Net (loss) income...........................    (226,744)    (35,290)   (315,991)      6,637         (15,000)
(Loss) income per common share (basic and
  diluted)..................................        (.12)       (.02)       (.17)         --            (.02)
                                              ----------  ----------  ----------  ----------        --------
Weighted average common shares..............   1,875,000   1,875,000   1,875,000   1,515,000         625,000


    BALANCE SHEET DATA:


                                                                                         JULY 31,      JULY 31,
                                                                      APRIL 30, 1999       1998          1997
                                                                      ---------------  ------------  ------------
Total Assets........................................................   $   6,658,412    $6,489,903    $6,465,021
Total Liabilities...................................................         807,335       412,082        71,209
Stockholders' Equity(2).............................................       4,520,140     4,780,520     5,154,432


------------------------

(1) Unity was inactive during the period May 30, 1996 (inception) through November 19, 1996.

(2) Does not include shares subject to possible conversion at conversion value.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS OF UNITY

    Unity was incorporated in May 1996 for the purpose of raising money to fund a vehicle to effect a merger or similar business combination with an operating business. On November 12, 1996, Unity's registration statement under the Securities Act covering 1,250,000 units, each unit consisting of one share of Unity common stock, one Class A redeemable warrant and one Class B redeemable warrant at an initial public offering price of $6.00 per unit, was declared effective by the SEC. Unity derived $6,402,112 from the IPO, prior to underwriting commissions of $600,000 and other expenses of $497,888.


    For the nine months ended April 30, 1999, for the years ended July 31, 1998 and 1997, and for the period from the date of inception (May 30, 1996) to July 31, 1996, Unity had net income (loss) of $(226,744), $(315,991), $6,637 and
$(15,000), respectively. These results of operations were attributable to interest and dividend income offset by general and administrative expenses, primarily consisting of management and professional fees of $169,000, $346,390, $127,775 and $15,000, respectively, and taxes. Unity was inactive during the period May 30, 1996 (date of inception) through November 19, 1996.



    On April 30, 1999, Unity had cash and cash equivalents and short-term investments, inclusive of restricted cash and investments of $6,658,017, totaling $6,658,412 and total liabilities of $807,335.


    See "The Merger" for information as to the merger agreement, the parties to the merger agreement and the merger which it contemplates.

                               GRAPHON AND UNITY
                   PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)


    The accompanying unaudited pro forma balance sheet presents the financial position of GraphOn and Unity as of March 31, 1999 and April 30, 1999, respectively, assuming the merger had been completed as of the respective balance sheet dates. The unaudited pro forma statements of operations for the years ended December 31, 1998 and January 31, 1999 for GraphOn and Unity, respectively, and for the three month periods ended March 31, 1999 and April 30, 1999 for GraphOn and Unity, respectively, reflect the merger, as if the merger had occurred on the first day of the periods presented.



    Separate pro forma financial statements have been presented for the following circumstances: (1) that no public Unity stockholders exercise their right to have their shares converted upon the consummation of the merger, and
(2) that 19.99% of interest in Unity common stock held by public Unity stockholders elect to have their shares converted upon the consummation of the merger at the conversion value of $5.28 per share, based on the amount held in the Unity trust account, inclusive of interest income to date thereon, at January 31, and at April 30, 1999. The basis of presentation described in (2) results from the possibility that up to a maximum of 19.99% of interest in Unity common stock held by public Unity stockholders may vote no to the proposed transaction and, if the transaction is consummated, would have their shares redeemed at the conversion value of approximately $5.28 per share, or a total of $1,320,325 as of January 31, and April 30, 1999. Should 20% or more vote against the proposed transaction, the transaction would not be consummated.


    In the proposed merger, each outstanding share of GraphOn common stock will be exchanged for Unity common stock, at an exchange ratio of approximately
0.5576 of a share of Unity common stock to one share of GraphOn common stock. As of March 31, 1999, GraphOn had outstanding 16,363,959 shares of common stock. As a result of the merger, the GraphOn shareholders will collectively acquire approximately 9,086,961 shares of Unity common stock (16,296,559 GraphOn common shares multiplied by the exchange ratio of approximately 0.5576 per share) or approximately 82.9% of the then outstanding Unity common stock. The merger will be accounted for as a capital transaction which is equivalent to the issuance of stock by GraphOn for Unity's net monetary assets of approximately $6,000,000, accompanied by a recapitalization of GraphOn.

    The pro forma financial information does not purport to be indicative of the results which would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

                               GRAPHON AND UNITY
                            PRO FORMA BALANCE SHEET
           AS OF MARCH 31, 1999 (GRAPHON) AND APRIL 30, 1999 (UNITY)
                                  (UNAUDITED)



                                                                                        ADDITIONAL
                                                    PRO FORMA                            PRO FORMA
                                                   ADJUSTMENTS        COMBINED          ADJUSTMENTS         COMBINED
                                                  (WITH NO STOCK      (WITH NO         (WITH 19.99%       (WITH 19.99%
                            GRAPHON      UNITY     CONVERSION)    STOCK CONVERSION)  STOCK CONVERSION)  STOCK CONVERSION)
                            ---------  ---------  --------------  -----------------  -----------------  -----------------
CURRENT ASSETS:
  Cash and cash
    equivalents...........  $2,065,900 $     395   $  6,000,000(b)                      $(1,330,938)(g)
                                                       (575,000)(d)    $ 7,491,295          132,033(h)     $ 6,292,390
  Restricted cash and
    investments...........         --  6,658,017     (6,658,017)(b)             --                                  --
  Accounts receivable.....    601,400         --                         601,400                               601,400
  Other current assets....     44,000         --                          44,000                                44,000
                            ---------  ---------                  -----------------                     -----------------
    Total current
      assets..............  2,711,300  6,658,412                       8,136,695                             6,937,790
                            ---------  ---------                  -----------------                     -----------------
  PROPERTY AND EQUIPMENT,
    NET...................    438,800         --                         438,800                               438,800
  PURCHASED TECHNOLOGY....  2,864,100         --                       2,864,100                             2,864,100
  DEFERRED COMPENSATION
    EXPENSE...............    524,300         --                         524,300                               524,300
  OTHER ASSETS............     85,000         --                          85,000                                85,000
                            ---------  ---------                  -----------------                     -----------------
                            $6,623,500 $6,658,412                    $12,048,895                           $10,849,990
                            ---------  ---------                  -----------------                     -----------------
                            ---------  ---------                  -----------------                     -----------------
CURRENT LIABILITIES:
  Trade accounts
    payable...............  $ 416,300  $      --                     $   416,300                           $   416,300
  Accrued expenses........    432,400    692,395                       1,124,795                             1,124,795
  Deferred revenue........     85,200         --                          85,200                                85,200
  Advances from
    affiliates............         --    114,940                         114,940                               114,940
                            ---------  ---------                  -----------------                     -----------------
    Total current
      liabilities.........    933,900    807,335                       1,741,235                             1,741,235

COMMITMENTS AND
  CONTINGENCIES
Common stock, $.0001 par
  value, 249,875 shares
  subject to possible
  conversion, at
  conversion value........         --  1,330,937     (1,330,937)(c)             --                                  --

STOCKHOLDERS' EQUITY:
  Common stock............  10,236,800       163    (10,235,892)(a)
                                                             25(c)          1,096               (25)(g)          1,071
  Additional paid-in
    capital...............         --  5,071,075      9,684,794(a)
                                                       (658,017)(b)
                                                      1,330,912(c)                       (1,330,938)(g)
                                                       (575,000)(d)     14,853,764          132,033(h)      13,654,884
  Accumulated deficit.....  (4,547,200)  (551,098)       551,098(a)     (4,547,200)                         (4,547,200)
                            ---------  ---------                  -----------------                     -----------------
    Total stockholders'
      equity..............  5,689,600  4,520,140                      10,307,660                             9,108,755
                            ---------  ---------                  -----------------                     -----------------
                            $6,623,500 $6,658,412                    $12,048,895                           $10,849,990
                            ---------  ---------                  -----------------                     -----------------
                            ---------  ---------                  -----------------                     -----------------

                               GRAPHON AND UNITY
                       PRO FORMA STATEMENT OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1998 (GRAPHON)
                          AND JANUARY 31, 1999 (UNITY)
                                  (UNAUDITED)


                                                                                        ADDITIONAL
                                                    PRO FORMA                            PRO FORMA
                                                   ADJUSTMENTS        COMBINED          ADJUSTMENT          COMBINED
                                                  (WITH NO STOCK      (WITH NO         (WITH 19.99%       (WITH 19.99%
                          GRAPHON       UNITY      CONVERSION)    STOCK CONVERSION)  STOCK CONVERSION)  STOCK CONVERSION)
                        -----------  -----------  --------------  -----------------  -----------------  -----------------
REVENUES..............  $ 2,124,200  $        --                    $   2,124,200                         $   2,124,200
COST OF GOODS SOLD....      344,200           --                          344,200                               344,200
                        -----------  -----------                  -----------------                     -----------------
Gross margin..........    1,780,000           --                        1,780,000                             1,780,000

COSTS AND EXPENSES:
Selling and
 marketing............    1,440,300           --                        1,440,300                             1,440,300
General and
 administrative.......    1,118,600      460,839                        1,579,439                             1,579,439
Research and
 development..........      840,200           --                          840,200                               840,200
                        -----------  -----------                  -----------------                     -----------------
Total costs and
 expenses.............    3,399,100      460,839                        3,859,939                             3,859,939
                        -----------  -----------                  -----------------                     -----------------
Operating loss........   (1,619,100)    (460,839)                      (2,079,939)                           (2,079,939)
                        -----------  -----------                  -----------------                     -----------------

OTHER INCOME/
 (EXPENSE):
Interest income and
 other................        9,800      192,522                          202,322            (39,533)(i)         162,689
Interest expense......     (521,900)          --                         (521,900)                             (521,900)
Other expense.........      (16,500)          --                          (16,500)                              (16,500)
                        -----------  -----------                  -----------------                     -----------------
Total other (expense)
 income...............     (528,600)     192,522                         (336,078)                             (375,711)
                        -----------  -----------                  -----------------                     -----------------
Loss before taxes.....   (2,147,700)    (268,317)                      (2,416,017)                           (2,455,650)
Income tax expense
 (benefit)............          800       (5,393)                          (4,593)                               (4,593)
                        -----------  -----------                  -----------------                     -----------------
Net loss..............  $(2,148,500) $  (262,924)                   $  (2,411,424)                        $  (2,451,057)
                        -----------  -----------                  -----------------                     -----------------
                                     -----------                  -----------------                     -----------------

NET LOSS PER SHARE
 (BASIC AND
 DILUTED).............               $     (0.14)                   $       (0.22)                        $       (0.23)
                                     -----------                  -----------------                     -----------------
                                     -----------                  -----------------                     -----------------

WEIGHTED AVERAGE
 NUMBER OF COMMON
 SHARES OUTSTANDING...                 1,875,000                       10,961,961(e)                         10,712,086(k)
                                     -----------                  -----------------                     -----------------
                                     -----------                  -----------------                     -----------------

                               GRAPHON AND UNITY
                       PRO FORMA STATEMENT OF OPERATIONS
              FOR THE THREE MONTHS ENDED MARCH 31, 1999 (GRAPHON)
                           AND APRIL 30, 1999 (UNITY)
                                  (UNAUDITED)



                                                                                     ADDITIONAL
                                                 PRO FORMA                            PRO FORMA
                                                ADJUSTMENTS        COMBINED          ADJUSTMENTS         COMBINED
                                               (WITH NO STOCK      (WITH NO         (WITH 19.99%       (WITH 19.99%
                         GRAPHON      UNITY     CONVERSION)    STOCK CONVERSION)  STOCK CONVERSION)  STOCK CONVERSION)
                        ----------  ---------  --------------  -----------------  -----------------  -----------------
REVENUES..............  $  639,500  $      --                     $   639,500                           $   639,500
COST OF GOODS SOLD....      89,300         --                          89,300                                89,300
                        ----------  ---------                  -----------------                     -----------------
Gross margin..........     550,200         --                         550,200                               550,200
                        ----------  ---------                  -----------------                     -----------------

COSTS AND EXPENSES:

Selling and
  marketing...........     755,600         --                         755,600                               755,600
General and
  administrative......   1,316,700     48,941                       1,365,641                             1,365,641
Research and
  development.........     509,400         --                         509,400                               509,400
                        ----------  ---------                  -----------------                     -----------------
Total costs and
  expenses............   2,581,700     48,941                       2,630,641                             2,630,641
                        ----------  ---------                  -----------------                     -----------------
Operating loss........  (2,031,500)   (48,941)                     (2,080,441)                           (2,080,441)
                        ----------  ---------                  -----------------                     -----------------
OTHER INCOME
  (EXPENSE):
Interest and other
  income..............      14,900     61,232                          76,132            (9,982)(j)          66,150
Interest expense......      (6,600)        --                          (6,600)                               (6,600)
Other expense.........          --         --                              --                                    --
                        ----------  ---------                  -----------------                     -----------------
Total other income....       8,300     61,232                          69,532                                59,550
                        ----------  ---------                  -----------------                     -----------------
Income (loss) before
  taxes...............  (2,023,200)    12,291                      (2,010,909)                           (2,020,891)
Income tax expense....         800         --                             800                                   800
                        ----------  ---------                  -----------------                     -----------------
Net income (loss).....  $(2,024,000) $  12,291                    $(2,011,709)                          $(2,021,691)
                        ----------  ---------                  -----------------                     -----------------
                        ----------  ---------                  -----------------                     -----------------
NET EARNINGS (LOSS)
  PER SHARE
(BASIC AND DILUTED)...              $    0.01                     $     (0.18)                          $     (0.19)
                                    ---------                  -----------------                     -----------------
                                    ---------                  -----------------                     -----------------
WEIGHTED AVERAGE
  NUMBER OF COMMON
  SHARES
  OUTSTANDING.........              1,875,000                      10,961,961(f)                         10,712,086(l)
                                    ---------                  -----------------                     -----------------
                                    ---------                  -----------------                     -----------------

              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

1) BASIS OF PRESENTATION


    The pro forma balance sheet combines the balance sheets of GraphOn and Unity as of March 31, 1999 and April 30, 1999, respectively, assuming that the merger had been completed as of the respective balance sheet dates. The pro forma statements of operations combine the statement of operations of GraphOn for the year ended December 31, 1998 with the statement of operations of Unity for the year ended January 31, 1999, and combine the statement of operations of GraphOn for the three months ended March 31, 1999 with the statement of operations of Unity for the three months ended April 30, 1999, assuming that the merger occurred at the beginning of the periods presented.



    Separate pro forma financial statements have been presented for the following circumstances: (1) that no Public Unity Shareholders exercise their right to have their shares converted upon the consummation of the merger, and
(2) that 19.99% of interest in Unity Common Stock held by Public Unity Shareholders elect to have their shares converted upon the consummation of the merger at the conversion value of $5.28 per share, based on the amount held in the Unity trust account, inclusive of interest income to date thereon, at January 31, and at April 30, 1999.


    No pro forma adjustments have been provided for (1) any additional payments that may be required to be paid to GraphOn creditors resulting from GraphOn's 1991 bankruptcy proceedings discussed previously in this joint proxy statement/prospectus, or (2) 1,607,000 GraphOn shares issuable for no additional consideration on June 30, 2000 if GraphOn at that date has not completed an initial public offering or a merger or sale of all of its assets as the transaction with Unity is deemed to be one of the qualifying events identified.


    The historical balance sheets used in the preparation of the pro forma financial statements have been derived from GraphOn's and Unity's unaudited financial statements as of March 31, 1999 and April 30, 1999, respectively. The historical statements of operations for the year ended December 31, 1998 (GraphOn) and the year ended January 31, 1999 (Unity) have been derived from the companies' audited and unaudited statements of operations, respectively. The historical statements of operations for the three months ended March 31, 1999 (GraphOn) and the three months ended April 30, 1999 (Unity) have been derived from the companies' unaudited statements of operations.


2) UNAUDITED PRO FORMA ADJUSTMENTS

    A description of the adjustments included in the unaudited pro forma financial statements are as follows:

    (a) Reflects the recapitalization of GraphOn through the elimination of Unity's accumulated deficit and adjustment of equity accounts upon the exchange of GraphOn Common Stock into 9,086,961 shares of Unity Common Stock.

    (b) Reflects the release of Unity's restricted cash as a result of the merger and the contribution of $6,000,000 to the operations of the ongoing entity, as provided in the merger agreement. The balance of restricted funds released are charged to additional paid in capital as estimated costs of the transaction.

    (c) Reflects the reclassification of the conversion value of the Unity Common Stock to Stockholders' Equity assuming no stock conversion.

    (d) Reflects the payment of up to $575,000 to Spencer Trask in consideration of consulting services performed in connection with the merger.

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
2) UNAUDITED PRO FORMA ADJUSTMENTS (CONTINUED)
    (e) Reflects the weighted average shares outstanding for Unity of 1,875,000 for the year ended January 31, 1999, plus 9,086,961 shares to be issued upon consummation of the merger.


    (f) Reflects the weighted average shares outstanding for Unity of 1,875,000 for the three months ended April 30, 1999, plus 9,086,961 shares to be issued upon consummation of the merger.


    (g) Reflects the conversion of 19.99% of interest in Unity Common Stock held by Public Unity Stockholders, or 249,875 shares, at the conversion value of $5.28 per share. The number of shares assumed converted is based on the total Unity shares outstanding prior to the merger of 1,875,000, less 625,000 Unity shares held by Non-Public Unity Stockholders, and represents the maximum number of shares that may be elected to be converted without precluding the consummation of the merger.

    (h) Reflects the reduction in the consulting fee payment to Spencer Trask resulting from the conversion of 249,875 Unity shares as described in
       (g).


    (i) Reflects a reduction of Unity's interest income assuming the proceeds of the merger were used to convert 249,875 Unity shares as described in (g). The estimate of reduction in interest income is based on the combined entity having $1,330,937 less in proceeds, assuming an average rate of return consistent with that earned by Unity of approximately 3.0% for the year ended January 31, 1999.



    (j) Reflects a reduction of Unity's interest income assuming the proceeds of the merger were used to convert 249,875 Unity shares as described in (g). The estimate of reduction in interest income is based on the combined entity having $1,330,937 less in proceeds, assuming an average rate of return consistent with that earned by Unity of approximately 3.0% for the three months ended April 30, 1999.


    (k) Reflects the weighted average shares outstanding for Unity of 1,875,000 for the year ended January 31, 1999, less the 249,875 Unity shares assumed converted as described in (g), plus 9,086,961 shares to be issued upon consummation of the merger.


    (l) Reflects the weighted average shares outstanding for Unity of 1,875,000 for the three months ended April 30, 1999, less the 249,875 Unity shares assumed converted as described in (g), plus 9,086,961 shares to be issued upon consummation of the merger.

                              BUSINESS OF GRAPHON

GRAPHON

    GraphOn develops, markets, sells and supports server-based software for the enterprise computing environment. Server-based computing, sometimes referred to as thin-client computing, is a computing model where traditional desktop software applications are relocated to run entirely on a server or host computer. GraphOn's technology uses a small software program at each desktop, which allows the user to interface with an application as if it where running on the user's desktop computer. This centralized deployment and management of applications reduces the complexity and total costs associated with enterprise computing. In addition, the ability to access such applications over the Internet creates new operational models and sales channels. GraphOn provides the technology to access applications over the Internet. GraphOn's server-based technology works on today's most powerful personal computer or low-end network computer, without application rewrites or changes to the corporate computing infrastructure.

    GraphOn has established strategic alliances with technology leaders such as IBM, Sun Microsystems and Corel, who have licensed GraphOn's technology. Using GraphOn technology, Sun Microsystems and IBM provide their network computers access to UNIX applications. Corel plans to use GraphOn's technology to provide Internet access to its applications, such as WordPerfect, over the Internet.

INDUSTRY BACKGROUND

    HISTORY

    In the 1970's, software applications were executed on central mainframes and typically accessed by low-cost display terminals. Information technology departments were responsible for deploying, managing and supporting the applications to create a reliable environment for users. In the 1980's, the PC became the desktop of choice, empowering the user with flexibility, a graphical user interface, and a multitude of productive and inexpensive applications. In the 1990's, the desktop was provided access to mainframe applications and databases, which run on large server computers. Throughout this computing evolution, the modern desktop has become increasingly complex and costly to administer and maintain. This is further exacerbated as organizations become more dispersed with remote employees, and the desire increases to become more closely connected with vendors and customers through the Internet.

    LOWERING TOTAL COST OF OWNERSHIP

    PC software in general has grown dramatically in size and complexity in recent years. As a result, the cost of supporting and maintaining PC desktops has increased substantially. A leading research firm estimates the annual cost of operating a corporate PC was as much as $9,382 in 1997 and will increase to as much as $13,485 by 2001. Industry analysts and enterprise users alike have begun to recognize that the total cost of ownership of a PC, taking into account the recurring cost of technical support, administration and end-user down time, has become high both in absolute terms and relative to the initial hardware purchase price.

    With increasing demands to better control corporate computing costs, industry leaders are developing technology to address total cost of ownership issues. One approach, led by Sun Microsystems and IBM, utilizes Java-based network computers, which operate by downloading small Java programs to the desktop, which in turn are used for accessing server-based applications. The other approach is Microsoft's Windows NT-TM-, terminal server edition, introduced in June 1998, which permits server-based Windows applications to be accessed from the new Windows-based network computers. Both

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
initiatives are examples of server-based computing, which simplifies the desktop by moving the responsibility of running applications to a central server, with the promise of lowering total cost of ownership.

    CROSS-PLATFORM COMPUTING

    Today's enterprises contain a diverse collection of desktop computers, each with its particular operating system, processing power and connection type. Consequently, it is becoming increasingly difficult to provide universal desktop access to business-critical applications across the enterprise. As a result, organizations resort to desktop emulation software, new hardware or costly application rewrites.

    A common cross-platform problem is the need to access UNIX or Linux applications from a PC desktop. While UNIX-based computers dominate the enterprise applications market, Microsoft Windows-based PCs are used on the majority of enterprise desktops. Since the early 1990's, organizations have been striving to connect desktop PCs to UNIX applications over all types of connections, including networks and standard phone lines. This effort, however, is complex and costly. The primary solution to date is known as PC X Server software, large software programs that require substantial memory and processing resources on the desktop. Typically, PC X Server software is difficult to install, configure and maintain. Enterprises are looking for an effective UNIX connectivity software for PCs and non-PC desktops that is easier and less expensive to administer and maintain.

    APPLICATION SERVICE PROVIDERS

    With the ubiquitous nature of the Internet, new operational models and sales channels are emerging. Traditional high-end software packages that were once too expensive for many companies are now available for rent over the Internet. By servicing customers through a centralized operation rather than installing and maintaining applications at each customer site, GraphOn expects that application service providers quickly will play an important role in addressing an enterprise's computing requirements. Today, application service providers are faced with the difficult task of creating or rewriting applications to entertain the broader market. Though the application service provider industry is just beginning to emerge, GraphOn expects it to develop rapidly, due to application vendors' desire to expand their markets.

    REMOTE COMPUTING

    The cost and complexity of contemporary enterprise computing has been further complicated by the growth in remote access requirements. As business activities become physically distributed, computer users have looked to portable computers with remote access capabilities to stay connected in a highly dispersed work environment. One problem facing remote computing over the Internet or direct telephone connections is the slow speed of communication in contrast to the high speed of internal corporate networks. Today, applications requiring remote access must be tailored to the limited speed and lower reliability of remote connections, further complicating the already significant challenge of connecting desktop users to business-critical applications.

THE GRAPHON APPROACH

    GraphOn's server-based software deploys, manages, supports and executes applications entirely on the server computer and distributes them efficiently and instantaneously to virtually any desktop device. GraphOn's technology consists of three key components:

    - The server component runs alongside the server-based application and is responsible for intercepting user-specific information for display at the desktop.

    - The desktop component is responsible only for sending keystrokes and mouse motion to the server, as well as presenting the application interface to the desktop user. This keeps the

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
      desktop simple, or thin, as well as independent of application requirements for resources, processing power and operating systems.

    - GraphOn's protocol enables efficient communication over fast networks or slow dial-up connections and allows applications to be accessed from virtually any location with network-like performance and responsiveness.

    The major benefits of the GraphOn approach are as follows:

    - LOWERS TOTAL COST OF OWNERSHIP. Shrinking recurring costs is a primary goal of GraphOn's products. Today, installing enterprise applications typically is time-consuming, complex and expensive, requiring administrators to manually install and support diverse desktop configurations and interactions. GraphOn's server-based software simplifies application management by enabling deployment, administration and support from a central location. Installation and updates are made only at the server, avoiding desktop software and operating system conflicts and minimizing at-the-desk support. According to a leading research firm, server-based computing strategies, such as those offered by GraphOn, may achieve as much as a 30% savings by, among other things, simplifying the desktop and moving application processing and management from individual desktops to a centralized server-based infrastructure. For example, in a 2,500-PC computing environment, a leading research firm has calculated that a server-based approach would have saved approximately $4.5 million in 1997 and, as computing complexity continues to grow, could save approximately $16 million in 2001.

    - CONNECTS DIVERSE COMPUTING PLATFORMS. Today's computing infrastructures are a mix of desktop devices, network connections and operating systems. Enterprise-wide communication often requires costly and complex emulation software or application rewrites. For example, Windows PCs typically may not access a company's UNIX applications without installing complex PC X Server software on each PC. Typical PC X Servers are large and require an information technology professional to properly install and configure each desktop. For Macintosh, the choices are even fewer, requiring the addition of yet another vendor product. For the newer desktop technologies, such as Sun Microsystems' and IBM's network computers, access to UNIX is impractical without server-based products. To rewrite an application for each different desktop and their many diverse operating systems is often a difficult and time-consuming task. In addition to the development expense, issues of desktop performance, data compatibility and support costs often make this option prohibitive. GraphOn's products provide organizations the ability to access applications from virtually all desktops, utilizing their existing computing infrastructure, without rewriting a single line of code or changing or reconfiguring desktop hardware. This means that enterprises can maximize their investment in existing technology and allow users to work in their preferred desktop environment.

    - APPLICATION SERVICE PROVIDERS. Many large enterprises have made significant investments in developing, marketing and selling enterprise-wide software solutions. GraphOn's server-based technology is designed to allow Windows, Linux and UNIX access from any desktop connected to the Internet. Today's packaged applications can be accessed quickly, easily and without modification.

    - LEVERAGES EXISTING PCS AND DEPLOYS NEW DESKTOP HARDWARE. GraphOn's software brings the benefits of server-based computing to users of existing PC hardware, while simultaneously enabling enterprises to begin to take advantage of and deploy less complex network computers. This assists organizations in maximizing their current investment in hardware and software while, at the same time, facilitating a manageable and cost effective transition to newer desktop devices.

    - EFFICIENT PROTOCOL. Applications typically are designed for network-connected desktops, which can put tremendous strain on congested networks and may yield poor, sometimes unacceptable, performance over remote connections. For application service providers, bandwidth typically is the top recurring expense when web-enabling or renting access to applications over the Internet. GraphOn's highly efficient protocol sends only keystrokes, mouse clicks and display updates over the network resulting in minimal impact on bandwidth for application deployment, thus lowering cost on a per user basis. Within the enterprise, GraphOn's protocol can extend the reach of business-critical applications to all areas, including branch offices, telecommuters and remote users, over the Internet, phone lines or wireless connections. This concept may be extended further to include vendors and customers for increased manufacturing flexibility, time-to-market and customer satisfaction.

PRODUCTS

    GraphOn's products are designed to allow enterprises to access Windows, UNIX and Linux applications from centrally managed servers without modification. Currently, GraphOn's products provide the UNIX and Linux server-based software. With the integration of the jBridge technology in late 1999, the current product line will be extended to access Windows applications from centrally managed servers, widening GraphOn's product offering and opportunities.

    - GO-Global is a server-based software product for high performance access to UNIX and Linux applications from any Windows PC located virtually anywhere on an organization's network, the Internet or even over a phone line. GraphOn began selling GO-Global in March 1997.

    - GO-Joe is a server-based software product for accessing Unix and Linux applications, from virtually any Java-enabled desktop or device, including the Sun Microsystems and IBM network computers, desktops and hand-held devices with web browsers such as Microsoft Internet Explorer-TM- or Netscape Navigator-TM-. GraphOn began selling GO-Joe in July 1998. Sun Microsystems began shipping GO-Joe for distribution with its network computers in July 1998, and IBM is expected to start shipping GO-Joe with its network computers in the second quarter of 1999.

    - GO-Between is a server-based software product for accessing UNIX and Linux applications from Microsoft's Windows NT, terminal server edition. GO-Between minimizes the impact on server resources over traditional emulator solutions for accessing UNIX and Linux applications from Microsoft's terminal server edition products. This increases the number of simultaneous users that may access UNIX from any one terminal server edition server. Microsoft has released a technical whitepaper describing the UNIX access benefits of GO-Between for terminal server edition users. GraphOn began shipping GO-Between in October 1998.

    - jBridge is a technology GraphOn acquired from Corel in December 1998. It will enable GO-Global, GO-Between and GO-Joe to access server-based Windows applications. With the anticipated integration of the jBridge technology in late 1999, GraphOn will offer complete cross platform access to Windows applications from virtually any desktop. Since the applications are not running on the desktop, even a non-Windows desktop will be able to access Windows applications. Windows applications can be accessed from desktop computers using various operating systems such as Macintosh, UNIX, Linux and OS/2, which will appear and function as if they were running locally on the desktop.

TARGET MARKETS

    The market for GraphOn's products comprises all organizations that need to access Windows, UNIX and/or Linux applications from a wide variety of desktops from any location, including over the Internet and dial-up lines. This includes large organizations, such as Fortune 1000 companies, government and educational institutions. GraphOn software is designed to allow these enterprises to use the best desktop for a particular purpose, rather than following a "one PC fits all," high total cost of ownership model. GraphOn's opportunity within the marketplace is more specifically broken down as follows:

    ENTERPRISES EMPLOYING A MIX OF UNIX AND WINDOWS. Most major enterprises employ a mix of UNIX computers and Windows PCs. Companies that utilize a mixed computing environment require cross-platform connectivity solutions like GO-Global that will allow users to access UNIX applications from desktop PCs. It has been estimated that PCs represent over 90% of enterprise desktops. GraphOn believes that its products are well positioned to exploit this opportunity and that its server-based software products will significantly reduce the cost and complexity of connecting PCs to UNIX applications.

    ENTERPRISES THAT EMPLOY MICROSOFT'S TERMINAL SERVER EDITION. A leading research firm estimates that the Microsoft terminal server market will start to accelerate rapidly, with more than 390,000 host servers installed by the end of 2000. Each terminal server edition server supports a minimum of 10 users, such that the estimated user base for terminal server editions will be at least 3.9 million in 2000. A leading research firm reports that 38% of surveyed terminal server edition users will require access to UNIX applications. GraphOn management believes the terminal server edition market to be a significant opportunity for GO-Between.

    ENTERPRISES WITH REMOTE COMPUTER USERS. Remote computer users comprise one of the fastest growing market segments in the computing industry. Efficient remote access to applications has become an important part of many enterprise computing strategies. A leading research firm projects that approximately 25 million business users access computing resources remotely in 1998 and that this number will grow to approximately 137 million worldwide in 2003, with 60% of these users still connecting via low-bandwidth modems. GraphOn's protocol is designed to enable highly efficient low-bandwidth connections.

    APPLICATION SERVICE PROVIDERS. High-end software applications in the fields of human resources, enterprise resource planning, enterprise relationship management and others historically only have been available to organizations able to make large investments in capital and personnel. The Internet has opened up global and mid-tier markets to vendors of this software who may now offer it to a broader market on a rental basis. GraphOn's products enable the vendors to provide Internet access to their applications with minimal additional investment in development implementation.

    EXTENDED ENTERPRISE SOFTWARE MARKET. Extended enterprises allow access to their computing resources to their customers, suppliers, distributors and other partners, gaining flexibility in manufacturing and increasing speed-to-market and customer satisfaction. For example, extended enterprises may maintain decreased inventory via just-in-time, vendor-managed inventory and related techniques. The Internet has facilitated this development and a leading research firm has predicted the extended enterprise software market will grow to an estimated $5.76 billion in 2002. The early adoption of extended enterprise solutions may be driven in part by enterprises' need to exchange information over a wide variety of computing platforms. GraphOn believes that its server-based software products, along with its low-impact protocol, are well positioned to provide enabling solutions for extended enterprise computing.

STRATEGIC RELATIONSHIPS

    GraphOn believes it is important to maintain its current strategic alliances and intends to seek suitable new alliances in order to improve its technology and/or enhance its ability to penetrate relevant target markets. The alliances that GraphOn currently is focusing on are those that have immediate revenue generating potential, strengthen GraphOn's position in the server-based software market, add complementary capabilities and/or raise awareness of GraphOn's products.

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
    SUN MICROSYSTEMS. In October 1996, Sun MicroSystems licensed GraphOn's GO-Joe for distribution within its network computers and GraphOn's server component for distribution with its UNIX computers and operating system. Pursuant to the Sun Microsystems agreement, Sun has a perpetual, non-exclusive, world-wide and fully paid up license to, among other things, distribute and sell GO-Joe with its network computers and to distribute GraphOn's server component with its UNIX computers and operating systems. The license to Sun also allows Sun employees to use GO-Global internally and remotely. In addition to what is provided for in the Sun agreement, Sun's network computers currently display the GO-Joe logo, GraphOn's name and GraphOn's website address each time GO-Joe is started, further increasing company and product awareness. GraphOn plans to work with Sun's sales force and resellers to sell and promote GO-Global and GO-Between as UNIX access solutions for users of PCs and multi-user NT. As of March 26, 1999, Sun paid GraphOn a $2,125,000 one-time royalty payment for completion of product delivery requirements and for a site license for GO-Global. Payments totaling $375,000 currently remain, which are required to be paid to GraphOn upon the completion of milestones set forth in the agreement. The Sun agreement is expected to terminate in December 2000, although Sun will continue to have rights to GraphOn products licensed pursuant to the agreement after its termination.

    IBM. In April 1998, IBM licensed GO-Joe for $1,500,000 for distribution with some of its network computers and GraphOn's server component for distribution with its UNIX computers and operating systems. Pursuant to the IBM agreement, IBM and its affiliates have a non-exclusive, world-wide, irrevocable, royalty-free and fully paid up license to, among other things, distribute and sell, and allow sub-licensees to distribute and sell, GO-Joe and GraphOn's server component with IBM products and those of its sub-licensees. GraphOn expects to work with IBM's resellers to persuade IBM's customers to purchase GO-Global and GO-Between to access UNIX applications from their PCs and multi-user NT hosts. IBM currently is promoting GO-Joe, and GraphOn intends to leverage both the IBM relationship and IBM resellers to generate revenues and increase product awareness. The IBM agreement terminates in November 1999. The IBM agreement is renewable at IBM's option with 90 days prior written notice, with pricing terms to be negotiated in good faith. IBM may terminate for convenience at any time on or after August 1, 1999. IBM will continue to have rights to GraphOn products licensed pursuant to the IBM agreement after its termination.

    COREL CORPORATION. In December 1998, GraphOn acquired Corel's jBridge technology and its jBridge development team, in exchange for securities of GraphOn. See "Description of GraphOn's Securities-Corel Warrant and Similar Warrant." jBridge is designed to allow any device running Java to access 32-bit Windows applications remotely and unmodified. When combined with GraphOn's UNIX products, GraphOn believes that jBridge will provide GraphOn customers with a complete enterprise solution, linking any of such platforms to virtually any desktop over virtually any connection.

    In addition, GraphOn entered into a strategic alliance with Corel. GraphOn intends through this alliance to promote its products to Corel's Windows, UNIX and Linux customers. The alliance has a one year term ending in July 1999 which is renewable by mutual consent for successive one year periods, and is terminable at will by either party.

SALES, MARKETING AND SUPPORT

    GraphOn's customers, to date, are primarily Fortune 1000 companies and large government organizations. Among GraphOn's current customers are the following:

Ameritech Corporation                          Amoco Corporation
AT&T Corporation                               Lucent Technologies, Inc.
Canadian Meteorological Centre                 Motorola, Inc.
Cisco Systems, Inc.                            Nortel Technology
Corel Corporation                              National Semiconductor Corp.
Ericsson Telecommunicatie B.V.                 Pfizer Inc.
Hewlett-Packard Company                        Shell Oil Company
IBM                                            Sun Microsystems, Inc.
Johnson & Johnson                              United States Geological Survey

    While previously most of GraphOn's revenues were from direct sales and OEM agreements, GraphOn currently is developing and expanding relationships with a select number of resellers. GraphOn expects to benefit from these relationships by availing itself of their established customer-base, co-marketing programs, and marketing and sales capabilities. Such resellers include value-added resellers, system integrators and OEM licensees. GraphOn's sales and marketing efforts will be focused on increasing product awareness and demand among large enterprises and developing formal distribution relationships with UNIX and Windows-oriented resellers. Current marketing activities include a targeted direct mail campaign, tradeshows, production of promotional materials, public relations and maintaining an Internet presence for marketing and sales purposes. In August 1998, GraphOn hired three senior level sales professionals to develop GraphOn's reseller channels.

    Due to the nature of GraphOn's products, remote access via telephone lines or the Internet can be used to troubleshoot and diagnose problems. GraphOn provides technical support and training to OEMs and resellers that function as the first line of support for their own customers. GraphOn provides 90-day online Internet, e-mail, fax and telephone-based services for technical support and software upgrades at no charge. Additionally, purchasers of GraphOn's products can choose to purchase an annual extended maintenance program, which currently costs 15% of the product purchase price per year.

RESEARCH AND DEVELOPMENT

    GraphOn's research and development efforts currently are focused on developing new products and further enhancing the functionality, performance and reliability of existing products. GraphOn invested $840,200 in research and development in 1998 and expects increased expenditures in 1999. GraphOn has made significant investments in its protocol and in the performance and development of its server-based software.

    In May 1998, GraphOn hired a group of eight software engineers located in Bellevue, Washington. They have experience in Java, protocol technology and various Microsoft Windows operating systems. They are working to enhance GraphOn's existing software products as well as beginning to conceptualize and architect future products. In December 1998, GraphOn hired nine additional software engineers located in Concord, New Hampshire in connection with the acquisition of the jBridge technology from Corel. This group has substantial Windows and Java experience. GraphOn plans to continue to add software engineers in order to expand its research and development capabilities, although there can be no assurances that qualified personnel will be available to GraphOn as needed.

OPERATIONS

    GraphOn controls all purchasing, inventory, order processing and shipping of GraphOn products and accounting functions related to its operations. Production of software masters, development of documentation, packaging designs, quality control and testing also are performed by GraphOn. CD-ROM and floppy disk duplication, printing of documentation and packaging are accomplished through outside vendors. GraphOn generally ships products upon receipt of order. As a result, GraphOn has relatively little backlog at any given time, and does not consider backlog a significant indicator of future performance.

COMPETITION

    The server-based software market in which GraphOn participates is highly-competitive, although GraphOn believes it has significant advantages over its competitors, both in product performance and market positioning. This market ranges from remote access for a single PC user to server-based software for large numbers of users over many different types of desktop hardware and connections. GraphOn's competitors include manufacturers of conventional PC X Server software and competition is expected from these and other companies in the server-based software market. Competitive factors in the market in which GraphOn competes include price, product quality, functionality, product differentiation and breadth.

    GraphOn believes its principal competitors for its current products include Hummingbird Communications, Ltd., SCO, WRQ, Network Computing Devices and NetManage. Hummingbird is the established market leader in PC X Servers, believed to have over 50% of that market. WRQ, Network Computing Devices and NetManage also offer traditional PC X Server software and have minority positions within that market.

    SCO introduced Tarantella, a server-based Java-to-Unix connectivity product which competes with GO-Joe. However, SCO's principal product is a UNIX operating system that competes with UNIX vendors like Sun Microsystems and IBM. GraphOn believes that SCO, as a competitor to the other UNIX vendors, will have difficulty in penetrating enterprises who utilize other vendors' UNIX operating systems, such as Sun Microsystems and IBM.

PROPRIETARY TECHNOLOGY

    GraphOn licenses key components of its server-based technology from three software developers to whom it pays royalties pursuant to three different exclusive license agreements. Minor elements of GraphOn's server-based technology also are licensed from two of the software developers pursuant to non-exclusive agreements, one of which calls for royalty payments by GraphOn. Such royalty payments are based on a percentage of net revenues received by GraphOn for sales of GraphOn products that contain the licensed technology. The royalty rate under all of these agreements is an aggregate of 4.8% and 2.9% for 1999 and 2000, respectively. GraphOn holds options to purchase the developed technology and to purchase a perpetual license to some of the nonexclusively licensed technology which are exercisable beginning in December 2000. If GraphOn does not exercise its options under the exclusive license agreements, the applicable royalty rate would continue at 2% in 2001 and beyond. The exclusive license agreements and one of the nonexclusive agreements, unless terminated earlier pursuant to their terms, will terminate on September 6, 2006. The other nonexclusive agreement continues unless terminated for material breach. GraphOn and each software developer tentatively have agreed to amend each of these agreements. Under the terms of such proposed amendments, GraphOn will purchase all of the licensed technology for aggregate payments of $172,381 and $348,000 payable in 1999 and 2000, respectively.

    GraphOn relies primarily on trade secret protection, copyright law, confidentiality and proprietary information agreements to protect its proprietary technology and registered trademarks. The loss of any

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
material trade secret, trademark, trade name or copyright could have a material adverse effect on GraphOn's results of operations and financial condition. There can be no assurance that GraphOn's efforts to protect its proprietary technology rights will be successful. Despite GraphOn's precautions it may be possible for unauthorized third parties to copy portions of GraphOn's products, or to obtain information GraphOn regards as proprietary. See "Legal Proceedings." GraphOn does not believe its products infringe on the rights of any third parties, but there can be no assurance that third parties will not assert infringement claims against GraphOn in the future, or that any such assertion will not result in costly litigation or require GraphOn to obtain a license to proprietary technology rights of such parties.

EMPLOYEES AND FACILITIES

    As of February 28, 1999, GraphOn had a total of 43 employees, including 13 in marketing, sales and support, 25 in research and development and 5 in administration and finance. No employees are covered by a collective bargaining agreement.

    GraphOn currently occupies approximately 7,200 square feet of office space in Campbell, California pursuant to a lease which expires in April 1999, but is renewable each year at GraphOn's option until April 2006, 2,300 square feet in Bellevue, Washington pursuant to a lease that will expire in May 2001 and 13,000 square feet in Concord, New Hampshire pursuant to a lease that will expire in October 2003 and is cancellable as of October 31, 2001. Annual lease payments currently are approximately $261,600. GraphOn currently is seeking a sublet tenant for a portion of the Concord facility. GraphOn believes the current facilities will be adequate to accommodate its needs until the end of August, 1999 and is investigating the opportunity to expand its facilities to accommodate anticipated future needs in Bellevue.

LEGAL PROCEEDINGS

    In late 1996, GraphOn disclosed aspects of its proprietary technology on a confidential basis to Insignia Solutions, Inc. and Insignia Solutions plc, some of whose assets were later acquired by Citrix Systems. GraphOn made inquiry of Citrix and Insignia regarding its potential misuse of GraphOn's technology. Citrix instituted litigation in the United States District Court for the Southern District of Florida seeking a judicial declaration that neither Citrix nor Insignia had misappropriated or infringed upon GraphOn's technology or breached a binding agreement. On January 15, 1999, GraphOn responded by filing a motion to dismiss the action. On May 14, 1999, the court granted GraphOn's motion to dismiss the action. This ended the litigation.

                             MANAGEMENT OF GRAPHON

GENERAL

    The following table sets forth information regarding GraphOn's executive officers, directors and other key employees:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
EXECUTIVE OFFICERS AND DIRECTORS
Walter Keller........................................          48   President and Chairman of the Board of Directors
Robin Ford...........................................          49   Executive Vice President, Marketing and Sales
Vince Pfeifer........................................          33   Vice President, Product Development
Edmund Becmer........................................          40   Chief Financial Officer
Thomas A. Bevilacqua.................................          43   Director and Secretary
Robert Dilworth......................................          57   Director
Eric Kim.............................................          43   Director
August P. Klein......................................          62   Director
Michael P. O'Reilly..................................          46   Director

KEY EMPLOYEES
Prakash Jadeja.......................................          44   Director of Engineering
Michael Hoegeman.....................................          38   Principal Architect
Robert Currey........................................          32   Principal Architect
William Tidd.........................................          36   Director of Software Development

    WALTER KELLER has served as President and Chairman of the GraphOn board since GraphOn's founding in 1982 and was Chief Financial Officer from 1991 until February 8, 1999. Prior to founding GraphOn, Mr. Keller's experience included executive staff and senior level management, sales and engineering positions at United Technologies Corporation and Honeywell Inc. Mr. Keller is a member of the Society of Professional Engineers and holds a B.S. in Mechanical Engineering and a M.S. in Electrical Engineering from Santa Clara University in Santa Clara, CA. Mr. Keller is the husband of Ms. Ford.

    ROBIN FORD has served as Executive Vice President, Marketing and Sales of GraphOn since 1996, was Vice President, Marketing and Sales from 1991 to 1996 and held various positions in sales and marketing at GraphOn from 1983 to 1991. Ms. Ford was a director of GraphOn from October 1991 to June 1998. Prior to joining GraphOn, Ms. Ford held various sales management and technical positions at Intel Corporation, National Semiconductor Corporation and Grid Systems Corporation. Ms. Ford's responsibilities with GraphOn have included building and maintaining GraphOn's sales and marketing operations and obtaining major government and OEM contracts. Ms. Ford is the wife of Mr. Keller.

    VINCE PFEIFER has served as Vice President, Product Development of GraphOn since October 1998, and was General Manager and Director of Product Development from June 1998 to August 1998. From June 1995 to May 1998, Mr. Pfeifer served as the Vice-President of Product Development for Exodus Technologies and ConnectSoft Communication Corporation and has nine years of experience in designing, developing, testing and supporting commercial grade software.

    EDMUND BECMER has served as Chief Financial Officer and Vice President of Finance & Administration of GraphOn since February 1999. From May 1998 until December 1998, Mr. Becmer was Chief Financial Officer of TMCI Electronics, Inc., a publicly-traded company, based in San Jose, CA, with subsidiaries involved in the manufacturing of semiconductor equipment. In February, 1999, TMCI Electronics filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Prior to joining TMCI Electronics, from March 1996 to May 1998, Mr. Becmer was a member of the accounting firm of Moore Stephens, P.C., where he was responsible for SEC audits, mergers and acquisitions and business consulting. From August 1993 to June 1995, Mr. Becmer was controller of First City Industries, Inc. in New York, NY, a holding company with subsidiaries in manufacturing, commercial real estate and residential real estate. From June 1987 to June 1993, Mr. Becmer was CFO/Controller of Lincorp Holdings, Inc., a public investment holding company in New York, NY, with investments in banking and commercial real estate and a Fortune Service 500 company. Mr. Becmer also was with the accounting firms of BDO Seidman, LLP and Deloitte and Touche LLP. Mr. Becmer holds a B.S.B.A. from San Diego State University and is a Certified Public Accountant.

    THOMAS A. BEVILACQUA has been a director of GraphOn since July 1998. Mr. Bevilacqua has been Executive Vice-President of Corporate Development and General Counsel of E*Trade Group, Inc. since April 1999. From 1991 to March 1999, Mr. Bevilacqua was a partner of Brobeck, Phleger & Harrison LLP, counsel to GraphOn, and served on that firm's Executive Committee. Mr. Bevilacqua is a director of E*Trade Online Ventures and Schuler Homes, Inc. Mr. Bevilacqua has B.S. and J.D. degrees from the University of California.

    ROBERT DILWORTH has served as a director of GraphOn since July 1998. Mr. Dilworth has served as Chairman of the Board of Metricom, Inc. since 1996, and as a Director since 1987. He served as Metricom's CEO from 1987 to 1998. Metricom is a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1987, Mr. Dilworth served as President of Zenith Data Systems Corporation, a microcomputer manufacturer. Earlier positions include CEO at Morrow Designs, CEO at Ultramagnetics, Division Manager at Varian Associates, Director of Minicomputer Systems at Sperry Univac and Vice President of Finance and Administration at Varian Data Machines. Mr. Dilworth is also a director of VLSI Technology, Inc., Data Technology Corporation, Cortelco Systems, Inc. and Photonics Corp. Mr. Dilworth holds a B.S. in Business and Mathematics from L.A. State University.

    ERIC KIM has been a director of GraphOn since July 1998. He is CEO and President of the Spencer Trask Software Group, an affiliate of Spencer Trask. From 1994 to 1997, he served as President and CEO of Pilot Software, Inc., a business unit of Dun & Bradstreet Corporation. He also was Corporate Vice President of Strategy at Dun & Bradstreet Corporation from 1993 to 1994. From 1990 to 1992, Mr. Kim was General Manager at Lotus Development Corporation. From 1985 to 1990, he served as Vice President of Marketing for Ashton-Tate Corporation. Mr. Kim holds a B.S. in Physics from Harvey Mudd College, an M.S. in Engineering Systems from the University of California at Los Angeles and an M.B.A. from Harvard Graduate School of Business. Mr. Kim is a nominee of Spencer Trask.

    AUGUST P. KLEIN has served as a director of GraphOn since August 1998. Mr. Klein has been, since 1995, the Founder, CEO and Chairman of the Board of JSK Corporation and, since 1997, of APJK Corporation, general contractors and service providers for the insurance industry. From 1989 to 1993, Mr. Klein was founder and CEO of Uniquest, Inc., an object oriented application software company. From 1984 to 1988, Mr. Klein served as CEO of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as Group Vice President, Serial Printers at Data Products Corporation and President and CEO at Integral Data Systems, a manufacturer of personal computer printers. From 1957 to 1982, he was General Manager of the Retail Distribution Business Unit and Director of Systems Marketing at IBM. Mr. Klein is a director of QuickSite Corporation and serves as a trustee of the Computer Museum in Boston, Massachusetts. Mr. Klein holds a B.S. in Mathematics from St. Vincent's College.

    MICHAEL P. O'REILLY has served as a director of GraphOn since December 18, 1998. Mr. O'Reilly has served as Executive Vice President, Finance, Chief Financial Officer and Treasurer of Corel Corporation since December, 1997. Prior to joining Corel, from 1988 until 1997, Mr. O'Reilly was a senior tax partner in the Ottawa practice of KPMG, the international professional advisory services firm.

Mr. O'Reilly is a Chartered Accountant. He holds a B.A. from the University of Western Ontario and an Hons. B. Comm from the University of Windsor. Mr. O'Reilly is a nominee of Corel.

    PRAKASH JADEJA has served as Director of Engineering of GraphOn since September 1997. From February 1996 to August 1997, Mr. Jadeja led the Digital Video Disc and Compact Disc Recordable System software group at Apple Computer. From February 1992 to January 1996, Mr. Jadeja was Vice President of Engineering at Workstation, Inc. Prior to that, Mr. Jadeja held a number of technical and management positions at Insignia Solutions, Inc., which he co-founded. Mr. Jadeja holds a B.S. in Applied Computer Science from De Montford University in England.

    MICHAEL HOEGEMAN has served as Principal Architect for GraphOn since May 1996. Prior to joining GraphOn, beginning in 1995, Mr. Hoegeman worked as a contractor and lead developer for GraphOn's GO-Global and GO-Joe products. From 1985 to 1996, Mr. Hoegeman held several senior UNIX development positions at GTE. Mr. Hoegeman holds a B.S. in Mathematics from the University of California at Santa Barbara. Mr. Hoegeman has entered into license agreements with GraphOn providing for royalty payments. See "Business of GraphOn-Proprietary Technology".

    ROBERT CURREY has served as Principal Architect and developer for GraphOn since June 1998. Prior to joining GraphOn, beginning in November 1996, Mr. Currey served as team leader at Exodus Technologies. Mr. Currey was Senior Engineer at Connectsoft Corp. from January 1994 until November 1996. Previously, Mr. Currey was Senior Engineer at Attachmate Corp. from June 1992 to January 1994. Mr. Currey has an M.S. in computer science and a B.S. in applied mathematics from Oregon State University.

    WILLIAM TIDD has served as Director of Software Development for GraphOn since January 1999. Prior to joining GraphOn, from 1996 to 1998, Mr. Tidd served on the jBridge development team for Corel Corporation. Mr. Tidd owned and operated Tirel Corporation, a software development company, from 1994 to 1996 after co-founding Atlantic Design Systems, which became Tirel Corporation in 1994. Mr. Tidd holds a Master of Engineering Degree in mechanical engineering from Carnegie Mellon University.

GRAPHON BOARD AND COMMITTEES

    The GraphOn board consists of six individuals and may be expanded to consist of a maximum of seven individuals. The bylaws of GraphOn provide for cumulative voting for directors. Spencer Trask has the right to designate one individual reasonably acceptable to GraphOn to be a nominee to serve as a director of GraphOn until the earlier of October 28, 2003 or the effective date of an initial public offering of GraphOn's equity securities. Some of GraphOn's officers, directors and holders of 5% or more of the shares of GraphOn common stock have agreed to vote their shares in favor of Spencer Trask's nominee. GraphOn has determined that the merger will constitute an initial public offering. Thus, if the merger is completed, Spencer Trask will no longer be entitled to a board seat. In addition, Corel has a contractual right to designate one individual to be a nominee to serve as a director of GraphOn until Corel controls less than 17% of the voting power of GraphOn. GraphOn also agreed not to reduce the size of the GraphOn board below six without Corel's prior written consent, until the date which is two years after the date of the initial public offering of GraphOn's equity securities or the closing of the sale of all or substantially all of its assets or of any merger or consolidation with any other entity. The non-employee directors are eligible to participate in the GraphOn stock option plan.

    GraphOn has established an audit committee which reviews and supervises GraphOn's financial controls, including selection of its auditors, reviewing the books and accounts, meeting with its officers regarding its financial controls, acting upon recommendations of auditors and taking further actions as the audit committee deems necessary to complete an audit of GraphOn's books and accounts. The audit committee also evaluates potential conflicts of interest between GraphOn and its executive officers and directors and serves to evaluate any transactions or events which could be deemed to be improper, as well as other matters which may come before it or as directed by the board. The audit committee currently consists of two directors, Messrs. O'Reilly and Kim.

    GraphOn has established a compensation committee, which reviews and approves the compensation and benefits for GraphOn's executive officers, administers its stock plans and performs other duties as may from time to time be determined by the board. The compensation committee currently consists of two directors, Messrs. Dilworth and Klein.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

    The compensation for GraphOn's key management is determined from time to time by the GraphOn board or compensation committee. In addition, the GraphOn board or compensation committee may, in its discretion, award these individuals cash bonuses, options to purchase shares of the GraphOn common stock under the Stock Option Plan, and such other compensation, including equity-based compensation, as the GraphOn board or compensation committee shall approve from time to time. In the event the merger is consummated, the determination of such compensation, including any awards of cash bonuses, options or other compensation, will be subject to the discretion of the Unity board.

    The following table sets forth information with respect to the compensation of GraphOn's Chief Executive Officer and each of the two other executive officers of GraphOn who were serving as executive officers of GraphOn during fiscal year 1998 and whose total annual salary and bonus during such fiscal year exceeded $100,000.

    SUMMARY COMPENSATION TABLE

                                                                                ANNUAL COMPENSATION ($)
                                                                                -----------------------     ALL OTHER
NAME AND PRINCIPAL POSITION                                            YEAR       SALARY       BONUS     COMPENSATION ($)
-------------------------------------------------------------------  ---------  ----------  -----------  ----------------
Walter Keller......................................................       1998  $  135,181           0               0
  President and Chief Executive Officer

Robin Ford.........................................................       1998     141,960           0               0
  Executive Vice President, Marketing and Sales

Zdravko Podolski(1)................................................       1998      94,750           0      $   75,000
  Vice President, Strategic Sales and Alliances

------------------------

(1) Mr. Podolski's employment with GraphOn was terminated on September 1, 1998. Pursuant to a severance agreement with Mr. Podolski, GraphOn paid him $75,000 in consideration for the release of any and all claims he may have had against GraphOn.

    OPTION GRANTS IN FISCAL YEAR 1998

    No options were granted to the above named executive officers in fiscal year 1998.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND LAST FISCAL YEAR-END
     OPTION VALUES

    No options or stock appreciation rights were exercised by the above named executive officers during fiscal year 1998, and no options or stock appreciation rights were owned by them on December 31, 1998.

    EMPLOYMENT AGREEMENTS

    On October 22, 1998, GraphOn entered into employment agreements with Mr. Keller and Ms. Ford which provide for a term of two years, annual base salaries of $140,000 and $130,000, respectively, and eligibility to receive bonuses at the discretion of the GraphOn board. Such agreements contain provisions for bonuses upon achievement of milestones set forth in such agreements, non-competition for the term of each agreement and confidentiality. The base salaries are subject to change at the discretion of the GraphOn board. Mr. Keller and Ms. Ford also are entitled to participate in any pension, insurance or benefit plan of GraphOn, including the GraphOn stock option plan. Each employment agreement also provides for a severance payment in the amount of one year's compensation in the event that the employee is terminated by GraphOn without cause, or the employee resigns for Good Reason (as defined in the agreement) during the employment term. Good Reason includes, among other things, the failure of a successor to GraphOn to assume the employment agreements in connection with change in control transactions such as a merger, consolidation or a sale of all or substantially all of GraphOn's assets, including this merger. Good Reason also includes substantial changes in the duties, position, compensation and location of the employment. In the event this merger is consummated, any changes in base salary or bonus awards will be subject to the discretion of the Unity board.

    On February 8, 1999, GraphOn entered into an employment agreement with Mr. Becmer providing for employment at-will, an annual base salary of $125,000 and options to purchase up to 125,000 shares of common stock under GraphOn's Stock Option/Stock Issuance Plan. 7,813 of these options vested on May 8, 1999 and the remaining options will vest monthly in 45 equal installments. The base salary is subject to annual review by the GraphOn board. The agreement provides for eligibility to receive an additional 25,000 options upon meeting quarterly management objectives during his first year of employment. Mr. Becmer also is entitled to participate in any pension, insurance or benefit plan of GraphOn including the GraphOn stock option plan. The agreement provides for a severance payment in the amount of six months' compensation in the event of a termination due to a merger or acquisition where Mr. Becmer's duties substantially change, a reduction in his compensation, a relocation or the failure of any successor to GraphOn to assume the agreement.

1998 STOCK OPTION/STOCK ISSUANCE PLAN

    GraphOn's 1998 Stock Option/Stock Issuance Plan is intended to promote the interests of GraphOn by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in GraphOn as an incentive for them to remain in service of GraphOn. The plan was adopted by the GraphOn board on June 23, 1998 and was approved by the shareholders on June 23, 1998.

    A total of 1,300,000 shares of common stock were authorized for issuance under the plan to officers and other employees of GraphOn, the non-employee board members and independent consultants in GraphOn's service. On May 28, 1999, the number of shares authorized for issuance under the plan was increased by 2,700,000 to 4,000,000. However, in no event may any one participant in the plan receive option grants or direct stock issuances for more than 500,000 shares of common stock in the aggregate per calendar year.

    The shares of common stock reserved for issuance under the plan are made available from authorized but unissued common stock or from shares of common stock reacquired by GraphOn, including shares repurchased on the open market. Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the plan. Unvested shares issued under the plan and subsequently repurchased by GraphOn will be added back to the share reserve and will accordingly be available for subsequent issuance under the plan.

    As of May 15, 1999, options for 818,500 shares of common stock were outstanding under the plan, no options had been exercised, an additional 435,056 shares had been issued directly under the stock issuance program and 2,746,444 shares remained available for future issuance under the plan.

    The compensation committee of the board will have exclusive authority to administer the plan with respect to option grants and stock issuances made to GraphOn's executive officers and non-employee board members. The compensation committee and a secondary committee of one or more board members will each have separate but concurrent authority to make option grants and stock issuances under those programs to all other eligible individuals. The term "plan administrator," as used in this description of the plan, will mean either the compensation committee or the secondary committee, to the extent each such entity is acting in its capacity as administrator of the plan.

    The plan is divided into two separate components:

    - the option grant program under which eligible individuals may, at the discretion of the plan administrator, be granted options to purchase shares of common stock at an exercise price not less than 85% of their fair market value on the grant date and

    - the stock issuance program under which such individuals may, in the discretion of the plan administrator, be issued shares of common stock directly, through the purchase of vested or unvested shares at a price not less than 85% of their fair market value at the time of issuance or as a fully-vested bonus for past services rendered to GraphOn.

    The shares subject to each option granted under the option grant program and unvested shares issued under the stock issuance program will vest in one or more installments over the recipient's period of service with GraphOn. However, no vesting schedule will be at a rate less than 20% per year, with the initial vesting to occur no later than one year after the grant date of the option or the issue date of the unvested shares. No granted option may have a term in excess of ten years, and each granted option will be subject to earlier termination within a designated period following the optionee's cessation of service with GraphOn.

    The exercise price may be paid in cash or in shares of common stock. Options may also be exercised for vested shares through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of those shares and pays over to GraphOn, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares. In addition, the plan administrator may provide financial assistance to one or more participants in connection with the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise or purchase price and any associated withholding taxes incurred in connection with such exercise or purchase.

    In the event that GraphOn is acquired by merger or sale of substantially all of its assets, each outstanding option under the option grant program which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares under the plan will immediately vest, except to the extent GraphOn's repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect. The plan administrator will have complete discretion to grant one or more options under the option grant program which will become exercisable on an accelerated basis for all of the option shares upon either:

    - an acquisition of GraphOn, whether or not those options are assumed or otherwise continued in effect or

    - the termination of the optionee's service within a designated period following an acquisition in which those options are assumed or continued in effect.

The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions. Unity will assume all outstanding GraphOn options in the merger, and none of the shares subject to those options will vest on an accelerated basis at the time of the merger. The option holders will continue to vest in the Unity shares subject to their assumed options in accordance with the same vesting schedule in effect for their GraphOn options immediately prior to the merger.

    The plan administrator also is authorized under the option grant and stock issuance programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in ownership or control of GraphOn, whether by successful tender offer for more than 50% of the outstanding voting stock or by a change in the majority of the board by reason of one or more contested elections for board membership. Such accelerated vesting may occur either at the time of such change in ownership or control or upon the subsequent involuntary termination of the individual's service within a designated period, not to exceed 18 months, following such change in ownership or control.

    In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without GraphOn's receipt of consideration, appropriate adjustments will be made to:

       - the maximum number and/or class of securities issuable under the plan;

       - the number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the plan per calendar year; and

       - the number and/or class of securities and the exercise price per share in effect under each outstanding option.

Such adjustments will be designed to preclude any dilution or enlargement of benefits under the plan or the outstanding options granted pursuant to the plan.

    The plan administrator has the authority to effect the cancellation of outstanding options under the option grant program in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

    The board may amend or modify the plan at any time. The plan will terminate on June 22, 2007, unless sooner terminated by the board or in connection with an acquisition of GraphOn in which the plan is not assumed by the acquiring entity.

    If the merger is consummated, the plan and all outstanding options will be assumed by Unity. The Unity board will become the plan administrator and all references in the plan to an acquisition or other change in control of GraphOn will be applied on the basis of an acquisition or other change in control of Unity.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

    Mr. Keller, Chairman of the GraphOn board and President of GraphOn, sold to Mr. Bevilacqua

       - on January 1, 1998, 35,004 shares of GraphOn common stock for an aggregate purchase price of $700 and

       - on August 20, 1998, 68,238 shares of GraphOn common stock for an aggregate purchase price of $5,118.

Mr. Bevilacqua is a director and Secretary of GraphOn and a former partner in the law firm of Brobeck, Phleger & Harrison LLP, which firm GraphOn retains for legal services. The 68,238 shares originally were subject to Mr. Keller's right of repurchase which lapses monthly in a series of equal monthly installments upon Mr. Bevilacqua's completion of each month of service on the GraphOn board until May 2000. In addition, Mr. Keller has a right of first refusal exercisable in connection with any proposed transfer of such shares for which the repurchase right has lapsed.

    As of August 20, 1998, Mr. Keller sold 100,000 shares of GraphOn common stock to Mr. Bradlee, a former executive officer of GraphOn, for an aggregate purchase price of $7,500 evidenced by a full-recourse note secured by the shares purchased. The note bears interest at the rate of 5.41% per annum, compounded semi-annually. The 100,000 shares originally were subject to Mr. Keller's right of repurchase which began to lapse November 20, 1998 in a series of 45 successive, equal monthly installments upon Mr. Bradlee's completion of each month of service with GraphOn. In addition, Mr. Keller had a right of first refusal exercisable in connection with any proposed transfer of such shares for which the repurchase right has lapsed. Upon the end of Mr. Bradlee's employment with GraphOn in May 1999, Mr. Keller repurchased 86,666 of such shares paid for by forgiving $6,500 of the note.

    As of August 20, 1998, Mr. Keller sold 25,000 shares of GraphOn common stock to Mr. Klein, a director of GraphOn, for an aggregate purchase price of $1,875. The 25,000 shares are subject to Mr. Keller's right of repurchase which began to lapse November 20, 1998 in a series of 21 successive, equal monthly installments upon Mr. Klein's completion of each month of consulting services to GraphOn. In addition, Mr. Keller has a right of first refusal exercisable in connection with any proposed transfer of such shares for which the repurchase right has lapsed.

    As of August 20, 1998, Messrs. Kim, Dilworth and Klein, directors of GraphOn, were each issued 75,000 shares of GraphOn common stock under the GraphOn stock option plan at a purchase price of $0.075 per share. Such shares are subject to GraphOn's right of repurchase which began to lapse November 20, 1998 in a series of 45 successive, equal monthly installments upon completion of each month of service on the GraphOn board until May 2000.

    In March 1998, Spencer Trask Investors, an affiliate of Spencer Trask, purchased 500,000 shares of GraphOn common stock from GraphOn for an aggregate purchase price of $25,000. Concurrently with such transaction, Spencer Trask Investors loaned GraphOn $475,000 evidenced by a Convertible Promissory Note, bearing interest at a rate of 10% per annum. The Convertible Promissory Note was redeemed by GraphOn on January 27, 1999.

    In March 1998, Spencer Trask Investors, an affiliate of Spencer Trask, entered into a sale arrangement with Mr. Keller and Ms. Ford, Executive Vice President, Marketing and Sales, of GraphOn, with respect to the sale of an aggregate of 3,500,000 shares of GraphOn common stock for aggregate consideration of $3,500,000, comprised of $200,000 cash, a non-recourse promissory note in the principal amount of $800,000 which became due on January 20, 1999, a non-recourse promissory note in the principal amount of $1,000,000 which becomes due on July 20, 1999, and a non-recourse promissory note in the principal amount of $1,500,000 which becomes due on January 20, 2000. Each of the foregoing notes bears interest at the rate of 6% per annum, payable quarterly, and each note is secured by a pledge of the shares purchased, with one share pledged for each $1.00 of principal amount. The shares of GraphOn common stock pledged with respect to each note were placed in escrow until payment in full of the principal and accrued interest of the note representing the purchase price of such shares. The $800,000 note was paid by Spencer Trask Investors and the 800,000 shares pledged with respect to such note were released from escrow on January 20, 1999. In the event that a note is not paid, the shares securing it will be released to Mr. Keller and Ms. Ford, who also maintain voting control over such pledged shares unless and until the related notes are fully paid and the shares are released to Spencer Trask Investors. Spencer Trask Investors has registration rights in connection with the above-mentioned shares of GraphOn common stock. See "Description of GraphOn's Securities-Registration Rights."

    In connection with the issuance and sale by GraphOn of an aggregate of 5,162,868 shares of GraphOn common stock for an aggregate purchase price of $5,162,868 in three separate closings, the final such closing occurring January 27, 1999, in connection with and pursuant to the terms of a private placement memorandum and related agreements (the "private placement"), GraphOn entered into a placement agency agreement, dated September 2, 1998, with Spencer Trask. Pursuant to the placement agency agreement, Spencer Trask received a fee equal to 10% of the aggregate offering price for the

GraphOn common stock sold in the private placement. In addition, GraphOn issued to Spencer Trask the Spencer Trask Warrants. See "Description of GraphOn's Securities-Spencer Trask Warrants and Similar Warrants." Spencer Trask, together with its affiliates, holds an aggregate of 2,266,279 shares of GraphOn common stock and warrants to purchase GraphOn common stock.

    Mr. Bevilacqua, together with his wife, Therese Mrozek, currently a partner in the law firm of Brobeck, Phleger & Harrison LLP, purchased 5,000 shares of GraphOn common stock in the private placement for an aggregate purchase price of $5,000 and Brobeck, Phleger & Harrison LLP purchased 50,000 shares for an aggregate purchase price of $50,000.

    Spencer Trask Investors and Mr. Keller, upon the commencement of the private placement, loaned $200,000 and $100,000, respectively, to GraphOn pursuant to convertible promissory notes which bore interest at 8% per annum and matured at the earlier of the first closing of the private placement or 12 months from the date of the notes. Spencer Trask converted the $200,000 note into 200,000 shares of GraphOn common stock on December 31, 1998 and GraphOn paid the $100,000 note held by Mr. Keller on that same date. In addition, Spencer Trask Investors was issued, upon the commencement of the private placement, a warrant to purchase 100,000 shares of GraphOn common stock at $1.00 per share, and Mr. Keller was issued a warrant to purchase 50,000 shares of GraphOn common stock at $1.00 per share. See "Description of GraphOn's Securities-Spencer Trask Warrants and Similar Warrants."

    On December 31, 1998, in consideration of tangible and intangible assets, GraphOn sold to Corel Corporation 3,886,503 shares of GraphOn common stock and a warrant to purchase up to 388,650 shares of GraphOn common stock. GraphOn also granted Corel the right to appoint a nominee to the GraphOn board and registration and preemptive rights with respect to such shares. See "Management of GraphOn-Board of Directors" and "Description of GraphOn's Securities--Corel Warrant and Similar Warrant." Additionally, as of June 30, 2000, if GraphOn has not completed the initial public offering of its securities or the closing of the sale, conveyance or disposal of all or substantially all of its property or any merger or consolidation with any other entity, GraphOn shall become obligated to issue Corel an additional 1,607,000 shares of GraphOn common stock, for no additional consideration. If the merger is consummated, Corel will not receive such shares.

    If the merger is consummated, in consideration of consulting services performed in connection with the merger, Unity will issue to Spencer Trask 250,000 Class A redeemable common stock purchase warrants, exercisable for an aggregate of up to 250,000 shares of Unity common stock at an exercise price of $5.50 per share, and pay Spencer Trask up to $575,000.

                       PRINCIPAL SHAREHOLDERS OF GRAPHON

    The following table sets forth information known to GraphOn as of May 15, 1999 and as of such date, giving effect to the merger, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of GraphOn common stock held by

    - each person known by GraphOn to be the owner of 5% or more of the outstanding shares of GraphOn common stock;

    - each director of GraphOn; and

    - all executive officers and directors of GraphOn as a group.

    Unless otherwise indicated, the address for each shareholder is c/o GraphOn Corporation, 150 Harrison Avenue, Campbell, CA 95008.

                                                            BENEFICIAL OWNERSHIP OF
                                                                 GRAPHON COMMON          BENEFICIAL OWNERSHIP OF UNITY
                                                         STOCK PRIOR TO THE MERGER (1)               COMMON
                                                                                           STOCK AFTER THE MERGER (2)
                                                         ------------------------------  ------------------------------
                                                         NUMBER OF SHARES     PERCENT    NUMBER OF SHARES     PERCENT
                                                         -----------------  -----------  -----------------  -----------

Corel Corporation (3)..................................       4,275,153           25.6%       2,383,825           21.3%
  1600 Carling Avenue
  Ottawa, Ontario
  K1Z 8R7, Canada

Spencer Trask Holdings, Inc. (4).......................       2,206,759           13.0%       1,480,488(5)        12.8%
  535 Madison Avenue
  New York, NY 10022

Walter Keller (6)......................................       2,603,412           15.9%       1,451,662           13.2%

Thomas A. Bevilacqua...................................         108,242              *           60,355              *

Robert Dilworth........................................          75,000              *           41,820              *

Eric Kim (7)...........................................         130,700              *           72,878              *

August P. Klein........................................         100,000              *           55,760              *

Michael O'Reilly (3)...................................       4,275,153           25.6%       2,383,825           21.3%

Robin Ford (8).........................................       1,900,000           11.7%       1,059,440            9.7%

Vince Pfeifer (9)......................................          29,116              *           16,235              *

Edmund Becmer (10).....................................          13,020              *            7,259              *

All executive officers and directors as a group (9
  persons) (11)........................................       9,234,643           54.9%       5,149,236           45.8%

------------------------

*   Denotes less than 1% of outstanding GraphOn common stock

(1) As used in this joint proxy statement/prospectus, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named in this joint proxy statement/prospectus have sole voting power and investment power with respect to their respective shares of GraphOn common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of GraphOn common stock. With respect to each shareholder, any shares issuable upon exercise of all options and warrants held by such shareholder that are currently exercisable or will become exercisable within 60 days of May 15, 1999 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Percentage ownership of GraphOn common stock prior to the merger is based on 16,296,559 shares of GraphOn common stock outstanding as of May 15, 1999.

(2) Assumes no cash conversions of Unity common stock by Unity stockholders or exercise by Unity stockholders or GraphOn shareholders of their respective appraisal rights. Percentage ownership of Unity common stock after the merger is based on 10,961,961 shares of Unity common stock to be outstanding upon consummation of the merger.

(3) Includes 3,886,503 shares of common stock and a warrant exercisable for up to 388,650 shares of GraphOn common stock at an exercise price of $1.00 per share held by Corel. Mr. O'Reilly is the Executive Vice President, Finance, Chief Financial Officer and Treasurer of Corel and a director of GraphOn. However, Mr O'Reilly disclaims beneficial ownership of all of these shares.

(4) Includes 170,000 shares held by Spencer Trask, 1,287,000 shares held by Kevin Kimberlin Partners, L.P. ("KKP"), an affiliate of Spencer Trask Holdings, Inc., the 100% owner of Spencer Trask, 67,500 shares and warrants exercisable for up to an aggregate of 119,980 shares of GraphOn common stock at an exercise price of $1.00 per share held by William P. Dioguardi, the President of the Spencer Trask, three warrants exercisable for up to an aggregate of 105,760 shares of GraphOn common stock at an exercise price of $1.00 per share held by KKP, a warrant exercisable for up to an aggregate of 21,990 shares of GraphOn common stock at an exercise price of $1.00 per share held by Kevin Kimberlin, a general partner of KKP and a majority holder of Spencer Trask Holdings, and four warrants exercisable for up to an aggregate of 434,529 shares of GraphOn common stock at an exercise price of $1.00 per share held by Spencer Trask Holdings. Excludes 582,259 shares of GraphOn common stock issuable upon exercise of the Spencer Trask Warrants in which Spencer Trask has no beneficial interest. See "Description of GraphOn's Securities--Spencer Trask Warrants and Similar Warrants."

(5) Includes 250,000 shares of Unity common stock issuable upon exercise of 250,000 Class A redeemable common stock purchase warrants at an exercise price of $5.50, to be issued to Spencer Trask upon completion of the merger.

(6) Includes 500,000 shares of GraphOn common stock placed in escrow with Brobeck, Phleger & Harrison LLP ("BPH"), as escrow agent, to be sold to Spencer Trask Investors on July 20, 1999, and 750,000 shares of GraphOn common stock placed in escrow with BPH to be sold to Spencer Trask Investors on January 20, 2000. During the respective escrow periods, Mr. Keller cannot sell or otherwise transfer such shares but retains all other shareholder rights, including, without limitation, the right to vote such shares. Also includes a warrant exercisable for up to 50,000 shares of GraphOn common stock at an exercise price of $1.00 per share and 40,000 shares of GraphOn common stock held by relatives of Mr. Keller who, at the option of Spencer Trask, can be required to enter into a voting agreement granting Mr. Keller the right to vote such shares. Mr. Keller and Ms. Ford are husband and wife. See Footnote 8.

(7) Includes a warrant exercisable for up to 55,700 shares of GraphOn common stock at an exercise price of $1.00 per share.

(8) Includes 500,000 shares of GraphOn common stock placed in escrow with BPH, as escrow agent, to be sold to Spencer Trask Investors on July 20, 1999, and 750,000 shares of GraphOn common stock placed in escrow with BPH to be sold to Spencer Trask Investors on January 20, 2000. During the respective escrow periods, Ms. Ford cannot sell or otherwise transfer such shares but retains all other shareholder rights, including, without limitation, the right to vote such shares. Also includes 30,000 shares held by relatives of Ms. Ford who, at the option of Spencer Trask, can be required to enter into a voting agreement granting Ms. Ford the right to vote such shares. Mr. Keller and Ms. Ford are husband and wife. See Footnote 6.

(9) Includes options exercisable for up to 4,116 shares of GraphOn common stock at an exercise price of $0.85 per share.

(10) Includes options exercisable for up to 13,020 shares of GraphOn common stock at an exercise price of $0.85 per share.

(11) See footnotes 6 through 10 above. Includes warrants held by Mr. Keller, Mr. Kim and Corel exercisable for up to 494,350 shares of GraphOn common stock at an exercise price of $1.00 per share and options exercisable for up to 17,136 shares of GraphOn common stock under the GraphOn stock option plan held by two officers of GraphOn.

                      DESCRIPTION OF GRAPHON'S SECURITIES

GENERAL

    GraphOn is authorized to issue 50,000,000 shares of GraphOn common stock, no par value per share, and 5,000,000 shares of "blank check" preferred stock, no
par value per share. As of May   , 1999, 16,296,559 shares of GraphOn common
stock were outstanding, held of record by approximately 211 persons. No shares of GraphOn preferred stock are outstanding.

COMMON STOCK

    The holders of GraphOn common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Cumulative voting with respect to the election of directors is permitted, with the result that it is a lengthier and more difficult process to effect a change in the composition of the GraphOn board and a potential change in control of the corporation. If the merger is consummated, cumulative voting with respect to the election of directors will continue to be permitted.

    The holders of GraphOn common stock are entitled to receive dividends when, as and if declared by the GraphOn board out of funds legally available therefor. In the event of liquidation, dissolution or winding up of GraphOn, the holders of GraphOn common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the GraphOn common stock. Holders of shares of GraphOn common stock, as such, have no redemption, preemptive or other subscription rights. There are no conversion provisions applicable to the GraphOn common stock. All of the outstanding shares of GraphOn common stock are fully paid and nonassessable.

    If the merger is completed, except with respect to those shares as to which dissenters' rights have been perfected, each then outstanding share of GraphOn common stock will be converted into the right to receive approximately .5576 of a share of Unity common stock. For a description of Unity common stock, see "Description of Unity's Securities--Common Stock."

PREFERRED STOCK

    The GraphOn preferred stock may be issued with such designation, rights and preferences as may be determined from time to time by the GraphOn board. Additionally, the GraphOn board may determine the timing, series and number of shares of GraphOn preferred stock to be issued. Accordingly, the GraphOn board is empowered, without shareholder approval, to issue GraphOn preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of GraphOn common stock. Similar to Unity preferred stock, the GraphOn preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of GraphOn if the merger is not completed. Although GraphOn does not currently intend to issue any shares of GraphOn preferred stock, there can be no assurance that GraphOn will not do so at some future date if the merger is not consummated.

DIVIDENDS

    GraphOn never has paid a dividend and is not likely to pay one in the foreseeable future. If the merger is completed, the payment of any subsequent dividends will be in the discretion of the Unity board and will be dependent upon Unity's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Unity board. See "Description of Unity's Securities-- Dividends."

PREEMPTIVE RIGHTS

    Holders of the private placement shares and Corel have the right to participate on a pro rata basis in future private offerings of GraphOn securities until such time as GraphOn completes an initial public offering. GraphOn has determined that the merger will constitute an "initial public offering." Thus, if the merger is completed, such rights will be of no further force and effect.

SPENCER TRASK WARRANTS AND SIMILAR WARRANTS

    GraphOn issued warrants to Spencer Trask to purchase up to an aggregate of 1,032,574 shares of GraphOn common stock. Spencer Trask subsequently transferred its interests in 582,259 of such warrants to nonaffiliated parties. The exercise price of such warrants is $1.00 per share. The Spencer Trask Warrants are exercisable until the later of January 27, 2006 or three years after an initial public offering or this merger. The exercise price and number of shares of GraphOn common stock issuable on exercise of the warrants are subject to adjustment in particular circumstances, including in the event of a stock dividend, recapitalization, subdivision or consolidation of GraphOn, or issuance of GraphOn common stock, or options, rights or warrants to subscribe for shares of GraphOn common stock, or securities convertible into or exchangeable for shares of GraphOn common stock, at a price below their respective exercise prices.

    The Spencer Trask warrants may be exercised upon surrender of the certificate evidencing the respective warrant on or prior to the expiration date at the offices of GraphOn, with the annexed exercise form completed and executed as indicated, accompanied by full payment of the exercise price to GraphOn for the number of warrant shares being exercised. The exercise price may be paid by certified or official bank check, in shares of GraphOn common stock or by the "net issuance" method. The holders of Spencer Trask warrants do not have the rights or privileges of holders of GraphOn common stock. No fractional shares will be issued upon exercise of such warrants. However, GraphOn will pay to such warrantholder, in lieu of the issuance of any fractional share which otherwise is issuable to such warrantholder, an amount in cash based on the fair market value of GraphOn common stock as determined in good faith by the GraphOn board.

    Spencer Trask Investors, an affiliate of Spencer Trask, and Mr. Keller hold warrants exercisable for up to 100,000 and 50,000 shares, respectively, of GraphOn common stock, the terms of which are substantially the same as those of the Spencer Trask Warrants.

    If not exercised prior to the effective time of the merger, Unity shall assume GraphOn's obligations with respect to the Spencer Trask Warrants and the warrants held by Spencer Trask Investors and Mr. Keller, which shall be exercisable for up to 575,763, 55,760 and 27,880 shares of Unity common stock, respectively, at an exercise price of approximately $1.79 per share.

COREL WARRANT AND SIMILAR WARRANT

    Corel and one additional shareholder holding less than 1% of the outstanding shares of GraphOn hold an aggregate of two warrants to purchase up to 388,650 and 1,213 shares of GraphOn common stock, respectively. The exercise price of such warrants is $1.00 per share, and they are exercisable until December 18, 2003. The exercise price and number of shares of GraphOn common stock issuable on exercise of such warrants are subject to adjustment in particular circumstances, including in the event of a stock dividend, subdivision or combination of GraphOn capital stock, reclassification, capital reorganization or change in GraphOn capital stock, or consolidation, merger or sale of all or substantially all of GraphOn's assets. Such warrants may be exercised upon surrender of the certificates evidencing them, with the annexed exercise form completed and executed as indicated, accompanied by full payment of the exercise price to GraphOn for the number of warrant shares being exercised. The exercise price may be paid by cash or check or by the "net issuance" method. Holders of the warrants, as such, are not entitled to the rights or privileges of holders of GraphOn common stock. No fractional shares will be issued upon exercise of such warrants. However, GraphOn will pay to such warrantholders, in lieu of the issuance of any fractional share which otherwise is issuable to such warrantholders, an amount in cash based on the fair market value of GraphOn common stock as determined in good faith by the GraphOn board.

    If not exercised prior to the effective time of the merger, Unity shall assume GraphOn's obligations under such warrants which shall be exercisable for up to 216,711 and 676 shares of Unity common stock, respectively, at an exercise price of approximately $1.79 per share.

REGISTRATION RIGHTS

    Holders of shares of GraphOn common stock acquired in the private placement, as well as Mr. Keller and Spencer Trask Investors, hold automatic, demand and incidental registration rights under a registration rights agreement. GraphOn agreed to file a registration statement under the Securities Act for the resale of the private placement shares and such other shares:

    - in the event of the closing of an initial public offering prior to January 27, 2001, not later than the expiration of the lock-up period (as defined in the registration rights agreement); provided, however, that any holder of such shares may exclude all or a portion of such shares from such registration and GraphOn shall have no obligation to register shares that are freely tradable without restriction; and

    - in the event that no initial public offering has been completed by January 27, 2002, on two occasions upon demand of the holders of at least a majority of the total registrable securities, as defined in the registration rights agreement, then outstanding.

GraphOn also has agreed that, if at any time it registers securities, it will include the private placement shares and some of the shares of GraphOn common stock held by Mr. Keller and Spencer Trask Investors, subject to reduction in some instances, upon the written request of such investors to GraphOn. All expenses incurred in connection with such registrations shall be borne by GraphOn, except for underwriting discounts and commissions and the costs of the second demand registration. The registration rights agreement contains customary indemnification and contribution provisions involving the participants in any registration effected pursuant to such agreement. The registration rights agreement also provides that purchasers of private placement shares appoint Spencer Trask as their agent to negotiate on their behalf the terms of any restrictions on the right of such purchasers to sell any of their shares which shall be imposed by the managing underwriter of the initial public offering including, in particular, the term of the lock-up period. If GraphOn fails to fulfill any portion of its obligations under the registration rights agreement, GraphOn and some of its directors, officers and principal shareholders have agreed to give holders of the private placement shares the ability to elect a majority of the GraphOn board in order to provide liquidity until such time as GraphOn's registration responsibility has been fulfilled.

    In addition, holders of the Spencer Trask Warrants, Spencer Trask Investors, Mr. Keller, Corel and one additional GraphOn shareholder are entitled to other registration rights. GraphOn has agreed, if it has any registered securities, to register the shares underlying the Spencer Trask warrants and other warrants held by Spencer Trask Investors and Mr. Keller on two occasions during the term of such warrants if requested by the holders of a majority of such warrants. The shares underlying such warrants also have "piggy-back" registration rights until the later of October 28, 2007 or the expiration of the period of exercisability of such warrants. GraphOn must notify holders of the shares having such rights of any proposed filing of a registration statement at least 30 business days prior to the filing. Subject to and subordinate to the registration rights granted to the holders of the private placement shares, described above, GraphOn also granted Corel and one additional holder of GraphOn similar "piggy-back" registration rights.

    If the merger is consummated, each outstanding share of GraphOn common stock will be converted into the right to receive approximately .5576 of a share of Unity common stock, which will be registered pursuant to the registration statement filed in connection with the merger. CONSEQUENTLY, GRAPHON SHALL HAVE NO FURTHER OBLIGATION TO REGISTER SHARES OF GRAPHON COMMON STOCK PURSUANT TO THE AGREEMENTS DESCRIBED ABOVE.

SHARES ELIGIBLE FOR FUTURE SALE

    All outstanding shares of GraphOn common stock currently are subject to restrictions on transfer. No outstanding shares of GraphOn common stock have been registered under the Securities Act and must be held indefinitely unless:

    - there is in effect a registration statement under the Securities Act covering the proposed disposition, including, without limitation, the registration statement contemplated to be filed in connection with the merger, and such disposition is made in accordance with such registration statement;

    - the holder of such shares has notified GraphOn of such disposition and, with respect to some holders of GraphOn common stock, if reasonably requested by GraphOn, such holder has furnished GraphOn with an opinion of counsel, reasonably satisfactory to GraphOn, or, in the case of other shareholders, satisfactory assurances that such disposition will not require registration under the Securities Act; or

    - the shares are sold pursuant to Rule 144 or Rule 144A of the Securities
      Act.

    In general, under Rule 144 as currently in effect, if a minimum of one year has elapsed between the later of the date of acquisition of the securities from the issuer or an "affiliate" of the issuer, as that term is defined under the Securities Act, a person, including an affiliate or person whose shares are aggregated, holding such securities beneficially is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

    - 1% of the then outstanding shares of such class of securities; or

    - the average weekly reported trading volume in such securities during the four calendar weeks preceding such sale.

Such sales are permitted only if

    - the issuer has been subject to the reporting requirements of the Exchange Act for at least 90 days before the sale and has filed all reports required under the Exchange Act during the 12 months preceding such sale;

    - such sale is in a brokers' transaction or directly with a market maker;
      and

    - a notice of proposed sale is filed with the SEC.

If a minimum of two years has elapsed between the later of the date of acquisition of the securities from the issuer or an affiliate, a person or persons whose shares are aggregated holding such securities beneficially, who is not deemed an affiliate of the issuer, is entitled to sell such securities under Rule 144 without regard to the limitations described above. There can be no assurance that holders of GraphOn common stock ever will be able to rely on Rule 144 to resell such shares.

    As a condition to the merger, each holder of private placement shares must be restricted by the terms of a lock-up agreement whereby such holder will be prevented from selling, transferring or otherwise disposing of the shares until the date which is six months after the effective time of the merger.

    In addition, there are 625,000 shares of Unity common stock outstanding but not currently available for sale by the non-public Unity stockholders, including shares held by the current officers and directors of Unity and their affiliates. These shares may not be sold or otherwise transferred until the effective time of the merger. Such 625,000 shares will be registered under the Securities Act of 1933 at the effective time so as to permit such shares to be offered for sale by their respective holders at any time and from time to time subsequent to the merger. However, 311,500 of these shares are held by Unity stockholders who, as a condition to the merger, must agree not to sell, pledge, transfer or otherwise dispose of any of such shares for a period of 6 months following the effective time. Upon consummation of the merger, approximately 9,086,961 additional shares of Unity common stock will be outstanding. All of such shares will be registered under the Securities Act at the effective time so as to permit such shares to be offered for sale by their respective holders at any time and from time to time subsequent to the merger. However, as a condition to the merger, all of GraphOn's officers and directors and approximately 155 persons and entities who acquired GraphOn common stock in private transactions from October 28, 1998 to January 27, 1999, which holders, officers and directors will hold approximately 7,742,847 of the additional shares of Unity common stock to be outstanding, must agree not to sell, pledge, transfer or otherwise dispose of any shares of Unity common stock received in connection with the merger for a period of 6 months from the effective time.

    Upon consummation of the merger, there also will be outstanding options and warrants to purchase a maximum of approximately 4,858,185 shares of Unity common stock, including:

    - approximately 1,333,185 shares issuable upon exercise or conversion of GraphOn's options and warrants,

    - 2,500,000 shares issuable upon exercise of Unity's Class A redeemable warrants and Unity's Class B redeemable warrants issued in Unity's IPO,

    - 400,000 shares issuable upon exercise of Unity's Class A redeemable warrants and Class B redeemable warrants issued to Unity's current officers and directors,

    - 375,000 shares issuable upon exercise of all of the components of the unit purchase warrants originally issued to the underwriters and affiliates of the underwriters in connection with the IPO and

    - 250,000 shares issuable upon exercise of the Class A redeemable warrants to be issued to Spencer Trask.

The shares of Unity common stock issuable upon exercises of such options and warrants are being registered for sale under the Securities Act as of the date of this joint proxy statement/prospectus. See "Description of Unity's Securities."

    The sale of any of these shares could have an adverse effect on the future market price of Unity common stock.

INFORMATION RIGHTS

    GraphOn contractually is obligated to provide Spencer Trask and other GraphOn shareholders, until the earlier of October 28, 2003 or the closing of an initial public offering, annual audited financial statements. Additionally, Spencer Trask, holders of the private placement shares and Corel are entitled to information rights pursuant to the terms of various agreements until the closing of an initial public offering. GraphOn has determined that the merger will constitute an "initial public offering." Thus, if the merger is completed, GraphOn no longer will be contractually obligated to provide such information to such shareholders.

TRANSFER AGENT

    The transfer agent for the GraphOn common stock is Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Two Embarcadero Place, Palo Alto, CA 94303.

                               BUSINESS OF UNITY

    Unity was formed in May 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business.

    In November 1996, Unity successfully consummated an IPO from which it derived net proceeds of $6,402,112. Approximately 90% of such net proceeds, inclusive of interest income thereon, are presently held in trust pending the consummation of a merger and will be released to Unity upon consummation of the merger.

    Unity's executive offices are located at 245 Fifth Avenue, New York, New York 10016, its telephone number is (212) 696-4282.

                              MANAGEMENT OF UNITY

PRIOR TO THE MERGER

    EXECUTIVE OFFICERS AND DIRECTORS

NAME                                                       AGE      POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Lawrence Burstein....................................          55   President, Treasurer and Director
John Cattier.........................................          66   Director
Barry Ridings........................................          46   Director
Norman Leben.........................................          38   Secretary and Director

    LAWRENCE BURSTEIN has been President, Treasurer and a director of Unity since its inception. For approximately ten years prior thereto, Mr. Burstein was the President, a director and principal shareholder of Trinity Capital Corporation, a private investment banking concern. Trinity ceased operations upon the formation of Unity VCA. Since March 1996, Mr. Burstein has been President and a principal shareholder of Unity VCA. Mr. Burstein is a director of four public companies, being, respectively, T-HQ Inc., which designs and markets Nintendo and Sega games, Brazil Fast Food Corp., the owner and operator of the second largest fast food restaurant chain in Brazil, CAS Medical Systems, Inc., engaged in the manufacture and marketing of blood pressure monitors and other medical products principally for the neonatal market, and The MNI Group Inc., engaged in the marketing of specially formulated medical foods. Mr. Burstein received an L.L.B. from Columbia Law School.

    JOHN CATTIER has been a director and shareholder of Unity since its inception. Since May 1996, Mr. Cattier has been a director and shareholder of Unity VCA. Mr. Cattier has been an independent consultant since January 1985. From 1957 to December 1984, Mr. Cattier was associated with White Weld & Co., investment bankers, serving as a general partner, and with Credit Suisse White Weld, which subsequently became Credit Suisse First Boston, investment bankers, in various capacities. Mr. Cattier is a director of Pacific Assets Trust PLC, a United Kingdom investment trust, and Vice Chairman of Laredo National Bancshares, Inc. of Laredo, Texas, a one bank holding company. Mr. Cattier received a B.A. from Yale University.

    BARRY RIDINGS has been a director of Unity since its inception. Since March 1990, Mr. Ridings has been a Managing Director of Alex. Brown & Sons, investment bankers. From June 1986 to March 1990, Mr. Ridings was a Managing Director of Drexel Burnham Lambert, investment bankers. Mr. Ridings is a director of Transcor Waste Services Corp., a waste management company, Noodle Kidoodle, Inc., an operator of specialty toy stores, New Valley Corp., formerly known as Western

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
Union, Search Capital Group, an auto finance Company, Telemundo Group, a Spanish language television network, and Norex Industries Inc., a shipping company. Mr. Ridings received an M.B.A. from Cornell University.

    NORMAN LEBEN has been Secretary and a director of Unity since its inception. Mr. Leben is, and since 1988 has been, a partner of Dalessio Miliner & Leben ("DML"), certified public accountants. Prior thereto and from 1985, Mr. Leben was engaged in the acquisition, management, syndication and operation of real estate and other emerging market businesses. Prior to 1985, Mr. Leben was employed by Laventhol & Horwath. Mr. Leben received a B.B.A. from George Washington University.

    All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the Unity board and serve at its discretion. Mr. Burstein devotes approximately 30% of his time to the affairs of Unity. Unity has not entered into employment agreements with either of its officers.

    EXECUTIVE COMPENSATION

    No executive officer has received any cash compensation from Unity since inception for services rendered. Unity's officers receive no compensation for serving as officers other than accountable reimbursement for any reasonable business expenses incurred in connection with activities on behalf of Unity.

    See "Description of Unity's Securities--Directors' Warrants" for information as to warrants to purchase in the aggregate up to 400,000 shares of Unity common stock.

    DIRECTORS' COMPENSATION

    The directors of Unity have received no compensation for serving on the Unity board other than reimbursement of reasonable expenses incurred in attending meetings.

STOCK OPTION PLAN

    Unity's 1996 Stock Option Plan was adopted by both the Unity board and a majority in interest of the Unity stockholders on May 30, 1996. The plan provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section ("nonstatutory stock options"). The total number of shares of Unity common stock reserved for issuance under the plan is 187,500. Options to purchase shares may be granted under the plan to persons who, in the case of incentive stock options, are employees, including officers, of Unity, or, in the case of nonstatutory stock options, are employees (including officers) or non-employee directors of Unity.

    The plan provides for its administration by the Unity board or a committee chosen by the Unity board, which has discretionary authority, subject to restriction, to determine the number of shares issued pursuant to incentive stock options and nonstatutory stock options and the individuals to whom, the times at which and the exercise price for which options will be granted.

    The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of Unity common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant or five years in the case of an individual owning more than 10% of Unity common stock. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000. The aggregate fair market value is determined at the date of the option grant.

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
    No options may be granted under the plan prior to the consummation of a business combination.

    CERTAIN TRANSACTIONS

    In June 1996, Unity issued an aggregate of 625,000 shares of Unity common stock at a price of $.0001 per share, as follows: 25,000 shares to Unity VCA, 150,000 shares to Mr. Burstein, 15,000 shares to Mr. Leben, an aggregate of 76,500 shares to Heptagon Investments Ltd. and its affiliate, 39,000 shares to Cricket Services Ltd., 6,000 shares to Barry Ridings, and 313,500 shares to 24 other persons. Mr. Cattier is Chairman of Heptagon's board of directors and exercises voting and dispositive control over approximately 7.6% of Heptagon's shares of capital stock. Mr. Cattier disclaims any voting or dispositive power over shares of Unity common stock held by Heptagon. Mr. Cattier exercises voting and dispositive control over the shares of Unity common stock held by Cricket. Both Heptagon and Cricket are private investment companies.

    In June 1996, Unity issued 58,334, 58,333, 58,333 and 25,000 Class A and
Class B warrants to each of, respectively, Messrs. Burstein, Leben, Cattier and Ridings (collectively, the "directors' warrants"), in consideration for future services to be rendered by such persons on behalf of Unity. The directors' warrants are identical to Unity's Class A and Class B redeemable warrants offered and sold in the IPO but are not redeemable by Unity and may not be transferred until the completion of a merger with an operating business.

    Unity has been obligated to pay Unity VCA, since June 1, 1996, a monthly fee of $7,500 for general and administrative services pursuant to an agreement which may be canceled by either party upon 30 days' prior written notice. Such fee includes the use of approximately 500 square feet of office space in premises occupied by Unity VCA. DML, an accounting firm which is an affiliate of Mr. Leben, affords Unity VCA the use of such space at a monthly rental of $2,000. Messrs. Burstein, Cattier and Leben are each directors and stockholders of Unity VCA. As of January 31, 1999, $76,282 of such fees were due and owing to Unity VCA.

    Unity VCA had made non-interest demand loans aggregating approximately $50,000 to Unity as of the IPO date to cover expenses incurred by Unity in connection with the IPO. Unity repaid these loans out of the proceeds of the IPO.

    DML has performed bookkeeping, tax and accounting services for some of the "blank check" companies of which Messrs. Burstein, Cattier and Ridings have been directors and shareholders from their dates of inception through the consummation of their respective business combinations and performs similar services for Unity at an aggregate cost of $15,570 and $14,275 for the years ended July 31, 1998 and 1997, respectively.

AFTER THE MERGER

    Upon completion of the merger, the executive officers and directors of GraphOn and other persons will become the executive officers and six of the seven directors of Unity. See "Management of GraphOn-Board of Directors."

    Unity's proposed amended and restated certificate of incorporation requires Unity to indemnify its directors to the fullest extent permitted by Delaware law. GraphOn is entering into indemnification agreements with each of its directors which agreements will be assumed by Unity. We believe that the limitation of liability provisions in the certificate of incorporation and the indemnification agreements may enhance our ability to attract and retain qualified individuals to serve as directors.

                        PRINCIPAL STOCKHOLDERS OF UNITY

    The following table sets forth information known to Unity as of May 15, 1999 and as of such date, giving effect to the merger, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Unity common stock held by

    - each person known by Unity to be the owner 5% or more of the outstanding shares of Unity common stock;

    - each director of Unity; and

    - all executive officers and directors of Unity as a group.

                                                              BENEFICIAL OWNERSHIP OF         BENEFICIAL OWNERSHIP OF
                                                                 UNITY COMMON STOCK              UNITY COMMON STOCK
                                                             PRIOR TO THE MERGER (1)(2)         AFTER THE MERGER(3)
                                                           ------------------------------  ------------------------------
                                                           NUMBER OF SHARES     PERCENT    NUMBER OF SHARES     PERCENT
                                                           -----------------  -----------  -----------------  -----------

Lawrence Burstein........................................         175,000(4)         9.3%         291,668(6)         2.6%
  245 Fifth Avenue
  New York, NY 10016

John Cattier.............................................         140,500(4)(5)        7.5%        257,168(7)        2.3%
  Achlain Invermoriston
  Inverneshire,
  Scotland IV3 6YN
  United Kingdom

Barry Ridings............................................           6,000              *           56,000(8)           *
  Lilac Lane
  Princeton, NJ 08540

Norman Leben.............................................          40,000(4)         2.1%         156,600(9)         1.4%
  245 Fifth Avenue
  New York, NY 10016

James G. Dinan et al.....................................         322,375(10)       17.2%         322,375            2.9%
  350 Park Avenue
  New York, NY 10022

All executive officers and directors as a group (4
  persons)...............................................         311,500(4)(5)       16.6%        711,500(11)        6.3%

------------------------

 *  Denotes less than 1% of outstanding Unity common stock.

(1) As used in this joint proxy statement/prospectus, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named in this joint proxy statement/prospectus have sole voting power and investment power with respect to their respective shares of Unity common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of Unity common stock. With respect to each shareholder, includes any shares issuable upon exercise of all options or warrants held by such shareholder that are currently exercisable or will become exercisable within 60 days of May 15, 1999.

(2) Does not include shares issuable upon exercise of the directors' warrants which are beneficially owned by each of the persons named in the above table but which are not exercisable until the consummation of a merger with an operating business.

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
(3) Assumes no cash conversions of Unity common stock by Unity stockholders or exercise by Unity stockholders and GraphOn shareholders of their respective appraisal rights.

(4) Includes 25,000 shares of Unity common stock owned by Unity VCA, over which shares Messrs. Burstein, Leben and Cattier share voting and investment power.

(5) Includes 75,000 shares held by Heptagon, 1,500 shares held by an affiliate of Heptagon and 39,000 shares held by Cricket. Mr. Cattier is Chairman of Heptagon's board of directors and exercises voting and dispositive control over approximately 7.6% of Heptagon's shares of capital stock. Mr. Cattier disclaims any voting or dispositive power of the shares of Unity common stock held by Heptagon.

(6) Includes 116,668 shares issuable upon exercise of directors' warrants.

(7) Includes 116,666 shares issuable upon exercise of directors' warrants.

(8) Includes 50,000 shares issuable upon exercise of directors' warrants.

(9) Includes 116,666 shares issuable upon exercise of directors' warrants.

(10) Represents shares held by a "group," within the meaning of Section 13(d)(3) of the Exchange Act, comprised of James G. Dinan, York Investment Limited, York Capital Management, L.P. and York Institutional Partners, L.P., as reflected in Schedule 13G, filed with the SEC on January 21, 1999.

(11) Includes 400,000 shares issuable upon exercise of directors' warrants.

    The shares of Unity common stock owned by the persons named above have been placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earlier to occur of:

    - the consummation of the merger or

    - the mandatory liquidation of Unity pursuant to its certificate of incorporation due to the failure of Unity to effect a merger with an operating business. During the escrow period, such persons will not be able to sell or otherwise transfer their respective shares of Unity common stock, but will retain all other rights as stockholders of Unity, including, without limitation, the right to vote such shares.

    Messrs. Burstein, Cattier, Leben and Unity VCA may be deemed to be "parents" and "promoters" of Unity, as such terms are defined under the Federal securities laws.

                       DESCRIPTION OF UNITY'S SECURITIES

GENERAL

    Unity is authorized to issue 20,000,000 shares of Unity common stock, par value $.0001 per share, and 5,000 shares of "blank check" preferred stock, par value $.01 per share. As of May 15, 1999, 1,875,000 shares of Unity common stock are outstanding, held of record by 37 persons. No shares of Unity preferred stock currently are outstanding.

COMMON STOCK

    The holders of Unity common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Unity common stock are entitled to receive dividends when, as and if declared by the Unity board out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Unity, the holders of Unity common stock, except for the non-public Unity stockholders who have agreed to waive their rights to share in any distribution upon their respective shares of Unity common stock relating to a liquidation of Unity due to the failure of Unity to effect a business combination, are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Unity common stock. Holders of shares of Unity common stock, as such, have no redemption, preemptive or other subscription rights. Except as set forth under "The Merger-Conversion Rights," there are no conversion provisions applicable to the Unity common stock. All of the outstanding shares of Unity common stock are, and the shares of Unity common stock issuable in the merger, when delivered in accordance with the terms of the merger agreement, will be, fully paid and nonassessable.

PREFERRED STOCK

    Unity's certificate of incorporation authorizes the issuance of 5,000 shares of Unity preferred stock with such designation, rights and preferences as may be determined from time to time by the Unity board. Accordingly, the Unity board is empowered, without shareholder approval, to issue Unity preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Unity common stock. The Unity preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of Unity subsequent to the effective time. Although Unity does not currently intend to issue any shares of Unity preferred stock, there can be no assurance that Unity will not do so subsequent to the completion of the merger.

DIVIDENDS

    Unity does not presently intend to pay any cash dividends as all available cash will be utilized to further the growth of Unity's business subsequent to the effective time and for the proximate future thereafter. The payment of any cash dividends will be in the discretion of the Unity board and will be dependent upon Unity's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Unity board.

TRANSFER AGENT

    The transfer agent for the Unity common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

IPO WARRANTS

    As of May 15, 1999, there were 1,250,000 Class A redeemable warrants and 1,250,000 Class B redeemable warrants (collectively, the "Unity IPO Warrants") outstanding, held of record by seven and four persons, respectively.

    Each Class A redeemable warrant entitles the registered holder to purchase one share of Unity common stock at a price of $5.50 per share, subject to adjustment, for a period of five years commencing on the later of a merger with an operating business or November 12, 1997. Each Class B redeemable warrant entitles the registered holder to purchase one share of Unity common stock at a price of $7.50 per share, subject to adjustment, for a period of five years commencing on the later of a merger with an operating business or November 12, 1997. Unity may call the Class A redeemable warrants and the Class B redeemable warrants for redemption, each as a class, in whole and not in part, at the option of Unity, at a price of $.05 per IPO warrant at any time upon not less than 30 days' prior written notice, provided that the reported high bid price of Unity common stock equals or exceeds $8.50 per share with respect to the Class A warrants, and $10.50 per share with respect to the Class B warrants, for the 20 consecutive trading days immediately prior to the notice of redemption to warrantholders. The warrantholders shall have exercise rights until the close of business on the date fixed for redemption.

    The Unity IPO warrants are issued in registered form under a warrant agreement between Unity and American Stock Transfer & Trust Company, as warrant agent.

    The exercise price and number of shares of Unity common stock issuable on exercise of the Unity IPO warrants are subject to adjustment, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of Unity. However, the Unity IPO warrants are not subject to adjustment for issuances of Unity common stock at a price below their respective exercise prices.

    Unity has the right, in its sole discretion, to decrease the exercise price of the Unity IPO warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrantholders. In addition, Unity has the right, in its sole discretion, to extend the expiration date of the Unity IPO warrants on five business days' prior written notice to the warrantholders.

    The Unity IPO warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price to the warrant agent for the number of Unity IPO warrants being exercised. Payment of the exercise price is by certified check, payable to Unity. The warrantholders do not have the rights or privileges of holders of Unity common stock.

    No Unity IPO warrants will be exercisable unless at the time of exercise Unity has filed with the SEC a current prospectus covering the shares of Unity common stock issuable upon exercise of Unity IPO warrants and such shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Unity IPO warrants. Unity will use its best efforts to have all shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Unity IPO warrants, subject to the terms of the warrant agreement. While it is Unity's intention to do so, there is no assurance that it will be able to do so.

    No fractional shares will be issued upon exercise of the Unity IPO warrants. However, if a warrantholder exercises all Unity IPO warrants then owned of record by him, Unity will pay to such warrantholder, in lieu of the issuance of any fractional share which otherwise is issuable to such warrantholder, an amount in cash based on the market value of Unity common stock on the last trading day prior to the exercise date.

    If the merger is consummated, Unity shall issue to Spencer Trask 250,000 Class A redeemable common stock purchase warrants exercisable for an aggregate of up to 250,000 shares of Unity common stock at an exercise price of $5.50 per share. The terms of the warrants are substantially the same as the terms of the Class A redeemable warrants described above, except that the warrants will not be redeemable until the reported high bid price of Unity common stock equals or exceeds $15.00 per share for the 20 consecutive trading days immediately prior to the notice of redemption to the warrantholders.

UNDERWRITERS' IPO SECURITIES

    In connection with the Unity IPO, Unity sold to GKN Securities Corp. and Gaines, Berland Inc., the underwriters of the Unity IPO, for nominal consideration, the right to purchase up to an aggregate of 125,000 units (the "Underwriters' IPO Securities"). Each unit issuable upon exercise of the Underwriters' IPO Securities consists of one share of Unity common stock, one Class A warrant and one Class B warrant (the Class A warrants and the Class B warrants are collectively referred to in this joint proxy statement/prospectus as the "Warrants"). The Warrants are identical to the Unity IPO warrants described above except that the Warrants cannot be redeemed. The Underwriters' IPO Securities are exercisable initially at $6.60 per unit (the "Exercise Price") for a period of five years commencing on November 12, 1996. The Underwriters' IPO Securities contain anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events including the issuance of shares of Unity common stock or other securities convertible into or exercisable for shares of Unity common stock at a price per share less than the exercise price, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction.

    Unity also agreed at the time of the issuance of the Underwriters' IPO Securities to use its best efforts to maintain an effective registration statement with respect to the Underwriters' IPO Securities and the underlying units. In addition, the Underwriters' IPO Securities grant to the holders of the securities "piggy back" and "demand" rights for periods of seven and five years, respectively, from November 12, 1996 with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Underwriters' IPO Securities.

DIRECTORS' WARRANTS

    In June 1996, Unity issued to each of Messrs. Burstein, Leben, Cattier and Ridings 58,334, 58,333, 58,333 and 25,000 Class A, and the same number of Class B, warrants, respectively, in consideration for future services to be rendered by such persons on behalf of Unity. Such warrants are identical to the Class A and Class B redeemable warrants but are not redeemable by Unity and may not be exercised until the consummation of a business combination.

                    COMPARISON OF RIGHTS OF HOLDERS OF UNITY
                     COMMON STOCK AND GRAPHON COMMON STOCK

GENERAL

    If the merger agreement is approved and the merger becomes effective, GraphOn shareholders will become Unity stockholders and their rights as shareholders will be determined by the DGCL and Unity's Restated certificate of incorporation ("certificate of incorporation") and bylaws ("the Unity Bylaws"). Differences between the DGCL and the CCC as well as those between the certificate of incorporation and Bylaws of Unity and the Second Amended and Restated Articles of Incorporation ("Articles of Incorporation") and the amended and restated bylaws ("the GraphOn Bylaws") of GraphOn, are summarized below. This summary is not intended to be complete and is qualified in its entirety by reference to the DGCL, the CCC, and the certificate of incorporation and Unity Bylaws and the Articles of Incorporation and GraphOn Bylaws.

    SIZE OF THE BOARD OF DIRECTORS. Under California law, the number of directors of a corporation may be fixed in the articles of incorporation or bylaws of a corporation, or a range may be established for the number of directors, with the board of directors given authority to fix the exact number of directors within such range. The GraphOn Bylaws establish a range of five to seven for the number of directors of GraphOn with the exact number currently set at six. The provision setting forth the number of directors in the GraphOn Bylaws may not be amended to reduce the minimum number of directors below five if the votes cast against the adoption of such amendment at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote.

    Under Delaware law, the number of directors of a corporation, or the range of authorized directors, may be fixed or changed by the board of directors acting alone, by amendment to the corporation's bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which cases shareholder approval is required. The Unity Bylaws establish a range of one to seven for the number of directors of Unity, with the exact number currently set at four, and Unity's certificate of incorporation authorizes the Unity board to make, alter, amend or repeal the Unity Bylaws. Accordingly, a majority of Unity's board of directors will have the power to change the authorized number of directors. The GraphOn board does not have this power under California law.

    CUMULATIVE VOTING. Under California law, if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, any other shareholder of the corporation also is entitled to cumulate his or her votes at such election. Cumulative voting is not available under Delaware law unless specifically provided for in a corporation's certificate of incorporation The Unity certificate of incorporation does not provide for cumulative voting and, therefore, the shareholders of GraphOn will no longer have cumulative voting rights. The elimination of cumulative voting would limit the ability of minority shareholders to obtain representation on a corporation's board of directors.

    CLASSIFIED BOARD OF DIRECTORS. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. Under California law, directors generally are elected annually. Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. This method of electing directors makes a change in the composition of the board of directors, and a potential change in control of a corporation, a lengthier and more difficult process. Unity's proposed amended and restated certificate of incorporation provides for a classified board of directors.

    WRITTEN CONSENT OF SHAREHOLDERS. Both the CCC and the DGCL provide that the shareholders of a corporation may take action by written consent without a meeting, unless the corporation's charter documents provide otherwise. The proposed certificate of incorporation of Unity contains a provision prohibiting actions by written consent and, accordingly, proposals for stockholder action such as proposed amendments to the bylaws or removal of directors could be delayed until the next meeting of stockholders.

    POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS. Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The proposed amended and restated certificate of incorporation of Unity allows the board or the holders of at least 50% of the outstanding stock of Unity to call special meetings of the stockholders. This might delay stockholder proposals until the next annual meeting of stockholders.

    SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS. In the last several years, a number of states, but not California, have adopted special laws designed to subject to shareholder approval certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders. Under Section 203 of the DGCL, "business combinations" with "interested shareholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. With exceptions, an interested shareholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock, or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. Such voting stock includes any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only.

    For purposes of Section 203, the term "business combination" is defined broadly to include:

    - mergers with or caused by the interested shareholder,

    - sales or other dispositions to the interested shareholder, except proportionately with the corporation's other shareholders, of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock,

    - the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder, except for transfers in a conversion or exchange or a pro rata distribution or other transactions, none of which increase the interested shareholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or

    - receipt by the interested shareholder except proportionately as a shareholder, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations by Section 203 does not apply if:

    - prior to the date on which such shareholder becomes an interested shareholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder;

    - the interested shareholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested shareholder, excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer; or

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    - on or after the date such person becomes an interested shareholder, the board approves the business combination and it also is approved at a shareholder meeting by 66 2/3% of the voting stock not owned by the interested shareholder.

    Section 203 only applies to Delaware corporations which have a class of voting stock that is listed on a national securities exchange, such as the Nasdaq National Market or are held of record by more than 2,000 shareholders. However, a Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by majority shareholder vote and may not be further amended by the board of directors. Unity is not currently subject to Section 203.

    REMOVAL OF DIRECTORS. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed unless the entire board is removed if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause unless the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides.

    The proposed amended and restated certificate of incorporation provides for removal of directors only by 66 2/3% of the Unity directors

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under California law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws and unless the certificate of incorporation directs that a particular class is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy.

    LOANS TO OFFICERS AND EMPLOYEES. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers, whether or not such officers are directors, if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries, including directors who are also officers or employees, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

    INDEMNIFICATION AND LIMITATION OF LIABILITY. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles of incorporation eliminating the

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liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care. There are differences between the laws of the two states respecting indemnification and limitation of liability.

    The Articles of Incorporation of GraphOn eliminate the liability of directors to GraphOn to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on:

    - intentional misconduct or knowing and culpable violation of law;

    - acts or omissions that a director believes to be contrary to the best interest of the corporation or its shareholders, or that involve the absence of good faith on the part of the director;

    - receipt of an improper personal benefit;

    - acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders where the director in the ordinary course of performing a director's duties should be aware of risks of serious injury to the corporation or its shareholders;

    - acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders;

    - interested transactions between the corporation and a director in which a director has a material financial interest; and

    - liability for improper distributions, loans or guarantees.

    The certificate of incorporation of Unity also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for:

    - breaches of the director's duty of loyalty to the corporation or its shareholders;

    - acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

    - the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

    - transactions in which the director received an improper personal benefit.

    Such limitation of liability provision also may not limit a director's liability for violation of, or otherwise relieve Unity or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

    California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions:

    - no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine; and

    - no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    Delaware allows indemnification of such expenses without court approval.

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    Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or, in contrast to California law, not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

    Indemnification is permitted by California law only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel, if a quorum of independent directors is not obtainable, a majority vote of a quorum of the shareholders excluding shares owned by the indemnified party, or the court handling the action. California law requires indemnification when the individual successfully has defended the action on the merits as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise.

    California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute.

    Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, therefore, any indemnification agreements entered into by GraphOn with its officers and directors may be assumed by Unity upon completion of the merger.

    Currently, there are no actions pending against any officers of GraphOn in their capacities as such.

    INSPECTIONS OF SHAREHOLDERS LIST. Both California and Delaware law allow any shareholder to inspect the shareholders list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of 5% or more of a corporation's voting shares, or shareholders holding an aggregate of 1% or more of such shares who have filed a Schedule 14B with the SEC relating to the election of directors. Delaware law does not provide for any such absolute right of inspection, and no such right is granted under the certificate of incorporation or Bylaws of Unity. Lack of access to shareholder records, even though unrelated to the shareholder's interest as a shareholder, could result in impairment of the shareholder's ability to coordinate opposition to management proposals, including proposals with respect to a change in control of Unity.

    DIVIDENDS AND REPURCHASES OF SHARES. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law.

    Under California law, a corporation may not make any distribution, including dividends, whether in cash or other property, and repurchases of its shares, unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets, exclusive of goodwill, capitalized research and development expenses and deferred charges, would be at least equal to 1.25 times its liabilities, not including deferred taxes, deferred income and other deferred credits, and the corporation's current assets would be at least equal to its current liabilities or 1.25 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years. Such tests are applied to California corporations on a consolidated basis.

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    Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital of the corporation represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

    SHAREHOLDER VOTING. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Unless the corporation provides otherwise in its certificate of incorporation, Delaware law does not require a shareholder vote of the surviving corporation in a merger if:

    - the merger agreement does not amend the existing certificate of incorporation;

    - each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger; and

    - the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger.

    California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its entity.

    Both California and Delaware law also require that a sale of all or substantially all of the assets of the corporation be approved by a majority of the voting shares of the corporation transferring such assets.

    With exception, California law also requires that mergers, reorganizations and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in transactions involving an amendment to the certificate of incorporation which adversely affects a specific class of shares. Should Unity authorize and issue shares of a new class of capital stock, the holders of such shares would vote with the holders of the Unity common stock on proposals not adversely affecting the Unity common stock. In such event the holders of Unity common stock, if in the minority, would be unable to control the outcome of a vote and, if in the majority, would be able to control the outcome of such a vote.

    California law also requires that holders of non-redeemable common stock receive non-redeemable common stock in a merger of the corporation with the holders of more than 50% but less than 90% of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 of the DGCL does provide similar protection against coercive two-tiered bids for a corporation in which the shareholders are not treated equally.

    California law also provides that, circumstances when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party, which is generally a controlling or managing party of the target corporation, an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested

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party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision, and the shareholders of GraphOn might, therefore, be deprived of an opportunity to consider such other proposal.

    AMENDMENT OF BYLAWS. Under California law, bylaws may be amended by shareholders holding a majority of the outstanding shares, or by the board, except that if the number or a range of directors are specified in the bylaws, this provision can be changed only with the approval of the shareholders. Shareholders can adopt or amend bylaw provisions to limit the ability of the board to amend the bylaws. Under Delaware law, the bylaws may be amended only by the shareholders, unless the corporation's certificate of incorporation confers the power to amend the bylaws on the directors also. The proposed amended and restated certificate of incorporation of Unity provides that the bylaws may be amended only by the Unity board or the holders of at least 66 2/3% of the outstanding stock.

    AMENDMENT OF CERTIFICATE OR ARTICLES OF INCORPORATION. Under both Delaware and California law, amendments to a corporation's certificate or articles of incorporation must be approved by a corporation's board of directors and by a majority of the shareholders. In addition, under both Delaware and California law, if a corporation has more than one class or series of stock outstanding, amendments that would affect the rights of such class or series require the vote of a majority of the shares of such class or series. "Supermajority" requirements, which are requirements of a vote of more than a majority of the shares, are permitted under both California and Delaware law. However, California law provides that, for a corporation with outstanding shares held of record by 100 or more persons, such provision:

    - cannot require a vote higher than 66 2/3%;

    - must be approved by at least as large a proportion of the outstanding shares as the supermajority provision requires; and

    - automatically expires after two years unless renewed pursuant to a shareholder vote.

    The proposed amended and restated certificate of incorporation of Unity provides that it may be amended only with the approval of 66 2/3% of the Unity stockholders.

    INTERESTED DIRECTOR TRANSACTIONS. Under both California and Delaware law, contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law:

    - either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval, the contract or transaction must also be "just and reasonable" in California or "fair" in Delaware to the corporation; or

    - the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved.

    In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors, except that interested directors may be counted for purposes of establishing a quorum. Under Delaware law, if board approval is

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sought, the contract or transaction must be approved by a majority of the disinterested directors, even though less than a majority of a quorum.

    SHAREHOLDER DERIVATIVE SUITS. California law provides that a shareholder bringing a derivative action on behalf of a corporation have been a shareholder at the time of the transaction in question, provided that appropriate tests are met. Under Delaware law, a shareholder only may bring a derivative action on behalf of the corporation if the shareholder was a shareholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

    APPRAISAL RIGHTS. Under both California and Delaware law, a shareholder of a corporation participating in major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of his or her shares, as determined by a court, in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such appraisal rights are not available:

    - with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation;

    - with respect to a merger or consolidation by a corporation the shares of which either are listed on a national securities exchange or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation which either are listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or

    - to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if other conditions are met.

    The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. California law also generally affords appraisal rights in sale of asset reorganizations. Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    DISSOLUTION. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, in which case a simple majority may approve the dissolution, the dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions.

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APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
  CORPORATIONS

    Under Section 2115 of the California General Corporation Law, foreign corporations, which are corporations not organized under California law, are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of corporate transactions, dissenters and appraisal rights and inspection of corporate records. See "Comparison of Rights of Holders of Unity common stock and GraphOn common stock," above.

COMPARISON OF PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND
  BYLAWS OF UNITY AND ARTICLES OF INCORPORATION AND BYLAWS OF GRAPHON

    AUTHORIZED SHARES OF CAPITAL STOCK

    The GraphOn Articles of Incorporation authorize the issuance of 50,000,000 shares of GraphOn common stock, 17,300,755 shares of which were issued and outstanding as of the GraphOn record date, and 5,000,000 shares of preferred stock, none of which were issued on the GraphOn record date.

    The Unity amended and restated certificate of incorporation authorizes the issuance of 45,000,000 shares of Unity common stock, 1,875,000 shares of which were issued and outstanding as of the Unity record date, and 5,000,000 shares of preferred stock, none of which were issued on the Unity record date.

    MEETINGS

    Pursuant to the GraphOn Bylaws, annual meetings of GraphOn shareholders shall be held at such time as the GraphOn board may determine. At each annual meeting, the GraphOn shareholders entitled to vote shall elect a board of directors, and they may transact such other corporate business as may properly be brought before the meeting. Special meetings of GraphOn shareholders may be called for any purpose by the GraphOn board, the Chairman of the Board, the President or by one or more shareholders holding not less than 10% of the voting power of GraphOn. Written notice of any meeting of GraphOn shareholders shall be mailed not less than ten nor more than 60 days before such meeting to each GraphOn shareholder entitled to vote thereat.

    Special meetings of the GraphOn board may be called by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors on at least 48-hours' notice to each director if delivered personally or by telephone, telegraph, facsimile, electronic mail or other electronic means or on at least 4-days' notice to each director if delivered by first-class mail.

    Pursuant to the Unity Amended and Restated Bylaws, annual meetings of Unity stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such date as the Unity board shall determine and as set forth in the notice of the meeting. At each annual meeting, the Unity stockholders entitled to vote shall elect a class of the board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting. Special meetings of Unity stockholders may be called for any purpose by the President or Secretary by resolution of the directors, or by a notice signed by the registered holders of no less than 50% of Unity's then issued and outstanding capital stock. Written notice shall be given to each Unity stockholder entitled to vote thereat not less than ten nor more than 60 days before the date of the meeting.

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    Special meetings of the Unity board may be called by the President or the
Secretary on the written request of a majority of the board of directors or by the President on at least two days' notice to each director.

    DIRECTORS AND OFFICERS

    Pursuant to the GraphOn Bylaws, the GraphOn board may fix the number of directors, but such number may not be less than five nor more than seven persons. The GraphOn board has currently fixed the number of directors at six. The officers of GraphOn shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer and there may be such other officers as may be deemed expedient for the proper conduct of the business of GraphOn.

    Pursuant to the Unity amended and restated Bylaws, the number of directors comprising the Unity board shall be determined by resolution of the board. The Unity board has currently fixed the number of directors at four, but the board of the combined company will be set at seven. The officers of Unity shall be a President, a Chief Financial Officer and a Secretary. In addition, the Unity board may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper.

                                 LEGAL MATTERS

    Matters relating to the legality of the shares of Unity common stock offered by this joint proxy statement/prospectus are being passed upon by Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022. Members of such firm own less than 1% of the shares of Unity common stock.

                                    EXPERTS

    The financial statements of Unity as of July 31, 1998 and 1997, and for the years ended July 31, 1998 and 1997, for the period from inception (May 30, 1996) to July 31, 1996 and for the period from inception (May 30, 1996) to July 31, 1998 included in this joint proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included in this joint proxy statement/prospectus in reliance upon the authority of said firm as experts in giving said report.

    The financial statements of GraphOn as of December 31, 1998, 1997 and for the years ended December 31, 1998, 1997 and 1996 and related schedules included in this joint proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in this joint proxy statement/prospectus, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

    The statements in this joint proxy statement/prospectus under the captions "Joint Proxy Statement/ Prospectus - Summary - Tax Consequences of the Merger" and "The Merger - Tax Consequences of the Merger" have been reviewed by Cooperman Levitt Winikoff Lester & Newman, P.C., counsel for Unity, and by Brobeck, Phleger & Harrison LLP, counsel for GraphOn, as experts on such matters, and, based upon that review, such statements are included in this joint proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    Unity files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Unity's public filings also are

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available to the public from commercial document retrieval services and at the
Internet site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning Unity also may be inspected at the offices of The Nasdaq Stock Market, 9801 Washingtonian Boulevard, Rockville, Maryland 20878.

    Unity has filed with the SEC a registration statement on Form S-4 to register the shares of Unity common stock to be issued or issuable to GraphOn's shareholders in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Unity as well as a proxy statement of Unity and GraphOn for the meetings.

    Although this joint proxy statement/prospectus contains all material information that you can find in the registration statement, parts of the registration statement have been omitted from this joint proxy statement/prospectus as permitted by the rules and regulations of the SEC. Copies of the registration statement, including the exhibits to the registration statement and other material that is not included in this joint proxy statement/prospectus, may be inspected, without charge, at the offices of the SEC referred to above, or obtained at prescribed rates from the public reference section of the SEC at the address set forth above.

    GraphOn has supplied all information contained in this joint proxy statement/prospectus relating to GraphOn, and Unity has supplied all information contained in this joint proxy statement/prospectus relating to Unity.

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                         INDEX TO FINANCIAL STATEMENTS

GRAPHON CORPORATION

  Independent Auditors' Report.......................................................        F-2

  Financial Statements
  Balance Sheets as of March 31, 1999 (Unaudited) and December 31, 1998 and 1997.....        F-3
  Statements of Operations and Comprehensive Income as of March 31, 1999 and March
    31, 1998 (Unaudited) and December 31, 1998 and 1997..............................        F-4
  Statements of Stockholders' Equity for the years ended December 31, 1998, 1997 and
    1996 and for the three months ended March 31, 1999 (Unaudited)...................        F-5
  Statements of Cash Flows as of March 31, 1999 and March 31, 1998 (Unaudited) and
    December 31, 1998 and 1997.......................................................        F-6
  Summary of Accounting Policies.....................................................        F-7
  Notes to Financial Statements......................................................       F-10

UNITY FIRST ACQUISITION CORP.
  Report of Independent Public Accountants...........................................       F-20
  Balance Sheets as of July 31, 1998 and 1997........................................       F-21
  Statements of Operations for the years ended July 31, 1998 and 1997, for the period from inception (May 30, 1996) to July 31, 1996, and for the period from inception
    (May 30, 1996) to July 31, 1998..................................................       F-22
  Statements of Cash Flows for the years ended July 31, 1998 and 1997, for the period from inception (May 30, 1996) to July 31, 1996, and for the period from inception
    (May 30, 1996) to July 31, 1998..................................................       F-23
  Statement of Changes in Stockholders' Equity (Deficit) for the period from inception (May 30, 1996) through July 31, 1996 and for the years ended July 31,
    1998 and 1997....................................................................       F-24
  Notes to Financial Statements......................................................       F-25
  Balance Sheets as of January 31, 1999 (unaudited) and July 31, 1998................       F-30
  Statements of Operations for the six months ended January 31, 1999 and 1998, for the three months ended January 31, 1999 and 1998, and for the period from
    inception (May 30, 1996) to January 31, 1999 (unaudited).........................       F-31
  Statements of Cash Flows for the six months ended January 31, 1999 and 1998 and for
    the period from inception (May 30, 1996) to January 31, 1999 (unaudited).........       F-32
  Statement of Changes in Stockholders Equity for the six months ended January 31,
    1999 (unaudited).................................................................       F-33
  Selected Notes to the Financial Statements (unaudited).............................       F-34

                          INDEPENDENT AUDITORS' REPORT

Stockholders and Board of Directors
GraphOn Corporation
Campbell, California

    We have audited the accompanying balance sheets of GraphOn Corporation as of December 31, 1998 and 1997 and the related statements of operations and comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GraphOn Corporation as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

San Jose, California
February 25, 1999, except with respect to matters discussed in Note 6 as to which the date is May 30, 1999.

                              GRAPHON CORPORATION

                                 BALANCE SHEETS

                                                                                              DECEMBER 31,
                                                                                       --------------------------
                                                                                           1998          1997
                                                                          MARCH 31,    -------------  -----------
                                                                            1999
                                                                        -------------
                                                                         (UNAUDITED)
                                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (Note 8)..................................  $   2,065,900  $   1,798,400  $   302,800
  Accounts receivable, net of allowance for doubtful accounts of
    $25,000, $25,000 and $0, respectively (Notes 8 and 9).............        601,400        564,700      308,100
  Available-for-sale securities (Notes 1 and 8).......................             --             --        8,600
  Prepaid expenses and other assets...................................         44,000         32,100       18,300
                                                                        -------------  -------------  -----------
TOTAL CURRENT ASSETS..................................................      2,711,300      2,395,200      637,800
                                                                        -------------  -------------  -----------
PROPERTY AND EQUIPMENT, net (Notes 2 and 3)...........................        438,800        423,300       50,300

PURCHASED TECHNOLOGY, net (Note 3)....................................      2,864,100      3,645,400           --

CAPITALIZED SOFTWARE, net.............................................         64,800         74,200       43,200

DEFERRED COMPENSATION EXPENSE (Note 6)................................        524,300        566,000           --

OTHER ASSETS..........................................................         20,200          6,400        2,000
                                                                        -------------  -------------  -----------
                                                                        $   6,623,500  $   7,110,500  $   733,300
                                                                        -------------  -------------  -----------
                                                                        -------------  -------------  -----------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Convertible note payable (Notes 5, 6 and 13)........................  $          --  $     475,000  $        --
  Accounts payable....................................................        416,300        115,700       28,400
  Accrued expenses (Note 4)...........................................        432,400        498,900      142,900
  Deferred revenue....................................................         85,200        112,600      443,800
                                                                        -------------  -------------  -----------
TOTAL CURRENT LIABILITIES.............................................        933,900      1,202,200      615,100

COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS (Notes 5, 6, 10, 11,
  and 13).............................................................
STOCKHOLDERS' EQUITY (Notes 5, 6, and 13).............................
  Preferred stock, no par value, 5,000,000 shares authorized, no
    shares issued and outstanding.....................................             --             --           --
  Common stock, no par value, 50,000,000 shares authorized,
    16,363,959, 14,294,003 and 6,000,000 shares issued and
    outstanding.......................................................     10,236,800      8,431,500      505,000
  Accumulated other comprehensive income (Notes 1 and 8)..............             --             --      (12,100)
  Accumulated deficit.................................................     (4,547,200)    (2,523,200)    (374,700)
                                                                        -------------  -------------  -----------
STOCKHOLDERS' EQUITY..................................................      5,689,600      5,908,300      118,200
                                                                        -------------  -------------  -----------
                                                                        $   6,623,500  $   7,110,500  $   733,300
                                                                        -------------  -------------  -----------
                                                                        -------------  -------------  -----------

     See accompanying summary of accounting policies and notes to financial statements.

                              GRAPHON CORPORATION

               STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, 1996 AND FOR THE THREE MONTHS ENDED
           MARCH 31, 1999 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

                                                            YEARS ENDED DECEMBER 31,
                                                     --------------------------------------
                                                         1998         1997         1996
                                                     ------------  -----------  -----------  THREE MONTHS ENDED MARCH
                                                                                                        31,
                                                                                             -------------------------
                                                                                                 1999         1998
                                                                                             ------------  -----------
                                                                                             (UNAUDITED)   (UNAUDITED)
REVENUES (Notes 8 and 9):
  Product sales....................................  $    608,700  $   480,000  $   505,000  $    195,300  $   121,200
  Maintenance......................................       320,300        8,200       75,000        44,200      132,300
  OEM licenses.....................................     1,184,800    1,437,900       14,800       400,000      200,000
  Training.........................................        10,400           --           --            --           --
                                                     ------------  -----------  -----------  ------------  -----------
TOTAL REVENUES.....................................     2,124,200    1,926,100      594,800       639,500      453,500

COST OF REVENUES (Note 10):
  Product sales....................................        28,500       43,500      261,300         3,600        8,200
  Maintenance......................................        22,200       16,600       12,800         9,400        5,000
  OEM licenses.....................................       293,500      403,200       61,500        76,300       66,600
                                                     ------------  -----------  -----------  ------------  -----------
TOTAL COST OF REVENUES.............................       344,200      463,300      335,600        89,300       79,800

GROSS PROFIT.......................................     1,780,000    1,462,800      259,200       550,200      373,700
                                                     ------------  -----------  -----------  ------------  -----------
OPERATING EXPENSES:
  Selling and marketing............................     1,440,300      827,300      192,700       755,600      222,000
  General and administrative (Notes 6 and 10)......     1,118,600      324,700      218,900     1,316,700      107,000
  Research and development.........................       840,200      190,500       41,700       509,400      119,000
                                                     ------------  -----------  -----------  ------------  -----------

TOTAL OPERATING EXPENSES...........................     3,399,100    1,342,500      453,300     2,581,700      448,000
                                                     ------------  -----------  -----------  ------------  -----------

(LOSS) INCOME FROM OPERATIONS......................    (1,619,100)     120,300     (194,100)   (2,031,500)     (74,300)

OTHER INCOME (EXPENSE):
  Interest and other income........................         9,800        7,200        6,400        14,900        2,500
  Interest expense (Note 6)........................      (521,900)      (2,100)          --        (6,600)     (20,000)
  Loss on sale of available-for-sale securities
    (Note 1).......................................       (16,500)          --           --            --           --
                                                     ------------  -----------  -----------  ------------  -----------
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES....    (2,147,700)     125,400     (187,700)   (2,023,200)     (91,800)

PROVISION FOR INCOME TAXES (Note 7)................           800          900          800           800          800
                                                     ------------  -----------  -----------  ------------  -----------
NET (LOSS) INCOME..................................    (2,148,500)     124,500     (188,500)   (2,024,000)     (92,600)

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
  Unrealized holding gain (loss) on investment
    (Note 1).......................................        12,100       (8,100)       7,500            --           --
                                                     ------------  -----------  -----------  ------------  -----------
COMPREHENSIVE (LOSS) INCOME........................    (2,136,400)     116,400     (181,000)   (2,024,000)     (92,600)
                                                     ------------  -----------  -----------  ------------  -----------
BASIC AND DILUTED (LOSS) EARNINGS PER
  COMMON SHARE.....................................  $      (0.32) $      0.02  $     (0.03) $      (0.13) $     (0.01)
                                                     ------------  -----------  -----------  ------------  -----------
                                                     ------------  -----------  -----------  ------------  -----------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.........     6,762,667    6,000,000    6,000,000    15,779,199    6,066,667
                                                     ------------  -----------  -----------  ------------  -----------
                                                     ------------  -----------  -----------  ------------  -----------

     See accompanying summary of accounting policies and notes to financial statements.

                              GRAPHON CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

         FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, 1996 AND FOR THE
                 THREE MONTHS ENDED MARCH 31, 1999 (UNAUDITED)

                           (NOTES 1, 2, 3, 6, AND 13)

                                                       COMMON STOCK           ACCUMULATED
                                                ---------------------------  COMPREHENSIVE    ACCUMULATED
                                                   SHARES        AMOUNT          INCOME         DEFICIT         TOTAL
                                                ------------  -------------  --------------  -------------  -------------
BALANCES, December 31, 1995...................     6,000,000  $     505,000    $  (11,500)   $    (310,700) $     182,800
Change in market value of available-for-sale
  securities..................................            --             --         7,500               --          7,500
Net loss......................................            --             --            --         (188,500)      (188,500)
                                                ------------  -------------  --------------  -------------  -------------
BALANCES, December 31, 1996...................     6,000,000        505,000        (4,000)        (499,200)         1,800
Change in market value of available-for-sale
  securities..................................            --             --        (8,100)              --         (8,100)
Net income....................................            --             --            --          124,500        124,500
                                                ------------  -------------  --------------  -------------  -------------
BALANCES, December 31, 1997...................     6,000,000        505,000       (12,100)        (374,700)       118,200
Change in market value of available-for-sale
  securities..................................            --             --        12,100               --         12,100
Compensation expense related to issuance of
  common stock and granted options............            --        667,600            --               --        667,600
Interest expense related to issuance of common
  stock.......................................            --        475,000            --               --        475,000
Proceeds from employee stock purchase.........       508,500         38,100            --               --         38,100
Proceeds from sale of common stock, net of
  offering costs of $564,700..................     3,699,000      2,659,300            --               --      2,659,300
Issuance of common stock and warrants for
  property and equipment and purchased
  technology..................................     3,886,503      3,886,500            --               --      3,886,500
Exchange of convertible notes payable.........       200,000        200,000            --               --        200,000
Net loss......................................            --             --            --       (2,148,500)    (2,148,500)
                                                ------------  -------------  --------------  -------------  -------------
BALANCES, December 31, 1998...................    14,294,003      8,431,500            --       (2,523,200)     5,908,300

Balance of information is unaudited through
  March 31, 1999:
Proceeds from sale of common stock, net
  offering costs of $255,300..................     1,963,868      1,708,600            --               --      1,708,600
Proceeds from sale of common stock............       112,132         97,200            --               --         97,200
Purchase and retirement of common stock.......        (6,044)          (500)           --               --           (500)
Net loss......................................            --             --            --       (2,024,000)    (2,024,000)
                                                ------------  -------------  --------------  -------------  -------------
BALANCE, March 31, 1999.......................    16,363,959  $  10,236,800    $       --    $  (4,547,200) $   5,689,600
                                                ------------  -------------  --------------  -------------  -------------
                                                ------------  -------------  --------------  -------------  -------------

     See accompanying summary of accounting policies and notes to financial statements.

                              GRAPHON CORPORATION

                            STATEMENTS OF CASH FLOWS

      FOR THE YEARS ENDED DECEMBER 31, 1998, 1997, 1996 AND FOR THE THREE MONTHS ENDED MARCH 31, 1999 (UNAUDITED) AND MARCH 31, 1998 (UNAUDITED)

                                   (NOTE 12)

                                                              YEARS ENDED DECEMBER 31,
                                                        ------------------------------------
                                                            1998         1997        1996
                                                        ------------  ----------  ----------  THREE MONTHS ENDED MARCH
                                                                                                         31,
                                                                                              -------------------------
                                                                                                  1999         1998
                                                                                              ------------  -----------
                                                                                              (UNAUDITED)   (UNAUDITED)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...................................  $ (2,148,500) $  124,500  $ (188,500) $ (2,024,000)  $ (92,600)
  Adjustments to reconcile net (loss) income to net
    cash (used in) provided by operating activities:
  Depreciation and amortization.......................        65,200      31,000       1,100       824,200      10,600
  Allowance for doubtful accounts.....................        25,000          --          --            --          --
  Loss (gain) on sale of available-for-sale
    securities........................................        16,500          --      (4,400)           --          --
  Compensation expense (Note 6).......................       101,600          --          --        41,700          --
  Interest expense (Note 6)...........................       475,000          --          --            --      19,300
  Changes in operating assets and liabilities:
    Accounts receivable...............................      (281,600)    232,000    (461,700)      (36,700)   (105,600)
    Related party receivable..........................            --      34,400      (8,500)           --          --
    Prepaid expenses and other assets.................       (13,900)       (400)     28,900       (11,900)    (21,800)
    Accounts payable..................................        87,300      12,900      (1,800)      300,600      42,000
    Accrued expenses..................................       356,000     137,000     (19,500)      (66,500)    (19,600)
    Deferred revenue..................................      (331,200)   (358,300)    802,100       (27,400)    111,200
                                                        ------------  ----------  ----------  ------------  -----------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES...    (1,648,600)    213,100     147,700    (1,000,000)    (56,500)
                                                        ------------  ----------  ----------  ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of available-for-sale
    securities........................................         4,300          --      40,500            --          --
  Purchase of available-for-sale securities...........            --          --     (20,700)           --          --
  Capitalization of software development costs........       (53,100)    (24,000)    (35,900)           --          --
  Capital expenditures................................      (179,400)    (39,300)    (28,500)      (49,000)    (11,100)
  Other assets........................................            --          --          --       (13,800)         --
                                                        ------------  ----------  ----------  ------------  -----------
NET CASH USED IN INVESTING ACTIVITIES.................      (228,200)    (63,300)    (44,600)      (62,800)    (11,100)
                                                        ------------  ----------  ----------  ------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible notes payable.............       775,000          --          --            --     475,000
  Repayment of convertible notes payable..............      (100,000)         --          --      (475,000)         --
  Net proceeds from issuance of common stock..........     2,697,400          --          --     1,805,800      25,000
  Purchase and retirement of stock....................            --          --          --          (500)         --
                                                        ------------  ----------  ----------  ------------  -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES.............     3,372,400          --          --     1,330,300     500,000
                                                        ------------  ----------  ----------  ------------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.............     1,495,600     149,800     103,100       267,500     432,400
CASH AND CASH EQUIVALENTS, beginning of the period....       302,800     153,000      49,900     1,798,400     302,800
                                                        ------------  ----------  ----------  ------------  -----------
CASH AND CASH EQUIVALENTS, end of the period..........  $  1,798,400  $  302,800  $  153,000  $  2,065,900   $ 735,200
                                                        ------------  ----------  ----------  ------------  -----------
                                                        ------------  ----------  ----------  ------------  -----------

     See accompanying summary of accounting policies and notes to financial statements.

                              GRAPHON CORPORATION
                         SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

    GraphOn Corporation (the Company) was incorporated in the state of California in May 1982 and has headquarters in Campbell, California. The Company develops, markets, sells and supports server-based software that empowers a diverse range of desktop computing devices (desktops) to access server-based Windows and UNIX applications from any location, over network or Internet connections.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

MARKETABLE SECURITIES

    The Company accounts for investments in marketable securities under the provisions of Statements of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Under SFAS No. 115, securities are classified and accounted for as follows:

    - Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

    - Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

    - Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders' equity.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years. Amortization of leasehold improvements is calculated using the straight-line method over the lesser of the lease term or useful lives of the respective asset, generally seven years.

PURCHASED TECHNOLOGY

    Purchased technology is to be amortized on a straight-line basis over the life of the related technology or five years, whichever is less.

CAPITALIZED SOFTWARE COSTS

    Costs incurred internally in creating computer software products to be sold, leased, or otherwise marketed are charged to expense when incurred as research and development until technological feasibility has been established for the product. Thereafter, such costs are capitalized until the product is available for general release to customers and amortized based on either estimated current and future revenue for each product or straight-line amortization over the shorter of three years or the remaining estimated life of the product, whichever produces the higher expense for the period. As of December 31, 1998 and 1997, capitalized costs aggregated $113,000 and $59,800, with accumulated amortization of $38,800 and $16,600. For the three months ended March 31, 1999, no additional costs had been capitalized and accumulated amortization aggregated $48,200.

REVENUE RECOGNITION AND DEFERRED REVENUE

    In October 1997, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 97-2, SOFTWARE REVENUE RECOGNITION, which generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element arrangement based on the relative fair values of the elements. If there is no evidence of the fair value for all the elements in a multiple element arrangement all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. In accordance with SOP 97-2, the Company recognizes revenue from the sale of software licenses when all the following conditions are met: the software has been shipped to the customer, no significant obligations remain, and collection is probable. Revenue from sale of maintenance agreements is recognized ratably over the term of the agreement. OEM (Original Equipment Manufacturer) licenses revenue is generally recognized as deliveries are made or at the completion of contractual billing milestones. Deferred revenue, resulting from maintenance and license agreements, aggregated $112,600 and $443,800 as of December 31, 1998 and 1997.

ADVERTISING COSTS

    The cost of advertising is expensed as incurred. Advertising costs for the years ended December 31, 1998, 1997 and 1996 and for the three month period ended March 31, 1999, were approximately $58,400, $60,000, $0, and $109,600, respectively.

INCOME TAXES

    Income taxes are calculated using the liability method of accounting for income taxes specified by SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Deferred income taxes are recognized for the tax consequences of temporary differences between the financial statements and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established when necessary, to reduce deferred tax assets to the amount expected to be realized. Realization is dependent upon future pre-tax earnings, the reversal of temporary differences between book and tax income, and the expected tax rates in effect in future periods.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

    CASH AND CASH EQUIVALENTS:

    The carrying amount reported in the balance sheet for cash and cash equivalents approximate fair value.

    INVESTMENT SECURITIES:

    The fair values of marketable debt and equity securities are based on quoted market prices.

    SHORT-TERM DEBT:

    The fair value of short-term debt is estimated based on current interest notes available to the Company for debt instruments with similar terms and maturities.

    As of December 31, 1998 and 1997, the fair values of the Company's financial instruments approximate their historical carrying amounts.

LONG-LIVED ASSETS

    Long-lived assets are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, or whenever management has committed to a plan to dispose of the assets. Such assets are carried at the lower of book value or fair value as estimated by management based on appraisals, current market value, comparable sales value, and undiscounted future cash flows as appropriate. Assets to be held and used affected by such impairment loss are depreciated or amortized at their new carrying amount over the remaining estimated life; assets to be sold or otherwise disposed of are not subject to further depreciation or amortization.

STOCK-BASED INCENTIVE PROGRAMS

    SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, encourages entities to recognize compensation costs for stock-based employee compensation plans using the fair value based method of accounting defined in SFAS No. 123, but allows for the continued use of the intrinsic value based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. The Company continues to use the accounting prescribed by APB Opinion No. 25 and as such is required to disclose pro forma net income and earnings per share as if the fair value based method of accounting had been applied.

ADOPTION OF NEW ACCOUNTING PRONOUNCEMENTS

    In February 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 132, EMPLOYER'S DISCLOSURE ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS, which standardizes the disclosure requirements for pension and other postretirement benefits. The adoption of SFAS No. 132 did not have a material impact the Company's current disclosures.

    In June 1998, the FASB issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS No. 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal years beginning June 15, 2000.

    Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on July 1, 1999 to affect its financial statements.

EARNINGS PER COMMON SHARE

    In February 1997, the FASB issued SFAS No. 128, EARNINGS PER SHARE, which was effective December 28, 1997. Conforming to SFAS No. 128, the Company changed its method of computing earnings per share and restated all prior periods included in the financial statements. Under SFAS No. 128, the dilutive effect of stock options is excluded from the calculation of basic earnings per share.

RECLASSIFICATIONS

    Certain amounts in the 1997 financial statements have been reclassified to conform with the 1996 and 1998 presentation.

                              GRAPHON CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. AVAILABLE-FOR-SALE SECURITIES

    As of December 31, 1997, the Company held 4,000 shares of common stock in a publicly traded company. In 1998, the Company sold these shares and recorded a loss on the sale of $16,500. A summary of available-for-sale securities follows:

                                                                        DECEMBER 31,
                                                                    ---------------------
                                                                       1998       1997
                                                    MARCH 31, 1999  ----------  ---------
                                                    --------------
                                                     (UNAUDITED)
Cost of securities................................    $       --    $       --  $  20,700
Less unrealized loss..............................            --            --     12,100
                                                    --------------  ----------  ---------
                                                      $       --    $       --  $   8,600
                                                    --------------  ----------  ---------
                                                    --------------  ----------  ---------

2. PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                                        DECEMBER 31,
                                                                    ---------------------
                                                                       1998       1997
                                                    MARCH 31, 1999  ----------  ---------
                                                    --------------
                                                     (UNAUDITED)
Equipment.........................................    $  340,800    $  292,800  $  61,700
Furniture and fixtures............................       175,600       175,600      2,300
Leasehold improvements............................        14,500        13,500      1,900
                                                    --------------  ----------  ---------
                                                         530,900       481,900     65,900

Less accumulated depreciation and amortization....        92,100        58,600     15,600
                                                    --------------  ----------  ---------
                                                      $  438,800    $  423,300  $  50,300
                                                    --------------  ----------  ---------
                                                    --------------  ----------  ---------

3. PURCHASED TECHNOLOGY

    In December 1998, the Company issued 3,886,503 shares of common stock and 388,650 warrants to Corel Corporation in exchange for certain fixed assets and technology for the deployment of Windows NT applications through server based computing (Note 6). Based on the fair market value of the securities issued, as determined by the prices associated with the Private Placement Offering (Note
6), the aggregate purchase price was $3,886,500, which was allocated to the following respective assets based on their fair market value at the time of the transaction:

Equipment...................................................................  $     77,100
Furniture...................................................................       164,000
Purchased technology........................................................     3,645,400
                                                                              ------------
                                                                              $  3,886,500
                                                                              ------------
                                                                              ------------

                              GRAPHON CORPORATION

3. PURCHASED TECHNOLOGY (CONTINUED)

                                                                            DECEMBER 31,
                                                                                1998
                                                              MARCH 31,    ---------------
                                                                 1999
                                                             ------------
                                                             (UNAUDITED)
Purchased technology.......................................  $  3,645,400   $   3,645,400
Less accumulated amortization..............................       781,300              --
                                                             ------------  ---------------
                                                             $  2,864,100   $   3,645,400
                                                             ------------  ---------------
                                                             ------------  ---------------

4. ACCRUED EXPENSES

    Accrued expenses consisted of the following:

                                                                        DECEMBER 31,
                                                                   ----------------------
                                                                      1998        1997
                                                   MARCH 31, 1999  ----------  ----------
                                                   --------------
                                                    (UNAUDITED)
Payroll and related expenses.....................    $  139,200    $  140,600  $   34,400
Professional fees................................        94,200       180,000      35,000
Accrued payroll taxes............................        76,700        76,700          --
Royalties........................................        70,400        65,300      46,100
Other............................................        51,900        36,300      27,400
                                                   --------------  ----------  ----------
                                                     $  432,400    $  498,900  $  142,900
                                                   --------------  ----------  ----------
                                                   --------------  ----------  ----------

5. CONVERTIBLE NOTE PAYABLE

    In March 1998 the Company issued a convertible note payable for $475,000 to an affiliate (the Agent Affiliate) of the placement agent dated September 2, 1998 for the Company's subsequent private placement offering of common stock (the Offering). The convertible note bears interest at 10% and is due upon the earlier date of the Company raising between $2,500,000 and $3,000,000 in the Offering or six months after its commencement. The note is convertible into shares of common stock at $1.00 per share at the option of the note holder (Note
13).

    In September 1998, the Agent Affiliate and the Company's CEO loaned $200,000 and $100,000, respectively, to the Company pursuant to convertible promissory notes bearing interest at 8% per annum, which mature at the earlier of the first closing of the Offering or 12 months from the date of the notes. Such notes, at the option of the lender, may be converted into shares of common stock at $1.00 per share. In connection with this transaction, the Agent Affiliate and CEO were issued warrants to purchase 100,000 and 50,000 shares, respectively, at $1.00 per share (Note 6).

    On December 31, 1998, the loan by the Agent Affiliate was converted into 200,000 shares of common stock. Also on December 31, 1998, the Company repaid the $100,000 loan from the CEO, plus accrued interest.

                              GRAPHON CORPORATION

6.  STOCKHOLDERS' EQUITY

    PRIOR BANKRUPTCY

    In November 1991, the Company filed a Voluntary Petition for Relief under Chapter 11 of the Bankruptcy Code. At that time, the Company had indebtedness in excess of $2.3 million and had 1,624,940 voting shares of common stock outstanding. In July 1994, the Company's plan of reorganization under Chapter 11 (the Reorganization Plan) was confirmed.

    At the time of the confirmation of the Reorganization Plan, all shares of stock, options, and warrants outstanding were canceled. In addition, the Reorganization Plan provided for the issuance of 100 shares of the Company's reorganized common stock in exchange for waiver of certain unsecured claims against the Company by its then, and current, CEO.

    In addition, all administrative claims, priority claims, and allowed claims in the administrative convenience class (generally, those under $200) were paid in full. Unsecured creditors are to receive payment of 50% of the gross royalties received by the Company from certain licensees up to the amount of their total liability, through the year 2000. However, the largest unsecured creditor will receive payments of 50% of the gross royalties received by the Company from the revenue from certain licensees until its claim is paid in full. The remaining 50% of the gross royalties received by the Company from these certain licensees was available to the Company to conduct its ongoing operations. As of December 31, 1998, the Company does not expect to pay any additional significant amounts under the Reorganization Plan. Accordingly, the amounts are treated as included in the relief of debt as part of the bankruptcy confirmed in 1994.

    The Company believes that its royalty payment obligations under the bankruptcy court order relate only to licenses in place as of July 11, 1994. However, there is no assurance that the court will not interpret the obligation of the Company to include making payments from royalties earned from subsequent licenses or licenses that it may secure in the future, or that its current technology will not be deemed derivative of its technology existing at July 11, 1994.

    Consequently, there can be no assurance that the Company will not be required to repay the creditors referenced in the bankruptcy proceedings to the full amount of its liability of approximately $2,230,000. In addition, there is no guarantee that a creditor will not attempt to assert a claim for royalties from subsequent licenses, which could be costly and could have a material adverse effect on the Company's business, financial condition, and/or results of operations.

    COMMON STOCK

    In January 1998, the CEO personally sold 440,016 shares of his stock to various employees and directors of the Company at a price of $0.02, the then fair market value of the stock, and in May and August, 193,238 additional shares at $0.075. The ownership of these shares vest over approximately four years with the CEO having the right to repurchase non-vested shares upon termination of employment. In May 1998, the Company issued and sold 508,500 shares under the Stock Grant Program, at $0.075 and granted 20,000 options, under Stock Option Plan, at $0.075 to employees of the Company which also vest over a four year period. The shares sold and options granted from March 1998 forward were ascribed a fair market value of $1.00 per share, the price at which the Company offered its shares through a private placement stock offering in September 1998.

    The Company recognized $667,600 in deferred compensation expense associated with the sale of the above securities, to be amortized over the vesting period of the underlying securities.

                              GRAPHON CORPORATION

6.  STOCKHOLDERS' EQUITY (CONTINUED)
    In accordance with APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, the Company recorded, in General and Administrative expense, $101,600 of compensation costs for the year ended December 31, 1998 and $41,700 for the three months period ended March 31, 1999.

    In March 1998, the Company sold 500,000 shares of common stock for cash proceeds of $25,000 to the Agent Affiliate, concurrent with the issuance of convertible notes for $475,000. During 1998, the Company recognized interest expenses of $475,000 relating to this transaction.

    In July 1998, the Company's Board of Directors declared a 60,000 to 1 stock split. All references to number of shares and per share data in the financial statements have been adjusted to reflect the stock split on a retroactive basis.

    In September 1998, the Company offered shares of its common stock through a private placement stock offering (the Offering). The Offering established a minimum and maximum offering of 2,500,000 and 4,500,000 shares of common stock, respectively, at $1.00 per share, plus an additional 675,000 shares in the event of over-subscriptions. As part of the Offering, the placement agent received warrants to purchase 20,000 shares of common stock at $1.00 per share for each 100,000 shares sold through the Offering.

    Pursuant to a Subscription Agreement, executed by each investor who purchased shares of the Company's common stock in connection with the first closing of the Offering (the First Closing Investors), each First Closing Investor holds the right to purchase his pro rata portion of any securities issued by the Company for cash at an amount equal to the price, or other consideration, for which such securities were issued until such time as there is an initial public offering of the Company's securities. Such preemptive rights do not apply to any securities issued pursuant to options, warrants and rights and option plans existing at the time of the first closing. The investors who purchased common stock in connection with the second closing of the Offering, as well as certain of the First Closing Investors who agreed to amend their rights, hold the same right except that such right does not apply to securities issued by the Company in connection with, or in consideration of, (i) the Company's acquisition of another corporation or entity by consolidation, merger, purchase of all or substantially all of the assets or other business combination in which the Company is the surviving entity, provided such issuance is approved by a majority of the Board of Directors or (ii) any equipment or real property lease, loan, credit line, guaranty of indebtedness or acquisition of assets, other than cash but including intellectual property or other intangible assets.

    Additionally, in March 1998, the CEO and Executive Vice President of the Company entered into a contingent sale arrangement with respect to the sale of 3,500,000 shares of their common stock in the Company to the Agent Affiliate under non-recourse installment notes. Under the terms of the notes, $200,000 was due and paid with the commencement of the Offering, with $800,000; $1,000,000; and $1,500,000 being due and payable January 1999, July 1999 and January 2000, respectively (Note 13). The notes bear interest at 6%, payable quarterly, and are secured by the underlying pledged shares. The CEO and Executive Vice President retained voting privilege on these shares until fully paid for, and said shares revert back to the CEO and Executive Vice President in case of default by the Agent Affiliate.

    In December 1998, the Company issued 3,886,503 shares of common stock with an ascribed value of $3,886,500, and granted warrants to purchase 388,650 shares of common stock at $1.00 in exchange for certain fixed assets and technology. The terms of this purchase agreement also require that the

                              GRAPHON CORPORATION

6.  STOCKHOLDERS' EQUITY (CONTINUED)
Company shall issue an additional 1,607,000 shares of common stock, for no additional consideration, on June 30, 2000, if the Company at that date has not completed an initial public offering of any of its equity securities or a merger or sale of all, or substantially all, of its assets. Should these contingent shares be issued, they will be valued at their fair market value at the time of such issuance with a resulting charge to the statement of operations.

    STOCK PURCHASE WARRANTS

    As of December 31, 1998, the following common stock warrants were issued and outstanding:

                                                          SHARES SUBJECT   EXERCISE    EXPIRATION
ISSUED WITH RESPECT TO:                                     TO WARRANT       PRICE        DATE
--------------------------------------------------------  --------------  -----------  -----------
Convertible notes.......................................       150,000     $    1.00           (A)
Private placement.......................................       639,800     $    1.00           (A)
Purchased technology....................................       388,650     $    1.00      12/2003
                                                               -------         -----   -----------
                                                               -------         -----   -----------

------------------------

(A) The warrants issued with respect to the convertible notes and the private placement expire upon earlier of three years after the closing date of a merger (Note 13), three years after the closing date of an IPO, or January 2006.

    STOCK GRANT PROGRAM

    In July 1998, the Company adopted a stock grant program (Stock Grant Program), which is restricted to employees, officers, and consultants of the Company. The Company has authorized the issuance of up to 1,300,000 shares of the Company's common stock in connection with the Stock Grant Program and the Stock Option Plan, discussed below. In May 1999, the number of shares authorized under the plan was increased by 2,700,000 shares to 4,000,000 shares.

    Under the Stock Grant Program, eligible individuals may, at the Plan Administrator's discretion, be issued shares of common stock directly, either through (a) the purchase of shares at a price not less than 85% of the estimated fair market value of the stock at the time of the issuance, or (b) as a bonus for past services rendered. Ownership of such shares generally vest over a four year period. During August 1998, the Company issued 508,500 shares under the Stock Grant Program.

    STOCK OPTION PLAN

    In July 1998, the Company adopted a Stock Option Plan (The Plan). The Plan is restricted to employees, officers, and consultants of the Company. Options granted under the Plan generally vest over four years and are exercisable over ten years. Non-satutory options are granted at prices not less than 85% of the estimated fair value of the stock on the date of grant as determined by the Board of Directors. Incentive options are granted at prices not less than 100% of the estimated fair value of stock on the date of grant. However, options granted to shareholders who own greater than 10% of the outstanding stock are established at no less than 110% of the estimated fair value of the stock on the date of grant.

                              GRAPHON CORPORATION

6.  STOCKHOLDERS' EQUITY (CONTINUED)
    A summary of status of the Company's Stock Option Plan as of December 31, 1998, and changes during the year then ended is presented in the following table:

                                                                           OPTIONS OUTSTANDING
                                                                          ----------------------
                                                                                      WEIGHTED-
                                                                                       AVERAGE
                                                                                      EXERCISE
                                                                           SHARES       PRICE
                                                                          ---------  -----------
Balances, December 31, 1997.............................................         --   $      --
Shares reserved.........................................................    791,500          --
Granted.................................................................    (20,000)      0.075
                                                                          ---------  -----------
Balances, December 31, 1998.............................................    771,500   $   0.075
                                                                          ---------  -----------
                                                                          ---------  -----------
Exercisable at year-end.................................................      2,664   $   0.075
                                                                          ---------  -----------
                                                                          ---------  -----------
Weighted-average fair value of options granted during the period:                     $   0.075
                                                                                     -----------
                                                                                     -----------

    During the three months ended March 31, 1999, the Company granted 748,500 stock options at an average exercise price of $0.85 per share, which represented 85% of the estimated fair market value of the stock.

    The following table summarizes information about stock options outstanding as of December 31, 1998:

                        OPTIONS OUTSTANDING                               OPTIONS EXERCISABLE
--------------------------------------------------------------------  ----------------------------
                                       WEIGHTED-         WEIGHTED-                     WEIGHTED-
                                        AVERAGE           AVERAGE                       AVERAGE
                                       REMAINING         EXERCISE                      EXERCISE
 RANGE OF EXERCISE     NUMBER      CONTRACTUAL LIFE        PRICE         NUMBER          PRICE
       PRICE         OUTSTANDING        (YEARS)          PER SHARE     EXERCISABLE     PER SHARE
-------------------  -----------  -------------------  -------------  -------------  -------------
  $0.075 - $1.00         20,000             9.67         $   0.075          2,664      $   0.075

    SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the Company to provide pro forma information regarding net (loss) income and (loss) earnings per share as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No.123. The Company estimates the fair value of stock options at the grant date by using the Black-Scholes option pricing-model with the following weighted average assumptions used for grants in 1998: dividend yield of 0; expected volatility of 112%; risk-free interest rate of 5.7%; and expected lives of three years for all plan options. Under the accounting provisions of SFAS No. 123, the Company's pro forma net loss would have been $2,137,900, and the basic net loss per common share would have remained unchanged at $0.32.

7.  INCOME TAXES

    The provision for income taxes for the years ended December 31, 1998, 1997 and 1996 and for the three months ended March 31, 1999 and 1998 consist of minimum state taxes.

                              GRAPHON CORPORATION

7. INCOME TAXES (CONTINUED)

    The following summarizes the differences between income tax expense and the amount computed applying the federal income tax rate of 34%:

                                                                      DECEMBER 31,
                                                           -----------------------------------
                                                              1998         1997        1996
                                                           -----------  ----------  ----------
Federal income tax at
  statutory rate.........................................  $  (599,400) $   41,600  $  (63,800)
State income taxes, net of
  federal benefit........................................     (102,400)      7,700     (11,500)
Utilization of net operating
  loss carryforwards.....................................           --     (51,400)         --
Tax benefit not currently
  recognizable...........................................      697,700          --      75,300
Other....................................................        4,900       3,000         800
                                                           -----------  ----------  ----------
Provision for income taxes...............................  $       800  $      900  $      800
                                                           -----------  ----------  ----------
                                                           -----------  ----------  ----------

    Deferred income taxes and benefits result from temporary timing differences in the recognition of certain expenses and income items for tax and financial reporting purposes, as follows:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1998          1997
                                                                    -------------  -----------
Net operating loss carryforward...................................  $   1,038,800  $   452,900
Tax credit carryforward...........................................        112,100       22,800
Capitalized software..............................................        (29,600)     (17,200)
Depreciation and amortization.....................................         (6,000)      (2,500)
Accrued compensation and benefits.................................         37,500        4,200
Reserves not currently deductible.................................         35,800       17,900
                                                                    -------------  -----------
Total deferred tax asset..........................................      1,188,600      478,100
Valuation allowance                                                    (1,188,600)    (478,100)
                                                                    -------------  -----------
Net deferred tax asset                                              $          --  $        --
                                                                    -------------  -----------
                                                                    -------------  -----------

    The Company has net operating loss carryforwards available to reduce future taxable income, if any, of approximately $2,780,800 for Federal income tax purposes. The benefits from these carryforwards expire through 2018. As of December 31, 1998, management believes it cannot be determined that it is more likely than not that these carryforwards and its other deferred tax assets will be realized, and accordingly, fully reserved for these deferred tax assets.

    In 1998 the Company experienced a "change of ownership" as defined by the provisions of the Tax Reform Act of 1986. As such, the Company's utilization of its net operating loss carryforwards will be limited to approximately $400,000 per year until such carryforwards are fully utilized.

                              GRAPHON CORPORATION

8. CONCENTRATION OF CREDIT RISK

    Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents, investments and trade receivables. The Company places its cash and cash equivalents with high quality financial institutions and, by policy, limits the amounts of credit exposure to any one financial institution. Available-for-sale securities are held in public companies for which there is a ready market.

    The Company's accounts receivable are derived from many customers in various industries. The Company believes any risk of accounting loss is significantly reduced due to the diversity of its end-customers and geographic sales areas. The Company performs credit evaluation of its customers' financial condition whenever necessary, and generally does not require cash collateral or other security to support customer receivables.

9. MAJOR CUSTOMERS

    For the year ended December 31, 1998, three customers accounted for approximately 29%, 21% and 17% of revenues, respectively with related accounts receivable as of December 31, 1998 of $0, $500,000 and $0, respectively.

    For the year ended December 31, 1997, one customer accounted for approximately 70% of revenues, with related accounts receivable at December 31, 1997 of $62,500.

    In 1996, no one customer accounted for greater than 10% of revenues.

10. COMMITMENTS

OPERATING LEASES

    In April 1995, the Company entered into an operating lease for its current headquarters facility, which is renewable in one-year increments for ten years. In June 1998, the Company entered into a three-year non-cancelable operating lease for a facility in Washington. In December 1998, the Company entered into a five-year operating lease for a facility in New Hampshire, which is cancelable as of October 31, 2001.

    The facility leases require the Company to pay certain maintenance and operating expenses, such as taxes, insurance, and utilities. Rent expense for the years ended December 31, 1998, 1997 and 1996 aggregated $48,300, $17,120 and $14,900, respectively. Rent expense for the three months ended March 31, 1999 and 1998 aggregated $76,400 and $12,100, respectively.

    Future minimum annual lease payments for these leases are as follows:

YEAR ENDING DECEMBER 31,
----------------------------------------------------------------------------------
1999..............................................................................  $  261,600
2000..............................................................................     256,900
2001..............................................................................     194,000
                                                                                    ----------
                                                                                    $  712,500
                                                                                    ----------
                                                                                    ----------

                              GRAPHON CORPORATION

10. COMMITMENTS (CONTINUED)
ROYALTY AGREEMENTS

    The Company licenses essential components (Developed Technology) of its core technology from three different parties (collectively, Software Developers) to whom it pays royalties pursuant to three different exclusive license agreements (Technology Agreements). Certain minor elements of the Company's technology (Nonexclusive Technology) are also licensed from the Software Developers pursuant to non-exclusive agreements (Nonexclusive Agreements). The Technology Agreements and the Nonexclusive Agreements call for royalty payments to the Software Developers. Such royalty payments are based on a percentage of net revenues (Royalty Rate) received by the Company for sales of the Company's products that contain the Developed Technology. The Royalty Rate is 4.8% and 2.9% for 1999 and 2000, respectively. The Company also holds an option to purchase the Developed Technology, and to purchase a perpetual license to the Nonexclusive Technology from the Software Developers, which is exercisable beginning in December 2000, for an aggregate of $6,000 plus the difference between royalties paid to date and certain minimum royalty payments. If the Company does not exercise its option, the Royalty Rate would continue at 2.0% with respect to the Developed Technology.

    The Technology Agreements and the Nonexclusive Agreements also call for lump sum payments by the Company in the event of a change in control transaction, defined as a sale of all or substantially all of the Company's assets or a merger or reorganization with another business entity after which the shareholders of the Company hold 50% or less of the total equity or voting power of the surviving entity. The payments are based upon a percentage of the total consideration received by the Company or payable to its shareholders in such a transaction (Transaction Rate). The Transaction Rate would be 4.8% and 2.9% if the change in control transaction occurs in 1999 or 2000, respectively. Each of the Technology and Nonexclusive Agreements, unless terminated earlier pursuant to the terms of the Agreements, will terminate on September 6, 2006 (Note 13).

11. EMPLOYEE 401(k) PLAN

    In December 1998, the Company adopted a 401(k) Plan ("the Plan") to provide retirement benefit for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees.

    Employees may contribute up to 15% of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Company made no contributions to the Plan in 1998.

                              GRAPHON CORPORATION

12. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    The following is supplemental disclosure for the statements of cash flows.

                                                                           THREE
                                                                          MONTHS
                                                                           ENDED          YEARS ENDED DECEMBER 31,
                                                                         MARCH 31,   ----------------------------------
                                                                           1999          1998        1997       1996
                                                                        -----------  ------------  ---------  ---------
CASH PAID:
Income taxes..........................................................   $     800   $        900  $     800  $     800
Interest..............................................................   $   6,400   $     11,300  $   2,100  $      --
NONCASH INVESTING ACTIVITIES:
Stock and warrants issued for
  purchased technology and other
  assets..............................................................   $      --   $  3,886,500  $      --  $      --
NONCASH FINANCING ACTIVITIES:
Issuance of common stock for
  convertible note payable............................................   $      --   $    200,000  $      --  $      --

13. SUBSEQUENT EVENTS

    In January 1999, the Company completed the third and final closing of the Offering, in which it sold 1,963,868 shares of common stock at $1.00 per share, for net proceeds of $1,708,600, and granted additional warrants to purchase 392,774 shares of common stock.

    In January 1999, the convertible note payable for $475,000 to the Agent Affiliate was retired from proceeds from the third closing of the Offering.

    In January 1999, the CEO and Executive Vice President received $800,000 for the sale of 800,000 shares of their common stock of the Company to the Agent Affiliate.

    In February 1999, the Company and its shareholders entered into a merger agreement with Unity First Acquisition Corporation (UFAC), a publicly-traded holding company in New York, under which GraphOn will exchange all its outstanding common stock for UFAC shares at the rate of 0.5576 UFAC shares for every 1.00 GraphOn shares. The transaction will be a forward merger, with UFAC surviving the merger and changing its name to GraphOn Corporation. The merger is expected to close in June 1999 and is subject to approval of the respective shareholders of UFAC and GraphOn Corporation.

    In March 1999, the Company entered into a non-binding agreement with the Software Developers of the Technology Agreements (Note 10) whereby on the successful consumation of the UFAC merger, the Company would pay the Software Developers a lump sum of $520,400 in settlement of all future royalties due under the Technology Agreements.

    In May 1999, the Company granted 50,000 stock options at an average exercise price of $3.26 per share, which represented the estimated fair market value of the stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Unity First Acquisition Corp:

    We have audited the accompanying balance sheets of Unity First Acquisition Corp. (a Delaware corporation in the development stage) as of July 31, 1998 and 1997, and the related statements of operations, changes in shareholders' equity and cash flows for the years ended July 31, 1998 and 1997, for the period from inception (May 30, 1996) to July 31, 1996, and for the period from inception (May 30, 1996) to July 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unity First Acquisition Corp. as of July 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended July 31, 1998 and 1997, for the period from inception (May 30, 1996) to July 31, 1996, and for the period from inception (May 30, 1996) to July 31, 1998, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage enterprise with no significant operating results to date and, at July 31, 1998, had $196 of remaining unrestricted assets available to meet its current obligations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are described in Notes 1, 3 and 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ARTHUR ANDERSEN LLP

New York, New York
December 10, 1998

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                                 BALANCE SHEETS

                                                                                                 JULY 31,
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
                                                      ASSETS
CASH AND CASH EQUIVALENTS.............................................................  $        196  $    266,533
RESTRICTED CASH AND INVESTMENTS.......................................................     6,489,707     6,198,488
                                                                                        ------------  ------------
                                                                                        ------------  ------------
    TOTAL ASSETS......................................................................  $  6,489,903  $  6,465,021
                                                                                        ------------  ------------
                                                                                        ------------  ------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
ACCRUED EXPENSES......................................................................  $    379,082  $     67,634
ADVANCES FROM AFFILIATE...............................................................        33,000            --
INCOME TAXES PAYABLE..................................................................            --         3,575
                                                                                        ------------  ------------
    TOTAL LIABILITIES.................................................................       412,082        71,209
                                                                                        ------------  ------------
COMMITMENTS AND CONTINGENCIES
Common stock, $.0001 par value, 249,875 shares subject to possible conversion, at
  conversion value....................................................................     1,297,301     1,239,380
                                                                                        ------------  ------------
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 5,000 shares authorized, no shares issued or
  outstanding.........................................................................            --            --
Common stock, $.0001 par value, 20,000,000 shares authorized, 1,625,125 shares issued
  and outstanding (excluding 249,875 shares subject to possible conversion)...........           163           163
Additional paid-in capital............................................................     5,104,711     5,162,632
Deficit accumulated during the development stage......................................      (324,354)       (8,363)
                                                                                        ------------  ------------
    TOTAL STOCKHOLDERS' EQUITY........................................................     4,780,520     5,154,432
                                                                                        ------------  ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................................  $  6,489,903  $  6,465,021
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                See Accompanying Notes to Financial Statements.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENTS OF OPERATIONS

                                                      FOR THE YEAR ENDED JULY  FROM MAY 30, 1996
                                                                31,                 (DATE OF         CUMULATIVE
                                                      -----------------------      INCEPTION)         AMOUNTS
                                                         1998         1997      TO JULY 31, 1996   FROM INCEPTION
                                                      -----------  ----------  ------------------  --------------
REVENUE.............................................  $        --  $       --     $         --      $         --
                                                      -----------  ----------         --------     --------------
EXPENSES:
    General and administrative......................      612,237     192,489           15,000           819,726
                                                      -----------  ----------         --------     --------------
OTHER INCOME:
    Interest and dividends..........................      296,246     202,701               --           498,947
                                                      -----------  ----------         --------     --------------
OPERATING (LOSS) INCOME.............................     (315,991)     10,212          (15,000)         (320,779)
PROVISION FOR INCOME TAXES..........................           --       3,575               --             3,575
                                                      -----------  ----------         --------     --------------
NET (LOSS) INCOME...................................  $  (315,991) $    6,637     $    (15,000)     $   (324,354)
                                                      -----------  ----------         --------     --------------
                                                      -----------  ----------         --------     --------------
NET (LOSS) INCOME PER COMMON SHARE--BASIC AND
  DILUTED...........................................  $      (.17) $       --     $       (.02)
                                                      -----------  ----------         --------
                                                      -----------  ----------         --------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING-- BASIC AND DILUTED...................    1,875,000   1,515,000          625,000
                                                      -----------  ----------         --------
                                                      -----------  ----------         --------

                See Accompanying Notes to Financial Statements.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENTS OF CASH FLOWS

                                                     FOR THE YEAR ENDED JULY    FROM MAY 30, 1996
                                                               31,                   (DATE OF         CUMULATIVE
                                                    --------------------------      INCEPTION)         AMOUNTS
                                                       1998          1997        TO JULY 31, 1996   FROM INCEPTION
                                                    -----------  -------------  ------------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...............................  $  (315,991) $       6,637     $    (15,000)     $   (324,354)
CHANGES IN CERTAIN ASSETS AND LIABILITIES:
  Increase in accrued expenses....................      311,448         92,634               --           404,082
  (Decrease) increase in income taxes payable.....       (3,575)         3,575               --                --
                                                    -----------  -------------         --------     --------------
      NET CASH (USED IN) PROVIDED BY OPERATING
        ACTIVITIES................................       (8,118)       102,846          (15,000)           79,728
                                                    -----------  -------------         --------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock..........           --      6,402,112               63         6,402,175
  Advances from affiliate.........................       33,000         55,417           40,500           128,917
  Repayment to affiliate..........................           --        (95,917)              --           (95,917)
  Deferred registration costs.....................           --             --          (25,000)          (25,000)
                                                    -----------  -------------         --------     --------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES...       33,000      6,361,612           15,563         6,410,175
                                                    -----------  -------------         --------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) in restricted cash and investments...     (291,219)    (6,198,488)              --        (6,489,707)
                                                    -----------  -------------         --------     --------------
NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS.....................................     (266,337)       265,970              563               196
CASH AND CASH EQUIVALENTS, beginning of period....      266,533            563               --                --
                                                    -----------  -------------         --------     --------------
CASH AND CASH EQUIVALENTS, end of period..........  $       196  $     266,533     $        563      $        196
                                                    -----------  -------------         --------     --------------
                                                    -----------  -------------         --------     --------------

                See Accompanying Notes to Financial Statements.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                          FOR THE PERIOD MAY 30, 1996
                   (DATE OF INCEPTION) THROUGH JULY 31, 1996
               AND EACH OF THE YEARS ENDED JULY 31, 1998 AND 1997

                                                                                       DEFICIT
                                               COMMON STOCK         ADDITIONAL   ACCUMULATED DURING
                                          -----------------------    PAID-IN       THE DEVELOPMENT
                                            SHARES     PAR VALUE     CAPITAL            STAGE            TOTAL
                                          ----------  -----------  ------------  -------------------  ------------

Issuance of stock to original founders
  for cash, at par value................     625,000   $      63   $         --     $          --     $         63

Net (loss) for the period May 30, 1996
  (date of inception) through July 31,
  1996..................................          --          --             --           (15,000)         (15,000)
                                          ----------       -----   ------------        ----------     ------------

Balance, July 31, 1996..................     625,000          63             --           (15,000)         (14,937)

Issuance of units to public, net of
  shares subject to possible
  conversion............................   1,000,125         100      5,162,632                --        5,162,732

Net income for the year ended
  July 31, 1997.........................          --          --             --             6,637            6,637
                                          ----------       -----   ------------        ----------     ------------

Balance, July 31, 1997..................   1,625,125         163      5,162,632            (8,363)       5,154,432

Net (loss) for the year ended
  July 31, 1998.........................          --          --             --          (315,991)        (315,991)

Increase in value attributable to common
  shares subject to possible
  conversion............................          --          --        (57,921)               --          (57,921)
                                          ----------       -----   ------------        ----------     ------------

Balance, July 31, 1998..................   1,625,125   $     163   $  5,104,711     $    (324,354)    $  4,780,520
                                          ----------       -----   ------------        ----------     ------------
                                          ----------       -----   ------------        ----------     ------------

                See Accompanying Notes to Financial Statements.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND OPERATIONS

    Unity First Acquisition Corp. ("Unity") was incorporated in the State of Delaware on May 30, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination"). Unity is currently in the development stage. All activity of Unity to date relates to its formation, fund-raising, and search to effect a Business Combination.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    UTILIZATION OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NET INCOME (LOSS) PER COMMON SHARE

    Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.

    In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". This statement establishes standards for computing and presenting earnings per share ("EPS"), replacing the presentation of primary EPS with a presentation of Basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both Basic EPS and Diluted EPS on the face of the statement of operations. Under this new standard, Basic EPS is computed based on the weighted average number of shares actually outstanding during the year. Diluted EPS includes the effect of potential dilution from the exercise of outstanding dilutive stock options and warrants into common stock using the treasury stock method. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, and early application is not permitted. The adoption of this statement did not have a material effect on Unity's financial position or on the results of operations.

NOTE 3--OFFERING OF SECURITIES

    On November 12, 1996, Unity completed its initial public offering (the "Offering") consisting of the sale of 1,250,000 units (the "Units"). Each Unit consisted of one share of Unity's Common Stock ("Common Stock"), $.0001 par value, one Class A Redeemable Warrant (the "A Warrants") and one Class B Redeemable Warrant (the "B Warrants"). Each A Warrant and B Warrant entitles the holder to purchase from Unity one share of Common Stock at an exercise price of $5.50 and $7.50, respectively, commencing on the later of a Business Combination or November 12, 1997. The A Warrants and B Warrants are redeemable, each as a class, in whole and not in part, at the option of Unity and with the consent of the managing underwriter ("Underwriter") upon 30 days notice at any time after the Warrants become exercisable, only in the event that the reported high bid price of the Common Stock is at least $8.50 per share, with respect to the Class A Warrants, and $10.50 per share, with respect to the Class B Warrants for the 20 consecutive trading days immediately prior to notice of redemption, at a price of $.05 per A Warrant or B Warrant. The Warrants are immediately separable and transferable.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--OFFERING OF SECURITIES (CONTINUED)
In connection with the Offering, Unity granted the Underwriter an option, exercisable within 45 business days from November 12, 1996, to purchase up to 187,500 additional Units at $6.00 per unit. This option, which was solely for the purpose of covering over-allotments, was not exercised by the Underwriter either in whole or in part prior to its expiration date. None of the A and B Warrants have been exercised through July 31, 1998.

    Net proceeds of the Offering to Unity including the purchase of warrants by the Underwriter, discussed below, were $6,402,112, after deducting related expenses. Ninety percent (90%) of the net proceeds are held in an interest bearing Trust Fund until the earlier of (i) written notification by Unity of its need for all or substantially all of the net proceeds for the purpose of implementing or facilitating the implementation of a Business Combination or
(ii) the liquidation of Unity (See Note 10).

    Unity's Certificate of Incorporation requires that in the event that Unity does not effect a Business Combination within eighteen months from the date of the Offering, Unity will be dissolved and Unity will distribute to all Public Stockholders in proportion to their respective equity interests in Unity, an aggregate sum equal to Unity's book value, calculated as of the approval date of such proposal. In this regard, Unity's Initial Stockholders, including all of the officers and directors of Unity, have agreed to waive their respective rights to participate in any such liquidation distribution (See Note 10).

    All of Unity's Initial Stockholders, including all of its officers and directors, have agreed to vote their respective shares of Common Stock in accordance with the vote of the majority of all non-affiliated future stockholders of Unity with respect to a Business Combination. In addition, Unity stock owned by all of the executive officers and directors of Unity, their affiliates and by all persons owning 5% or more of the currently outstanding shares of Common Stock was placed in escrow until the earlier of (i) the occurrence of a Business Combination or (ii) 18 months from the date of the Offering. During the escrow period, such stockholders are not able to sell or otherwise transfer their respective shares of Common Stock, but will retain all other rights as stockholders of Unity, including, without limitation, the right to vote such shares of Common Stock.

    In connection with the Offering, Unity sold to the Underwriter and its designees, for $100, warrants (the "Underwriter's Warrants") to purchase up to 125,000 Units at an exercise price of $6.60 per Unit. The Underwriter's Warrants will be exercisable for a period of five years commencing on November 12, 1996. The Underwriter's Warrants are not redeemable and have not been exercised.

NOTE 4--RESTRICTED CASH AND INVESTMENTS

    Unity, pursuant to the terms of the Offering, placed $6,007,500 as of November 19, 1996, in a trust account which was primarily invested in a short-term U.S. Government Security. These funds are subject to release upon the earlier of (i) written notification by Unity of its need for all or substantially all of the net proceeds for the purpose of implementing or facilitating the implementation of a Business Combination or (ii) the liquidation of Unity (See Note 10).

NOTE 5--CAPITAL STOCK

    Unity's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock. There are 14,862,500 authorized but unissued shares of Common Stock available for issuance (after appropriate reserves for the issuance of Common Stock in connection with the Class A Redeemable

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--CAPITAL STOCK (CONTINUED)
Warrants and Class B Redeemable Warrants, the Underwriters' Warrants, the executive officers and directors' Class A Warrants and Class B Warrants, and future grants under Unity's 1996 Stock Option Plan). Unity's Board of Directors has the power to issue any or all of the future grants under the Company's 1996 Stock Option Plan. Unity's Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval.

    Unity currently has no commitments to issue any shares of Common Stock other than as described in the Offering; however, Unity will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination (See Note 10). To the extent that additional shares of Common Stock are issued, dilution to the interests of Unity's stockholders participating in the Offering will occur.

    The Board of Directors of Unity is empowered, without stockholder approval, to issue up to 5,000 shares of "blank check" preferred stock (the "Preferred Stock") with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Unity's Common Stock. To date, no shares of preferred stock have been issued.

NOTE 6--RELATED PARTY TRANSACTIONS

    The Chairman of the Board of Directors and the President of Unity are principal shareholders, officers and directors of Unity Venture Capital Associates Ltd. ("Venture") which owns shares in Unity. Beginning June 1, 1996, commensurate with Unity's activities primarily related to the Offering, Unity agreed to pay Venture a monthly fee of $7,500 for general and administrative services, including the use of office space in premises occupied by Venture. At July 31, 1998, Unity owed $33,000 to Venture for administrative services.

    Through July 31, 1996, Unity had obtained advances totaling $25,500 from Venture to cover expenses related to the Offering. These advances were repaid out of the proceeds of the Offering in 1997.

NOTE 7--STOCK OPTION PLAN

    On May 30, 1996, Unity's Board of Directors approved a stock option plan (the "Plan"). The Plan, which is subject to shareholder approval, provides for issuance of up to 187,500 options (the "Options") to acquire shares of Unity's Common Stock.

    The Options are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options"). The Options may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company, or, in the case of Nonstatutory Stock Options, are key employees (including officers) and nonemployee directors of the Company, except that Nonstatutory Stock Options may not be granted to a holder of more than 10% of the total voting power of Unity.

    The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant or, in the case of Incentive Stock Options granted to the holder of 10% or more of Unity's Common Stock, at least 110% of the fair market value of such shares on the date of grant. The exercise price of all Nonstatutory Stock Options granted

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--STOCK OPTION PLAN (CONTINUED)
under the Plan shall be determined by the Board of Directors of Unity at the time of grant. The maximum exercise period for which the Options may be granted is ten years from the date of grant (five years in the case of Incentive Stock Options granted to an individual owning more than 10% of Unity's Common Stock.) The aggregate fair market value (determined at the date of the option grant) of such shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

    The FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"), which requires companies either to reflect in their financial statements or reflect as supplemental disclosure the impact on earnings and earnings per share of the fair value of stock based compensation using certain pricing models for the option component of stock option plans. As of July 31, 1998, no options have been granted under the Plan. Disclosure, as required by SFAS 123, will be made upon the issuance of options.

NOTE 8--INCOME TAXES

    Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 9--CONTINGENCY

    Unity has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

NOTE 10--PENDING ACQUISITION

    On May 6, 1998, Unity entered into a letter of intent to effectuate a Business Combination ("Merger") with Worlds, Inc. ("Worlds"), a company engaged in developing music-oriented content applications for its proprietary 3D Internet technology for consumer markets, as well as developing select business oriented applications. On June 25, 1998, Unity and Worlds entered into a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement") to effectuate the Merger.

    On October 29, 1998, Unity's stockholders, at a special meeting convened to consider whether to approve or reject the Merger contemplated by the Merger Agreement, rejected the Merger.

    As a consequence of the rejection of the Worlds Merger by the Unity Public Stockholders, Article SEVENTH, paragraph (c) of Unity's Certificate of Incorporation would have required the liquidation and dissolution of Unity (the "Liquidation") no later than January 11, 1999. Had such Liquidation taken place on that date, the Unity Public Stockholders, collectively, would have received a liquidating distribution representing their respective pro rata interest in a trust fund established for their benefit upon the consummation of the IPO, which currently approximates $6.5 million.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 10--PENDING ACQUISITION (CONTINUED)
    On December 10, 1998, Unity entered into a letter of intent to effectuate a Business Combination with GraphOn Corporation, a privately owned developer and marketer of proprietary "thin client" software that enables a diverse range of desktop computing devices ("desktops") to easily access and utilize UNIX applications from an location, over both fast networks and slow internet connections.

    Unity's Board of Directors has unanimously concluded that a Business Combination with GraphOn would be in the best interests of both Unity and its stockholders, including the Unity Public Stockholders. Consequently, Unity's Board of Directors has sought and obtained an opinion from special Delaware counsel to the effect that such Article SEVENTH, paragraph (c), which attempts to waive Unity's statutory right to amend the Unity Certificate of Incorporation, is contrary to Delaware law and cannot prevent Unity and its stockholders from amending the Unity Certificate of Incorporation.

    Subject to its submission under the Securities Exchange Act of 1934, as amended, of proxy solicitation materials, Unity's Board of Directors intends to seek the approval of the Unity Public Stockholders to (i) amend the Unity Certificate of Incorporation to remove the provision therein that would have required Unity to commence the Liquidation as a consequence of its inability to consummate a Business Combination within the period defined by Article SEVENTH, paragraph (c) of the Unity Certificate of Incorporation and, if such approval is obtained, to (ii) consider and vote upon a proposal to approve Unity's Business Combination with GraphOn. There can be no assurance that the Unity Stockholders will approve the proposed amendment to the Certificate of Incorporation, or the proposed Business Combination with GraphOn Corporation.

    The proposed amendment to the Unity Certificate of Incorporation will not affect the right of any Unity Public Stockholders to convert his shares of Unity Common Stock into cash, as provided in Article SEVENTH of the Unity Certificate of Incorporation, should such Unity Public Stockholder object to the GraphOn Business Combination and such Business Combination is approved by a majority in equity interest of the Unity Public Stockholders and thereafter consummated.

    Depending upon the voting of the Unity Public Stockholders as to the amendment to the Unity Cerficate of Incorporation or the Business Combination with GraphOn, the Company may liquidate. The accompanying financial statements have not been presented on a liquidation basis of accounting as the Company has not decided to liquidate. Additionally, it is not expected that the carrying value of the Company's assets and liabilities would be materially different if presented under a liquidation basis based on the nature of such assets and liabilities.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                                 BALANCE SHEETS


                                                                                                       JULY 31,
                                                                                    APRIL 30, 1999       1998
                                                                                    ---------------  ------------
                                                                                      (UNAUDITED)
                                                     ASSETS
CASH AND CASH EQUIVALENTS.........................................................   $         395    $      196
RESTRICTED CASH AND INVESTMENTS...................................................       6,658,017     6,489,707
                                                                                    ---------------  ------------
        TOTAL ASSETS..............................................................   $   6,658,412    $6,489,903
                                                                                    ---------------  ------------
                                                                                    ---------------  ------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
    ACCRUED EXPENSES..............................................................   $     692,395    $  379,082
    ADVANCES FROM AFFILIATE.......................................................         114,940        33,000
                                                                                    ---------------  ------------
        TOTAL LIABILITIES.........................................................         807,335       412,082
                                                                                    ---------------  ------------
COMMITMENTS AND CONTINGENCIES:
Common stock, $.0001 par value, 249,875 shares subject to possible conversion, at
  conversion value................................................................       1,330,937     1,297,301
                                                                                    ---------------  ------------
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value, 5,000 shares authorized, no shares issued or
  outstanding.....................................................................              --            --
Common stock, $.0001 par value, 20,000,000 shares authorized, 1,625,125 shares issued and outstanding (excluding 249,875 shares subject to possible
  conversion).....................................................................             163           163
Additional paid-in capital........................................................       5,071,075     5,104,711
Deficit accumulated during the development stage..................................        (551,098)     (324,354)
                                                                                    ---------------  ------------
        TOTAL SHAREHOLDERS' EQUITY................................................       4,520,140     4,780,520
                                                                                    ---------------  ------------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................................   $   6,658,412    $6,489,903
                                                                                    ---------------  ------------
                                                                                    ---------------  ------------


                  See Selected Notes to Financial Statements.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                      STATEMENTS OF OPERATIONS (UNAUDITED)


                                                            FOR THE                     FOR THE
                                                       NINE MONTHS ENDED           THREE MONTHS ENDED
                                                           APRIL 30,                   APRIL 30,             CUMULATIVE
                                                  ---------------------------  --------------------------     AMOUNTS
                                                      1999           1998          1999          1998      FROM INCEPTION
                                                  -------------  ------------  ------------  ------------  --------------
REVENUE.........................................  $          --  $         --  $         --  $         --   $         --
                                                  -------------  ------------  ------------  ------------  --------------
EXPENSES:
  General and administrative....................        427,391       236,265        48,941       126,165      1,247,117
OTHER INCOME:
  Interest and dividends........................        200,647       222,268        61,232        72,674        699,594
                                                  -------------  ------------  ------------  ------------  --------------
OPERATING (LOSS) INCOME.........................       (226,744)      (13,997)       12,291       (53,491)      (547,523)
PROVISION FOR INCOME TAXES......................             --        21,293            --        12,325          3,575
                                                  -------------  ------------  ------------  ------------  --------------
NET (LOSS) INCOME...............................  $    (226,744) $    (35,290) $     12,291  $    (65,816)  $   (551,098)
                                                  -------------  ------------  ------------  ------------  --------------
                                                  -------------  ------------  ------------  ------------  --------------
NET (LOSS) INCOME PER COMMON SHARE--BASIC AND
  DILUTED.......................................  $        (.12) $       (.02) $        .01  $        .04
                                                  -------------  ------------  ------------  ------------
                                                  -------------  ------------  ------------  ------------
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING.....................      1,875,000     1,875,000     1,875,000     1,875,000
                                                  -------------  ------------  ------------  ------------
                                                  -------------  ------------  ------------  ------------


                  See Selected Notes to Financial Statements.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                      STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                                  FOR THE
                                                                                NINE MONTHS
                                                                                   ENDED
                                                                                 APRIL 30,            CUMULATIVE
                                                                          ------------------------     AMOUNTS
                                                                             1999         1998      FROM INCEPTION
                                                                          -----------  -----------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.....................................................  $  (226,744) $   (35,290)  $   (551,098)
CHANGES IN CERTAIN ASSETS AND LIABILITIES:
Increase (decrease) in accrued expenses.................................      313,313       25,457        717,395
                                                                          -----------  -----------  --------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES.........................       86,569       (9,833)       166,297
                                                                          -----------  -----------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock................................           --           --      6,402,175
  Advances from affiliate...............................................       81,940           --        210,857
  Repayment to affiliate................................................           --           --        (95,917)
  Deferred registration costs...........................................           --           --        (25,000)
                                                                          -----------  -----------  --------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES.........................       81,940           --      6,492,115
                                                                          -----------  -----------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) in restricted cash and investments.........................     (168,310)    (217,357)    (6,658,017)
                                                                          -----------  -----------  --------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS......................................................          199     (227,190)           395
CASH AND CASH EQUIVALENTS, beginning of period..........................          196      266,533             --
                                                                          -----------  -----------  --------------
CASH AND CASH EQUIVALENTS, end of period................................  $       395  $    39,343   $        395
                                                                          -----------  -----------  --------------
                                                                          -----------  -----------  --------------


                  See Selected Notes to Financial Statements.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)


                    FOR THE NINE MONTHS ENDED APRIL 30, 1999



                                                                                         (DEFICIT)
                                                                                        ACCUMULATED
                                                      COMMON STOCK         ADDITIONAL    DURING THE
                                                 -----------------------    PAID-IN     DEVELOPMENT
                                                   SHARES     PAR VALUE     CAPITAL        STAGE         TOTAL
                                                 ----------  -----------  ------------  ------------  ------------
Balance, July 31, 1998.........................   1,875,000   $     163   $  5,104,711   $ (324,354)  $  4,780,520
Net loss for the six months ended
  January 31, 1999.............................          --          --             --     (226,744)      (226,744)
Increase in value attributable to common shares
  subject to possible conversion...............          --          --        (33,636)          --        (23,636)
                                                 ----------       -----   ------------  ------------  ------------
Balance, January 31, 1999......................   1,875,000   $     163   $  5,071,075   $ (551,098)  $  4,520,140
                                                 ----------       -----   ------------  ------------  ------------
                                                 ----------       -----   ------------  ------------  ------------


                  See Selected Notes to Financial Statements.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

               SELECTED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. FINANCIAL STATEMENTS


    The financial statements have been prepared by Unity First Acquisition Corp. ("Unity"), without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at April 30, 1999 and for all periods presented have been made. The results of operations for the period ended April 30, 1999 are not necessarily indicative of the operating results for a full year.


    Certain information and footnote disclosures prepared in accordance with general accepted accounting principles and normally included in the financial statements have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes included in Unity's annual report Form 10-K for the year ended July 31, 1998.

2. ORGANIZATION AND OPERATIONS

    Unity was incorporated in the State of Delaware on May 30, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination"). Unity is currently in the development stage. All activity of Unity to date relates to its formation, fund-raising, and search to effect a Business Combination.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    UTILIZATION OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NET INCOME (LOSS) PER COMMON SHARE

    Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.

    In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". This statement establishes standards for computing and presenting earnings per share ("EPS"), replacing the presentation of primary EPS with a presentation of Basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both Basic EPS and Diluted EPS on the face of the statement of operations. Under this new standard, Basic EPS is computed based on the weighted average number of shares actually outstanding during the year. Diluted EPS includes the effect of potential dilution from the exercise of outstanding dilutive stock options and warrants into common stock using the treasury stock method. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, and early application is not permitted. The adoption of this statement did not have a material effect on Unity's financial position or on the results of its operations.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

         SELECTED NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

4. RESTRICTED CASH AND INVESTMENTS

    Unity, pursuant to the terms of its initial public offering (the "Offering"), placed $6,007,500 as of November 19, 1996, in a trust account which was primarily invested in a short-term U.S. Government Security. These funds are subject to release upon the earlier of (i) written notification by Unity of its need for all or substantially all of the net proceeds for the purpose of implementing or facilitating the implementation of a Business Combination or
(ii) the liquidation of Unity (See note 5).

5. PENDING ACQUISITION

    On May 6, 1998, Unity entered into a letter of intent to effectuate a Business Combination ("Merger") with Worlds, Inc. ("Worlds"), a company engaged in developing music-oriented content applications for its proprietary 3D Internet technology for consumer markets, as well as developing select business oriented applications. On June 25, 1998, Unity and Worlds entered into a definitive Agreement and Plan of Merger and Reorganization (the "Merger Agreement") to effectuate the Merger.

    On October 29, 1998, Unity's stockholders, at a special meeting convened to consider whether to approve or reject the Merger contemplated by the Merger Agreement, rejected the Merger.

    As a consequence of the rejection of the Worlds Merger by the Unity Public Stockholders, Article SEVENTH, paragraph (c) of Unity's Certificate of Incorporation would have required the liquidation and dissolution of Unity (the "Liquidation") no later than January 11, 1999. Had such Liquidation taken place on that date, the Unity Public Stockholders, collectively, would have received a liquidating distribution representing their respective pro rata interest in a trust fund established for their benefit upon the consummation of the IPO, which currently approximates $6.6 million.

    On December 10, 1998, Unity entered into a letter of intent to effectuate a Business Combination with GraphOn Corporation ("GraphOn"), a privately owned developer and marketer of proprietary "thin client" software that enables a diverse range of desktop computing devices ("desktops") to easily access and utilize UNIX applications from an location, over both fast networks and slow internet connections.

    Unity's Board of Directors has unanimously concluded that a Business Combination with GraphOn would be in the best interests of both Unity and its stockholders, including the Unity Public Stockholders. Consequently, Unity's Board of Directors has sought and obtained an opinion from special Delaware counsel to the effect that such Article SEVENTH, paragraph (c), which attempts to waive Unity's statutory right to amend the Unity Certificate of Incorporation, is contrary to Delaware law and cannot prevent Unity and its stockholders from amending the Unity Certificate of Incorporation.

    Subject to its submission under the Securities Exchange Act of 1934, as amended, of proxy solicitation material, Unity's Board of Directors intends to seek the approval of the Unity Public Stockholders to (i) amend the Unity Certificate of Incorporation to remove the provision therein that would have required Unity to commence the Liquidation as a consequence of its inability to consummate a Business Combination within the period defined by Article SEVENTH, paragraph (c) of the Unity Certificate of Incorporation and, if such approval is obtained, to (ii) consider and vote upon a proposal to approve Unity's Business Combination with GraphOn. There can be no assurance that the Unity Stockholders will approve the proposed amendment to the Certificate of Incorporation, or the proposed Business Combination with GraphOn Corporation.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

         SELECTED NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

5. PENDING ACQUISITION (CONTINUED)
    The proposed amendment to the Unity Certificate of Incorporation will not affect the right of any Unity Public Stockholder to convert his shares of Unity Common Stock into cash, as provided in Article SEVENTH of the Unity Certificate of Incorporation, should such Unity Public Stockholder object to the GraphOn Business Combination and such Business Combination is approved by a majority in equity interest of the Unity Public Stockholders and thereafter consummated.

    Depending upon the voting of the Unity Public Stockholders as to the amendment to the Unity Certificate of Incorporation or the Business Combination with GraphOn, Unity may liquidate. The accompanying financial statements have not been presented on a liquidation basis of accounting as Unity has not decided to liquidate. Additionally, it is not expected that the carrying value of Unity's assets and liabilities would be materially different if presented under a liquidation basis based on the nature of such assets and liabilities.

                                                                       EXHIBIT A

                             EXCERPTS FROM RESTATED
                          CERTIFICATE OF INCORPORATION
                        OF UNITY FIRST ACQUISITION CORP.

    SEVENTH: The following paragraphs (a) through (d) shall apply during the period commencing upon the consummation of the Corporation's initial public offering of securities ("IPO") and terminating upon the consummation of any "Business Combination." ["and may not be amended during such period]. A "Business Combination" shall mean the acquisition by the Corporation, whether by merger, exchange of capital stock, asset or stock acquisition or other similar type of transaction, of any business ("Target Business").

        (a) Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL. In the event that the holders of a majority of the outstanding Voting Stock vote for the approval of the Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if 20% or more in interest of the holders of the public shares (as hereafter defined) exercise their conversion rights described in paragraph (b) below.

        (b) In the event that a Business Combination is approved in accordance with the above paragraph (a) and is consummated by the Corporation, any holder of shares of common stock issued in the IPO ("public shares") who voted against the Business Combination may demand that the Corporation convert his public shares into cash. If so demanded, the Corporation shall convert such public shares at a per-share conversation price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest thereon, as of the record date for determination of stockholders entitled to vote on the Business Combination, by (ii) the number of public shares. "Trust Fund" shall mean that trust account established by the Corporation at the consummation of its IPO and into which certain net proceeds of the IPO are deposited.
        (c) In the event that the Corporation does not consummate a Business Combination [by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that an agreement for a Business Combination was executed but was not consummated within such 18 month period (the later of such dates being referred to as)]WITH GRAPHON CORPORATION, A CALIFORNIA CORPORATION, BY JULY 31, 1999 (the "Termination Date"), the officers of the Corporation shall take all such actions as may be necessary to dissolve and liquidate the Corporation within sixty days of the Termination Date. In the event that the Corporation is so dissolved and liquidated, liquidating distributions shall be made only with respect to the public shares and the Corporation shall pay no liquidating distributions with respect to any shares of common stock outstanding prior to the consummation of the IPO.

        (d) A holder of public shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph (b) above. In no other circumstances shall a holder of public shares have any right or interest of any kind in or to the Trust Fund.

    NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation [(other than provisions of Article SEVENTH, which may not be amended prior to consummation of a Business Combination)] in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                                                                       EXHIBIT B

                              AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of February 1, 1999 (this "Agreement"), between UNITY FIRST ACQUISITION CORP., a Delaware corporation ("Unity"), and GRAPHON CORPORATION, a California corporation (the "Company").
                            ------------------------

    The Boards of Directors of Unity and the Company have unanimously approved the merger of the Company with and into Unity pursuant to this Agreement (the "Merger") and the other transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

    It is intended that the Merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    Unity and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), the Company shall be merged with and into Unity in accordance with the provisions of
Section 252 of the Delaware General Corporation Law (the "DGCL") and of Sections 1100 and 1108 of the California Corporation Code (the "CCC") with the effect provided in Sections 259 thru 261 of the DGCL and Section 1107 of the CCC, and the separate existence of the Company shall thereupon cease. Unity shall be the surviving corporation in the Merger (hereinafter sometimes referred to as "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, (a) all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Unity and the Company, shall become assets and property of the Surviving Corporation and (b) all liabilities and obligations of Unity and the Company shall be vested in, and become the liabilities and obligations of, the Surviving Corporation without further act or deed.

    SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as (a) a Certificate of Merger, in the form set forth as Exhibit I hereto, is filed with the Secretary of State of the State of Delaware, and (b) an Agreement of Merger, in the form set forth as
Exhibit II hereto, is filed with the Secretary of State of the State of California (collectively, the "Merger Filings"). Such filings shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5.

    SECTION 1.3 NAME CHANGE. At the Effective Time, Unity shall change its name to "GraphOn Corporation."

    SECTION 1.4 DISCLOSURE SCHEDULES. Simultaneously with the execution of this Agreement, (a) the Company shall deliver a schedule relating to the Company (the "Company Disclosure Schedule"), and (b) Unity shall deliver a schedule relating to Unity (the "Unity Disclosure Schedule" and collectively, with the Company Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.

                                   ARTICLE II
                             SURVIVING CORPORATION

    SECTION 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Unity as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until duly amended in accordance with the terms thereof and of the DGCL.

    SECTION 2.2 BY-LAWS. The By-laws of Unity as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

    SECTION 2.3 DIRECTORS. The directors of the Company at the Effective Time, together with one (1) designee of the directors of Unity occupying such positions immediately prior to the Effective Time, shall be the directors of the Surviving Corporation, from and after the Effective Time, until their respective successors have been duly elected or appointed and qualified or until death, resignation or removal in accordance with the Certificate of Incorporation and By-laws, as applicable, of the Surviving Corporation. Except as provided for in the immediately preceding sentence, all of the directors of Unity immediately prior to the Effective Time shall each resign such position as of the Effective Time.

    SECTION 2.4 OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws, as applicable, of the Surviving Corporation. The officers of Unity immediately prior to the Effective Time shall each resign such position as of the Effective Time.

                                  ARTICLE III
                              CONVERSION OF SHARES

    SECTION 3.1 CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

    (a) each share of Common Stock, without par value, of the Company ("Company Common Stock"), issued and outstanding at the Effective Time, subject to the terms and conditions of this Agreement, shall be converted (except as provided in Sections 3.1(b) and 3.4), without any further action, into the right to receive, and become exchangeable for, 0.5576 shares (the "Exchange Ratio") of Common Stock, $.0001 par value, of Unity ("Unity Common Stock"), subject to the payment of cash adjustments in lieu of the issuance of fractional shares as provided in Section 3.3 of this Agreement; provided, that if, prior to the Effective Time, Unity should split, reclassify or combine Unity Common Stock, or pay or grant to any stockholders of Unity a stock dividend or other stock distribution in Unity Common Stock or rights to acquire Unity Common Stock, or otherwise change Unity Common Stock into any other securities, then the Exchange Ratio will be appropriately adjusted to reflect such split, reclassification, combination, stock dividend or other distribution;

    (b) each share of Company Common Stock, if any, owned by Unity or any subsidiary of Unity or the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist from and after the Effective Time; and

    (c) All options (the "Company Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time, and whether or not granted pursuant to the Company's 1998

       Stock Option/Stock Issuance Plan (the "Company Stock Option Plan") shall remain outstanding following the Effective Time. At the Effective Time, the Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holders thereof, be assumed by Unity in such manner that Unity (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 of the Code applicable to such Company Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to Unity. Each Company Option assumed by Unity shall be exercisable upon the same terms and conditions as under the Company Stock Option Plan and the applicable stock option agreement issued thereunder, except that (A) each such Company Option shall be exercisable for that whole number of shares of Unity Common Stock (rounded down to the nearest whole share) into which the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time would be converted under Section 3.1 (a), and (B) the option price per share of Unity Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). No payment shall be made for fractional shares. Within 20 business days after the Effective Time, Unity will issue to each person who, immediately prior to the Effective Time was a holder of a Company Option, a document in form and substance reasonably satisfactory to the Company evidencing the foregoing assumption of such option by Unity.

    (d) All warrants issued by the Company to purchase shares of Company Common Stock (the "Company Warrants") outstanding, whether or not exercisable and whether or not vested, at the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, the Company Warrants shall, by virtue of the Merger and without any further action on the part of the Company or the holders thereof, be assumed by Unity and each Company Warrant assumed by Unity shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Company Warrants, except that (A) each such Company Warrant shall be exercisable for that whole number of shares of Unity Common Stock (to the nearest whole share) into which the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time would be converted under Section 3.1 (a), and (B) the exercise price per share of Unity Common Stock shall be an amount equal to the exercise price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded upward to the nearest full cent). From and after the Effective Time, all references to the Company in the respective warrant agreements shall be deemed to refer to Unity. No payment shall be made for fractional shares unless required by the respective terms of the Company Warrants.

    (e) All outstanding rights of the Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall be assigned to Unity in the Merger and shall thereafter be exercisable by Unity upon the terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the Exchange Ratio.

    SECTION 3.2  EXCHANGE OF CERTIFICATES.

    (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock (the "Company Certificates") shall cease to have any right as a stockholder of the Company and such holder's sole rights shall be to receive in exchange for such holder's Company Certificates, upon surrender thereof to an exchange agent selected by the Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Unity Common Stock which such holder is entitled to receive pursuant to Section 3.1 plus cash in lieu of fractional shares, as provided in Section 3.3 hereof. Notwithstanding any other provision of this Agreement, (i) until holders of Company Certificates theretofore representing shares of Company Common Stock have surrendered such certificates for exchange as provided herein, (A) no dividends shall be paid by the Company with respect to any shares represented by such Company Certificates and (B) no payment for fractional shares shall be made, provided, in each case, that upon surrender of such Company Certificates, the surrendering holder shall receive all such dividends and payments for fractional shares and (ii) without regard to when such Company Certificates are surrendered for exchange as provided herein, no interest shall be paid on any such dividend or payment for fractional shares. If any certificate for shares of Unity Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Unity Common Stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of Unity that such tax has been paid or is not applicable. No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

    (b) At or before the Effective Time, Unity shall make available to the Exchange Agent a sufficient number of certificates representing shares of Unity Common Stock required to effect the exchange referred to in Section 3.2(a).

    (c) Promptly after the Effective Time, Unity shall cause the Exchange Agent to mail to each holder of record of the Company Certificates (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Unity Common Stock. Upon surrender of the Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor one or more certificates representing that number of whole shares of Unity Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, in addition to payment for any fractional share of Unity Common Stock, and the Company Certificates so surrendered shall forthwith be cancelled. Until so surrendered, the Company Certificates shall represent solely the right to receive the number of whole shares of Unity Common Stock that shall be issued in exchange for Company Common Stock and any cash in lieu of the fractional Unity Common Stock as contemplated by Section 3.3. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Unity Common Stock delivered to a public official as required by applicable abandoned property, escheat or similar laws. The

       Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Unity Common Stock held by it from time to time hereunder.

    SECTION 3.3 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Unity Common Stock shall be issued in the Merger and no Unity Common Stock dividend, reclassification, stock split or interest shall be paid or have effect with respect to any fractional interest in a share of Unity Common Stock, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Unity Common Stock upon surrender of Company Certificates for exchange pursuant to this Article III will be paid an amount in cash therefor (without interest) equal to the average of the last reported sale prices of Unity Common Stock on the Electronic Bulletin Board (the "Bulletin Board") for each of the twenty consecutive trading days ending with the third trading day prior to the Closing Date (as defined in Section 3.5) multiplied by the fractional interest of such stockholder in a share of Unity Common Stock. For purposes of determining whether and to what extent a particular stockholder is entitled to receive cash adjustments pursuant to this Section 3.3, shares of record held by such holder and represented by two or more Company Certificates shall be aggregated.

    SECTION 3.4 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders of the Company who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing the fair value for such shares of Company Common Stock in accordance with Sections 1300-1312 of the CCC (collectively, "Dissenting Stock") shall not be converted into or represent the right to receive shares of Unity Common Stock. Such stockholders shall be entitled to receive payment of the fair value of such shares of Dissenting Stock held by them in accordance with the provisions of such Sections 1300-1312, except that all Dissenting Stock held by stockholders who have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Dissenting Stock under such Sections 1300-1312 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive shares of Unity Common Stock, without any interest thereon, upon surrender, in the manner provided in Section 3.2, of the Company Certificates that evidence such shares of Dissenting Stock.

    SECTION 3.5 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, on the third business day following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and place as Unity and the Company shall agree (the date on which the closing occurs being the "Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

    The Company hereby represents and warrants to Unity as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Company Disclosure Schedule in the labeled section corresponding to the caption of the representation or warranty to which such exceptions relate; provided, however, that each exception shall be deemed to apply to any representation of the Company to which it might reasonably apply):

    SECTION 4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions as set forth in Section 4.1 of the Company Disclosure Schedule, and to the Company's knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on the Company. The term "Material Adverse Effect" means, with respect to the Company or Unity (as applicable), a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of it and its subsidiaries taken as a whole, or on its ability to consummate the transactions contemplated hereby except (i) any effect arising from this Agreement or the transactions contemplated hereby, (ii) any effect applicable generally to the industries in which the Company operates and (iii) general economic or financial effects. The copies of the Certificate of Incorporation and By-laws of the Company, as amended to date and delivered to Unity, are true and complete copies of these documents as now in effect. The minute books of the Company are accurate in all material respects.

SECTION 4.2 CAPITALIZATION.

    (a) The authorized capital stock of the Company as of the date hereof (the "Company's Baseline Capitalization") consists solely of (x) 5,000,000 shares of Preferred Stock, without par value, of which no shares are issued and outstanding, and (y) 50,000,000 shares of Company Common Stock, of which 16,256,049 shares are issued and outstanding. All of such shares of Company Common Stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and non-assessable and, to the knowledge of the Company and except as set forth in the Company Disclosure Schedule, were not issued in violation of the preemptive rights of any person. The term "knowledge", when expressed herein on behalf of the Company or Unity (as applicable), means actual knowledge of their respective executive officers.

    (b) As of the date hereof, there are also 1,591,224 shares of Company Common Stock ("Company Contingent Stock") which are reserved for issuance upon exercises of issued and outstanding options and warrants (collectively, the "Company Derivatives"), each as more fully set forth in the Company Disclosure Schedule.

    (c) The Company has entered into that certain Private Placement Memorandum, dated September 2, 1998 (with any supplement thereto, the "Private Placement Memorandum"), with Spencer Trask Securities Incorporated (the "Placement Agent") regarding the issuance and sale of units, each consisting of 100,000 shares of Common Stock. Other than (i) the Company Contingent Stock, (ii) the requirement that the Placement Agent and Corel Corporation, a corporation incorporated under the laws of Canada, Corel Corporation Limited, a corporation incorporated under the laws of the Republic of Ireland, and Corel, Inc., a corporation incorporated under the laws of the State of Delaware (collectively, "Corel"), consent to the sale by the Company of any securities or any rights to acquire any securities of the Company (except pursuant to options, warrants, rights or option plans described in the Private Placement Memorandum) at a price less than $1.00 per share, (iii) the rights granted to each investor pursuant to the Private Placement Memorandum and to Corel to purchase pro rata portions of any securities offered by the Company prior to the issuance of such securities and until such time as there is the Initial Public Offering, (iv) the obligation of the Company to issue to Corel and, the Company anticipates, to an additional shareholder of the Company approximately 1,612,017 shares of Common Stock, on June 30, 2000 and for no additional consideration, in the event the Company has not consummated the Initial Public Offering as of such date and (v) as described in this Agreement, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire
(x) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (y) any Company Contingent Stock or (z) other securities of the Company.

    SECTION 4.3 SUBSIDIARIES. The Company has no Subsidiaries. The term "Subsidiary" shall mean any corporation or other entity of which the Company or Unity (as applicable), directly or indirectly, controls or which the Company or Unity (as applicable) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Except as set forth in the Company Disclosure Schedule, the Company does not own any capital stock in any other corporation or similar business entity nor is the Company a partner in any partnership or joint venture.

SECTION 4.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

    (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3 below), and the Required Statutory Approvals (as defined in Section 4.4(c) below), to consummate the transactions contemplated hereby. The Company's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Company Stockholders' Approval and the obtaining of the Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by the Company, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles ((i) and (ii) the "Enforceability Exception").

    (b) The Company's execution and delivery of this Agreement does not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-Laws, (ii) subject to obtaining the Required Statutory Approvals and the receipt of the Company Stockholders' Approval and the Unity Stockholders' Approval (as defined in Section 7.3 below), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to it or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and
(iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that do not, in the aggregate, have a Material Adverse Effect on the Company.

    (c) Except for (i) the filing of the Proxy Statement/ Prospectus (as defined in Section 4.13 below) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the declaration of the effectiveness thereof by the SEC and the qualification thereof under state securities or blue sky laws, (iii) the filing with the California Corporations Commissioner of an Application for Qualification of the Unity Common Stock under Section 25120 of the CCC, and (iv) the making of the Merger Filings (as defined in Section 1.2) with the Secretary of State of the State of Delaware, the Recorder of the County of New Castle, Delaware, and the Secretary of State of the State of California in connection with the Merger, (the filings and approvals referred to in clauses (i) through (iv) above are collectively referred to as the "Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the Company's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on the Company.

SECTION 4.5  CONTRACTS; NO DEFAULT.

    (a) Section 4.5(a) of the Company Disclosure Schedule consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which the Company is a party (other than standard Company purchase orders) that (i) involve a receipt or an expenditure by the Company or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments in excess of $100,000 per year and receipts in excess of $100,000 per year or (B) is not terminable by the Company on notice of thirty
(30) days or less without penalty or the Company being liable for damages of $100,000 or more, or (ii) involve an obligation for the performance of services or delivery of goods by the Company that cannot, or in reasonable probability will not, be performed within one year from the date hereof.

    (b) All of the contracts, agreements, commitments and other instruments described in Section 4.5(a) of the Company Disclosure Schedule (individually, a "Contract" and collectively, the "Contracts") are valid and binding upon the Company, and to the knowledge of the Company, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception, and neither the Company, nor to the knowledge of the Company, any other party to any Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the knowledge of the Company, no stockholder of the Company has received any payment in violation of law from any contracting party in connection with or as an inducement for causing the Company to enter into any Contract.

    SECTION 4.6 LITIGATION. Except as set forth in Schedule 4.6 of the Company Disclosure Schedule, there is no (i) claim, action, suit or proceeding pending or, to the Company's knowledge, threatened against or directly relating to the Company before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company or any of its assets was or is a party except, in the case of clauses

(i) and (ii) above, such as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    SECTION 4.7 TAXES. The Company has duly filed with the appropriate governmental agencies all material franchise, income and all other material Tax (as hereinafter defined) returns and reports (Tax returns and reports are hereinafter collectively referred to as "Tax Returns") other than Tax Returns which the failure to file would have no Material Adverse Effect on the Company. All such Tax Returns were, when filed, and to the Company's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. The Company has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. The Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and to the Company's knowledge, no claim for assessment or collection of any Tax has been asserted in writing against the Company that has not been paid. There are no Tax liens upon the assets of the Company (other than liens for taxes not yet due and payable). There is no valid basis, to the Company's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to the Company by any governmental authority. "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and withholdings relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.

SECTION 4.8  EMPLOYEE BENEFIT PLANS; ERISA.

    (a) Except as set forth in or pursuant to the plans, programs, practices and arrangements listed in the Company Disclosure Schedule, the Company does not maintain or contribute to any employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Company being hereinafter collectively referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time ("ERISA"), or any written employment contracts providing for an annual base salary in excess of $100,000 and having a term in excess of one year, which contracts are not immediately terminable without penalty or further liability, or other similar arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA, and all regulations promulgated thereunder, as in effect from time to time). The Company Disclosure Schedule lists all Multi-employer Plans which the Company maintains or to which it makes contributions. The Company has no obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

    (b) (i) There have been no prohibited transactions within the meaning of
Section 406 and 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Material Adverse Effect on the Company,
(ii) except for premiums due, there is no outstanding liability in excess of $10,000 whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) based upon reasonable actuarial assumptions currently utilized for such Company Plan, the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Company Financial Statements (as defined in Section 4.16), (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the qualified status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired,
(viii) with respect to Multi-employer Plans, the Company has not made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the knowledge of the Company, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) there are no pending or, to the knowledge of the Company, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course, and (x) the Company has no current liability in excess of $50,000, whether measured alone or in the aggregate, for plan termination or withdrawal (complete or partial) under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company does not anticipate that any such liability will be asserted against the Company, none of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code), and no Company Controlled Group Plan has an outstanding funding waiver which could result in the imposition of liens, excise taxes or liability against the Company or any Company Subsidiary in excess of $10,000 whether measured individually or in the aggregate, and (xi) none of the Company Plans provides welfare benefits to employees and/or their dependents subsequent to termination of employment except as require by Title I, Part 6 of ERISA or applicable state insurance laws.

    SECTION 4.9 NO VIOLATION OF LAW. The Company is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company has not received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, singly or in the aggregate, would not have a Material Adverse Effect on the Company (collectively, "Permits"). The Company has duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and is not in violation of the terms of any of its Permits, except for such omissions or delays in filings, reports or violations which, in the aggregate, would not have a Material Adverse Effect on the Company.

    SECTION 4.10 INSURANCE. The Company is covered by insurance policies, or renewals thereof, as identified and described in Section 4.10 of the Company Disclosure Schedule. The Company has not received notice from any insurer or agent of such insurer that material improvements or expenditures will have to be made in order to continue such insurance and, to the knowledge of the Company, no such improvements or expenditures are required (other than premium payments) except for any of the foregoing that would not have a Material Adverse Effect on the Company.

    SECTION 4.11 PROPERTIES. Except as provided herein, the Company has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Company Financial Statements (as defined in Section 4.16), or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). The Company has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against the Company, and, to the knowledge of the Company, the other parties thereto in accordance with its terms, subject to the Enforceability Exception. Neither the Company nor, to the Company's knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Company's knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of the Company is subject to any restriction which would have a Material Adverse Effect on the Company.

    SECTION 4.12 CONDITION OF ASSETS. The material equipment, fixtures and other personal property of the Company are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted, except where the failure to be in such condition or repair would not have a Material Adverse Effect on the Company.

    SECTION 4.13 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by the Company for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Unity in connection with the Merger for the purpose of registering the shares of Unity Common Stock to be issued in the Merger (the "Registration Statement") or (b) the proxy statement to be distributed in connection with the respective meetings of the stockholders of the Company and Unity to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Joint Proxy Statement/Prospectus") will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the meeting of the stockholders of Unity to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that the Company makes no representation or warranty as to information supplied for inclusion therein by or on behalf of Unity.

    SECTION 4.14 LABOR MATTERS. The Company is not a party to any union contract or other collective bargaining agreement. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Company is not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Company. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company who are not currently organized.

    SECTION 4.15 EMPLOYEES. Each employee of the Company with access to proprietary information regarding the Company has entered into a confidentiality/assignment of inventions agreement with the Company. To the Company's knowledge, no key employee or group of employees has any plans to terminate employment with the Company.

    SECTION 4.16 FINANCIAL STATEMENTS. The Company Disclosure Schedule contains or will contain an unaudited interim balance sheet as of September 30, 1998 and related unaudited interim statements of income, cash flows and stockholders' equity of the Company for the nine months ended September 30, 1998 and an audited balance sheet as of December 31, 1997 and related audited statements of income, cash flows and stockholders' equity of the Company for the year ended December 31, 1997 (collectively, the "Company Financial Statements"). The Company Financial Statements present fairly, in all material respects, the financial position and results of operations of the Company as of the dates, period and year indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and in accordance with Regulation S-X, promulgated by the SEC ("Regulation S-X"), and, in particular, Rules 1-02 and 3-05 thereunder (subject, in the case of the unaudited financial statements for the nine months ended September 30, 1998, to normal year-end adjustments and the absence of footnotes. Without limiting the generality of the foregoing, (i) as of the date of the most recent balance sheet comprising a portion of the Company Financial Statements, there was no material debt, liability or obligation of any nature not reflected or reserved against in the Company Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP, and (ii) there are no assets of the Company, the value of which (in the reasonable judgment of the Company) is materially overstated in the Company Financial Statements. Except as disclosed therein or in Section 4.16 of the Company Disclosure Schedule or as incurred in the ordinary course of business since September 30, 1998, the Company has no known material contingent liabilities (including liabilities for Taxes) other than as contemplated hereunder or in connection herewith. The Company is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

    SECTION 4.17 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 4.17 of the Company Disclosure Schedule or in connection with this Agreement and the transactions contemplated hereby, since September 30, 1998 there has not been:

    (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of the Company;

    (b) any material damage, destruction or loss of any material properties of the Company, whether or not covered by insurance, which would have a Material Adverse Effect on the Company;

    (c) any material change in the manner in which the business of the Company has been conducted, which would have a Material Adverse Effect on the Company;

    (d) any material change in the treatment and protection of trade secrets or other confidential information of the Company, which would have a Material Adverse Effect on the Company; and

    (e) any occurrence not included in paragraphs (a) through (d) of this
Section 4.17 which has resulted, or which the Company has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on the Company.

    SECTION 4.18 INTELLECTUAL PROPERTY; SOFTWARE. (a) Section 4.18(a) of the Company Disclosure Schedule sets forth a complete and correct list in all material respects of all patents, trademarks, tradenames, service marks, service names, brand names and copyright registrations, and applications therefor, applicable to or used in the business of the Company, together with a complete list of all licenses granted by or to the Company with respect to any of the above (collectively, "Company Intellectual Property"). To the Company's knowledge, all Company Intellectual Property is owned by the Company, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever, except where the failure to own or use such Company Intellectual Property would not have a Material Adverse Effect on the Company, or is used by the Company pursuant to valid licenses. To the Company's knowledge, the Company is not currently in receipt of any notice of any violation or infringement of, and the Company is not knowingly violating or infringing in any material respect, the rights of others in, or to any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

    (b) (i) Except as set forth on Schedule 4.18(b)(i) of the Company Disclosure Schedule, the Company has title to all material computer software owned by the Company (other than "off-the-shelf" software not customized for its use ("Owned Software")) free and clear of all liens, claims, security interests and encumbrances whatsoever. Except as set forth in Section 4.18(b)(i) or (ii) of the Company Disclosure Schedule, the Owned Software is not dependent on any Licensed Software (as defined in subsection (ii) below) in order to operate fully in the manner in which it is intended. The source code of any Owned Software has not been published or knowingly disclosed to any other parties, except pursuant to contracts requiring such other parties to keep the source code of any Owned Software confidential.

    (ii) Section 4.18(b)(ii) of the Company Disclosure Schedule sets forth a list of the agreements which require the payment of license fees, rents, royalties or other charges by the Company with respect to all material software (other than "off-the-shelf" software that has not been customized for its use) under which the Company is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"). The Company, as applicable, has the right and license to use, sublicense, modify and copy Licensed Software, free and clear of any limitations or encumbrances, except as may be set forth in
Section 4.18(b)(ii) of the Company Disclosure Schedule or in the agreements referenced therein. The Company is in material compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on Section 4.18(b)(ii) of the Company Disclosure Schedule, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. The Company has not published or knowingly disclosed any Licensed Software to any other party except, in the case of Licensed Software which the Company leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. As of the date hereof, to the Company's knowledge, no party to whom the Company has disclosed Licensed Software has breached such obligation of confidentiality.

    (iii) The Owned Software and Licensed Software constitute all software used in the business of the Company (collectively, the "Company Software"). The transactions contemplated herein will not cause a breach or default under any license, lease or similar agreement relating to the Company Software or impair the ability of Unity and the Company to use the Company Software subsequent to the Effective Time in the same manner as the Company Software is currently used by the Company. The Company is not knowingly infringing in any material respect any intellectual property rights of any other person or entity with respect to the Company Software, and, except as set forth in Section 4.18(b)(iii) of the Company Disclosure Schedule, to the Company's knowledge, no other person or entity is infringing any intellectual property rights of the Company with respect to the Company Software.

SECTION 4.19  YEAR 2000 ISSUE; FUNCTIONAL COMPLIANCE.

    (a) The Company has reviewed the effect of the Year 2000 Issue on the Company Software, as well as those hardware and firmware systems and equipment containing embedded microchips owned or operated by the Company or used or relied upon in the conduct of its business (including systems and equipment supplied by others or with which such computer systems of the Company interface). The costs to the Company of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, are not reasonably expected to have a Material Adverse Effect on the Company. The term "Year 2000 Issue" shall mean the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

    (b) To the Company's knowledge, the Company's product offerings, whether sold within the last two (2) years, currently in inventory or hereafter produced, based on the Owned Software and, to the Company's knowledge, on the Licensed Software, will maintain full functionality and performance consistent with specifications and contract requirements, and will operate without material error before, during and after January 1, 2000, including, but not limited to, accepting data input, providing data output, storing and manipulating data, providing calculations, recognizing the year 2000 as a leap year, and the years thereafter as occurring subsequent to the year 2000 and, to the Company's knowledge, interfacing with products supplied by others, except to the extent that such other products are not Year 2000 compliant.

    SECTION 4.20 BUSINESS LOCATIONS. The Company owns or leases no real property in any state or country except as set forth in Section 4.20 of the Company Disclosure Schedule. The Company has no executive offices or places of business except as otherwise set forth on the Company Disclosure Schedule.

    SECTION 4.21 COMPENSATION OF DIRECTORS, OFFICERS AND EMPLOYEES. There is set forth in Section 4.21 of the Company Disclosure Schedule a true and complete list showing (a) the names of all directors and officers of the Company; (b) the names of all salaried persons whose aggregate compensation for purposes of tax reporting from the Company in the fiscal year ended December 31, 1998 was, or in the year ending December 31, 1999 is expected to be $100,000 or more per year; and (c) the names and titles of all salespersons whose aggregate compensation for purposes of tax reporting from the Company in the fiscal year ended December 31, 1998 was, or in the year ending December 31, 1999 is expected to be, $100,000 or more per year.

    SECTION 4.22 BOOKS, RECORDS AND ACCOUNTS. The Company's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by the Company, and the system of internal accounting controls of the Company is (in the reasonable judgment of the Company) sufficient to assure that: (a) transactions are executed in accordance with management's authorization; and (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets.

    SECTION 4.23 BROKERS AND FINDERS. Except for the fees and expenses payable to Spencer Trask Securities, Inc., the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

    SECTION 4.24 NO OMISSIONS OR UNTRUE STATEMENTS. To the knowledge of the Company, no representation or warranty made by the Company to Unity in this Agreement, the Company Disclosure Schedule or in any certificate of a Company officer required to be delivered to Unity pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF UNITY

    Unity hereby represents and warrants to the Company as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Unity Disclosure Schedule in the labeled section corresponding to the caption of the representation or warranty to which such exceptions relate; provided, however, that each exception shall be deemed to apply to any representation of Unity to which it might reasonably apply):

    SECTION 5.1 ORGANIZATION AND QUALIFICATION. Unity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Unity has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section
5.1 of the Unity Disclosure Schedule, and to Unity's knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by Unity or the nature of the business conducted by Unity makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on Unity. The copies of the Certificate of Incorporation and By-laws of Unity, as amended to date and delivered to Company, are true and complete copies of these documents as now in effect. The minute books of Unity are accurate in all material respects. Unity does not own any capital stock or other voting interests in any corporation or other entity.

    SECTION 5.2 CAPITALIZATION. The authorized capital stock of Unity as of the date hereof (the "Unity Baseline Capitalization") consists of 20,000,000 shares of Unity Common Stock, $.0001 par value, of which 1,875,000 shares are issued and outstanding, and 5,000 preferred shares, $.01 par value, none of which are outstanding. In addition, Unity has reserved 187,500 shares of Unity Common Stock for issuance pursuant to exercises of options granted under Unity's stock option plan, none of which have been granted as of the date hereof (the "Unity Options"). Furthermore, there are authorized, issued and outstanding 1,250,000 Class A Common Stock Purchase Warrants (the "Class A Warrants") and 1,250,000 Class B Common Stock Purchase Warrants (the "Class B Warrants" and, collectively with the Class A Warrants, the "Public Warrants") providing for the issuance, upon exercise, of like number of shares of Unity Common Stock, which warrants are exercisable at $5.50 and $7.50 per warrant, respectively, 100,000 Class A and 100,000 Class B non-redeemable common stock purchase warrants providing for the issuance, upon exercise, of like number of Unity Common Stock, which warrants are exercisable at $5.50 and $7.50 per warrant, respectively (collectively, the "Private Warrants"), as well as non-redeemable warrants to purchase 125,000 units, exercisable at $6.60 per unit, each unit consisting of one share of Unity Common Stock and one Class A and one Class B common stock purchase warrant (collectively, the "Representative's Unit Warrants"). All of the outstanding securities of Unity are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. The Unity Common Stock to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable. All of the outstanding securities of Unity, including the Unity Common Stock, the Public Warrants, the Private Warrants and the Representative's Unit Warrants, were issued in compliance with all applicable securities laws. No shares of capital stock are held in the treasury of Unity. Other than as stated in this Section 5.2, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon Unity, to purchase or otherwise acquire any shares of capital stock of Unity or other securities of Unity. Except as stated in this Section 5.2, there are no outstanding securities convertible or exchangeable, actually or contingently, into shares of Unity Common Stock or other securities of Unity.

    SECTION 5.3 SUBSIDIARIES. There are no Unity Subsidiaries. Unity does not own any capital stock in any other corporation or similar business entity nor is Unity a partner in any partnership or joint venture.

    SECTION 5.4  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

    (a) Unity has full corporate power and authority to enter into this Agreement and, subject to the Unity Stockholders' Approval and as set forth in Section 5.4 of the Unity Disclosure Schedule (the "Amendment Approval"), and the Required Statutory Approvals, to consummate the transactions contemplated hereby. Unity's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Unity Stockholders' Approval and the obtaining of the Required Statutory Approvals, both of which will be solicited in accordance with Section 7.3 hereof. This Agreement has been duly and validly executed and delivered by it, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exception.

    (b) Unity's execution and delivery of this Agreement does not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-Laws, (ii) subject to obtaining the Required Statutory Approvals and the receipt of the Company Stockholders' Approval and the Unity Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to it or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that do not, in the aggregate, have a Material Adverse Effect on Unity.

    (c) Except for (i) the filing of the Registration Statement and the Joint Proxy Statement/Prospectus with the SEC pursuant to the Securities Act and the Exchange Act, (ii) the declaration of the effectiveness thereof by the SEC, (iii) the filing under Section 25120 of the CCC with the California Corporations Commissioner, and (iv) the Required Statutory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for Unity's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on Unity.

    SECTION 5.5 CONTRACTS LISTED; NO DEFAULT. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments and understandings, written or oral, connected with or relating in any respect to the present or future operations of Unity are, with the exception of this Agreement and the transactions contemplated hereby, described in Unity's SEC Reports (as defined in Section 5.14) and listed as exhibits thereto (the "Unity Contracts"). The Unity Contracts are valid and binding upon Unity, and to Unity's knowledge, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Enforceability Exception and neither Unity, nor to Unity's knowledge, any other party to any Unity Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the knowledge of Unity, no stockholder of Unity has received any payment in violation of law from any contracting party in connection with or as an inducement for causing Unity to enter into any Unity Contract.

    SECTION 5.6 LITIGATION. There is no (i) claim, action, suit or proceeding pending or, to Unity's knowledge, threatened against or directly relating to Unity before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Unity or any of its assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude Unity's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on Unity.

    SECTION 5.7 TAXES. Unity has duly filed with the appropriate governmental agencies all Tax Returns required to be filed by it other than Tax Returns which the failure to file would have no Material Adverse Effect on Unity. All such Tax Returns were, when filed, and to Unity's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Unity has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Unity is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to Unity's knowledge, no claim for assessment or collection of any Tax has been asserted against Unity that has not been paid. There are no Tax liens upon the assets of Unity (other than liens for taxes not yet due and payable). There is no valid basis, to Unity's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Unity by any governmental authority.

    SECTION 5.8 EMPLOYEE PLANS. Unity has no employee benefit plans as defined in Section 3(3) of ERISA nor any employment agreements.

    SECTION 5.9 NO VIOLATION OF LAW. Unity is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Unity. Unity has not received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Unity. Unity has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on Unity (collectively, the "Unity Permits"). Unity (a) has duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with the Unity Permits, and (b) is not in violation of the terms of any of the Unity Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on Unity. Section 5.9 of the Unity Disclosure Schedule contains a list of the Unity Permits.

    SECTION 5.10 PROPERTIES. Unity has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Unity Financial Statements (as defined in Section 5.13) or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). Unity has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against Unity, and, to the knowledge of Unity, the other parties thereto in accordance with its terms, subject to the Enforceability Exception. Neither Unity nor, to Unity's knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of Unity is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Unity, has any such condemnation, expropriation or taking been proposed. None of the material assets of Unity is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

    SECTION 5.11 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Unity for inclusion in the Registration Statement or the Joint Proxy Statement/Prospectus will, in the case of the Joint Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the meeting of the stockholders of Unity to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    SECTION 5.12 BUSINESS. Unity, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business. Unity has no employees.

    SECTION 5.13 FINANCIAL STATEMENTS. The financial statements of Unity (collectively, the "Unity Financial Statements") included in Unity's SEC Reports (as defined in Section 5.14) present fairly, in all material respects, the financial position and results of operations of Unity as of the respective dates, years and periods indicated, prepared in accordance with GAAP, applied on a consistent basis, and in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 thereunder (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material to Unity). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Unity as of the date of the most recent balance sheet comprising a portion of the Unity Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Unity Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of Unity, the value of which (in the reasonable judgment of Unity) is materially overstated in the Unity Financial Statements. Except as disclosed therein or as incurred in the ordinary course of business since October 31, 1998, Unity has no known material contingent liabilities (including liabilities for Taxes). Unity is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

    SECTION 5.14 UNITY'S SEC REPORTS. The Unity Common Stock has been registered under Section 12 of the Exchange Act on Form 8-A. Since its inception, Unity has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including but not limited to reports on Form 10-K and Form 10-Q, and Unity will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Closing Date (all such reports, registration statements and documents, including its Form 8-A, filed or to be filed with the SEC, including Unity's initial registration statement relating to the Unity Common Stock, Public Warrants, Private Warrants and the Representative's Unit Warrants, with the exception of the Registration Statement and the Joint Proxy Statement/Prospectus, are collectively referred to as "Unity's SEC Reports"). As of their respective dates, Unity's SEC Reports complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Unity has provided to the Company a true and complete copy of all of Unity's SEC Reports filed on or prior to the date hereof, and will promptly provide to the Company a true and complete copy of any such reports filed after the date hereof and prior to the Closing Date. Neither Unity nor any of its respective directors or officers is the subject of any investigation, inquiry or proceeding before the SEC or any state securities commission or administrative agency.

    SECTION 5.15 BULLETIN BOARD. Each of the Unity Common Stock, Class A Warrants and Class B Warrants are quoted on the Bulletin Board under the respective symbols "UFAC", "UFACW" and "UFACZ," and Unity is in compliance in all respects with all rules and regulations of the National Association of Securities Dealers, Inc. applicable to Unity and to the inclusion for quotation of such securities on the Bulletin Board.

    SECTION 5.16  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 5.16 of Unity Disclosure Schedule, since October 31, 1998 there has not been:

    (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Unity;

    (b) any material damage, destruction or loss of any material properties of Unity, whether or not covered by insurance;

    (c) any change in the manner in which the business of Unity has been conducted;

    (d) any material change in the treatment and protection of trade secrets or other confidential information of Unity; and

    (e) any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which Unity has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Unity.

    SECTION 5.17 BOOKS, RECORDS AND ACCOUNTS. Unity's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Unity, and the system of internal accounting controls of Unity is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    SECTION 5.18 BROKERS AND FINDERS. Unity has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

    SECTION 5.19 NO OMISSIONS OR UNTRUE STATEMENTS. To Unity's knowledge, no representation or warranty made by Unity to the Company in this Agreement, the Unity Disclosure Schedule or in any certificate of a Unity officer required to be delivered to the Company pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 6.1 CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. Each of Unity and the Company hereby covenants and agrees as follows, from and after the date of this Agreement and until the Effective Time, except as specifically consented to in writing by the other party or as set forth in Section 6.1 of the respective Disclosure Schedules:

    (a) It shall conduct its business in the ordinary and usual course of business and consistent with past practice;

    (b) It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or
(iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

    (c) Other than as set forth in Section 6.1(c) of the Company Disclosure Schedule, it shall not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, provided, however, that it (i) may issue shares upon exercise of outstanding options, warrants or stock purchase rights and (ii) in the case of the Company it may (w) grant options to acquire shares of Company Common Stock to both present and future employees under the Company Stock Option Plan, (x) offer and sell shares of Company Common Stock in one or more private transactions at a price of not less than $1.00 per share to an aggregate maximum of $4,175,000 and may issue warrants to acquire shares of Company Common Stock in customary amounts to placement agents who facilitate such sales, (y) issue shares of Company Common Stock as well as warrants to purchase shares of Company Common Stock to non-affiliated persons and entities for the purposes of purchasing or licensing technology which, in the reasonable judgment of the Company's Board of Directors, is necessary or desirable for the Company's growth and development, and (z) issue up to an aggregate maximum of 100,000 shares of Company Common Stock or options or warrants to acquire such shares to entities which currently provide services to the Company or to directors, officers, consultants or employees of such entities;

    (d) It shall not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take any action (either before or after the Effective Time) which would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, (iii) take or fail to take any action which action or failure to take action would cause it or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any material assets (except in the ordinary course of business) or businesses, (v) sell any material assets (except in the ordinary course of business) or businesses, or (vi) enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

    (e) It shall use reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

    (f) It shall confer on a regular basis with one or more representatives of the other to report on material operational matters and the general status of ongoing operations; and

    (g) It shall file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act.

    SECTION 6.2  NO SOLICITATION.

    (a) The Company agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, the Company shall not give authorization or permission to any of its directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving the Company, acquisition of all or any substantial portion of the assets or capital stock of the Company or of the assets of any division of the Company, or inquiries or proposals concerning or which may reasonably be expected to lead to any of the foregoing (a "Company Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than Unity or its affiliates) with respect to any Company Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction expressly contemplated by this Agreement, or contemplated to be a material part thereof. The Company shall advise Unity in writing of any BONA FIDE inquiries or proposals relating to any Company Acquisition Transaction within one business day following the Company's receipt of any such inquiry or proposal. The Company shall also promptly advise any person seeking a Company Acquisition Transaction that it is bound by the provisions of this Section.

    (b) Unity agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, Unity shall not give authorization or permission to any of its directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Unity, acquisition of all or any substantial portion of the assets or capital stock of Unity or of the assets of any division of Unity, or inquiries or proposals or which may reasonably be expected to lead to any of the foregoing (a "Unity Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than the Company or its affiliates) with respect to any Unity Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction expressly contemplated by this Agreement, or contemplated to be a material part thereof. Unity shall advise the Company in writing of any BONA FIDE inquiries or proposals relating to a Unity Acquisition Transaction, within one business day following Unity's receipt of any such inquiry or proposal. Unity shall also promptly advise any person seeking a Unity Acquisition Transaction that it is bound by the provisions of this Section.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    SECTION 7.1 ACCESS TO INFORMATION. Each of Unity and the Company shall afford to the other and the other's accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of it and, during such period, shall furnish promptly (a) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement or which may have a Material Adverse Effect on its business, properties or personnel and (b) such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that no investigation pursuant to this Section 7.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to Unity or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence, except that Unity and the Company, as applicable, may disclose such information as may be necessary in connection with seeking the Unity Required Statutory Approvals, the Unity Stockholders' Approval, the Company Required Statutory Approvals and the Company Stockholders' Approval. The Company shall promptly advise Unity, and Unity shall promptly advise the Company, in writing, of any change or the occurrence of any event after the date of this Agreement and prior to the Effective Time having, or which, insofar as can reasonably be foreseen, in the future would reasonably be expected to have, any Material Adverse Effect on the Company or Unity, as applicable.

    SECTION 7.2 REGISTRATION STATEMENT AND PROXY STATEMENT/ PROSPECTUS. Unity and the Company shall prepare and file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statement and Joint Proxy Statement/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Unity and the Company shall take any action required to be taken under applicable California "blue sky" or securities laws in connection with the issuance of Unity Common Stock. Unity and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement. The Registration Statement shall contain an updated prospectus covering the Public Warrants, the Private Warrants and the Representative's Unit Warrants and the like number of shares of Unity Common Stock issuable upon exercise thereof (the "Unity Underlying Stock"), as well as a resale prospectus covering all shares of Unity Common Stock that are beneficially owned by the current officers and directors of Unity and their respective affiliates (collectively, the "Unity Affiliates' Stock"). If the rules and regulations of the SEC shall not permit the utilization of the Registration Statement for this purpose, Unity and the Company shall prepare and file with the SEC contemporaneously with the filing of the Registration Statement and the Joint Proxy Statement/Prospectus a registration statement on Form S-1 covering the Public Warrants, the Private Warrants, the Representative's Unit Warrants, the Unity Underlying Stock and the Unity Affiliates' Stock (the "Companion Registration Statement"), and each covenants with the other to use all reasonable efforts to have the Companion Registration Statement declared effective by the SEC as promptly as practicable but in no event later than the expiration of forty (40) business days following the Effective Time. These covenants shall survive the Effective Time. Unity will pay all expenses of filing, printing and distributing the Registration Statement and the Joint Proxy Statement/ Prospectus.

    SECTION 7.3 STOCKHOLDERS' APPROVAL. The Company shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. The Company shall, through its Board of Directors, recommend to the holders of Company Common Stock approval of this Agreement and the transactions contemplated by this Agreement. Unity shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Unity Stockholders' Approval") of this Agreement and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. Unity shall, through its Board of Directors, recommend to the holders of Unity Common Stock approval of this Agreement and the transactions contemplated by this Agreement.

    SECTION 7.4 NASDAQ LISTING. Unity and the Company shall each use its best efforts to effect, at or before the Effective Time, authorization for listing of the shares of Unity Common Stock on the NASDAQ SmallCap Market or, if permissible, the NASDAQ National Market.

    SECTION 7.5 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the Required Statutory Approvals, the Company Stockholders' Approval and the Unity Stockholders' Approval; and provided that nothing in this Section 7.5 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

    SECTION 7.6 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby. Unity shall not issue any such press release or any other public statement with respect to this Agreement or the transactions contemplated hereby absent the prior written consent of the Company, except that such prior written consent shall not be required if, in the reasonable judgment of Unity based upon the advice of counsel, seeking and obtaining prior written consent would prevent the timely dissemination of such release or statement in violation of the Exchange Act, other applicable law, rule, regulation or policy of the Bulletin Board.

    SECTION 7.7 CORRECTIONS TO THE JOINT PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Prior to the Effective Time, each of the Company and Unity shall correct promptly any information provided by it to be used specifically in the Registration Statement, Joint Proxy Statement/Prospectus and, if applicable, Companion Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement, Joint Proxy Statement/Prospectus or Companion Registration Statement, as applicable, so as to correct the same and to cause appropriate dissemination thereof to the stockholders of the Company and/or stockholders of Unity, in each case to the extent required by applicable law.

    SECTION 7.8 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, and in any event immediately prior to the Effective Time, each of Unity and the Company shall promptly supplement or amend its Disclosure Schedule with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate. Notwithstanding the foregoing, if any such supplement or amendment discloses a Material Adverse Effect, the conditions to the other party's obligations to consummate the Merger set forth in Article VIII hereof shall be deemed not to have been satisfied.

                                  ARTICLE VIII

                                   CONDITIONS

    SECTION 8.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) The Company shall have obtained the Company Stockholders' Approval;

    (b) Unity shall have obtained the Unity Stockholders' Approval and the Amendment Approval;

    (c) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

    (d) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents or materially burdens the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

    (e) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States, which would prevent or materially burden the consummation of the Merger;

    (f) All consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby (including without limitation all Required Statutory Approvals) shall have been obtained and be in effect at the Effective Time without any material limitations or conditions; and

    (g) As of the Closing Date, all "blue sky" filings as may be required in order for the offer, issuance and sale of all of the shares of Unity Common Stock to be issued pursuant to Section 3.1 of this Agreement to be in full compliance with all applicable state securities laws and regulations shall have been made and shall be in effect and not subject to any suspension, revocation, or stop order, as may be required in order for the offer, issuance and sale of all such securities to be legally permitted under all such laws and regulations.

    SECTION 8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) Unity shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Unity contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects other than as modified) on and as of (i) the date made and (ii) the Closing Date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and the Company shall have received a certificate of the President and Chief Executive Officer of Unity to that effect;

    (b) The Company shall have received an opinion from Cooperman Levitt Winikoff Lester & Newman, P.C. ("Cooperman Levitt"), counsel to Unity, dated the Closing Date, substantially in the form set forth in Exhibit III hereto;

    (c) The Company shall have received "comfort" letters from Arthur Andersen LLP, independent public accountants for Unity, dated the date of the Joint Proxy Statement/Prospectus, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the Registration Statement in customary form;

    (d) The Company shall have received an opinion of Brobeck, Phleger & Harrison LLP ("Brobeck Phleger"), counsel to the Company, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

    (e) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to Unity, the likelihood of which was not previously disclosed to the Company by Unity in the Unity Disclosure Schedule or contemplated by this Agreement and Unity shall have engaged in no business activity since the date of its incorporation other than conducting a public offering of its securities and, thereafter, seeking to effect a merger or similar business combination with an operating business;

    (f) Unity shall have furnished to the Company such additional certificates and other customary closing documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 8.2;

    (g) At the Effective Time, Unity shall have at least an aggregate of $6,000,000 in cash or cash equivalents before giving effect to any payments required to be paid to Unity's stockholders exercising their rights, contained in Unity's Certificate of Incorporation, as amended, to requested conversion of their respective shares of Unity Common Stock into cash (the "Cash Out Option") should the Merger be consummated, but after giving effect to the payment or accrual on or prior to the Effective Time of all expenses incurred by Unity, including, but not limited to, the fees and expenses of Unity's attorneys and accountants, in connection with the transactions contemplated by this Agreement;

    (h) The holders of no greater than nineteen and 99/100 percent (19.99%) in the aggregate in interest of Unity Common Stock shall exercise the Cash Out Option;

    (i) The holders of no greater than ten percent (10%) in the aggregate in interest of Unity Common Stock shall have perfected their statutory dissenters' rights with respect to the Merger and have Dissenters' Stock;

    (j) At Closing, the Unity Baseline Capitalization, the number of Unity Options and the respective numbers of Public Warrants, Private Warrants and Representative's Unit Warrants (collectively "Unity Derivatives") shall be unchanged (other than to reflect issuances, if any, of Unity Common Stock upon exercises prior to the Effective Time of Unity Derivatives) from that set forth in Section 5.2;

    (k) The Company shall have received a letter agreement signed by each officer, director and principal stockholder of Unity and their respective Affiliates (as such term is defined in Rule 501, promulgated under the Securities Act) (collectively, the "Unity Principals") in substantially the form attached as Schedule 8.2(k) hereto ("Lock-Up Agreements");

    (l) The Company shall have received written resignations from each of Unity's officers and directors (except that Lawrence Burstein shall resign only as an officer of Unity), which resignations, by their respective terms, shall become effective immediately prior to the Effective Time;

    (m) The Company shall have received a copy of a Voting Agreement in substantially the form attached hereto as Schedule 8.2(m) (the "Voting Agreement") signed by each of the Unity Principals;

    (n) Unity shall have conducted the operation of its business in material compliance with all applicable laws, rules and regulations, whether Federal, state or local in their nature, and all approvals required of Unity under applicable law to enable Unity to perform its obligations under this Agreement shall have been obtained; and

    (o) All corporate proceedings of Unity in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to the Company by or on behalf of Unity pursuant to this Agreement shall be reasonably satisfactory to the Company and its counsel.

    SECTION 8.3  CONDITIONS TO OBLIGATIONS OF UNITY TO EFFECT THE
MERGER. Unless waived by Unity, the obligations of Unity to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

    (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are themselves limited by a reference to materiality, which shall be true and correct in all respects, other than as modified) on and as of (i) the date made and (ii) the Closing Date (in each case except in the case of representations and warranties expressly made solely with reference to a particular date which shall be true and correct in all material respects as of such date); and Unity shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect;

    (b) Unity shall have received an opinion from Brobeck Phleger, dated the Closing Date, substantially in the form set forth in Exhibit IV hereto;

    (c) Unity shall have received "comfort" letters from BDO Seidman, LLP, independent certified public accountants for the Company, dated the date of the Joint Proxy Statement/Prospectus, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to Unity) with respect to certain financial statements and other financial information included in the Registration Statement in customary form;

    (d) Unity shall have received an opinion of Cooperman Levitt, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

    (e) At Closing, the Company's Baseline Capitalization shall be unchanged (other than to reflect issuances, if any, of Company Contingent Stock upon exercises and/or conversions prior to the Effective Time of Company Derivatives) and the number of shares of Contingent Company Stock shall be no greater, respectively, than as set forth in Section 4.2. Notwithstanding the foregoing, (i) the Company may grant options to acquire shares of Company Common Stock to both present and future employees under the Company Stock Option Plan, (ii) the Company may offer and sell shares of Company Common Stock in one or more private transactions at a price of not less than $1.00 per share to an aggregate maximum of $4,175,000 and may issue warrants to acquire shares of Company Common Stock in customary amounts to placement agents who facilitate such sales, (iii) the Company may issue shares of Company Common Stock as well as warrants to purchase shares of Company Common Stock to non-affiliated persons and entities for the purposes of purchasing or licensing technology which, in the reasonable judgment of the Company's Board of Directors, is necessary or desirable for the Company's growth and development, (iv) the Company may issue up to an aggregate maximum of 100,000 shares of Company Common Stock to entities which currently provide services to the Company for future services, and (v) the Company may issue Company

       Common Stock and/or options or rights to acquire Company Common Stock and/or warrants to acquire shares of Company Common Stock in satisfaction of the preemptive rights described in Section 4.2(c);

    (f) The Company shall have furnished to Unity such additional certificates and other customary closing documents as Unity may have reasonably requested as to any of the conditions set forth in this Section 8.3;

    (g) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to the Company, the likelihood of which was not previously disclosed to Unity by the Company;

    (h) Unity shall have received Lock-Up Agreements from each officer, director and principal stockholder of the Company and their respective Affiliates (collectively, the "Company Principals") in substantially the form attached as Schedule 8.3(h) hereto;

    (i) The Company shall have furnished to Unity evidence, reasonably satisfactory to Unity, that each of the purchasers of Common Stock pursuant to that certain Private Placement Memorandum, dated September 2, 1998, as supplemented, between the Company and Spencer Trask Securities Incorporated has executed, or shall be deemed to have executed Lock-Up Agreements upon substantially identical terms as those contemplated to be executed by each of the Company Principals pursuant to subparagraph (h) of this Section 8.3;

    (j) The holders of no greater than ten percent (10%) in the aggregate in interest of Company Common Stock shall have perfected their statutory dissenters' rights with respect to the Merger and have Dissenters' Stock;

    (k) Unity shall have received a copy of the Voting Agreement signed by each of the Company Principals; and

    (l) All corporate proceedings of the Company in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates and other documents delivered to Unity by or on behalf of the Company pursuant to this Agreement shall be in substantially the form called for hereunder or otherwise reasonably satisfactory to Unity and its counsel.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company and/or Unity:

    (a) by mutual consent in writing of Unity and the Company;

    (b) unilaterally upon written notice by Unity to the Company upon the occurrence of a Material Adverse Effect with respect to the Company, the likelihood of which was not previously disclosed to Unity in writing by the Company prior to the date of this Agreement;

    (c) unilaterally upon written notice by the Company to Unity upon the occurrence of a Material Adverse Effect with respect to Unity, the likelihood of which was not previously disclosed to the Company in writing by Unity prior to the date of this Agreement;

    (d) unilaterally upon written notice by Unity to the Company in the event of the Company's material breach of any material representation or warranty of the Company contained in this Agreement (unless such breach shall have been cured by the Company within ten (10) days after the giving of such notice by Unity), or the Company's willful failure to comply with or satisfy any material covenant or condition of the Company contained in this Agreement, or if the Company fails to obtain the Company Stockholders' Approval;

    (e) unilaterally upon written notice by the Company to Unity in the event of Unity's material breach of any material representation or warranty contained in this Agreement (unless such breach shall have been cured by Unity within ten (10) days after the giving of such notice by the Company), or Unity's willful failure to comply with or satisfy any material covenant or condition of Unity contained in this Agreement, or if Unity fails to obtain the Unity Stockholders' Approval; or

    (f) unilaterally upon written notice by either Unity or the Company to the other if the Merger is not consummated for any reason not specified or referred to in the preceding provisions of this Section 9.1 by the close of business on June 30, 1999.

    SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Unity or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either the Company or Unity (except as set forth in the penultimate sentence of Section 7.1 (with respect to confidential and non-public information) and Section 9.5, which shall survive such termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

    SECTION 9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

    SECTION 9.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    SECTION 9.5 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as otherwise specifically provided for herein.

                                   ARTICLE X
                               GENERAL PROVISIONS

    SECTION 10.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, obligations, agreements and promises of the parties contained in this Agreement and in any schedule, certificate or other document delivered pursuant to this Agreement, other than those that by their terms are to be performed or otherwise are to apply after the Effective Time, shall terminate as of, and shall not survive, the Effective Time.

    SECTION 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (effective upon delivery), mailed by registered or certified mail (return receipt requested) (effective three business days after mailing), sent by a reputable overnight courier service for next business day delivery (effective the next business day) or sent via facsimile (effective upon receipt of the telecopy in complete, readable form) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to Unity to:

       Unity First Acquisition Corp.
       245 Fifth Avenue
       New York, New York 10016
       Attention: President
       FAX: (212) 582-3293
       with a copy to:
       Cooperman Levitt Winikoff Lester & Newman, P.C.
       800 Third Avenue
       New York, New York 10022
       Attention: Ira I. Roxland, Esq.
       FAX: (212) 755-2839

    (b) If to the Company, to:

       GraphOn Corporation
       150 Harrison Avenue
       Campbell, California 95008
       Attention: President
       FAX: (408) 370-5037

       with a copy to:
       Brobeck, Phleger & Harrison LLP
       Two Embarcadero Place
       2200 Geng Road
       Palo Alto, California 94303
       Attention: Curtis L. Mo, Esq. and
                Michael F. Cyran, Esq.
                FAX: (650) 496-2885

    SECTION 10.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including without limitation that certain letter of intent dated December 10, 1998 between Unity and the Company);(ii) shall not be assigned by contract, operation of law or otherwise, and any attempt to do so shall be void; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

    SECTION 10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one fully executed original.

    SECTION 10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 10.7 CAPTIONS. The captions of sections and subsections of this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

    IN WITNESS WHEREOF, Unity and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                             UNITY FIRST ACQUISITION CORP.

                                             By:        /s/ LAWRENCE BURSTEIN
                                                        ------------------------------------------
                                                        Name: Lawrence Burstein
                                                        Title: President

                                             GRAPHON CORPORATION

                                             By:        /s/ WALTER KELLER
                                                        ------------------------------------------
                                                        Name: Walter Keller
                                                        Title: President

                                   AMENDMENT

    The undersigned, by their execution of this instrument as of June 1, 1999, hereby amend the Agreement and Plan of Merger and Reorganization dated as of February 1, 1999 (the "Original Agreement") between Unity First Acquisition Corp. and GraphOn Corporation as set forth below:

    1. Clause (b) of Section 1.2(b) of the Original Agreement is amended by replacing the phrase "an Agreement of Merger, in the form set forth as
       Exhibit II" with the phrase "Certificate of Merger in the form set forth as Exhibit I".

    2. Section 2.1 of the Original Agreement is hereby amended by replacing the phrase "Certificate of Incorporation of Unity as in effect immediately prior to the Effective Time" with the phrase "Amended and Restated Certificate of Incorporation of Unity in the form set forth as Exhibit II hereto."

    3. Section 2.2 of the Original Agreement is hereby amended by replacing the phrase "By-laws of Unity" with the phrase "By-laws of Unity as amended and".

    4. Section 9.1(f) of the Original Agreement is hereby amended by replacing the date "June 30, 1999" with the date "July 31, 1999".

    5.  Exhibit II to the Original Agreement is hereby deleted and replaced with
       Exhibit II annexed hereto.

    The Original Agreement, as amended hereby, is ratified and confirmed and shall remain in full force and effect.

UNITY FIRST ACQUISITION CORP.                  GRAPHON CORPORATION

By: /s/ LAWRENCE BURSTEIN                      By: /s/ WALTER KELLER
   ---------------------                       ---------------------
   Name: Lawrence Burstein                     Name: Walter Keller
   Title: President                            Title: President

                                                                       EXHIBIT C

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         UNITY FIRST ACQUISITION CORP.

    The undersigned, Walter Keller and Thomas A. Bevilacqua, hereby certify that:

    ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

    TWO: The Certificate of Incorporation of said corporation was originally filed in the Office of the Secretary of State of the State of Delaware on May 30, 1997 and the Restated Certificate of Incorporation of said corporation was
originally filed in such office on             .

    THREE: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                   ARTICLE I

    The name of this corporation is GraphOn Corporation (the "Corporation").

                                   ARTICLE II

    The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent at such address is the Corporation Service Company.

                                  ARTICLE III

    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV

    The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is Fifty Million (50,000,000). Forty Five Million (45,000,000) shares shall be Common Stock, par value $0.0001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.01 per share.

    The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. In addition, the Bylaws may be amended by the affirmative vote of holders of at least 66 2/3% of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                                   ARTICLE VI

    The number of directors of the Corporation shall be determined by resolution of the Board of Directors.

    Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of this Corporation.

    At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the GCL.

    The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by a resolution of the Board of Directors. At the first annual meeting of stockholders following the adoption of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the closing of the initial public offering of the Corporation's Common Stock, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders following the initial public offering of the Corporation's Common Stock, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is hereafter changed, each director then serving as such shall nevertheless continue as a director of the Class of which he is a member until the expiration of his current term and any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

    Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been duly elected and qualified. A director may be removed from office by the affirmative vote of the holders of 66 2/3% of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                                  ARTICLE VII

    Stockholders of the Corporation shall take action by meetings held pursuant to this Amended and Restated Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may be called only by the Board of Directors of the Corporation or by the holders of at least 50% of the outstanding shares of capital stock of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE VIII

    To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

    No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty or loyalty to the Corporation or its stockholders, (2) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

    Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the GCL. The rights to indemnification and advancement of expenses conferred by this Article VIII shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the GCL, as amended and in effect from time to time.

    If a claim under this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the GCL.

    If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article VIII shall be broadened to the fullest extent permitted by the GCL, as so amended.

                                   ARTICLE IX

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles V, VI, VII, VIII and IX of this Amended and Restated Certificate of Incorporation may not be repealed or amended in any respect without the affirmative vote of holders at least 66 2/3% of the outstanding voting stock of the Corporation entitled to vote at election of directors.

    FOUR: The foregoing amendment and restatement has been duly adopted by the Corporation's Board of Directors in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    FIFTH: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned have executed this certificate on , 1999.

                                  -------------------------
                                  Walter Keller
                                  President
                                  -------------------------
                                  Thomas A. Bevilacqua
                                  Secretary

                                                                       EXHIBIT D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
                          SECTION 262 APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all of the shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
       (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                       EXHIBIT E

            SECTIONS 1300 - 1312 OF THE CALIFORNIA CORPORATIONS CODE

SECTION 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in SUBPARAGRAPH (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in SUBPARAGRAPH (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that *** SUBPARAGRAPH (A) rather than *** SUBPARAGRAPH (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. SUBMISSION OF SHARES CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (A) IF THE SHARES ARE CERTIFICATED SECURITIES, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed OR (B) IF THE SHARES ARE UNCERTIFICATED SECURITIES, WRITTEN NOTICE OF THE NUMBER OF SHARES WHICH THE SHAREHOLDER DEMANDS THAT THE CORPORATION PURCHASE. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGEMENT; PAYMENT; APPEAL; COSTS

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS ON DISSENTING SHARES

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF RIGHTS TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS.

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article SIXTH of the Restated Certificate of Incorporation of Unity First Acquisition Corp. (the "registrant") provides with respect to the indemnification of directors and officers that the registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the registrant the power to indemnify. Article SIXTH of the Restated Certificate of Incorporation of the registrant also provides that no director shall be liable to the registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the registrant's directors to the registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware General Corporation Law, as amended from time to time.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

    (a) Exhibits


  EXHIBIT
  NUMBER     DESCRIPTION OF EXHIBIT
-----------  -------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger and Reorganization dated as of February 1, 1999, between Registrant and
             GraphOn Corporation (included as Exhibit B to the joint proxy statement/ prospectus which forms a part of this Registration Statement (the "Prospectus"))

       3.1   Restated Certificate of Incorporation of Registrant(1)

       3.2   Bylaws of Registrant(1)

       3.3   Second Amended and Restated Articles of Incorporation of GraphOn(2)

       3.4   Amended and Restated Bylaws of GraphOn(2)

       3.5   Amended and Restated Certificate of Incorporation of Registrant (included as Exhibit C to the
             Prospectus)

       3.6   Amended and Restated Bylaws of Registrant(3)

       4.1   Form of certificate evidencing shares of common stock of Registrant(1)

       4.2   Form of certificate evidencing Class A Redeemable Warrants of Registrant(1)

       4.3   Form of certificate evidencing Class B Redeemable Warrants of Registrant(1)

       4.4   Form of proposed certificate evidencing shares of common stock of Registrant upon consummation of the merger.(3)

       4.5   Warrant Agreement dated November 12, 1996 between Registrant and GKN Securities Corp. and Gaines,
             Berland, Inc.(1)

       4.6   Redeemable Warrant Agreement dated November 12, 1996 between Registrant and American Stock Transfer &
             Trust Company(1)

       4.7   Registration Rights Agreement dated October 28, 1998 between GraphOn, Spencer Trask Investors, Walter
             Keller and the investors purchasing units in GraphOn's private placement (2)

       4.8   Amendment to Registration Rights Agreement(3)

       5.1   Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.(3)

  EXHIBIT
  NUMBER     DESCRIPTION OF EXHIBIT
-----------  -------------------------------------------------------------------------------------------------------
       8.1   Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. with respect to certain Federal income tax aspects attendant to the merger(3)

       8.2   Opinion of Brobeck, Phleger & Harrison LLP with respect to certain Federal income tax aspects attendant to the merger(3)

      10.1   1996 Stock Option Plan of Registrant(1)

      10.2   1998 Stock Option/Stock Issuance Plan of GraphOn(2)

      10.3   Placement Agency Agreement by and between GraphOn and Spencer Trask Securities, Inc., dated as of
             September 2, 1998(2)

      10.4   Asset Purchase Agreement by and among GraphOn, Corel Corporation, Corel Corporation Limited and Corel,
             Inc. (collectively, "Corel"), dated as of December 18, 1998(2)

      10.5   Securities Purchase Agreement by and among GraphOn and Corel, dated as of December 18, 1998(2)

      10.6   Standard Industrial Lease between GraphOn and Mildred K. Dibona, dated April 14, 1995, as amended on
             October 2, 1998(3)

      10.7   Hidden Valley Office Park Lease Agreement between GraphOn and ASA Properties, Inc., dated June 5,
             1998(2)

      10.8   Lease Agreement between Corel Inc. and CML Realty Corp., dated September, 1998 and assumed by GraphOn on December 31, 1998(2)

      23.1   Consent of Arthur Andersen LLP(4)

      23.2   Consent of BDO Seidman, LLP(4)

      23.3   Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (included in Exhibits 5.1 and 8.1)

      23.4   Consent of Richards, Layton & Finger, P.A.(3)

      23.5   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 8.2)

      23.6   Consent of Walter Keller(3)

      23.7   Consent of Thomas A. Bevilaqua(3)

      23.8   Consent of Eric Kim(3)

      23.9   Consent of Robert Dilworth(3)

     23.10   Consent of August P. Klein(3)

     23.11   Consent of Michael O'Reilly(3)

      24.1   Power of Attorney (included on the Signature Page of Part II of this Registration Statement) (2)

      99.1   Form of Proxy of Registrant(3)

      99.2   Form of Proxy of GraphOn(3)

      99.3   Opinion of Richards, Layton & Finger, P.A.(3)


------------------------

(1) Incorporated by reference from Unity's Form S-1, file number 333-11165, filed with the SEC on August 30, 1996.

(2) Incorporated by reference from Unity's Form S-4, file number 333-76333, filed with the SEC on April 15, 1999.


(3) Heretofore filed with Amendment No. 1 to this Registration Statement.



(4) Filed herewith.

    (b) Financial Statement Schedules

        All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or not applicable, and therefore have been omitted.

    (c) Item 4(b) Information--Not Applicable

ITEM 22. UNDERTAKINGS.

    (a) Registrant hereby undertakes as follows:

        (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

        (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (c) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and GraphOn being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of June, 1999.


                                UNITY FIRST ACQUISITION CORP.

                                BY:       /S/ LAWRENCE BURSTEIN, PRESIDENT
                                     -----------------------------------------
                                            Lawrence Burstein, President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                President and Director
    /s/ LAWRENCE BURSTEIN         (Principal Executive,
------------------------------    Financial and Accounting      June 14, 1999
      Lawrence Burstein           Officer)
              *                 Secretary and Director
------------------------------                                  June 14, 1999
         Norman Leben
              *                 Director
------------------------------                                  June 14, 1999
         John Cattier
              *                 Director
------------------------------                                  June 14, 1999
        Barry Ridings



------------------------

* Lawrence Burstein, pursuant to Powers of Attorney (executed by each of the officers and directors listed above), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

                                                  /s/ LAWRENCE BURSTEIN

                                          --------------------------------------
                                                    Lawrence Burstein

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